                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 3)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          FISHER BUSINESS SYSTEMS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                  NOT APPLICABLE
      -------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[x]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1)   Title of each class of securities to which transaction applies:
          Common Stock

     2)   Aggregate number of securities to which transaction applies:

               AUBIS Hospitality Systems, Inc. - 1,126 shares of Common Stock AUBIS Systems Integration, Inc. - 14,288 shares of Common Stock HALIS Software, Inc. - 1,000 shares of Common Stock
               Advanced Custom Computer Solutions, Inc. - 500 shares of Common
                  Stock

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

               AUBIS Hospitality Systems, Inc. - $375/(1)/
               AUBIS Systems Integration, Inc. - $33,596/(2)/
               HALIS Software, Inc. - $15,015/(3)/
               Advanced Custom Computer Solutions, Inc. - $167/(4)/

     4)   Proposed maximum aggregate value of transactions:  $49,153

     5)   Total fee paid:  $125

[x]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:_____________________________________________

     2)   Form, Schedule or Registration Statement No.:_______________________

     3)   Filing Party:_______________________________________________________

     4)   Date  Filed:________________________________________________________


____________________

/(1)/ Represents one-third of the par value of outstanding securities at December 31, 1995. There is no market for these securities and the issuer has an accumulated deficit.

/(2)/ Represents one-third of the stated value of outstanding securities at December 31, 1995. There is no market for these securities and the issuer has an accumulated deficit.

/(3)/ Represents the total stockholder's equity of the issuer. There is no market for these securities.

/(4)/ Represents one-third of the stated value of outstanding securities at June 30, 1996. There is no market for these securities and the issuer has an accumulated deficit.

                         FISHER BUSINESS SYSTEMS, INC.
                        1950 SPECTRUM CIRCLE, SUITE 400
                            MARIETTA, GEORGIA  30067



                                                                November 4, 1996


     Dear Stockholder:

          You are cordially invited to attend an Annual Meeting of Stockholders (the "Annual Meeting") of Fisher Business Systems, Inc. ("Fisher") to be held on Monday, November 18, 1996 at the offices of Smith, Gambrell & Russell, 3343 Peachtree Road, N.E., Suite 1800, Atlanta, Georgia 30326, commencing at 9:00 a.m. local time. At this important meeting you will be asked to consider and vote upon a proposal to amend Fisher's Articles of Incorporation to increase the number of authorized shares of Fisher Common Stock from 10,000,000 shares to 100,000,000 shares (the "Common Stock Amendment"). Fisher intends to use the additional authorized shares to embark upon a strategy of strategic acquisitions to position Fisher to be a leading information technology company in the healthcare industry.

          In furtherance of this strategy, Fisher has entered into an Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of December 13, 1995 and amended and restated as of March 29, 1996 and as further amended on September 27, 1996 (the "AUBIS Agreement"), among Fisher and AUBIS, L.L.C. ("AUBIS") and its affiliates, providing for the acquisition by Fisher of two wholly-owned subsidiaries of AUBIS, AUBIS Hospitality Systems, Inc. ("AHS") and AUBIS Systems Integration, Inc. ("ASI") (such transaction referred to herein as the "AUBIS Transaction"). In addition, Fisher has entered into a Stock Purchase Agreement, dated as of March 29, 1996 and amended as of September 27, 1996 (the "HALIS Agreement"), between Fisher and HALIS, L.L.C. ("HALIS") and its affiliates, providing for the acquisition by Fisher of HALIS Software, Inc. ("HSI"), a wholly-owned subsidiary of HALIS (such transaction referred to herein as the "HALIS Transaction"). Fisher has also entered into an Agreement and Plan of Merger and Reorganization, dated as of May 23, 1996 and amended as of September 11, 1996 and as further amended on October 31, 1996, to acquire Advanced Custom Computer Solutions, Inc. ("ACCS") (such transaction referred to herein as the "ACCS Transaction"). The AUBIS, HALIS and ACCS Transactions are collectively referred to herein as the "Transactions." Upon consummation of the Transactions, AHS, ASI, HSI and ACCS will be wholly-owned subsidiaries of Fisher and Fisher's corporate name will be changed to HALIS, Inc.

          Under the terms of the AUBIS, HALIS and ACCS Agreements, an aggregate of 15,750,000 shares of Fisher Common Stock will be issued by Fisher. As a result, upon consummation of the Transactions, AUBIS, HALIS and the shareholders of ACCS will own approximately 43%, 22% and 3%, respectively, of the shares of Fisher Common Stock to be outstanding after consummation of these transactions. Paul W. Harrison, who will serve as Chairman of the Board and Chief Executive Officer of Fisher upon consummation of the Transactions, beneficially owns and/or has the power to vote (by virtue of his position as the managing member of AUBIS and HALIS) all 15,000,000 shares of Fisher Common Stock to be issued in the AUBIS and HALIS Transactions and will, after consummation of the Transactions, have effective control of Fisher.

          Based on the average of the closing bid and ask price of Fisher Common Stock as of October 30, 1996 ($2.03 per share) and the number of shares of Fisher Common Stock proposed to be issued in connection with the Transactions, the value of the AUBIS, HALIS and ACCS Transactions is approximately $20.3 million, $10.15 million and $1.52 million, respectively. On that date, approximately 61% of the outstanding shares of Fisher Common Stock was held by nonaffiliates of Fisher. Upon consummation of the Transactions, such nonaffiliates will own approximately 20% of the outstanding shares of Fisher Common Stock.

          Although the consummation of each Transaction is subject to approval of the Common Stock Amendment proposal by the shareholders of Fisher, shareholder approval of the Transactions is not otherwise required under Georgia law. Given the relative size of the Transactions and their impact on the future business and strategic direction of Fisher, however, the Board of Directors of Fisher is seeking ratification of the Transactions by Fisher's shareholders at the Annual Meeting. Shareholder ratification of the AUBIS and HALIS Transactions is a condition precedent to the obligation of the parties to consummate each of these Transactions. If shareholder ratification of these Transactions is not obtained, however, this condition to closing will likely be waived by the parties. Consequently, if the Common Stock Amendment is approved, but shareholder ratification of the Transactions is not obtained, the parties will likely elect to consummate the Transactions if all other conditions are met or waived.

          Upon consummation of the Transactions, Fisher will be a technology company that manufactures application software and delivers systems integration services to the healthcare market. Fisher's mission is to be the leading healthcare information systems company in delivering integrated software applications and support services to the healthcare industry.

          At the Annual Meeting, you will also be asked to elect directors of Fisher for the ensuing year and to approve the 1996 Stock Option Plan of Fisher.

          Enclosed is the (i) Notice of Annual Meeting, (ii) Proxy Statement and
     (iii) proxy for the Annual Meeting. Please review carefully the Proxy Statement which describes in more detail the matters to be acted upon at the Annual Meeting, including the Common Stock Amendment proposal and the proposal to ratify the Transactions.

          FISHER'S BOARD OF DIRECTORS BELIEVES THE PROPOSALS ARE IN THE BEST INTERESTS OF FISHER'S STOCKHOLDERS, HAS UNANIMOUSLY APPROVED EACH OF THE PROPOSALS AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSALS.

          YOUR VOTE IS IMPORTANT! The affirmative vote of the holders of a majority of the outstanding shares of Fisher Common Stock is necessary to approve the Common Stock Amendment proposal and the proposal to ratify the Transactions, while the affirmative vote of the holders of a majority of the shares of Fisher Common Stock present and voting at the Annual Meeting is necessary to elect each of the directors and to approve the 1996 Stock Option Plan. As of the date hereof, Fisher's directors and executive officers have indicated that they intend to vote their shares for each proposal. These persons beneficially own approximately 39% of Fisher's outstanding shares. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy and return it in the enclosed postage prepaid envelope. If you attend the meeting, you may vote in person if you wish, even though you previously have returned your proxy card. Your prompt action will be greatly appreciated.

                                    Very truly yours,

                                    /s/ Larry Fisher
                                    --------------------------
                                    LARRY FISHER
                                    Chairman of the Board

                         FISHER BUSINESS SYSTEMS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 18, 1996

To the Stockholders of
Fisher Business Systems, Inc.

      Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Fisher Business Systems, Inc. ("Fisher"), will be held at the offices of Smith, Gambrell & Russell, 3343 Peachtree Road, N.E., Suite 1800, Atlanta, Georgia 30326 on Monday, November 18, 1996, at 9:00 a.m., local time, for the following purposes:

          (1) To approve an amendment to the Articles of Incorporation of Fisher to increase the number of authorized shares of Common Stock from 10,000,000 shares to 100,000,000 shares (the "Common Stock Amendment");

          (2) To consider and vote upon a proposal to ratify:

              (a) the merger of AUBIS Hospitality Systems, Inc. and AUBIS Systems Integration, Inc. (collectively, the "AUBIS Subsidiaries"), each a wholly-owned subsidiary of AUBIS, L.L.C. ("AUBIS"), with and into two wholly-owned subsidiaries of Fisher (the "Fisher Subsidiaries") and the Amended and Restated Agreement and Plan of Merger and Reorganization, dated December 13, 1995 and amended and restated as of March 29, 1996 and as further amended on September 27, 1996 (the "AUBIS Agreement"), among AUBIS, the AUBIS Subsidiaries, certain affiliates of AUBIS, Fisher and the Fisher Subsidiaries, pursuant to which the AUBIS Subsidiaries will be merged into the Fisher Subsidiaries, and in which AUBIS will receive 10,000,000 shares of Fisher Common Stock (the "AUBIS Transaction");

              (b) the acquisition of HALIS Software, Inc. ("HSI"), a wholly-owned subsidiary of HALIS, L.L.C. ("HALIS"), and the Stock Purchase Agreement, dated March 29, 1996 and amended as of September 27, 1996 (the "HALIS Agreement"), between Fisher and HALIS and its affiliates, pursuant to which HSI will become a wholly-owned subsidiary of Fisher, and in which HALIS will receive 5,000,000 shares of Fisher Common Stock (the "HALIS Transaction"); and

              (c) the merger of Advanced Custom Computer Solutions, Inc. ("ACCS") with and into ACC Acquisition Co., a wholly-owned subsidiary of Fisher, and the Agreement and Plan of Merger and Reorganization, dated May 23, 1996 and amended as of September 11, 1996 and as further amended on October 31, 1996, (the "ACCS Agreement"), among ACCS, certain affiliates of ACCS, Fisher and ACC Acquisition Co., pursuant to which ACCS will be merged into ACC Acquisition Co. and in which the shareholders of ACCS will receive 750,000 shares of Fisher Common Stock (the "ACCS Transaction");

          (3) To elect four (4) directors to constitute the Board of Directors of Fisher, to serve for a term of one year and until their successors are elected and qualified;

          (4) To approve the adoption of the 1996 Stock Option Plan of Fisher;
     and

          (5) To transact such other business incidental to the conduct of the Annual Meeting as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Although the consummation of each Transaction is subject to approval of the Common Stock Amendment by the shareholders of Fisher, shareholder approval of these transactions is not otherwise required under Georgia law. Given the relative size of the Transactions and their impact on the future business of Fisher, however, the Board of Directors of Fisher is seeking ratification of the Transactions by Fisher's shareholders at the Annual Meeting. Shareholder ratification of the AUBIS and HALIS Transactions is a condition precedent to the obligation of the parties to consummate each of these Transactions. If shareholder ratification of these Transactions is not obtained, however, this condition to closing will likely be waived by the parties. Consequently, if the Common Stock Amendment is approved, but shareholder ratification of the Transactions is not obtained, the parties will likely elect to consummate the Transactions if all other conditions are met or waived.

     No independent financial advisor has been or will be retained by Fisher to evaluate the fairness of the Transactions to the stockholders of Fisher from a financial point of view.

     The AUBIS, HALIS and ACCS Agreements are more completely described in the accompanying Proxy Statement. A copy of the AUBIS, HALIS and ACCS Agreements are attached as Appendix A, B and C, respectively, to the accompanying Proxy Statement.

     Only holders of record of Fisher Common Stock, as indicated on the stock transfer books of Fisher at the close of business on October 15, 1996, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF FISHER COMMON STOCK IS REQUIRED FOR APPROVAL OF THE COMMON STOCK AMENDMENT AND THE PROPOSAL TO RATIFY THE AUBIS, HALIS AND ACCS TRANSACTIONS, WHILE THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF FISHER COMMON STOCK PRESENT AND VOTING AT THE ANNUAL MEETING IS NECESSARY TO ELECT DIRECTORS AND TO APPROVE THE 1996 STOCK OPTION PLAN. As of the date hereof, Fisher's directors and executive officers have indicated that they intend to vote their shares for each proposal. These persons beneficially own approximately 39% of Fisher's outstanding shares of Common Stock.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE SECRETARY OF FISHER A WRITTEN REVOCATION BEARING A LATER DATE, OR BY ATTENDING AND VOTING AT THE ANNUAL MEETING.

                               By Order of the Board of Directors

                               /s/ Larry Fisher
                               ----------------------
                               LARRY FISHER
                               Chairman of the Board

Atlanta, Georgia
November 4, 1996

         +------------------------------------------------------------+
         | WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE | | COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD. |
         +------------------------------------------------------------+

                         FISHER BUSINESS SYSTEMS, INC.

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 18, 1996

          Fisher Business Systems, Inc., a Georgia corporation ("Fisher"), is furnishing this Proxy Statement to its stockholders in connection with the solicitation of proxies by the Board of Directors of Fisher for use at its Annual Meeting of Stockholders to be held at 9:00 a.m. on November 18, 1996 at the offices of Smith, Gambrell & Russell, 3343 Peachtree Road, N.E., Suite 1800, Atlanta, Georgia 30326, and at any adjournments or postponements thereof (the "Annual Meeting").

          At the Annual Meeting, Fisher stockholders will consider and vote upon a proposal to amend Fisher's Articles of Incorporation to increase the number of authorized shares of Fisher Common Stock from 10,000,000 shares
     to 100,000,000 shares (the "Common Stock Amendment").   Fisher intends to
     use the additional authorized shares to embark upon a strategy of strategic acquisitions to position Fisher to be a leading information technology company in the healthcare industry. In furtherance of this strategy, Fisher has agreed to merge AUBIS Hospitality Systems, Inc. ("AHS") and AUBIS Systems Integration, Inc. ("ASI") (collectively, the "AUBIS Subsidiaries"), each a wholly-owned subsidiary of AUBIS, L.L.C. ("AUBIS"), with and into two wholly-owned subsidiaries of Fisher (the "Fisher Subsidiaries"), pursuant to the Amended and Restated Agreement and Plan of Merger and Reorganization, dated December 13, 1995 and amended and restated as of March 29, 1996 and as further amended on September 27, 1996 (the "AUBIS Agreement"), among AUBIS, the AUBIS Subsidiaries, certain affiliates of AUBIS, Fisher and the Fisher Subsidiaries, in which AUBIS will receive 10,000,000 shares of Fisher Common Stock (such transaction referred to herein as the "AUBIS Transaction"). In addition, Fisher has entered into a Stock Purchase Agreement, dated as of March 29, 1996 and amended as of September 27, 1996 (the "HALIS Agreement"), between Fisher and HALIS, L.L.C. ("HALIS") and its affiliates, providing for the acquisition by Fisher of HALIS Software, Inc. ("HSI"), a wholly-owned subsidiary of HALIS, in which HALIS will receive 5,000,000 shares of Fisher Common Stock (such transaction referred to herein as the "HALIS Transaction"). Fisher has also entered into an Agreement and Plan of Merger and Reorganization, dated as of May 23, 1996 and amended as of September 11, 1996 and as further amended on October 31, 1996, to acquire Advanced Custom Computer Solutions, Inc. ("ACCS") in exchange for 750,000 shares of Fisher Common Stock (such transaction referred to herein as the "ACCS Transaction"). The AUBIS, HALIS and ACCS Transactions are collectively referred to herein as the "Transactions." Upon consummation of the Transactions, AHS, ASI, HSI and ACCS will be wholly-owned subsidiaries of Fisher and Fisher's corporate name will be changed to HALIS, Inc.

          Under the terms of the AUBIS, HALIS and ACCS Agreements, an aggregate of up to 15,750,000 shares of Fisher Common Stock will be issued. As a result, upon consummation of the Transactions, AUBIS, HALIS and the shareholders of ACCS will own approximately 43%, 22% and 3%, respectively, of the shares of Fisher Common Stock to be outstanding upon consummation of the Transactions. Paul W. Harrison, who will serve as Chairman of the Board and Chief Executive Officer of Fisher upon consummation of the Transactions, beneficially owns and/or has the power to vote (by virtue of his positions as the President and managing member of AUBIS and HALIS) all 15,000,000 shares of Fisher Common Stock to be issued in the AUBIS and HALIS Transactions. As a result, Mr. Harrison will be able to elect Fisher's directors, determine the outcome of most corporate actions requiring shareholder approval and otherwise control the business of Fisher. See "TERMS OF THE TRANSACTIONS - Management and Operations of Fisher After the Transactions."

          Based on the average of the closing bid and ask price of Fisher Common Stock as of October 30, 1996 ($2.03 per share) and the number of shares of Fisher Common Stock proposed to be issued in connection with the Transactions, the value of the AUBIS, HALIS and ACCS Transactions is approximately $20.3 million, $10.15 million and $1.52 million, respectively. On that date, approximately 61% of the outstanding shares of Fisher Common Stock was held by nonaffiliates of Fisher. Upon consummation of the Transactions, such nonaffiliates will own approximately 20% of the outstanding shares of Fisher Common Stock.

          Under the terms of the AUBIS Agreement, Fisher may be obligated to pay to AUBIS a break-up fee in the event the AUBIS Agreement is terminated by Fisher as a result of Fisher entering into an acquisition transaction with another party. See "TERMS OF THE TRANSACTIONS -- The AUBIS Agreement."

          Although the consummation of each Transaction is subject to approval of the Common Stock Amendment by the shareholders of Fisher, shareholder approval of these transactions is not otherwise required under Georgia law. Given the relative size of the Transactions and their impact on the future business and strategic direction of Fisher, however, the Board of Directors of Fisher is seeking ratification of the Transactions by Fisher's shareholders at the Annual Meeting. Shareholder ratification of AUBIS and HALIS Transactions is a condition precedent to the obligation of the parties to consummate each of these Transactions. If shareholder ratification of these Transactions is not obtained, however, this condition to closing will likely be waived by the parties. Consequently, if the Common Stock Amendment is approved, but shareholder ratification of the Transactions is not obtained, the parties will likely elect to consummate the Transactions if all other conditions are met or waived.

          No independent financial advisor has been or will be retained by Fisher to evaluate the fairness of the Transactions to the stockholders of Fisher from a financial point of view.

          FAILURE TO APPROVE THE COMMON STOCK AMENDMENT WILL RESULT IN THE TERMINATION OF THE AUBIS, HALIS AND ACCS AGREEMENTS, AS SUFFICIENT SHARES OF FISHER COMMON STOCK WILL NOT THEN BE AVAILABLE TO CONSUMMATE ANY OF THE TRANSACTIONS.

          Upon consummation of the Transactions, Fisher will be a technology company that manufactures application software and delivers systems integration services to the healthcare market. Fisher's mission is to be the leading healthcare information systems company in delivering integrated software applications and support services to the healthcare industry.

          At the Annual Meeting, you will also be asked to elect directors of Fisher for the ensuing year and to approve the 1996 Stock Option Plan of Fisher.

          Fisher's Board of Directors believes the proposals to be voted upon at the Annual Meeting are in the best interests of Fisher's stockholders, has unanimously approved each of the proposals and recommends that stockholders vote for approval of the proposals. The affirmative vote of the holders of a majority of the outstanding shares of Fisher Common Stock is necessary to approve the Common Stock Amendment and the proposal to ratify the Transactions, while the affirmative vote of the holders of a majority of the shares of Fisher Common Stock present and voting at the Annual Meeting is necessary to elect each of the directors and to approve the 1996 Stock Option Plan. As of the date hereof, Fisher's directors and executive officers have indicated that they intend to vote their shares for each proposal. These persons beneficially own approximately 39% of Fisher's outstanding shares.

          FOR CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING THE COMMON STOCK AMENDMENT AND THE TRANSACTIONS, SEE "RISK FACTORS."

          This Proxy Statement and the accompanying form of proxy are first being mailed to Fisher stockholders on or about November 4, 1996.

              The date of this Proxy Statement is November 4, 1996

                               TABLE OF CONTENTS

                                                                               Page
                                                                               ----
SUMMARY.......................................................................    7
   General....................................................................    7
   The Parties................................................................    8
   Annual Meeting of Fisher Stockholders......................................    8
   Terms of the Transactions..................................................   10
   Selected Historical Financial Data of Fisher...............................   13
   Selected Historical Combined Financial Data of the AUBIS Subsidiaries......   14
   Selected Historical Combined Financial Data of HSI.........................   15
   Selected Historical Financial Data of ACCS.................................   16
   Selected Unaudited Pro Forma Combined Condensed Financial Data.............   17
   Market Price and Dividend Information......................................   17

INTRODUCTION..................................................................   19

ANNUAL MEETING................................................................   19
   Date, Time and Place.......................................................   19
   Purpose of Meeting.........................................................   19
   Record Date; Shares Entitled to Vote.......................................   19
   Quorum; Vote Required......................................................   19
   Voting and Solicitation of Proxies.........................................   20
   Revocation of Proxies......................................................   20

PROPOSAL TO APPROVE COMMON STOCK AMENDMENT....................................   21

BACKGROUND OF AND REASONS FOR THE TRANSACTIONS................................   22
   Background of the Transactions.............................................   22
   Fisher's Reasons for the Transactions......................................   24
   AUBIS', HALIS' and ACCS' Reasons for the Transactions......................   25
   Recommendation of Fisher Board of Directors................................   26
   Management and Operations of Fisher After the Transactions.................   26

TERMS OF THE TRANSACTIONS.....................................................   32
   General....................................................................   32
   The AUBIS Agreement........................................................   32
   The HALIS Agreement........................................................   38
   The ACCS Agreement.........................................................   42
   Effective Time of the Transactions.........................................   45
   Resale of Fisher Common Stock Issued in the Transactions; Affiliates.......   46
   Expenses and Fees..........................................................   46
   Accounting Treatment.......................................................   46
   Certain Federal Income Tax Consequences....................................   46

RISK FACTORS..................................................................   47

INFORMATION REGARDING FISHER..................................................   49
   General....................................................................   49
   Background.................................................................   50


   ...........................................................................
   Consolidation Strategy.....................................................   51
   Products...................................................................   52
   Customer Support, Warranty and Education...................................   53
   Marketing..................................................................   53
   Competition................................................................   53
   Customers..................................................................   54
   Product Protection.........................................................   54
   Backlog....................................................................   54
   Employees..................................................................   54
   Properties.................................................................   55
   Legal Proceedings..........................................................   55

INFORMATION REGARDING AUBIS...................................................   55
   General....................................................................   55
   AUBIS Systems Integration, Inc.............................................   55
   AUBIS Hospitality Systems, Inc.............................................   55
   Background.................................................................   56
   Products...................................................................   57
   Competition................................................................   57
   Customers..................................................................   57
   Employees..................................................................   57
   Properties.................................................................   57
   Legal Proceedings..........................................................   57

INFORMATION REGARDING HALIS...................................................   58
   General....................................................................   58
   Background.................................................................   58
   Products...................................................................   59
   Competition................................................................   60
   Customers..................................................................   60
   Employees..................................................................   60
   Properties.................................................................   60
   Proprietary Property.......................................................   60
   Legal Proceedings..........................................................   61

INFORMATION REGARDING ACCS....................................................   61
   General....................................................................   61
   Products...................................................................   62
   Competition................................................................   62
   Customers..................................................................   62
   Employees..................................................................   62
   Properties.................................................................   62
   Legal Proceedings..........................................................   62

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION..................   63
   Unaudited Pro Forma Condensed Consolidated Balance Sheet...................   64
   Unaudited Pro Forma Condensed Consolidated Statement of Operations.........   65
   Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements...   66

   ...........................................................................
FISHER MANAGEMENT'S DISCUSSION AND ANALYSIS...................................   68
   Financial Condition........................................................   68
   Results of Operations......................................................   68
   Liquidity and Capital Resources............................................   69

AUBIS MANAGEMENT'S DISCUSSION AND ANALYSIS....................................   70
   Financial Condition........................................................   70
   Results of Operations......................................................   71
   Liquidity and Capital Resources............................................   72

HALIS MANAGEMENT'S DISCUSSION AND ANALYSIS....................................   73
   Financial Condition........................................................   73
   Results of Operations......................................................   73
   Liquidity and Capital Resources............................................   74

ACCS MANAGEMENT'S DISCUSSION AND ANALYSIS.....................................   74
   Financial Condition........................................................   74
   Results of Operations......................................................   74
   Liquidity and Capital Resources............................................   75

ELECTION OF DIRECTORS.........................................................   75
   Board Committees and Attendance............................................   76
   Compliance with Section 16(a) of the Securities Exchange Act of 1934.......   77

FISHER EXECUTIVE COMPENSATION.................................................   77
   Director's Fees............................................................   77
   Employment Agreement.......................................................   78
   Stock Options..............................................................   78

CERTAIN TRANSACTIONS..........................................................   79

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERSAND MANAGEMENT OF FISHER.......   80

PROPOSAL TO APPROVE 1996 STOCK OPTION PLAN....................................   81
   Description of 1996 Plan...................................................   82
   Federal Income Tax Consequences............................................   84

ANNUAL REPORT ON FORM 10-KSB..................................................   86

INDEPENDENT AUDITORS..........................................................   86

PROPOSALS BY FISHER STOCKHOLDERS..............................................   86

OTHER MATTERS.................................................................   86

INDEX TO FINANCIAL STATEMENTS.................................................  F-1

APPENDIX A   -  Amended and Restated Agreement and Plan of Merger and
                Reorganization, dated as of December 13, 1995 and amended and restated as of March 29, 1996 and as further amended on September 27, 1996, among Fisher Business Systems, Inc., AUBIS,
                L.L.C., AUBIS Hospitality Systems, Inc., AUBIS Systems
                Integration, Inc. and certain persons and affiliates of AUBIS, L.L. C.

APPENDIX B  -  Stock Purchase Agreement, dated as of March 29, 1996 and amended as of September 27, 1996, between Fisher Business Systems, Inc., HALIS, L.L.C., Paul W. Harrison and James Askew.

APPENDIX C  -  Agreement and Plan of Merger and Reorganization, dated as of May
               23, 1996 and amended as of September 11, 1996 and as further amended on October 31, 1996, among Fisher Business Systems, Inc., ACC Acquisition Co., Advanced Custom Computer Solutions, Inc. and the shareholders of Advanced Custom Computer Solutions, Inc.

APPENDIX D  -  1996 Stock Option Plan of Fisher

                                    SUMMARY

       Certain significant matters discussed in this Proxy Statement are summarized below. This summary is not intended to be complete and is qualified in all respects by reference to the more detailed information contained elsewhere in this Proxy Statement and in the Appendices hereto.

                                    GENERAL

       This Proxy Statement relates to a proposal by the Board of Directors of Fisher Business Systems, Inc., a Georgia corporation ("Fisher"), to increase the number of authorized shares of its $.01 par value common stock (the "Common Stock") from 10,000,000 shares to 100,000,000 shares (the "Common Stock Amendment"). Fisher intends to use the additional authorized shares to embark upon a strategy of strategic acquisitions to position Fisher to be a leading information technology company in the healthcare industry. In furtherance of this strategy, Fisher has agreed to merge two wholly-owned subsidiaries of AUBIS, L.L.C. ("AUBIS"), with and into two wholly-owned subsidiaries of Fisher (the "Fisher Subsidiaries") pursuant to the Amended and Restated Agreement and Plan of Merger and Reorganization, dated December 13, 1995 and amended and restated as of March 29, 1996 and as further amended on September 27, 1996 (the "AUBIS Agreement"), among AUBIS, its subsidiaries, certain of its affiliates, Fisher and the Fisher Subsidiaries. Under the terms of the AUBIS Agreement, AUBIS Hospitality Systems, Inc. ("AHS") and AUBIS Systems Integration, Inc. ("ASI") (collectively, the "AUBIS Subsidiaries") will be merged with and into the Fisher Subsidiaries, with AUBIS receiving 10,000,000 shares of Fisher Common Stock (such transaction referred to as the "AUBIS Transaction"). In addition, Fisher has entered into a Stock Purchase Agreement, dated as of March 29, 1996 and amended as of September 27, 1996 (the "HALIS Agreement"), between Fisher and HALIS, L.L.C. ("HALIS") and its affiliates, providing for the acquisition by Fisher of HALIS Software, Inc. ("HSI"), a wholly-owned subsidiary of HALIS, with HALIS receiving 5,000,000 shares of Fisher Common Stock (such transaction referred to herein as the "HALIS Transaction"). Fisher has also entered into an Agreement and Plan of Merger and Reorganization, dated as of May 23, 1996 and amended as of September 11, 1996 and as further amended on October 31, 1996, to acquire Advanced Custom Computer Solutions, Inc. ("ACCS") in exchange for 750,000 shares of Fisher Common Stock (such transaction referred to herein as the "ACCS Transaction"). The AUBIS, HALIS and ACCS Transactions are collectively referred to herein as the "Transactions." Upon consummation of the Transactions, AHS, ASI, HSI and ACCS will be wholly-owned subsidiaries of Fisher and Fisher's corporate name will be changed to HALIS, Inc. See "TERMS OF THE TRANSACTIONS."

       Under the terms of the AUBIS, HALIS and ACCS Agreements, an aggregate of 15,750,000 shares of Fisher Common Stock will be issued. As a result, upon consummation of the Transactions, AUBIS, HALIS and the shareholders of ACCS will own approximately 43%, 22% and 3%, respectively, of the shares of Fisher Common Stock to be outstanding after consummation of the Transactions. Paul W. Harrison, who will serve as Chairman of the Board and Chief Executive Officer of Fisher upon consummation of the Transactions, beneficially owns and/or has the power to vote (by virtue of his positions as the President and managing member of AUBIS and HALIS) all 15,000,000 shares of Fisher Common Stock to be issued in the AUBIS and HALIS Transactions. As a result, Mr. Harrison will be able to elect Fisher's directors, determine the outcome of most corporate actions requiring shareholder approval and otherwise control the business of Fisher. See "BACKGROUND OF AND REASONS FOR THE TRANSACTIONS - Management and Operations of Fisher After the Transactions."

       Based on the average of the closing bid and ask price of Fisher Common Stock as of October 30, 1996 ($2.03 per share) and the number of shares of Fisher Common Stock proposed to be issued in connection with the Transactions, the value of the AUBIS, HALIS and ACCS Transactions is approximately $20.3 million, $10.15 million and $1.52 million, respectively. On that date, approximately 61% of the outstanding shares of Fisher Common Stock was held by nonaffiliates of Fisher. Upon consummation of the Transactions, such nonaffiliates will own approximately 20% of the outstanding shares of Fisher Common Stock.

       Although the consummation of the Transactions are each subject to approval of the Common Stock Amendment by the shareholders of Fisher, shareholder approval of the Transactions is not otherwise required under Georgia law. Given the relative size of the Transactions and their impact on the future business and strategic direction of Fisher, however, the Board of Directors of Fisher is seeking ratification of the Transactions by Fisher's shareholders at the Annual Meeting. Shareholder ratification of the AUBIS and HALIS Transactions is a condition precedent to the obligation of the parties to consummate each of these Transactions. If shareholder ratification of these Transactions is not obtained, however, this condition to closing will likely be waived by the parties. Consequently, if the Common Stock Amendment is approved, but shareholder ratification of the Transactions is not obtained, the parties will likely elect to consummate the Transactions if all other conditions are met or waived.

       Upon consummation of the Transactions, Fisher will be a technology company that manufactures application software and delivers systems integration services to the healthcare market. Fisher's mission is to be the leading healthcare information systems company in delivering integrated software applications and support services to the healthcare industry.

       At the Annual Meeting, you will also be asked to elect directors of Fisher for the ensuing year and to approve the 1996 Stock Option Plan of Fisher.

                                  THE PARTIES

FISHER BUSINESS SYSTEMS, INC...... Fisher has developed and currently supports proprietary computer software for use in a variety of food service establishments. The mailing address of its principal executive offices is 1950 Spectrum Circle, Suite 400, Marietta, Georgia 30067, and its telephone number is (770) 857-4461. See "INFORMATION REGARDING FISHER."

AUBIS, L.L.C...................... AUBIS, through its wholly-owned subsidiaries,
                                   AUBIS Hospitality Systems, Inc. ("AHS") and
                                   AUBIS Systems Integration, Inc. ("ASI"), is a supplier of network integration products and services to the healthcare industry, as well as network integration products and services to the healthcare and a variety of other industries. The mailing address of its principal executive offices is 3390 Peachtree Road, N.E., Suite 1000, Lenox Towers, Atlanta, Georgia 30326, and its telephone number is (404) 364-6555. See "INFORMATION REGARDING AUBIS."

HALIS, L.L.C...................... HALIS, through its wholly-owned subsidiary,
                                   HALIS Software, Inc. ("HSI"), is a supplier of healthcare systems to managed healthcare markets and to medical practices and related point of service markets. The mailing address of its principal executive offices is 200 Hembree Park Drive, Suite K, Roswell, Georgia 30076, and its telephone number is (770) 667-1667. See "INFORMATION REGARDING HALIS."

ADVANCED CUSTOM COMPUTER
 SOLUTIONS, INC................... ACCS is a supplier of software and related services to the healthcare industry. The mailing address of its principal executive offices is 1000 Abernathy Road, Suite 1040, Atlanta, Georgia 30328, and its telephone number is (770) 481-7275.


                     ANNUAL MEETING OF FISHER STOCKHOLDERS

DATE, TIME AND PLACE OF THE
 ANNUAL MEETING.................. The Annual Meeting of Fisher stockholders is to be held on Monday, November 18, 1996 at 9:00 a.m., local time, at the offices of Smith, Gambrell & Russell, 3343 Peachtree Road,

                                  N.E., Suite 1800, Atlanta, Georgia 30326
                                  (together with any adjournments or
                                  postponements thereof, the "Annual Meeting"). See "ANNUAL MEETING --Date, Time and Place."

PURPOSE OF THE ANNUAL MEETING.... The purpose of the Annual Meeting is to consider and vote upon the Common Stock
                                  Amendment, the proposal to ratify the
                                  Transactions, the election of directors of Fisher and the proposal to approve Fisher's 1996 Stock Option Plan. See "ANNUAL MEETING -- Purpose of Meeting."

RECORD DATE...................... Only holders of record of shares of Fisher
                                  Common Stock at the close of business on October 15, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On that date, 7,450,046 shares of Fisher Common Stock were outstanding and entitled to vote. See "ANNUAL MEETING -- Shares Entitled to Vote."

VOTE REQUIRED.................... The affirmative vote of the holders of a majority of the outstanding shares of Fisher
                                  Common Stock is required for approval of the Common Stock Amendment. The affirmative vote of the holders of a majority of the shares of Fisher Common Stock present and voting at the Annual Meeting is necessary to elect each of the directors and approve the 1996 Stock Option Plan. Although the consummation of each of the Transactions is subject to approval of the Common Stock Amendment by the shareholders of Fisher, shareholder approval of the Transactions is not otherwise required under Georgia law. Given the relative size of the Transactions and their impact on the future business and strategic direction of Fisher, however, the Board of Directors of Fisher is seeking ratification of the Transactions by Fisher's shareholders at the Annual Meeting. Directors and executive officers of Fisher beneficially owned as of October 15, 1996 2,885,800 shares of Fisher Common Stock (approximately 39% of the shares then outstanding). All directors and executive officers of Fisher have indicated that they intend to vote all shares of Fisher Common Stock over which they have voting power in favor of each of the proposals. See "ANNUAL MEETING -- Quorum; Vote Required."

RECOMMENDATION OF THE FISHER
 BOARD OF DIRECTORS.............. The Board of Directors of Fisher believes that the Common Stock Amendment, the Transactions and the 1996 Stock Option Plan are in the best interests of Fisher and its stockholders and has approved the Common Stock Amendment, the Transactions and the 1996 Stock Option Plan. The Board of Directors of Fisher unanimously recommends that Fisher stockholders approve the Common Stock Amendment, ratify the Transactions and approve the 1996 Stock Option Plan. The Board of Directors' recommendation is based upon a number of factors discussed in this Proxy Statement. See "PROPOSAL TO APPROVE COMMON STOCK AMENDMENT," "BACKGROUND OF AND REASONS FOR THE TRANSACTIONS --

                                  Fisher's Reasons for the Transactions," "--
                                  Recommendation of the Fisher Board of
                                  Directors" and "PROPOSAL TO APPROVE 1996 STOCK OPTION PLAN."

                           TERMS OF THE TRANSACTIONS

GENERAL.......................... Upon consummation of the Transactions, AHS,
                                  ASI, HSI and ACCS will be wholly-owned
                                  subsidiaries of Fisher, and the corporate name of Fisher will be changed to HALIS, Inc. Fisher's current stockholders will remain stockholders of Fisher and each share of Fisher Common Stock outstanding immediately prior to the consummation of the Transactions will remain outstanding and unchanged as a result of these transactions. Upon consummation of the Transactions, AUBIS, HALIS and the shareholders of ACCS will collectively own approximately 68% of the outstanding Common Stock of Fisher and the current shareholders of Fisher will own approximately 32% of the outstanding Common Stock of Fisher. See "TERMS OF THE TRANSACTIONS."

MANAGEMENT AND OPERATIONS OF FISHER
 AFTER THE TRANSACTIONS.......... Following consummation of the Transactions, it is expected that the Board of Directors of Fisher will be comprised of seven (7) persons, including the four nominees for election at the Annual Meeting (Larry Fisher, Jeffrey C. Brenner, Paul W. Harrison and Nate Lipson), one person to be nominated by Mr. Harrison, and two persons to be jointly nominated by Messrs. Fisher and Harrison after consummation of the Transactions.

                                  The executive officers of the combined
                                  companies will be as follows: Paul W.
                                  Harrison -Chairman of the Board and Chief
                                  Executive Officer; and Larry Fisher -
                                  President and Chief Operating Officer.

                                  Following the Transactions, Fisher will market its products and services to the healthcare industry, and will market its network integration products and services to a variety of industries. Fisher intends to use its current software and its newly acquired (from AUBIS) networking and software development expertise to expand its set of products and services to the healthcare industry. Upon consummation of the Transactions, Fisher will be a technology company that manufactures application software and delivers systems integration services to the healthcare market. Fisher's mission is to be the leading healthcare information systems company in delivering integrated software applications and support services to the healthcare industry. This will represent a new business direction for Fisher. There can be no assurance, however, that the combined companies will be able to achieve or sustain profitability in the future. See "BACKGROUND OF AND REASONS FOR THE TRANSACTIONS-- Management and Operations of Fisher After the Transactions" and "RISK FACTORS."

INTERESTS OF CERTAIN PERSONS IN
 THE TRANSACTIONS................ Upon consummation of the Transactions, Paul W.
                                  Harrison will serve as Chairman of the Board and Chief Executive Officer of Fisher pursuant to a three year employment agreement. In addition, options to purchase 1,400,000 shares of Fisher Common Stock have been granted to Mr. Harrison, which options become exercisable upon consummation of the HALIS Transaction. See "BACKGROUND OF AND REASONS FOR THE TRANSACTIONS --Management and Operations of Fisher After the Transactions."

EFFECTIVE TIME OF THE
 TRANSACTIONS.................... If the Common Stock Amendment is approved and the Transactions are ratified by the requisite vote of Fisher stockholders and the other conditions to the Transactions are satisfied or waived, the AUBIS and ACCS Transactions will be consummated and become effective on the date and at the time of the filing of Certificates of Merger with the Secretary of State of the State of Georgia and the HALIS Transaction will become effective immediately thereafter (the "Effective Time"). Assuming all other conditions of the Transactions are satisfied or waived, the Transactions are expected to become effective promptly after approval of the Common Stock Amendment by the Fisher stockholders. See "TERMS OF THE TRANSACTIONS-- Effective Time of the Transactions."

CONDITIONS OF THE
 TRANSACTIONS; TERMINATION....... The consummation of the Transactions is conditioned upon the fulfillment or waiver of certain conditions set forth in the AUBIS, HALIS and ACCS Agreements, including, among other things, ratification of the Transactions by the Fisher stockholders and the absence of any material adverse change in the business of Fisher, AUBIS, HALIS or ACCS. See "TERMS OF THE TRANSACTIONS." The AUBIS, HALIS and ACCS Agreements may be terminated (i) by either party if the Transactions have not been consummated on or before November 30, 1996 (December 31, 1996 with respect to the ACCS Transaction), (ii) by mutual consent of the parties, or (iii) by one or both of the parties in certain other situations. See "TERMS OF THE TRANSACTIONS."

APPRAISAL RIGHTS................. Holders of record of Fisher Common Stock will not have any dissenters' or appraisal rights as a result of the matters to be voted upon at the Annual Meeting.

EFFECT OF THE TRANSACTIONS ON
 RIGHTS OF FISHER SHAREHOLDERS... Upon consummation of the Transactions,
                                  Fisher's current shareholders will remain as shareholders of Fisher. AUBIS and HALIS will, as a result of the transactions, own collectively approximately 65% of the then issued and outstanding shares of Fisher Common Stock. As a result, Paul W. Harrison, who controls AUBIS and HALIS, will be able to elect Fisher's directors, determine the outcome of most corporate actions requiring shareholder approval and otherwise control the business of Fisher. See "TERMS OF THE TRANSACTIONS -- Management and Operations of Fisher After the Transactions."

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES.................... It is expected that the Transactions will each constitute a tax-free reorganization for federal income tax purposes. See "TERMS OF THE TRANSACTIONS - Certain Federal Income Tax Consequences."

RISK FACTORS..................... Shareholders of Fisher should carefully consider the matters set forth under "RISK
                                  FACTORS." Factors to be considered, among other things, include the ability of Fisher to integrate its acquired business and to manage its growth, dependence on senior management, the ability of Fisher to succeed in the healthcare marketplace and the availability of sufficient financing.

                  SELECTED HISTORICAL FINANCIAL DATA OF FISHER


          The following table sets forth selected historical financial data of Fisher for the periods indicated, derived from the financial statements of Fisher. The selected financial data for the six month periods ended July 31, 1995 and 1996 are derived from the unaudited financial statements of Fisher. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Fisher considers necessary for a fair presentation of the financial condition and results of operations for these periods. Operating results for the six months ended July 31, 1996 are not necessarily indicative of the results that may be expected for the entire eleven month period ending December 31, 1996. Fisher has changed its year end to December 31, effective December 31, 1996. The selected financial data should be read in conjunction with "FISHER MANAGEMENT'S DISCUSSION AND ANALYSIS" and Fisher's financial statements and notes thereto included elsewhere in this Proxy Statement.

                              FOR THE SIX
                              MONTHS ENDED                    FOR THE YEARS
                                JULY 31,                     ENDED JANUARY 31
                             --------------  ----------------------------------------------
                              1996    1995     1996      1995     1994     1993      1992
                             ------  ------  --------  --------  -------  -------  --------
                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Total Revenues/(1)/........ $  238  $  373    $  733   $ 1,262   $5,339   $7,173   $ 5,759
Income (Loss) Before
 Extraordinary Item........   (189)    (35)     (199)   (1,279)    (530)    (416)   (1,884)
Net Income (Loss)..........   (111)    (35)       44    (1,279)    (530)    (416)   (1,884)
Net Income (Loss)
  Applicable to Common
  Stockholders.............   (111)    (35)       44    (1,189)    (667)    (416)   (1,884)
Weighted Average
 Shares Outstanding........  7,450   3,803     6,849     3,032    2,802    1,252     1,002

PER COMMON SHARE:
Income (Loss) Per
 Share Before
 Extraordinary Item........ $ (.03) $ (.01)   $ (.03)  $  (.39)  $ (.24)  $ (.33)  $ (1.88)
Net Income (Loss) per
 Common Share.............. $ (.02)   (.01)      .01      (.39)    (.24)    (.33)    (1.88)
Cash Dividends.............     --      --        --        --       --       --        --
Book Value (Period End)....   (.06)   (.06)     (.06)     (.42)    (.02)     .21       .68

                                                          AS OF JANUARY 31
                                AS OF         --------------------------------------------
                            JULY 31, 1996      1996     1995      1994    1993       1992
                            -------------     ------   ------    ------  ------     ------
                                              (IN THOUSANDS)
BALANCE SHEET DATA:
 Total Assets.................. $1,234         $ 288   $   142   $1,853   $1,731    $3,006
 Long-Term Debt................     --            --        --       --       --        --
 Stockholders' Equity
   (Deficit)...................   (412)         (301)   (1,294)     (52)     477       686

     _____________________

     /(1)/ The reduction in revenues over the past three years is primarily attributable to the loss of Fisher's client/server business in fiscal 1995 and Fisher's inability to fund research and development and marketing in order to maintain the competitiveness of its software. See "FISHER MANAGEMENT'S DISCUSSION AND ANALYSIS."

     SELECTED HISTORICAL COMBINED FINANCIAL DATA OF THE AUBIS SUBSIDIARIES

          The following table sets forth selected historical combined financial data of the AUBIS Subsidiaries for the periods indicated, derived from the combined financial statements of the AUBIS Subsidiaries. The selected financial data for the six month periods ended June 30, 1995 and 1996 are derived from the unaudited combined financial statements of the AUBIS Subsidiaries. The unaudited combined financial statements include all adjustments, consisting of normal recurring accruals, which the AUBIS Subsidiaries consider necessary for a fair presentation of the financial condition and results of operations for these periods. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1996. The selected combined financial data should be read in conjunction with "AUBIS MANAGEMENT'S DISCUSSION AND ANALYSIS" and the combined financial statements and notes thereto of the AUBIS Subsidiaries included elsewhere in this Proxy Statement.

                                              FOR THE SIX                   FOR THE YEARS
                                         MONTHS ENDED JUNE 30,            ENDED DECEMBER 31,
                                         ---------------------          ----------------------
                                           1996         1995             1995            1994
                                          ------       ------           ------          ------
                                                        (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
 System sales and services/(1)/.......... $1,302       $1,968           $3,252          $2,600
 Operating income (loss).................     37           57             (291)           (428)
 Net income (loss).......................     (5)          45             (382)           (436)



                                                AS OF                   AS OF
                                            JUNE 30, 1996         DECEMBER 31, 1995
                                         -------------------      -----------------
                                                         (IN THOUSANDS)
BALANCE SHEET DATA:
 Total assets............................      $ 683                    $ 579
 Long-term debt..........................        ---                      100
 Stockholders' deficit...................       (855)                    (851)


     /(1)/ Includes revenues of approximately $1.9 million and $1.4 million for 1995 and 1994, respectively, from sales of restaurant systems of third party vendors and related services. AUBIS was notified in December 1995 that, effective January 1, 1996, a significant dealership contract was not being renewed. In March 1996, as a result of the loss of this dealership relationship, AHS discontinued being a reseller of restaurant systems and significantly reduced the number of its personnel. See "INFORMATION REGARDING AUBIS" and Note J to the Combined Financial Statements of the AUBIS Subsidiaries.

               SELECTED HISTORICAL COMBINED FINANCIAL DATA OF HSI

               The following table sets forth selected historical combined financial data of HSI and Pro Health Solutions, Inc. ("PSI") for the periods indicated, derived from the combined financial statements of HSI and PSI. As of December 31, 1995, HSI and PSI were both wholly-owned subsidiaries by HALIS. Subsequent to year-end, however, PSI was merged into HSI. As a result, HSI and PSI are collectively referred to herein as "HSI." The selected financial data for the six month periods ended June 30, 1995 and 1996 are derived from the unaudited combined financial statements of HSI. The unaudited combined financial statements include all adjustments, consisting of normal recurring accruals, which HSI considers necessary for a fair presentation of the financial condition and results of operations for these periods. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1996. The selected combined financial data should be read in conjunction with "HALIS MANAGEMENT'S DISCUSSION AND ANALYSIS" and the combined financial statements and notes thereto of HSI included elsewhere in this Proxy Statement.


                                              FOR THE SIX
                                         MONTHS ENDED JUNE 30,
                                         ---------------------                 FOR THE YEAR
                                           1996         1995              ENDED DECEMBER 31, 1995
                                          ------       ------             -----------------------
                                                        (IN THOUSANDS)
STATEMENT OF INCOME DATA:
 Revenues............................... $  --/(1)/     $242                    $ 331
 Operating income (loss)................  (334)           92                       10
 Net income (loss)......................  (325)           92                       10


                                                AS OF                            AS OF
                                            JUNE 30, 1996                  DECEMBER 31, 1995
                                            -------------                  -----------------
                                                       (IN THOUSANDS)
BALANCE SHEET DATA:
 Total assets...........................    $  54                              $ 67
 Long-term debt.........................       --                                --
 Stockholders' equity (deficit).........     (319)                               15

     _________________

     /(1)/ No revenues were recorded by HSI for the six months ended June 30, 1996 due to the termination of the Partners in Prevention Program and the Managed Care Guide. During the six month period, HSI focused its efforts on research and development of the HALIS Healthcare Program. See "HALIS MANAGEMENT'S DISCUSSION AND ANALYSIS."

                   SELECTED HISTORICAL FINANCIAL DATA OF ACCS

          The following table sets forth selected historical financial data of ACCS for the periods indicated, derived from the financial statements of ACCS. The selected financial data for the three month periods ended June 30, 1995 and 1996 are derived from the unaudited financial statements of ACCS. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which ACCS considers necessary for a fair presentation of the financial condition and results of operations for these periods. Operating results for the three months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the entire year ending March 31, 1997. The selected financial data should be read in conjunction with "ACCS MANAGEMENT'S DISCUSSION AND ANALYSIS" and the financial statements and notes thereto of ACCS included elsewhere in this Proxy Statement.

                                              FOR THE THREE                 FOR THE YEARS
                                         MONTHS ENDED JUNE 30,              ENDED MARCH 31,
                                         ---------------------          ----------------------
                                           1996         1995             1995            1994
                                          ------       ------           ------          ------
                                                        (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
 System sales and services............... $  116        $ 815           $2,799          $2,032
 Operating income (loss).................    (73)          15               30             (42)
 Net income (loss).......................    (73)          15               12             (42)

                                                AS OF                   AS OF
                                            JUNE 30, 1996           MARCH 31, 1995
                                         -------------------      -----------------
                                                         (IN THOUSANDS)
BALANCE SHEET DATA:
 Total assets............................      $ 168                    $ 291
 Long-term debt..........................        ---                      ---
 Stockholders' deficit...................       (103)                     (30)

         SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

               The unaudited pro forma combined selected financial data gives effect to the Transactions by (i) combining the balance sheet data for Fisher as of July 31, 1996 and the AUBIS Subsidiaries, HSI and ACCS as of June 30, 1996, as if the Transactions had occurred on June 30, 1996 using the purchase method of accounting and (ii) by combining the income statement data for Fisher for the year ended January 31, 1996 and for the six months ended July 31, 1996, the AUBIS Subsidiaries and HSI for the year ended December 31, 1995 and for the six months ended June 30, 1996 and ACCS for the year ended March 31, 1996 and for the six months ended June 30, 1996 as if the Transactions had occurred on January 1, 1995. The unaudited pro forma combined selected financial data utilize the assumptions set forth under "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION." The unaudited pro forma combined selected financial data are not necessarily indicative of the actual or future operating results or financial position that would have occurred or will occur upon consummation of the Transactions. See "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION" and the financial statements of Fisher, the AUBIS Subsidiaries, HSI and ACCS included herein.

                                                     YEAR ENDED                SIX MONTHS ENDED
                                                  DECEMBER 31, 1995              JUNE 30, 1996
                                                 ------------------            -----------------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
 Total revenues.................................       $7,114                     $ 1,861
 Net loss.......................................         (735)                       (817)

PER COMMON SHARE DATA:
 Net loss.......................................       $ (0.3)                    $  (0.4)
 Cash dividends.................................           --                          --

BALANCE SHEET DATA (PERIOD END):
  Total assets...............................................................     $   678
  Long-term debt less current portion........................................          --
  Convertible debt...........................................................      (1,240)
  Stockholders' equity (deficit).............................................      (2,029)
  Book value per share.......................................................        (.09)

                     MARKET PRICE AND DIVIDEND INFORMATION

               On October 30, 1992, Fisher's Common Stock ceased quotation on the Nasdaq Market. Price information on Fisher's Common Stock is now available on the Nasdaq "Bulletin Board." The trading symbol for the Common Stock is "FBUSC." There is no established public trading market for the member interests of either AUBIS or HALIS or for the Common Stock of ACCS.

               Fisher has not paid any dividends and does not expect to do so in the foreseeable future. Although the payment of dividends rests with the discretion of the Board of Directors, Fisher intends to employ its earnings, if any, to finance its ongoing operations and to further develop its business. Neither AHS nor ASI has paid any dividends or made any distributions to AUBIS. HSI has not paid any dividends or made any distributions to HALIS. Neither AUBIS, HALIS nor ACCS has paid any dividends or made any distributions to its members or shareholders, as the case may be.

               As of October 1, 1996, there were eight members of AUBIS, eight members of HALIS, two shareholders of ACCS and 141 holders of record of Fisher Common Stock, although Fisher believes that there are more than 300 beneficial holders of its Common Stock.

          On November 17, 1995, the last full day of trading immediately preceding the public announcement that Fisher and AUBIS had entered into a non-binding Letter of Intent with respect to the AUBIS Transaction, the average of the closing bid and ask price of Fisher Common Stock was $1.19 per share. On December 13, 1995, the last full day of trading immediately preceding the public announcement of the execution of the AUBIS Agreement, the average of the closing bid and ask price of Fisher Common Stock was $2.38 per share. On October 30, 1996, the average of the closing bid and ask price of Fisher Common Stock was $2.03 per share.

                                  INTRODUCTION

          This Proxy Statement is being furnished to Fisher stockholders in connection with the solicitation of proxies by the Board of Directors of Fisher for use at the Annual Meeting. This Proxy Statement is being mailed to Fisher stockholders commencing on or about November 4, 1996.

          All information contained in this Proxy Statement relating to AUBIS, AHS and ASI has been furnished by AUBIS, and Fisher is relying upon the accuracy of that information. All information contained in this Proxy Statement relating to HALIS and HSI has been furnished by HALIS, and Fisher is relying upon the accuracy of that information. All information contained in this Proxy Statement relating to ACCS has been furnished by ACCS and Fisher is relying upon the accuracy of that information. All information contained in this Proxy Statement relating to Fisher has been furnished by Fisher.

                                 ANNUAL MEETING

      DATE, TIME AND PLACE

          The Annual Meeting will be held on November 18, 1996, at 9:00 a.m., local time, at the offices of Smith, Gambrell & Russell, 3343 Peachtree Road, N.E., Suite 1800, Atlanta, Georgia 30326.

      PURPOSE OF MEETING

          The purpose of the Annual Meeting is to consider and vote upon the Common Stock Amendment, the ratification of the Transactions, the election of directors of Fisher and the proposal to adopt the 1996 Stock Option Plan of Fisher.

      RECORD DATE; SHARES ENTITLED TO VOTE

          The close of business on October 15, 1996 has been fixed as the Record Date for determination of the holders of Fisher Common Stock who are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 7,450,046 shares of Fisher Common Stock outstanding. The holders of record on the Record Date of shares of Fisher Common Stock are entitled to one vote per share on each matter submitted to a vote at the Annual Meeting.

      QUORUM; VOTE REQUIRED

          The presence in person or by proxy of the holders of a majority of the outstanding shares of Fisher Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under the Georgia Code, the affirmative vote of the holders of a majority of the outstanding shares of Fisher Common Stock is required for approval of the Common Stock Amendment. The affirmative vote of the holders of a majority of the shares of Fisher Common Stock present and voting at the Annual Meeting is necessary to elect each of the directors and approve the 1996 Stock Option Plan. Although the consummation of each of the Transactions is subject to approval of the Common Stock Amendment by the shareholders of Fisher, shareholder approval of the Transactions is not otherwise required under Georgia law. Given the relative size of the Transactions and their impact on the future business of Fisher, however, the Board of Directors of Fisher is seeking ratification of the Transactions by Fisher's shareholders at the Annual Meeting.

          On October 15, 1996, 2,885,800 shares of Fisher Common Stock (representing approximately 39% of the outstanding shares of Fisher Common Stock) were beneficially owned by directors and executive officers of Fisher. All directors and executive officers of Fisher have indicated that they intend to vote all shares of Fisher Common Stock over which they have voting power in favor of each of the proposals presented at the Annual Meeting.

      VOTING AND SOLICITATION OF PROXIES

          Proxies for use at the Annual Meeting accompany copies of this Proxy Statement delivered to record holders of Fisher Common Stock. A Fisher stockholder may use his proxy if he is unable to attend the Annual Meeting in person or wishes to have his shares voted by proxy even if he does attend the Annual Meeting. Fisher stockholders are requested to complete, sign, date and return promptly the enclosed proxy in the postage prepaid envelope provided for this purpose, regardless of whether they plan to attend the Annual Meeting, to ensure that their shares are voted. Shares of Fisher Common Stock represented by properly executed proxies received at or prior to the Annual Meeting and which have not been revoked will be voted at the Annual Meeting and will be voted in accordance with the instructions contained in such proxies. All shares of Fisher Common Stock represented by properly executed proxies for which no instruction is given will be voted at the Annual Meeting in favor of the Common Stock Amendment, the proposal to ratify the Transactions, the election of the nominees named herein to constitute the Board of Directors of Fisher and the 1996 Stock Option Plan.

          If a quorum is not obtained, or if fewer shares of Fisher Common Stock are voted in favor of approval of the Common Stock Amendment, the proposal to ratify the Transactions and/or the 1996 Stock Option Plan than the number required for approval, it is expected that the Annual Meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked), notwithstanding that they might have been effectively voted on the same or any other matter at a previous meeting.

          The Board of Directors does not know of any other matters which are to come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment unless authority therefor is withheld on the enclosed proxy card. Such discretionary matters may include motions to adjourn the meeting for the purpose of further soliciting proxies in favor of the Common Stock Amendment, the proposal to ratify the Transactions and/or the 1996 Stock Option Plan.

          Fisher will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, directors, officers and employees of Fisher and AUBIS may solicit proxies by telephone, telegram or otherwise. The directors, officers and employees of Fisher and AUBIS will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Fisher may also employ a proxy solicitation firm at customary fees to assist it in the solicitation effort. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of Fisher Common Stock held by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

      REVOCATION OF PROXIES

          A stockholder may revoke a proxy by submitting at any time prior to the vote at the Annual Meeting a later dated proxy with respect to the same shares, by delivering written notice of revocation to the Secretary of Fisher at any time prior to such vote or by attending the Annual Meeting and voting in person. Mere attendance at the Annual Meeting will not in and of itself revoke a proxy. Abstentions and broker non-votes will not be counted as votes either in favor of or against the election of directors or the adoption of the 1996 Stock Option Plan. BECAUSE APPROVAL OF THE COMMON STOCK AMENDMENT AND THE PROPOSAL TO RATIFY THE TRANSACTIONS EACH REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OUTSTANDING, A STOCKHOLDER WHO FAILS TO RETURN A PROXY OR WHO ABSTAINS FROM VOTING ON THE TRANSACTIONS IN HIS PROXY OR AT THE ANNUAL MEETING WILL HAVE FUNCTIONALLY VOTED AGAINST APPROVAL OF THE COMMON STOCK AMENDMENT AND THE PROPOSAL TO RATIFY THE TRANSACTIONS.

                   PROPOSAL TO APPROVE COMMON STOCK AMENDMENT

          A condition precedent to the consummation of the Transactions is an amendment to Article V of Fisher's Articles of Incorporation, as amended (the "Articles of Incorporation"), to increase the number of authorized shares of Common Stock of Fisher from 10,000,000 shares to 100,000,000 shares (the "Common Stock Amendment"). In connection therewith, the following resolution will be introduced at the Annual Meeting:

          RESOLVED: That the first paragraph of Article V of the Articles of Incorporation, as heretofore added to or amended, is hereby amended to read as follows:

               "The authorized capital stock of the Corporation shall be $1,500,000, which shall consist of 100,000,000 shares of Common Stock with a par value of $.01 per share and 5,000,000 shares of preferred stock with a par value of $.10 per share."

          Because Fisher does not have sufficient uncommitted authorized but unissued shares of Common Stock to consummate either the AUBIS, the HALIS or the ACCS Transactions without approval of the proposed increase in the number of authorized shares of Common Stock, such proposed increase is necessary in order to consummate the Transactions, which the Fisher Board believes is in the best interests of Fisher shareholders. See "BACKGROUND OF AND REASONS FOR THE TRANSACTIONS." In addition, Fisher's Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock will provide flexibility needed to meet corporate objectives and to implement Fisher's strategic plan and is in the best interests of Fisher and its shareholders. See "INFORMATION REGARDING FISHER
     - Consolidation Strategy."   The increase in the number of authorized
     shares of Common Stock will, if approved by the requisite vote of Fisher shareholders, be adopted by Fisher regardless of whether the Transactions are consummated. The stockholders of Fisher do not have preemptive rights.

          The Board of Directors recommends that shareholders approve the Common Stock Amendment because it considers the proposal to be in the best long-term and short-term interests of Fisher, its shareholders and its other constituencies. The proposed increase in the number of shares of authorized Common Stock will ensure that sufficient shares of Common Stock are available for issuance pursuant to the terms of the AUBIS, HALIS and ACCS Agreements and will ensure that additional shares of Common Stock will be available, if needed, for issuance in connection with any possible future transactions approved by the Board of Directors, including, among others, stock splits, stock dividends, acquisitions, financings and other corporate purposes. See "INFORMATION REGARDING FISHER - Consolidation Strategy." In addition, the proposed increase in the number of authorized shares of Common Stock will ensure that sufficient shares are available:
     (i) for issuance in a private placement of up to 5,000,000 shares of common stock and 1,666,667 common stock purchase warrants (the "Private Placement") currently being conducted by Fisher (See "BACKGROUND OF AND REASONS FOR THE TRANSACTIONS -Management and Operations of Fisher After the Transactions") and (ii) for grant pursuant to Fisher's 1996 Stock Option Plan. (See "PROPOSAL TO APPROVE 1996 STOCK OPTION PLAN.")

          Net proceeds from the Private Placement will total approximately $5.45 million if the maximum offering is achieved and will be utilized, upon consummation of the Transactions, to expand Fisher's sales and marketing efforts, enhance Fisher's software products, support the growth of its administrative infrastructure, acquire selected software and service companies and system integration companies and for general corporate purposes.

          The Board of Directors believes that the availability of the additional shares of Common Stock for such purposes without delay or the necessity for a special shareholders' meeting (except as may be required by applicable law or regulatory authorities or by the rules of any stock exchange on which Fisher's securities may then be listed) will be beneficial to Fisher by providing it with the flexibility required to consider and respond to future business opportunities and needs as they arise. The availability of additional authorized shares of Common Stock will also enable Fisher to act promptly when the Board of Directors determines that the issuance of additional shares of Common Stock is advisable. It is possible that shares of Common Stock may be issued at a time and under circumstances that may increase or decrease earnings per share and increase or decrease the book value per share of shares presently held.

          Although Fisher may issue shares of Common Stock in connection with future acquisitions and Fisher may require additional capital or other financing to fund its operations and continued growth, other than the shares of Common Stock to be issued in connection with the Transactions, the Private Placement and the 1996 Stock Option Plan, Fisher does not have any immediate agreements, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the proposal to increase the number of authorized shares.

          On October 15, 1996, 7,450,046 shares of Common Stock were issued and outstanding. Upon consummation of the Transactions, 23,200,046 shares of Common Stock will be issued and outstanding (27,840,386 shares on a fully diluted basis assuming the exercise of all outstanding stock options and the conversion of Fisher's outstanding convertible notes).

          It should be noted that the availability of additional shares could render more difficult or discourage a takeover attempt. For example, additional shares of Common Stock could be issued and sold to purchasers who oppose a takeover bid which is not in the best long-term and short-term interests of Fisher, its shareholders and its other constituencies or could be issued to increase the aggregate number of outstanding shares of Common Stock and thereby dilute the interest of parties attempting to obtain control of Fisher. In connection with any issuance of shares of Common Stock, the Board of Directors is required to determine that such issuance would be in the best long-term and short-term interests of Fisher, its shareholders and its other constituencies. The Board of Directors is presently unaware of any specific effort, other than the Transactions, to accumulate the shares of Common Stock of Fisher or obtain control of Fisher.

          The approval of the holders of a majority of the issued and outstanding shares of Common Stock of Fisher is required for the adoption of the Common Stock Amendment. Failure to approve this proposal will result in the termination of the AUBIS, HALIS and ACCS Agreements, as sufficient shares of Fisher Common Stock will not then be available to consummate any of the Transactions. See "BACKGROUND OF AND REASONS FOR THE TRANSACTIONS." THE BOARD OF DIRECTORS RECOMMENDS THAT FISHER'S SHAREHOLDERS APPROVE THE COMMON STOCK AMENDMENT.


                 BACKGROUND OF AND REASONS FOR THE TRANSACTIONS

      BACKGROUND OF THE TRANSACTIONS

          The proposed transactions with AUBIS, HALIS and ACCS are the culmination of a lengthy process during which Fisher has worked to identify one or more strategic partners which could (i) provide an increased distribution for Fisher's products, (ii) augment Fisher's technical resources in order to facilitate Fisher's success with large clients, and
     (iii) expand Fisher's business into new markets, such as the healthcare industry. The Board of Directors of Fisher believes that the Transactions will permit Fisher to achieve these goals.

          In its Annual Report on Form 10-K for the year ended January 31, 1995, Fisher indicated that unless a strategic partner could be found, Fisher was unlikely to be able to continue operations. In mid-1995, Fisher completed a private placement of Common Stock, which raised $800,000 and provided interim funding for the period of time which Fisher believed to be necessary for the process of identifying, qualifying, and negotiating an acceptable deal with a suitable partner.

          In August 1995, Fisher entered into a Finder's Fee Agreement with Penny Sellers, pursuant to which Ms. Sellers will receive a commission equal to 10% of the amount of any equity investments in Fisher or software licensing fees paid to Fisher in respect of transactions introduced to Fisher by Ms. Sellers. The compensation payable to Ms. Sellers pursuant to the Finder's Fee Agreement is limited to $500,000. In late August 1995, Ms. Sellers introduced Fisher to the principals of AUBIS. See "INFORMATION REGARDING FISHER-Background."

          The initial meeting between principals of Fisher and AUBIS occurred during late August 1995. At that meeting, a general discussion of the history and plans of each company took place. There were several potential relationships which seemed to warrant further investigation. In September 1995, subsequent meetings identified three possible relationships which could benefit both companies: (i) use of AUBIS' technical resources to assist Fisher; (ii) placement of Fisher's products into the AUBIS distribution channel; and (iii) a merger of the two companies.

          Each company undertook to evaluate the possible relationships and to prioritize them separately based on their merits. Both companies concluded that a merger would provide maximum leverage to both companies to achieve their individual business goals. The addition of Fisher's products would give AUBIS additional product diversity in its current and proposed geographical markets. The presence of AUBIS' technical staff would enable Fisher to compete in large account situations and reengineer the Fisher product for the healthcare market. In addition, the merged entities would be more easily able to acquire additional products and service offerings to build a more complete folio of solutions for the combined prospect and customer base.

          In October 1995, general parameters for such a merger were discussed, and on November 18, 1995, a Letter of Intent was signed by both parties. Beginning in late November 1995 and continuing into December 1995, counsel for and principals of both companies met to review each of the business and legal issues which had to be resolved in order to move ahead. The AUBIS
     Agreement was subsequently prepared and executed on December 13, 1995.   On
     March 26, 1996, the AUBIS Agreement was amended and restated to, among other things, provide for the merger of the AUBIS Subsidiaries into the Fisher Subsidiaries, rather than merge the AUBIS Subsidiaries directly into Fisher.

          In anticipation of the consummation of the AUBIS Transaction, Fisher entered into a management agreement with AUBIS pursuant to which AUBIS provided management services to Fisher in an effort to begin the process of effecting an orderly transition of the AUBIS Subsidiaries to Fisher. This management agreement was terminated on June 1, 1996. The management agreement provided for a monthly management fee of $10,000 payable to AUBIS.

          Once Fisher's Board of Directors committed to the AUBIS Transaction, discussions commenced between Larry Fisher, the Chairman of the Board of Fisher, and Paul Harrison, the managing member of AUBIS, with regard to strategically positioning Fisher in the healthcare information systems market. Mr. Harrison has had past success in developing information systems for managed healthcare. Using the advanced artificially intelligent technology ("MERAD") developed by Mr. Harrison, Mr. Harrison has been developing a managed healthcare information system through HALIS and its subsidiary, HSI. Fisher and Mr. Harrison believe that by utilizing Mr. Harrison's expertise and familiarity with the healthcare industry and the MERAD technology, a similar information and database manager can be developed that would enable Fisher to enhance and modify its hospitality products while expanding Fisher into the healthcare information systems market.

          Discussions commenced in December 1995 about the possibility of Fisher acquiring the MERAD technology and the managed healthcare system being developed by HSI. These discussions culminated in the execution of the HALIS Agreement on March 29, 1996 and the execution of a letter of intent between Fisher and Paul Harrison Enterprises, Inc. (the owner of the MERAD technology) whereby Fisher will acquire a perpetual, non-exclusive license to utilize the MERAD technology for a license fee of 10% of future revenues generated from the MERAD technology by Fisher. MERAD is an artificially intelligent technology utilized to develop application software. Through the use of artificial intelligence, MERAD can substantially decrease the development time necessary to create and debug application software. See "INFORMATION REGARDING FISHER-Background" for a more complete description of the MERAD technology.

          In March 1996 Fisher initiated discussions with ACCS, a supplier of software and services to the healthcare industry. ACCS offered similar capabilities to those of AHS in the areas of sales, marketing and customer support. See "INFORMATION REGARDING ACCS." These discussions culminated in the execution of the ACCS Agreement on May 23, 1996. As a result of the financial performance of ACCS during the first half of 1996, the ACCS Agreement was amended in September 1966 to, among other things, decrease the purchase price to be paid by Fisher to 750,000 shares of Fisher Common Stock. The ACCS Agreement was further amended on October 31, 1996 to extend the date by which the ACCS Agreement shall be consummated (from October 31, 1996 to December 31, 1996).

          Prior to the execution of the AUBIS, HALIS and ACCS Agreements, Fisher had been totally focused on the food service industry, supplying software and services to various restaurant and hotel operations. Fisher had developed a proprietary set of restaurant software, but had not been able to sustain profitability on a consistent basis.

          Initially, Fisher's new focus was to expand its capabilities by adding systems integration services to its restaurant offerings, and to use the local presence of AHS to increase its software revenues. At the same time, Fisher began to establish itself in a second, more lucrative, vertical market, healthcare, by adding the HALIS software to its set of offerings. The systems integration services which ASI offers are needed by both vertical markets, and are a necessary component of any successful vertical market software company in today's market. In addition, Fisher's food service software can be used in the healthcare market for food service and nutrition applications.

          As Fisher presented its plan to prospective customers and discussed it with management of AUBIS, HALIS and ACCS, it became apparent that the best opportunity to increase shareholder value of the combined companies was to focus solely on the healthcare market, which management believes to be one of the fastest growing vertical markets in the United States. To accomplish this, Fisher in the first quarter of 1996 began to limit its efforts in food service to the support and provision of additional systems to its existing customer base and a select group of prospects which had already been identified. The AHS business unit was eliminated, and appropriate personnel from both Fisher and AHS were transferred to ASI and HSI.

          As a result of Fisher's new focus and the elimination of the AHS business unit, the AUBIS Agreement was amended on September 27, 1996 to reduce the purchase price for AUBIS by 500,000 shares to 10,000,000 shares of Fisher Common Stock. The AUBIS Agreement was also amended at that time to extend the date by which the AUBIS Transaction shall be consummated (from June 30, 1996 to November 30, 1996). The HALIS Agreement was likewise amended to extend the consummation date of this transaction to November 30, 1996.

          The Transactions will require Fisher to issue up to an aggregate of 15,750,000 shares of Fisher Common Stock. The consideration to be paid by Fisher in the Transactions was determined through negotiations between management of Fisher and each of AUBIS, HALIS and ACCS and was not based upon any independent appraisal or valuation of either Fisher, the AUBIS Subsidiaries, HSI or ACCS. Among the factors considered in making such determination were prevailing market conditions and general economic conditions, the revenues and earnings of the parties in recent periods, the relative experience of management of each of the parties, estimates of the business potential of the combined companies, the present state of development of each company and other factors deemed relevant. Fisher has not obtained an opinion of an independent financial advisor as to the fairness of the Transactions to the shareholders of Fisher from a financial point of view.

      FISHER'S REASONS FOR THE TRANSACTIONS

          Due to the downturn in its restaurant software business, Fisher has been unable to commit sufficient resources to continue research and development of its products to keep pace in the hospitality market place. As a result, the market has not been receptive to its products because Fisher's competitors have been able to provide enhancements that are being demanded by hospitality customers. In 1995, Fisher's Board of Directors concluded that Fisher was in need of a significant shift in its strategic plan to continue in operation. This resulted in the development of a strategic plan to acquire additional software applications for its hospitality business, while expanding into the healthcare information systems market. The Transactions represent the first steps in implementing this new strategic plan. Prior to the execution of the AUBIS, HALIS and ACCS Agreements, Fisher had been totally focused on the food service industry, supplying software and services to various restaurant and hotel operations. Fisher had developed a proprietary set of restaurant software, but had not been able to sustain profitability on a consistent basis. Management believes that if the Transactions are not consummated, Fisher will be unable effectively to enter the healthcare information systems market and will be unable to upgrade and market in a timely manner its restaurant software to customers in its traditional hospitality market. Moreover, Fisher's prospects for obtaining additional capital will be severely impaired or eliminated without a viable plan for achieving profitability. As a consequence, if the Transactions are not consummated, the Board of Directors of Fisher believes that Fisher will have no other choice but to cease operations.

          Fisher's Board of Directors believes that the presence of AUBIS' and HALIS' software development expertise will enable Fisher to modify and enhance its products and hopefully will increase the acceptance of Fisher's products and services in the healthcare industry. Fisher's Board of Directors believes that the healthcare information systems market has significantly more long-term potential than the hospitality market. Accordingly, Fisher has developed a new strategic plan of diversifying into the healthcare information systems market. Each of the Transactions is part of Fisher's new strategic plan. By acquiring the AUBIS Subsidiaries and HSI, Fisher would acquire software networking and systems development expertise (particularly in the healthcare industry), a new customer base, and the expertise of Mr. Harrison and his staff in developing information and healthcare systems to diversify its product lines. By acquiring ACCS, Fisher would acquire a healthcare customer base and a sales and marketing force with which to pursue the healthcare information systems market.
     After the Transactions, Fisher will be in a position to offer information and database products to the healthcare market, while utilizing the networking and system building expertise acquired from ASI to provide value added integration and networking services (ASI already provides these services to healthcare clients).

          Paul Harrison brings a strong record in building technology companies. Fisher's Board of Directors believes that the best opportunity for shareholders to enhance their investment in Fisher will be through a successful acquisition strategy that, with Mr. Harrison's assistance, will enable Fisher to expand into the healthcare information system industry. Management of Fisher believes that the combination of these five companies (Fisher, ASI, AHS, HSI, and ACCS), along with the license for the MERAD technology, provide a nucleus from which the vertical healthcare
     information market could be addressed.   Upon consummation of the
     Transactions, management believes that Fisher will be well positioned to produce new software products for special segments of the healthcare market using its advanced database technology and its industry knowledge obtained from AUBIS and HALIS personnel. See "-Management and Operation of Fisher After the Transactions."

          While Fisher's Board of Directors believes the strategic plan that it is undertaking, through the consummation of the Transactions, will be successful and in the best interest of Fisher's shareholders, no assurances can be given to shareholders that Fisher indeed will be successful and that shareholder value will be enhanced. Risk factors that shareholders should consider in evaluating all of the proposals include, among others, (i) timely completion of modifications and enhancements of Fisher's healthcare products, (ii) continued working capital availability while such products are being developed, (iii) continued availability of Messrs. Fisher and Harrison (each will be subject to a three year employment agreement), (iv) acceptance of Fisher's products by customers in the healthcare market, and
     (v) availability of working capital for operations and acquisitions over the next 12 to 15 months. See "RISK FACTORS."

      AUBIS', HALIS' AND ACCS' REASONS FOR THE TRANSACTIONS

          AUBIS and HALIS.  AUBIS and HALIS have stated their intention to
          ---------------
     become one of the top healthcare technology companies in the industry. Management of AUBIS and HALIS believe that the combined companies will offer an attractive platform to capture market share in this industry, utilizing an information database manager. Additionally, ASI's networking integration solutions are installed in both hospitality and healthcare, and AUBIS believes that there is significant potential to continue to expand its networking offerings and services to the healthcare industry.

          HSI has been a development company for a relatively short time but has moved quickly in the development of prototype managed healthcare system. In order for the healthcare system to reach the next level of commercial exploitation, HSI requires funding. Fisher's public company status offers a means for the combined companies to access the capital markets to fund the development of its products.

          Additionally, because Mr. Harrison is actively involved in both HALIS and AUBIS, the merger with Fisher serves as a means to fulfill the strategic plan envisioned by Mr. Harrison (and shared by management of Fisher) of using software technology to build superior information and database systems in the healthcare industry. Mr. Harrison will serve as Chairman of the Board and Chief Executive Officer of Fisher upon consummation of the Transactions. See "-Management and Operations of Fisher After the Transactions."

          ACCS. As a reseller of third party healthcare systems software, ACCS
          ----
     has experienced several limitations to growth under its present relationship with its software provider. For instance, ACCS is not in control of the development of additional functionality of the software it resells. Moreover, it has no rights to specify features and functions which need to be added to make the software more competitive. In addition, the particular software ACCS licenses for distribution is limited in its range of potential users. ACCS does not consider the software to be a competitive system for larger group practices or managed care entities such as hospitals, clinics, HMO's, PPO's and MSO's. Management of ACCS believes that the merger with Fisher will expand its markets, increase the functionality of its products and enable it to offer system integration services to a wider range of customers.

      RECOMMENDATION OF FISHER BOARD OF DIRECTORS

          THE BOARD OF DIRECTORS OF FISHER UNANIMOUSLY RECOMMENDS THAT THE FISHER STOCKHOLDERS VOTE TO RATIFY THE TRANSACTIONS IN ACCORDANCE WITH THE TERMS OF THE AUBIS, HALIS AND ACCS AGREEMENTS.

      MANAGEMENT AND OPERATIONS OF FISHER AFTER THE TRANSACTIONS

          MANAGEMENT

          Under the terms of the AUBIS and ACCS Agreements, the directors and executive officers of Fisher upon consummation of the Transactions will be as follows:

     NAME                         AGE              POSITION
     ----                         ---              --------

     Paul W. Harrison              41          Chairman of the Board and
                                                 Chief Executive Officer
     Larry Fisher                  52          President, Chief Operating
                                                 Officer and Director
     Jeffrey C. Brenner            47          Director
     Nate Lipson                   68          Director

          In addition, three additional directors will be appointed by the Board of Directors of Fisher following the consummation of the Transactions, one nominee to be selected by Mr. Harrison and the other two nominees to be mutually agreed upon by Messrs. Fisher and Harrison. See "ELECTION OF DIRECTORS."

          PAUL W. HARRISON has been the managing member of AUBIS since February 1995, a director of AHS since June 1994 and a director of ASI since January 1995. Mr. Harrison has also served as President of PHE since May 1990. From July 1993 to December 1994, Mr. Harrison was employed as an executive advisor of HBO &

     Company of Georgia, Inc., a software company in the healthcare information industry. Mr. Harrison served as President and Chief Executive Officer of Biven Software, Inc., a software technology company specializing in business and healthcare applications, from 1991 to June 1993, when it was acquired by HBO & Company of Georgia, Inc. Mr. Harrison also served as President of SOTRISS Corp., a software technology company specializing in insurance and healthcare applications, from 1986 to 1989, when it was acquired by Lincoln National Information Services, Inc. ("Lincoln National"). Thereafter, Mr. Harrison continued his employment as President and Chief Executive Officer of SOTRISS, a subsidiary of Lincoln National, until 1991. Mr. Harrison will serve as Chairman of the Board and Chief Executive Officer of Fisher after the Transactions are consummated. Mr. Harrison is a director nominee of Fisher. See "ELECTION OF DIRECTORS."

          LARRY FISHER, the founder of Fisher, has served as a director since its organization in 1979, as President, Chief Executive Officer, and Treasurer since 1979 and as Chairman of the Board since 1992. Prior to 1979, Mr. Fisher was employed by IBM for 11 years in several executive sales and marketing positions. In his last such position, Mr. Fisher was responsible for creating, implementing and monitoring national marketing programs for the retail and hospitality industries. Mr. Fisher will serve as President, Chief Operating Officer and a director of Fisher after the Transactions are consummated.

          JEFFREY C. BRENNER has served as a director of Fisher since May 1995 and will continue as a director of Fisher upon consummation of the Transactions. Mr. Brenner is currently a private investor. From 1987 to 1991, Mr. Brenner served as President and Chairman of the Board of Tech Time, Inc., a time and attendance software/services company.

          NATE LIPSON is a member of AUBIS and has served as a director of AHS and ASI since December 1995. Mr. Lipson is currently a private investor, and has had various ownership and management interests in companies doing business in the hospitality and carpet industries for more than the past five years. Mr. Lipson is a director nominee of Fisher. See "ELECTION OF DIRECTORS."

          EMPLOYMENT AGREEMENTS

          Upon consummation of the Transactions, Fisher will enter into an Employment Agreement with Paul W. Harrison, pursuant to which Mr. Harrison will serve as Chairman of the Board and Chief Executive Officer of Fisher. The Employment Agreement is for a term of three years, expiring on the third anniversary of the effective date of the Transactions, and provides for an annual base salary of $200,000 plus incentive bonus payments. In addition, the Employment Agreement provides for Mr. Harrison to receive options to purchase shares of Common Stock of Fisher in the discretion of the Board of Directors. The Employment Agreement provides for certain severance payments to be paid to Mr. Harrison in the event of a change in control of Fisher or a significant change in Mr. Harrison's operational duties. In the event of a change in control, Mr. Harrison will be entitled to terminate his employment with Fisher and to receive three times the sum of his annual base salary and the cost for one year of all additional benefits provided to Mr. Harrison under the Employment Agreement. In addition, in the event Mr. Harrison terminates his employment under certain stated conditions or is terminated by Fisher without cause, he will receive the greater of one year's annual base salary or an amount equal to the base salary which would otherwise be payable to Mr. Harrison for the remaining term of his Employment Agreement. Any such severance payment may, at the option of Fisher, be paid to Mr. Harrison in equal monthly installments or in a lump sum at a discounted present value. The Employment Agreement contains non-compete and non-solicitation provisions, effective through the actual date of termination of the Employment Agreement and for a period of two years thereafter.

          In consideration of services rendered by Paul Harrison to Fisher in anticipation of the consummation of the Transactions, Fisher on June 7, 1996 granted to Mr. Harrison an option to purchase 1,400,000 shares of Fisher Common Stock, which options become exercisable upon consummation of the HALIS Transaction. The option terminates on June 7, 2006 and is exercisable at a price of $1.125 per share (which represents the fair market value of the Fisher Common Stock on the date of grant); provided, however, that if the HALIS Transaction is not consummated on or before December 31, 1996, the option terminates. If exercised, such option will represent approximately 5.7% of the shares of Common Stock of Fisher to be outstanding upon consummation of the Transactions.

          Fisher currently has an employment agreement with Larry Fisher which will continue in effect after consummation of the Transactions. Upon consummation of the Transactions, Mr. Fisher will relinquish his titles as Chairman of the Board and Chief Executive Officer of Fisher, but will continue to serve as its President and Chief Operating Officer. See "INFORMATION REGARDING FISHER-Employment Agreement."

          OPERATIONS

          General.  Upon consummation of the Transactions, the AUBIS
          -------
     Subsidiaries, HSI and ACCS will be wholly-owned subsidiaries of Fisher and Fisher's corporate name will be changed to HALIS, Inc. (hereinafter referred to as the "Combined Company"). Concurrently with the consummation of the Transactions, the Combined Company will contribute substantially all of Fisher's assets (including the MERAD license) to one of its operating subsidiaries. As a result, all of the Combined Company's business operations will be conducted through its operating subsidiaries.

          Upon consummation of the Transactions, the Combined Company will be a technology company that manufactures application software and delivers systems integration services to the healthcare market. The Combined Company's mission is to be the leading healthcare information systems company in delivering integrated software applications and support services to the healthcare industry.

               Management of Fisher believes that the combination of these five companies (Fisher, the AUBIS Subsidiaries, HSI and ACCS), along with the license for the advanced database software, provide a nucleus from which the healthcare market can be addressed. As a result, the Combined Company will be a healthcare technology company which offers a state of the art set of applications for the healthcare marketplace.

               The Combined Company plans to initially focus on the point-of-service system business in the healthcare industry (doctor practices, HMO's
     and other managed care organizations).   Management believes that, upon
     consummation of the Transactions, the Combined Company will be well positioned to produce new software products for special segments of the healthcare market using its advanced database technology (known as the "HALIS Healthcare Enterprise System" or "HES") and its industry knowledge obtained from HSI personnel. HSI's product development team includes four persons who collectively have over 75 years of programming and related expertise, including substantial experience developing and servicing healthcare related hardware and software. Management believes that the cost to produce and support all of the Combined Company's products will be less than other companies in the marketplace due to the flexibility of the Combined Company's technology and the fact that the Combined Company has no "legacy" systems to maintain, enhance, or otherwise invest in. Management believes that the flexibility of the Combined Company's healthcare software will allow the Combined Company to keep up with the user's demands for updates to health plan changes, management contract revisions, availability of new pharmaceutical products, and changes in insurance plans and practices.

               The Combined Company's strategy is to use its superior software technology to produce lower cost applications software without compromising margins, to provide full service to augment its software products, and to build superior distribution channels through a combination of replicating its Atlanta model to other key cities (that is, providing in other cities a sales and support operation which can provide the HALIS software and related technical services to customers), consolidating healthcare information systems distribution and service companies into the Combined Company as independent business units, and through supplying the distribution companies with the Combined Company's superior healthcare software products. The Combined Company will manage its operations through a combination of corporate headquarters in Atlanta, Georgia and through strategically located independent business units that can be managed as profit and loss centers, and that can focus on sales and service in different geographical areas.

               The Combined Company's strategic plan is a significant shift in Fisher's present business direction. As a result of the Transactions, the Combined Company anticipates positioning itself to capture a portion of the healthcare information systems network and integration markets. There can be no assurance, however, that the Combined Company will be successful in this endeavor or that it will be able to achieve or sustain profitability in the future. See "RISK FACTORS."

               Until such time as the new healthcare software is accepted in the marketplace and generates revenues sufficient to support the operations of the Combined Company, operations will be financed from the proceeds of a private placement of Common Stock of Fisher. Fisher has engaged Attkisson, Carter & Akers Incorporated, a licensed broker-dealer, to offer and sell, on a best-efforts basis, up to 5,000,000 shares of Common Stock at a price of $1.20 per share. For each three (3) shares of Common Stock sold in the offering, Fisher will also issue a warrant to purchase one share of Fisher Common Stock (up to a maximum of 1,666,667 warrants), exercisable at a price of $1.75 per share. It is a condition to the closing of this private placement that the Common Stock Amendment be approved by the shareholders of Fisher and that the Transactions be consummated.

               If the minimum offering of $1,200,000 is not attained, the Combined Company may not have sufficient capital to support its operations and successfully develop and market its new healthcare software. See "RISK FACTORS." If the offering is successful, the net proceeds ($5,450,000, if the maximum offering is attained) will be utilized to expand the Combined Company's sales and marketing efforts, enhance the Combined Company's software products, support the growth of the Combined Company's administrative infrastructure by hiring additional administrative and support personnel, to acquire selected healthcare software and service companies and systems integration companies and for general corporate purposes. Management estimates that the maximum net proceeds from the offering will be sufficient to support the operations of the Combined Company through the end of 1997, at which time it is anticipated that cash flow from operations will be sufficient to support operations. See "FISHER MANAGEMENT'S DISCUSSION AND ANALYSIS."

               Immediately following the Transactions, AUBIS and HALIS will collectively own a majority of the authorized and issued common stock of the Combined Company. Paul W. Harrison, who will serve as Chairman of the Board and Chief Executive Officer of the Combined Company upon consummation of the Transactions, will beneficially owns and/or have the power to vote (by virtue of his positions as the President and managing member of AUBIS and HALIS) all 15,000,000 shares of Fisher Common Stock to be issued in the AUBIS and HALIS Transactions. As a result, Mr. Harrison will be able to elect the Combined Company's directors, determine the outcome of most corporate actions requiring shareholder approval and otherwise to control the business of the Combined Company.

               The Articles of Incorporation of Fisher will be amended to change the name of the Combined Company to HALIS, Inc. The name change will not affect in any way the validity or transferability of stock certificates presently outstanding, or the capital structure of Fisher. Fisher shareholders will not be required to surrender for exchange any certificates presently held by them. Fisher shareholders desiring to exchange Fisher stock certificates for stock certificates with the new corporate name may do so, however, by mailing their Fisher stock certificates with an appropriate written request to Fisher's transfer agent, at the following address: SunTrust Bank, Atlanta, 58 Edgewood Avenue, Room 225, Atlanta, Georgia 30303.

               Sales and Marketing.  The healthcare industry has evolved into
               -------------------
     integrated healthcare delivery centers ("IHDC's") that merge the key components of what has previously been very fragmented and costly healthcare segments. These IHDC's (also referred to as HMO's and PHO's) are bringing together various segments such as HMO's/PPO's and managed care plans, hospitals, doctors and group practices, home health and long term care, pharmacies, labs, outpatient surgery clinics, and other specialty healthcare providers to lower costs, improve quality and to respond to the changing needs of the consumer and the organizations that pay for healthcare.

               The Combined Company plans to focus on the systems business in the healthcare (doctor practices, HMO's, home health, hospitals, etc.) industry. The Combined Company will market to healthcare management companies (MSO's, PHO's, etc.) who will then help market and sign-up the healthcare point-of-event organizations. For example, in the healthcare industry, the Combined Company would provide an information management system to the managed care organizations to help manage the networks of medical practices involved.

               The Combined Company will also be positioned to produce new software products for special segments of the healthcare markets very rapidly and at a much lower cost than the competition. The Combined Company also plans to capitalize on the consumer's demand for more software updates to keep up with health plan changes, more convenience through ease of use and fewer actions to take, better prices and value, and better support services.

               The healthcare information systems market is fragmented except for the hospital segment, which is dominated by three or four major players including HBO & Company and Shared Medical Systems. The emerging managed care market has no leader and has no dominant player. Management believes that the Combined Company will be in an excellent position to gain a significant share of this market because, to the knowledge of management, no other supplier offers the flexibility and functionality of the HALIS Healthcare Enterprise System.

               Although the primary focus of the Combined Company will be the healthcare information systems industry, it will, from time to time, take on projects in other industry segments to keep its technical resources productive. It is anticipated, however, that by the end of 1997, the Combined Company will derive the majority of its business from healthcare.

               Upon consummation of the Transactions, ACCS will assume a role in the sales and marketing of the HALIS software and services. In the United States, there are over 600,000 healthcare and related companies, approximately 100,000 of which are candidates for the HALIS software. Management believes that the current market for the HALIS software and related services is approximately $5 billion annually. ACCS has already begun to sell HALIS products (in beta form) to its existing customer base to replace its current, less function rich software. In addition, ACCS has begun to sell the HALIS managed care system (in beta form) to ACCS prospects whose needs exceed the capabilities of the prior ACCS software offerings. These sales are under a license agreement between ACCS and HSI.

               The Combined Company will utilize the sales and service capability of ASI to sell and implement services contracts in the healthcare industry with and without the sale of the HALIS Healthcare Enterprise System. In addition to the HALIS Healthcare Enterprise System, the Combined Company will utilize the Fisher Restaurant Management System(R) as part of its food/nutrition system to be offered to the healthcare industry.

               Upon consummation of the Transactions, ACCS' customers, the vast majority of which are medical billing centers, will be given the opportunity to choose one of the following options: (i) pay a fee of $2,895 to receive a copy of the HALIS Healthcare Enterprise System for their billing center, and become a HALIS reseller; (ii) pay a fee of $1,495 to receive a copy of the HALIS Healthcare Enterprise System to replace their current software; or (iii) pay a fee of between $495 and $995 to continue to receive telephone support for their current software.

               Products.  The Combined Company's primary products are derived
               --------
     from one integrated healthcare software program referred to as the HALIS Healthcare Enterprise System (HES). The four products currently derived or anticipated to be derived from HES are:

          1.  Managed Care           (available now)
          2.  Practice Management    (available now)
          3.  Hospital               (available 1997)
          4.  Home Health            (available 1997)

          Management is not aware of any integrated software program available to meet the needs of the IHDC's and the healthcare consumer, except through antiquated, fragmented software programs that do not integrate. Each one of the market segments (hospitals, HMO's, doctor practices, etc.) requires a different software program, and in most cases, each segment of healthcare requires several software programs -- a hospital requires a registration/admissions program, a medical records program, a billing program, etc. -- all separate and fragmental because they are not integrated. As the IHDC's develop, they are faced with buying not only five or more software programs to manage a hospital, but another ten or more programs to handle the doctors' practices, managed care, and other healthcare segments which need to be integrated into a single program.

          In order to make it easier for healthcare organizations (even self-funded employers) to transition to the Combined Company's software products, the Combined Company will allow each organization to use the segment(s) (e.g., group practices) it currently needs and to access through menus and icons additional segment(s) (e.g., managed care and HMO's/PPO's) later.

          The users would not be penalized by forcing them to pay for all the pieces and parts of ten or more programs/systems. They simply would pay for one program license based on the number of workstations connected to the program, and upgrade fees for added sites as their needs grow. In addition to the flexible pricing HALIS will offer, the program maintenance costs will be dramatically reduced as a consequence of dealing with just one program.

          The Combined Company will also allow the buyer of its healthcare program to tailor the program to the needs of each installation beyond what, to the knowledge of management, any other program or system can do. For example, the Combined Company will allow any buyer to modify its program to handle any health plan or contract that is negotiated. Virtually all other programs are rigid and only allow certain provisions to be changed, therefore forcing most organizations to process their health plans and contracts manually.

           The Combined Company believes that the HALIS Healthcare Enterprise System products will be competitively priced and superior in function to the competing products on the market today. A managed care system will typically have a license fee of $100,000 to $250,000 per networked database site (server), and a workstation price of $1,000 per workstation (client). This pricing schedule allows virtually any healthcare organization to license a copy of the HALIS software for an initial fee, and subsequently add workstations with additional license fees to the Combined Company, as well as an on-going annual support fee of approximately 20% of the initial software license fee. Although users of the HALIS Healthcare Enterprise System will receive a perpetual license, updates and support for the HALIS Healthcare Enterprise System will be billed separately under a services agreement with the user.

          There are several characteristics which distinguish HALIS Healthcare Enterprise System from that of its competitors. They include:

          (i) Top Down Design -- HALIS has created a model of the healthcare industry and designed the Healthcare Enterprise System to meet the changing needs of that model. Most other systems were developed as individual applications (billing, admissions, eligibility, etc.) and then interfaced to form a total system.

          (ii) Single Database Design -- The HALIS Healthcare Enterprise System has been designed to utilize a consistent database design which allows all applications to utilize the same database structure, while distributing the actual database over several computers if necessary. Thus there is no interfacing of myriad applications. All applications are part of a single program, not up to 189 different programs, as in many systems.

          (iii) Advanced Multi-Media Database -- The Combined Company will utilize an advanced multi-media database which uses artificial intelligence, has an IEEE standard 'front end' which will allow it to run on a variety of systems, and has an ODBC complaint 'back end' which allows it to work with most major databases such as Oracle and Sybase.

          (iv) Automated Install -- The HALIS Healthcare Enterprise System has an automated installation program which makes it possible for the user to become operational and ready to enter data in a matter of minutes.

          The Combined Company intends to achieve a revenue stream from its support and maintenance activities which, within a period of two to three years, is expected to be sufficient to cover the fixed costs of the Combined Company. Typically, a healthcare organization will need one or more of the following services: network consultation and selection; network installation and training; post-software installation training; project management for rollout of healthcare systems; hardware procurement; and/or selection of client/server configurations, distributed processing.

          Management believes that the Combined Company will have sufficient product line to enter the healthcare market immediately upon consummation of the Transactions. As discussed above, the Combined Company will augment its product line in 1997 to include hospital, home health and food/nutrition programs currently in development. Additional technical resources may be needed in 1997, however, to develop and implement fully these new programs.

          HALIS software is anticipated to have a life cycle in excess of ten years. Most systems currently being utilized in the healthcare industry are five to ten years old. It is primarily because of the changes to the industry itself that management believes the Combined Company's products will enjoy a high degree of acceptance. The healthcare industry now needs, and, to the knowledge of management, does not have from any vendor, offerings comparable to the HALIS software.

          The Combined Company will manage its operations through a combination of corporate headquarters in Atlanta, Georgia and through strategically located independent business units that can be managed as profit and loss centers, and that can focus on sales and service in different geographical areas.

                           TERMS OF THE TRANSACTIONS

          The descriptions of the AUBIS, HALIS and ACCS Agreements set forth in this Section do not purport to be complete and are qualified in their entirety by reference to the AUBIS, HALIS and ACCS Agreements, which are attached as Appendix A, B and C, respectively, to this Proxy Statement and are incorporated by reference herein. Reference is made to the AUBIS, HALIS and ACCS Agreements for the definition of such capitalized terms used herein for which no definition is provided. ALL FISHER STOCKHOLDERS ARE URGED TO READ EACH OF THE AUBIS, HALIS AND ACCS AGREEMENTS IN THEIR ENTIRETY.

      GENERAL

          Although the consummation of each of the Transactions is subject to approval of the Common Stock Amendment by the shareholders of Fisher, shareholder approval of these transactions is not otherwise required under Georgia law. Given the relative size of the Transactions and their impact on the future business of Fisher, however, the Board of Directors of Fisher is seeking ratification of the Transactions by Fisher's shareholders at the Annual Meeting. Shareholder ratification of the AUBIS and HALIS Transactions is a condition precedent to the obligation of the parties to consummate each of these Transactions. If shareholder ratification of these Transactions is not obtained, however, this condition to closing will likely be waived by the parties. Consequently, if the Common Stock Amendment is approved, but shareholder ratification of the Transactions is not obtained, the parties will likely elect to consummate the Transactions if all other conditions are met or waived.

      THE AUBIS AGREEMENT

            General.  The AUBIS Agreement provides that, subject to the
           --------
     satisfaction or waiver of certain conditions (including, among other things, approval of the Common Stock Amendment and ratification of the Transactions by Fisher's stockholders), the AUBIS Subsidiaries will be merged into the Fisher Subsidiaries. Upon consummation of the AUBIS Transaction, the separate corporate existence of the AUBIS Subsidiaries will cease. The Fisher Subsidiaries will continue as the surviving corporations. As a result of the AUBIS Transaction, all of the Common Stock of the AUBIS Subsidiaries outstanding immediately prior to the Effective Time will be canceled and retired and converted into the right to receive 10,000,000 shares of Common Stock of Fisher.

            Conduct of Fisher's Business Pending the AUBIS Transaction.  In
           -----------------------------------------------------------
     Section 5.2 of the AUBIS Agreement, Fisher has agreed that, during the period from the date of the AUBIS Agreement through the Effective Time (the "Pre-Closing Period"), unless AUBIS otherwise consents in writing, Fisher, among other things: (i) shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been previously conducted; (ii) shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having a business relationship with Fisher; (iii) shall keep in full force all its insurance policies; (iv) shall cause its officers to report regularly to AUBIS concerning the status of its business; (v) shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities; (vi) shall not, except as otherwise permitted or contemplated in the AUBIS Agreement, sell, issue or authorize the issuance of (a) any capital stock or other security, (b) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (c) any instrument convertible into or exchangeable for any capital stock or other security; provided, however, that Fisher may arrange for the private placement of up to 5,000,000 shares of Common Stock of Fisher and 1,666,667 Common Stock Purchase Warrants of Fisher and up to $1.5 million in debt that is convertible into Common Stock of Fisher (on the basis of $1 in debt being convertible to one share of Common Stock of Fisher) so long as AUBIS is afforded the opportunity to participate in any such private placement if it so elects and so long as no more than 1,500,000 shares of Fisher Common Stock are issued upon any such conversion (unless AUBIS shall consent otherwise); (vii) except as permitted or contemplated in the AUBIS Agreement, shall not amend or permit the adoption of any amendment to Fisher's articles of incorporation or bylaws, become a party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction or become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction; (viii) shall not form any subsidiary or acquire any equity interest or other interest in any other Entity other than the Fisher Subsidiaries; (ix) shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of Fisher during the Pre-Closing Period, do not exceed $30,000 in the aggregate; (x) shall not (a) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or (b) amend or prematurely terminate, or waive any material right or remedy under, any Material Contract; (xi) shall not, other than in the ordinary course of business consistent with past practice, (a) acquire, lease or license any right or other asset from any other Person, (b) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person or (c) waive or relinquish any right, except for immaterial assets acquired, leased, licensed or disposed of by Fisher pursuant to Contracts that are not Material Contracts; (xii) shall not (a) lend money to any Person, or (b) incur or guarantee any indebtedness, except that Fisher may make routine borrowings in the ordinary course of business, under its existing lines of credit; (xiii) shall not (a) establish, adopt or amend any Employee Benefit Plan, (b) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (c) hire any new employee whose aggregate annual compensation is expected to exceed $35,000; (xiv) shall not change any of its methods of accounting or accounting practices in any respect; (xv) shall not make any Tax election; (xvi) shall not commence or settle any Legal Proceeding; (xvii) shall not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; (xviii) shall not agree or commit to take any of the actions described in the above clauses "(v)" through "(xvii)"; and (xix) shall cause its officers, directors, employees, agents, attorneys, accountants, advisers and representatives (collectively referred to as "Representatives") to: (a) provide AUBIS and AUBIS' Representatives with reasonable access to Fisher's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Fisher or the Fisher Subsidiaries; and (b) provide AUBIS and AUBIS' Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to Fisher or the

     Fisher Subsidiaries, and with such additional financial, operating and other data and information regarding Fisher or the Fisher Subsidiaries, as AUBIS may reasonably request.

            No Solicitation of Alternative Transactions.  Pursuant to Section
           --------------------------------------------
     5.4 of the AUBIS Agreement, Fisher has agreed that, during the Pre-Closing Period, it will not, directly or indirectly, (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than AUBIS) relating to a possible Acquisition Transaction; (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than AUBIS) relating to or in connection with a possible Acquisition Transaction; or
     (c) consider, entertain or accept any proposal or offer from any Person (other than AUBIS) relating to a possible Acquisition Transaction; provided, however, that Fisher may take any of the actions referred to in
     (a) through (c) above to the extent Fisher's Board of Directors in good faith determines that such action is required in order to discharge the Board of Directors' fiduciary obligations under the Georgia Code, and, if Fisher's Board of Directors determines in good faith in the exercise its fiduciary duty that any such possible Acquisition Transaction would be of greater benefit to Fisher's shareholders than the AUBIS Transaction, Fisher may terminate this AUBIS Agreement in accordance with the terms of the AUBIS Agreement. In the event of such a termination, Fisher has agreed to
     reimburse the AUBIS Subsidiaries for their Merger Fees.    In addition, if
     the Acquisition Transaction accepted by Fisher's Board of Directors in lieu of the AUBIS Transaction is consummated, and the value of consideration received by Fisher's shareholders as a result of such Acquisition Transaction exceeds $3,000,000, at the closing of such Acquisition Transaction, Fisher shall pay the AUBIS Subsidiaries 25% of the amount by which such consideration exceeds $3,000,000. Fisher shall have the option of making such payment in cash or in the same form of consideration paid to Fisher shareholders as a result of such Acquisition Transaction. Fisher shall promptly notify AUBIS in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by Fisher during the Pre-Closing Period.

            Conduct of AUBIS' Business Pending the AUBIS Transaction.  In
           ---------------------------------------------------------
     Section 4.2 of the AUBIS Agreement, AUBIS agrees that, during the Pre-Closing Period, unless Fisher otherwise consents in writing, the AUBIS Subsidiaries, among other things: (i) shall conduct their businesses and operations in the ordinary course and in substantially the same manner as such business and operations were conducted prior to the date of the AUBIS Agreement; (ii) shall use reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and maintain their relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the AUBIS Subsidiaries; (iii) shall keep in full force all insurance policies identified in the AUBIS Agreement; (iv) shall cause their officers to report regularly to Fisher concerning the status of the AUBIS Subsidiaries' businesses; (v) shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities; (vi) shall not sell, issue or authorize the issuance of
     (a) any capital stock or other security, (b) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or
     (c) any instrument convertible into or exchangeable for any capital stock or other security; (vii) neither the AUBIS Subsidiaries, AUBIS nor any of the Designated Persons shall amend or permit the adoption of any amendment to the AUBIS Subsidiary's articles of incorporation or bylaws, or effect or permit either of the AUBIS Subsidiaries to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction; (viii) shall not form any subsidiary or acquire any equity interest or other interest in any other Entity; (ix) shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the AUBIS Subsidiaries during the Pre-Closing Period, do not exceed $30,000 in the aggregate; (x) shall not (a) enter into or become bound by, or permit any of the assets owned or used by them to become bound by, any Material Contract, or (b) amend or prematurely terminate, or waive any material right or remedy under, any Material Contract; (xi) shall not, other than in the ordinary course of business consistent with past practice
     (a) acquire, lease or license any right or other asset from any other Person, (b) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (c) waive or relinquish any right, except for immaterial assets acquired, leased, licensed or disposed of by the AUBIS Subsidiaries pursuant to Contracts that are not Material Contracts; (xii) shall not (a) lend money to any Person, or (b) incur or guarantee any indebtedness, except that the AUBIS Subsidiaries may make routine borrowings in the ordinary course of business under their respective existing lines of credit; (xiii) shall not (a) establish, adopt or amend any Employee Benefit Plan (other than the employee retention program and severance program referred to in Section 6.9 of the AUBIS Agreement), (b) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (c) hire any new employee whose aggregate annual compensation is expected to exceed $35,000; (xiv) shall not change any of their methods of accounting or accounting practices in any respect, including without limitation any change with respect to writing off of accounts receivable;
     (xv) shall not make any Tax election; (xvi) shall not commence or settle any Legal Proceeding; (xvii) shall not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; (xviii) shall not agree or commit to take any of the actions described in clauses "(v)" through "(xvii)"; and
     (xix) AUBIS and the AUBIS Subsidiaries shall, and shall cause their Representatives to (a) provide Fisher and Fisher's Representatives with reasonable access to the AUBIS Subsidiaries' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Subsidiaries; and (b) provide Fisher and Fisher's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the AUBIS Subsidiaries, and with such additional financial, operating and other data and information regarding the AUBIS Subsidiaries, as Fisher may reasonably request.

            No Solicitation of Alternative Transactions.  Pursuant to Section
           --------------------------------------------
     4.4 of the AUBIS Agreement, AUBIS agreed that during the Pre-Closing Period, neither it, the AUBIS Subsidiaries, nor any of the Designated Persons shall, directly or indirectly: (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Fisher) relating to a possible Acquisition Transaction; (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Fisher) relating to or in connection with a possible Acquisition Transaction; or
     (c) consider, entertain, or accept any proposal or offer from any Person (other than Fisher) relating to a possible Acquisition Transaction. AUBIS or the AUBIS Subsidiaries shall promptly notify Fisher in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by AUBIS or the Subsidiaries or any of the Designated Persons during the Pre-Closing Period.

            Conditions to the AUBIS Transaction; Waiver of Conditions.  Under
           ----------------------------------------------------------
     Section 7 of the AUBIS Agreement, the obligation of Fisher to consummate the AUBIS Transaction is subject to the satisfaction, at or prior to the Closing, of the following additional conditions: (i) each of the representations and warranties made by the AUBIS Subsidiaries, AUBIS and the Designated Persons in the AUBIS Agreement and in each of the other agreements and instruments delivered to Fisher in connection with the transactions contemplated by the AUBIS Agreement shall have been accurate in all material respects as of the date of the AUBIS Agreement, and shall be accurate in all material respects as of the Closing as if made at the Closing; (ii) each covenant or obligation that the AUBIS Subsidiaries, AUBIS or any of the Designated Persons is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects; (iii) all Consents required to be obtained in connection with the AUBIS Transaction and the other transactions contemplated by the AUBIS Agreement shall have been obtained and shall be in full force and effect; (iv) Fisher shall have received the following agreements and documents, each of which shall be in full force and effect:
     (a) Employment Agreements executed by Larry Fisher and Paul Harrison in a form mutually acceptable to Fisher and the respective individuals entering into such agreements; (b) a certificate referred to in Section 6.8 of the AUBIS Agreement, executed by the AUBIS Subsidiaries, stating that neither of the AUBIS Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2); (c) estoppel certificates from the landlords of the premises currently leased by the AUBIS Subsidiaries, each dated as of a date not more than five (5) days prior to the Closing Date and satisfactory in form and content to Fisher, executed by such Persons as Fisher may reasonably specify; (d) a legal opinion of Kilpatrick & Cody, dated as of the Closing Date, in form and substance reasonably satisfactory to Fisher; and (e) a certificate executed by the AUBIS Subsidiaries, AUBIS and the Designated Persons and containing the representation and warranty of the AUBIS Subsidiaries, AUBIS and each Designated Person that each of the representations and warranties set forth in the AUBIS Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in clauses (i), (ii), (iii), (iv), (v) and (xii) of this paragraph have been duly satisfied; (v) there shall have been no material adverse change in each of the AUBIS Subsidiaries' respective businesses, condition, assets, liabilities, operations, financial performance or prospects since the date of the AUBIS Agreement; (vi) the AUBIS Subsidiaries shall have provided Fisher with evidence, satisfactory to Fisher, as to the termination of the Employee Plans referred to in Section
     6.7 of the AUBIS Agreement; (vii) the AUBIS Subsidiaries shall have provided Fisher with the statement described in Section 6.8 of the AUBIS Agreement; (viii) all applicable requirements of Rule 506 under the Securities Act shall have been satisfied; (ix) no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the AUBIS Transaction shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the AUBIS Transaction that makes consummation of the AUBIS Transaction illegal; (x) no Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the AUBIS Transaction; (xi) the Shareholders of Fisher shall have approved the amendment to Fisher's Articles of Incorporation increasing the authorized common stock to 100,000,000 shares, ratified the HALIS Agreement and ratified the AUBIS Agreement and the transactions contemplated by the AUBIS Agreement; (xii) all debt obligations of the Companies to any Related Parties specified in the AUBIS Agreement shall have been paid or canceled; (xiii) Fisher shall have received a written acknowledgment from each of the Designated Persons receiving Common Stock of Fisher in connection with the AUBIS Transaction that such Designated Person intends to accept such Common Stock for investment purposes, such acknowledgment to be in a form reasonably acceptable to Fisher; and (xiv) all conditions to the closing of the HALIS Transaction shall have been satisfied or waived prior to Closing.

          Under Section 8 of the AUBIS Agreement, the obligation of AUBIS, AUBIS Subsidiaries, and the Designated Persons to consummate the AUBIS Transaction is subject to the satisfaction, at or prior to the Closing, of the following additional conditions: (i) each of the representations and warranties made by Fisher in the AUBIS Agreement and in each of the other agreements and instruments delivered to AUBIS in connection with the transactions contemplated by the AUBIS Agreement shall have been accurate in all material respects as of the date of the AUBIS Agreement, and shall be accurate in all material respects as of the Closing as if made at the Closing; (ii) all of the covenants and obligations that Fisher is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects; (iii) all Consents required to be obtained in connection with the AUBIS Transaction and the other transactions contemplated by the AUBIS Agreement shall have been obtained and shall be in full force and effect; (iv) (a) Fisher shall have entered into the Employment Agreements executed by Larry Fisher and Paul Harrison;
     (b) the employment agreements with Larry Fisher and Gordon Random shall have been terminated as contemplated in Section 6.6 of the AUBIS Agreement;
     (c) AUBIS shall have received a legal opinion of Smith, Gambrell & Russell in form and substance reasonably satisfactory to AUBIS; (d) AUBIS shall have received a certificate executed by Fisher, and containing the representation and warranty of Fisher that each of the representations and warranties set forth in Section 3 of the AUBIS Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in clauses (i), (ii), (iii), (iv) and (v) of this paragraph have been duly satisfied; (v) the shareholders of Fisher shall have approved the amendment to Fisher's Articles of Incorporation increasing the authorized common stock to 100,000,000 shares, ratified the HALIS Agreement and ratified the AUBIS Agreement and the transactions contemplated hereby; (vi) there shall have been no material adverse change in Fisher's business, condition, assets, liabilities, operations, financial performance or prospects since the date of the AUBIS Agreement; (vii) no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the AUBIS Transaction by the AUBIS Subsidiaries shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the AUBIS Transaction that makes consummation of the AUBIS Transaction by the AUBIS Subsidiaries illegal; (viii) no Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the AUBIS Transaction or seeking to prohibit or limit the exercise by AUBIS of any material right pertaining to its ownership of stock of the surviving corporation; (ix) all debt obligations of Fisher to any Fisher Related Parties shall have been paid or canceled; (x) evidence, in form reasonably satisfactory to AUBIS, is provided that Fisher and the Fisher Subsidiaries, as of December 31, 1995, and without contemplation of the AUBIS Transaction, had working capital on a consolidated basis of no less than $200,000; (xi) all conditions to the closing of the HALIS Transaction shall have been satisfied or waived prior to Closing; and (xii) Fisher shall have obtained a consent and waiver from CompuCom whereby CompuCom consents to Fisher marketing its products and services to the hospitality and healthcare industries and marketing its network integration products and services to a variety of industries in all geographic areas.

            Representations and Warranties Contained in the AUBIS Agreement.
           ----------------------------------------------------------------
     The AUBIS Agreement contains various representations and warranties of the parties thereto. Section 2 of the AUBIS Agreement includes representations and warranties by AUBIS, the AUBIS Subsidiaries and the Designated Persons as to: (i) corporate organization, good standing and absence of undisclosed subsidiaries; (ii) authorization, execution, delivery and binding effect of the AUBIS Agreement; (iii) the AUBIS Subsidiaries' capitalization; (iv) delivery of accurate and complete copies of the AUBIS Subsidiaries' articles of incorporation, bylaws and other corporate records; (v) the delivery and accuracy of the AUBIS Subsidiaries' financial statements; (vi) the absence (except as specified) of certain material adverse changes since December 31, 1995; (vii) the good, valid and marketable title to all assets of the AUBIS Subsidiaries disclosed in the AUBIS Agreement; (viii) the accuracy of information provided with respect to the AUBIS Subsidiaries' bank accounts, accounts receivables, and revenues received from each of its customers for the year ended December 31, 1995; (ix) payment of all applicable Taxes, filing of all Tax Returns and the absence (except as specified) of any claim or legal proceeding with respect to the AUBIS Subsidiaries of any Tax; (x) the liabilities, accounts payable and all other obligations of the AUBIS Subsidiaries; (xi) the delivery of accurate copies of all disclosed Material Contracts to Fisher and the enforceability (except as specified) of all Material Contracts; (xii) the accuracy of information provided with respect to all material items of equipment, fixtures, leasehold improvements and other tangible assets owned by or leased by the AUBIS Subsidiaries; (xiii) the accuracy of information provided with respect to any Proprietary Asset owned by or licensed to the AUBIS Subsidiaries or otherwise used by the AUBIS Subsidiaries, the valid and marketable title (except as specified) of such Proprietary Assets, the measures taken to protect the Proprietary Assets, the AUBIS Subsidiaries' right to use, modify, copy, distribute, sell, license or otherwise exploit such Proprietary Assets, and the absence of infringement or conflict with any Proprietary Asset owned or used by any other Person; (xiv) the compliance with all applicable Legal Requirements; (xv) the compliance with all Governmental Authorizations disclosed in the AUBIS Agreement and necessary to enable the AUBIS Subsidiaries to conduct their business; (xvi) employee and labor matters of the AUBIS Subsidiaries, the benefit plans sponsored, maintained, contributed to or required to be contributed to by the AUBIS Subsidiaries for the benefit of any current or former employee of the AUBIS Subsidiaries and the AUBIS Subsidiaries' compliance with applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, business and terms and conditions of employment; (xvii) the compliance, in all material respects, with all Environmental Laws; (xviii) the absence of the AUBIS Subsidiaries' exposure to any material liability arising from the sale of products or the performance of services; (xix) the effectiveness of insurance policies;
     (xx) the absence (except as specified) of Related Party transactions; (xxi) the absence (except as specified) of any Legal Proceeding that involve the AUBIS Subsidiaries' assets or that challenges or may have an effect on the AUBIS Transaction or any other transaction contemplated by the AUBIS Agreement and the absence of any order, writ, injunction, judgement or decree that relates to the AUBIS Subsidiaries' business or to any assets owned or used by the AUBIS Subsidiaries; (xxii) the absence (except as specified) of any right of any Governmental Body or other Person to challenge the AUBIS Agreement, the AUBIS Agreement's non-contravention of any charter or by-law provisions, of any Governmental Authorization held by the AUBIS Subsidiaries or of any Material Contract and the absence of the need (except as specified) to make any filings or give any notices to or obtain any Consents; and (xxiii) the absence of any false representation, warranty or information and the full disclosure of all material facts.

          Section 3 of the AUBIS Agreement includes representations and
     warranties by Fisher as to:   (i) the accuracy of Fisher's financial
     statements and its filings with the Commission; (ii) authorization, execution, delivery and binding effect of the AUBIS Agreement; (iii) the validity of the Fisher Common Stock to be issued in the AUBIS Transaction; and (iv) the organization and good standing of the Fisher Subsidiaries and the authorization of the Mergers by the Fisher Subsidiaries, their respective boards of directors and Fisher as the sole shareholder.

            Amendment or Termination of the AUBIS Agreement.  Section 12.14 of
           ------------------------------------------------
     the AUBIS Agreement provides that the AUBIS Agreement may be amended, altered or supplemented by means of a written instrument duly executed and delivered on behalf of all the parties to the AUBIS Agreement.

          Under Section 9 of the AUBIS Agreement, the AUBIS Agreement may be terminated and the AUBIS Transaction contemplated thereby may be abandoned at any time prior to the Closing: (i) by Fisher if Fisher reasonably determines that the timely satisfaction of any condition set forth in
     Section 7 of the AUBIS Agreement has become impossible (other than as a result of any failure on the part of Fisher to comply with or perform any covenant or obligation of Fisher set forth in the AUBIS Agreement); (ii) by AUBIS if AUBIS reasonably determines that the timely satisfaction of any condition set forth in Section 8 of the AUBIS Agreement has become impossible (other than as a result of any failure on the part of AUBIS, the AUBIS Subsidiaries or any of the Designated Persons to comply with or perform any covenant or obligation set forth in the AUBIS Agreement or in any other agreement or instrument delivered to Fisher); (iii) by Fisher at or after the Scheduled Closing Time if any condition precedent set forth in
     Section 7 of the AUBIS Agreement has not been satisfied by the Scheduled Closing Time; (iv) by AUBIS at or after the Scheduled Closing Time if any condition precedent set forth in Section 8 of the AUBIS Agreement has not been satisfied by the Scheduled Closing Time; (v) by Fisher if the Closing has not taken place on or before November 30, 1996 (other than as a result of any failure on the part of Fisher to comply with or perform any covenant or obligation of Fisher set forth in the AUBIS Agreement); (vi) by AUBIS if the Closing has not taken place on or before November 30, 1996 (other than as a result of the failure on the part of AUBIS, the AUBIS Subsidiaries or any of the Designated Persons to comply with or perform any covenant or obligation set forth in the AUBIS Agreement or in any other agreement or instrument delivered to Fisher); (vii) by Fisher under the circumstances described in Section 4.3(b) of the AUBIS Agreement that requires any changes to be made to the Disclosure Schedule; (vii) by AUBIS under the circumstances described in Section 4.5 of the AUBIS Agreement where AUBIS' due diligence investigation reveals any fact that AUBIS determines in its sole discretion will affect the business, assets or operations of Fisher in a material adverse manner; (ix) by Fisher under the circumstances described in Section 5.4 of the AUBIS Agreement where Fisher's Board of Directors determines in good faith that an alternative Acquisition Transaction would be a greater benefit to Fisher's Shareholders than the AUBIS Transaction;
     (x) by Fisher under the circumstances described in Section 5.5 of the AUBIS Agreement where following its due diligence investigation, Fisher reasonably and in good faith believes (a) that the AUBIS Subsidiaries intentionally withheld or concealed material information requested by Fisher in connection with such due diligence investigation; (b) that the representations and warranties contained in Section 2 of the AUBIS Agreement are inaccurate in any material respect; or (c) that there has been a material adverse change in the Subsidiaries' business, assets, liabilities, operations, financial performance or prospects since December 31, 1995; or (xi) by the mutual consent of Fisher and AUBIS.

          In the event of termination of the AUBIS Agreement, all further obligations of the parties under the AUBIS Agreement shall terminate; provided, however, that: (a) no party shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of the AUBIS Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Sections 12 of the AUBIS Agreement, as well as paragraph 7 of the Letter of Intent. If Fisher terminates the AUBIS Agreement pursuant to clause (x) above, it will be liable to the AUBIS Subsidiaries for the reimbursements and payments described in Section 5.4 of the AUBIS Agreement, in lieu of any other payments, claims or damages to AUBIS, the AUBIS Subsidiaries or the Designated Persons on account of such termination.

      THE HALIS AGREEMENT

          General.  The HALIS Agreement provides that, subject to the
          -------
     satisfaction or waiver of certain conditions (including, among other things, approval of the Common Stock Amendment and ratification of the Transactions by Fisher's shareholders), Fisher will acquire all the issued and outstanding shares of common stock of HSI. As a result, HSI will become a wholly-owned subsidiary of Fisher and HALIS will receive 5,000,000 shares of Common Stock of Fisher.

            Conduct of HALIS' Business Pending the HALIS Transaction.  In
           ---------------------------------------------------------
     Section 4.1 of the HALIS Agreement, HALIS agrees that, during the pre-closing period, unless Fisher otherwise consents in writing, HSI, among other things shall: (i) conduct its business in the ordinary course and in substantially the same manner as such business was conducted prior to the date of the HALIS Agreement; (ii) use reasonable efforts to preserve its current business organizations intact, retain the services of its current officers, key employees, purchasing and sales personnel and representatives and maintain favorable relations with its employees, suppliers, customers, and others having business relationships with HSI; (iii) use its reasonable best efforts to comply with all laws, ordinances and regulations applicable to it in the conduct of its business; (iv) not enter into, amend in any material respect or terminate any lease, contract or agreement; (v) conduct its business in such a manner that the representations and warranties made by HALIS in the HALIS Agreement shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and
     (vi) cause HSI to furnish Fisher and Fisher's employees and representatives with all information and copies of documents concerning the affairs of HSI as may be reasonably requested. In addition, neither HALIS nor the Principals shall take any action to directly or indirectly encourage, initiate or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person, or other entity or group, other than Fisher, concerning the merger of HSI with any other entity, the purchase and sale of the assets and properties of HSI, the purchase and sale of the Stock, or any transactions similar to the foregoing involving either HALIS or HSI.

            Conditions to the HALIS Transaction; Waiver of Conditions.  Under
           ----------------------------------------------------------
     Article V of the HALIS Agreement, the obligation of Fisher to consummate the HALIS Transaction is subject to the satisfaction, at or prior to the Closing Date, of the following additional conditions: (i) each of the representations and warranties made by HALIS and the Principals in the HALIS Agreement shall have been accurate in all material respects as of the Closing Date; (ii) each covenant or agreement that HALIS or any of the Principals is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects; (iii) all consents, permits, waivers and approvals from third parties and all permits and approvals from any governmental or regulatory body required to be obtained in connection with the HALIS Transaction shall have been obtained; (iv) Fisher shall have received the following agreements and documents, each of which shall be in full force and effect:
     (a) estoppel certificates from parties to any or all of the leases, purchase options and options to sell as Fisher may reasonably request; (b) a legal opinion of Kilpatrick & Cody, dated as of the Closing Date, in form and substance reasonably satisfactory to Fisher; (c) a certificate executed by HALIS containing the representation and warranty of HALIS and the Principals that each of the representations and warranties set forth in the HALIS Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date; (d) a certificate executed by HALIS certifying that the total combined revenues of HSI and ProHealth Solutions, Inc. for the period January 1, 1995 through December 31, 1995, shall have been at least $300,000 as determined by Habif, Arogeti & Wynne, P.C.; (e) a certificate executed by HALIS certifying that there has been no material adverse change in HSI's assets or liabilities, business or condition, or employees or customers regardless of reason; (f) HSI's minute books, stock certificate books, corporate seals, books of account and all books, papers, records, correspondence and instruments of, or relating to, HSI and its business; and (g) all certified resolutions, certificates, documents or instruments with resect to HSI's corporate existence and authority as Fisher may request; (v) no action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated by the HALIS Agreement or to seek damages or discovery order in connection with such transactions, or that has or could reasonably be expected to have, in the opinion of Fisher, a materially adverse effect on the assets, properties, business, operations or financial condition of HSI;
     (vi) at or prior to Closing, HALIS and the Principals shall, and shall cause each Affiliate of HALIS and the Principals to, pay to HSI any amounts owed by such person to HSI and any amounts owed by HALIS or the Principals or any such Affiliate to any other person if such indebtedness is guaranteed by, or secured by any of the assets or properties of, HSI; (vii) any and all indebtedness (except as specified) of HSI to HALIS or the Principals, and any Affiliate of HALIS or the Principals and any director, officer or employee of any of the foregoing shall be repaid or contributed to the capital of HSI as of the Closing Date; (viii) HALIS shall have paid, or caused to be paid, all stock transfer and other taxes required to be paid in connection with the sale and delivery to Fisher of the Stock, and shall have caused all appropriate stock transfer tax stamps to be affixed to the certificates representing the Stock; (ix) HALIS and each of the Principals shall have executed and delivered to HSI a Non-Competition Agreement; (x) HALIS shall have executed and delivered to HSI a Subscription Agreement; (xi) Fisher's shareholders shall have (a) approved an amendment to the Fisher Articles of Incorporation authorizing a sufficient number of additional shares of Fisher's Common Stock to enable Fisher to pay the Purchase Price, (b) ratified the HALIS Transaction; and (c) ratified the AUBIS Agreement and the transactions contemplated therein; and (xiii) all of the conditions to the Closing required pursuant to the AUBIS Agreement shall have been satisfied or waived prior to Closing.

          Under Article VI of the HALIS Agreement, the obligation of HALIS and the Principals to consummate the HALIS Transaction is subject to the satisfaction, at or prior to the Closing Date, of the following additional conditions: (i) each of the representations and warranties made by Fisher in the HALIS Agreement shall have been accurate in all material respects as of the Closing Date; (ii) all of the covenants and agreements that Fisher is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects; (iii) all permits and approvals to be obtained from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained; (iv) (a) HALIS shall have received a legal opinion of Smith, Gambrell & Russell; (b) HALIS shall have received a certificate executed by an executive officer of Fisher certifying that each of the representations and warranties set forth in the HALIS Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date; (c) HALIS shall have received certified resolutions, certificates, documents or instruments with respect to Fisher's corporate existence and authority as HALIS' counsel may reasonably request; and (d) HALIS shall have received a copy of the resolutions duly adopted by the board of directors of Fisher, authorizing and approving the execution and delivery by Fisher of the HALIS Agreement, and the consummation by Fisher of the transactions contemplated hereby; (v) the shareholders of Fisher shall have ratified the HALIS Agreement; (vi) the Fisher shareholders shall have approved an amendment to the Fisher Articles of Incorporation authorizing a sufficient number of additional shares of Fisher's Common Stock to enable Fisher to pay the Purchase Price; (vii) the Fisher shareholders shall have ratified the AUBIS Agreement; (viii) all of the conditions to the Closing required pursuant to the AUBIS Agreement shall have been satisfied or waived prior to Closing; and (ix) no action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated by the HALIS Agreement, or to seek damages or a discovery order in connection with such transaction, or that has or could reasonably be expected to have, in the opinion of HALIS, a materially adverse effect on the assets, properties, business, operations or financial condition of Fisher.

            Representations and Warranties Contained in the HALIS Agreement.
           ----------------------------------------------------------------
     The HALIS Agreement contains various representations and warranties of the parties thereto. Article II of the HALIS Agreement includes representations and warranties by HALIS and the Principals as to: (i) corporate organization, good standing, the power and authority to carry on its business as now being conducted, the qualification or authorization to transact business in all jurisdictions as is required by law and the absence of undisclosed subsidiaries; (ii) authorization, execution, delivery and binding effect of the HALIS Agreement; (iii) HSI's capitalization; (iv) the absence of any outstanding right, subscription, warrant, conversion right, call, unsatisfied pre-emptive right, commitment, option or shareholders' agreement, voting trust or similar agreement which may affect HALIS' rights and obligations with respect to the Stock; (v) the accuracy of HSI's articles of incorporation, bylaws and other corporate records; (vi) the delivery and accuracy of HSI's financial statements;
     (vii) the absence (except as specified) of certain material adverse changes; (viii) the good, valid and marketable title to the Stock; (ix) payment of all applicable taxes, filing of all Tax Returns and the absence (except as specified) of any examination or investigation with respect to HSI of any Tax; (x) the absence (except as specified) of undisclosed liabilities; (xi) the delivery of accurate copies of all contracts and agreements to Fisher and the enforceability (except as specified) of all contracts and agreements to which HSI is a party or by or to which it or its assets or properties are bound or subject or are necessary for HSI to conduct its business; (xii) the accuracy of information provided with respect to all HSI's Fixed Assets; (xiii) the good, valid and marketable title (except as specified) to all of its material properties and assets (tangible and intangible); (xiv) the accuracy of information provided with respect to any Intellectual Property owned or licensed by HSI or otherwise used by HSI, HSI's right to use such Intellectual Property, and the absence (except as specified) of infringement with respect to Intellectual Property; (xv) the accuracy of the corporate minute books, stock certificate books, stock registers and other corporate records of HSI; (xvi) the compliance with any applicable order, judgment, injunction, award or decree of any court or governmental or regulatory body or agency, or arbitration tribunal and (except as specified) the compliance with any federal, state, local or foreign law, ordinance, rule, or regulation applicable to the business of HSI; (xvii) employee and labor matters of HSI, the benefit Plans sponsored, maintained, contributed to or required to be contributed to by HSI for the benefit of any current or former employees of HSI and HSI's compliance with applicable law relating to employment and employment practices, terms and conditions of employment and wages and hours; (xviii) the compliance, in all material respects, with all Environmental Laws and (except as specified) the absence of having ever generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste, or having spilled, released or disposed of any Hazardous Material; (xix) the effectiveness and enforceability of insurance policies;
     (xx) the absence (except as specified) of transactions with Affiliates of HSI, HALIS or the Principals; (xxi) the absence (except as specified) of any litigation that involves HSI's assets or that challenges or may adversely affect the right or ability of HSI to carry on its business as now conducted, or which could adversely affect the condition of HSI and the absence of any order, writ, injunction, judgement or decree that could adversely affect HSI's business practices, operations or its ability to acquire any property or conduct business in any area; (xxii) the absence (except as specified) of certain recent developments which may affect HSI's business or operation; (xxiii) the Software which has been designed for use by HSI or as to which HSI claims any proprietary rights, HSI's exclusive ownership, possession and control over such Software and the measures taken to protect such Software; (xxiv) the enforceability of all real property leases binding HSI or to which HSI is a party, HSI's performance of its obligations under such leases and the absence of any real property that is owned by HSI; (xxv) the accuracy of all accounts and notes receivable reflected on the Financial Statements; (xxvi) the accuracy of information provided with respect to HSI's suppliers and customers; (xxvii) the name and total compensation of each of HSI's officers and directors and each employee, consultant, agent or other representative of HSI whose annual compensation exceeds $25,000; (xxviii) the absence of certain restrictive documents which may adversely affect the business of HSI, or would prevent the consummation of the HALIS Transaction or the continued operation of HSI or which would restrict the ability of HSI to acquire any property or conduct business in any area; (xxix) the possession of all necessary Permits required for HSI to carry on its business; (xxx) the accuracy of information provided with respect to HSI's bank accounts and persons holding powers of attorney for HSI; and (xxxi) the absence of any untrue information and the full disclosure of all material facts. In addition, HALIS warranted that it was an accredited investor acquiring Fisher's Common Stock for investment based on the understanding that the Common Stock has not been registered under federal or state securities laws and that it has had the opportunity to review certain disclosure documents that Fisher previously filed with the Commission.

          Article III of the HALIS Agreement includes representations and warranties by Fisher as to: (i) corporate organization and good standing;
     (ii) delivery of accurate and complete copies of Fisher's Articles of Incorporation, Bylaws and other corporate records; (iii) purchase of the Stock by Fisher for investment purposes; (iv) the absence of any legal proceedings which may materially adversely affect Fisher's financial condition or its right to conduct its business as presently conducted; (v) the capitalization of Fisher; (vi) absence of certain material adverse changes since December 31, 1995; (vii) the accuracy of Fisher's financial statements and its filings with the Commission; (viii) authorization, execution, delivery and binding effect of the HALIS Agreement; and (ix) the validity of the Fisher Common Stock to be issued in the HALIS Transaction.

          Amendment or Termination of HALIS Agreement.  Section 12.6 of the
          -------------------------------------------
     HALIS Agreement provides that the HALIS Agreement may be amended, altered or supplemented by means of a written instrument duly executed and delivered on behalf of all the parties to the HALIS Agreement.

          Under Article IX of the HALIS Agreement, the HALIS Agreement may be terminated and the HALIS Transaction contemplated thereby may be abandoned at any time prior to Closing: (i) at the election of HALIS, if any one or more of the conditions to the obligations of HALIS to close has not been fulfilled as of the Closing Date, or if Fisher has breached any representation, warranty, covenant or agreement contained in the HALIS Agreement; (ii) at the election of Fisher, if any one or more of the conditions to its obligations to close has not been fulfilled as of the Closing Date, or if HALIS or the Principals have breached any representation, warranty, covenant or agreement contained in the HALIS Agreement; (iii) at the election of HALIS or Fisher, if any legal proceeding is commenced or threatened by any governmental or regulatory body or other person directed against the consumma tion of the Closing or any other transaction contemplated under the HALIS Agreement and either HALIS or Fisher, as the case may be, reasonably and in good faith deem it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof; (iv) at any time on or prior to the Closing Date, by mutual written consent of the parties to the HALIS Agreement; or (v) at any time after November 30, 1996, at the election of either Fisher or HALIS.

          In the event of termination of the HALIS Agreement, all further obligations of the parties under the HALIS Agreement shall terminate except for the obligations under Section 4.4 of the HALIS Agreement relating to the obligation of Fisher to keep certain information confidential, Section
     11.4 of the HALIS Agreement (relating to expenses), Section 11.1 of the HALIS Agreement (relating to publicity), and Section 11.5 of the HALIS Agreement (relating to indemnification of brokerage). None of the parties to the HALIS Agreement shall have any liability in respect of such termination except that any party shall be liable to the extent that failure to satisfy the conditions of Article V, VI or VII of the HALIS Agreement results from such party acting in bad faith or from the intentional or willful violation of the representations, warranties, covenants or agreements of such party under the HALIS Agreement.

      THE ACCS AGREEMENT

            General.  The ACCS Agreement provides that, subject to the
           --------
     satisfaction or waiver of certain conditions (including, among other things, approval of the Common Stock Amendment by Fisher's stockholders), ACCS will be merged into ACC Acquisition Co., a newly organized Fisher subsidiary. Upon consummation of the ACCS Transaction, the separate corporate existence of ACCS will cease. ACC Acquisition Co. will continue as the surviving corporation. As a result of the ACCS Transaction, all of the Common Stock of ACCS outstanding immediately prior to the Effective Time will be canceled and retired and converted into the right to receive 750,000 shares of Common Stock of Fisher. In addition, on the Closing Date, Fisher will grant options to purchase an aggregate of 100,000 shares of Fisher Common Stock, exercisable for a term expiring in ten years, at a price equal to the fair market value of Fisher Common Stock on the Closing Date. Not later than two days prior to the Closing Date, ACCS will notify Fisher of those employees of ACCS who will receive said option grants, indicating the number of options which each recipient is to receive.

            Conduct of ACCS' Business Pending the ACCS Transaction.  In Section
           -------------------------------------------------------
     4.2 of the ACCS Agreement, ACCS agrees that, during the Pre-Closing Period, unless Fisher otherwise consents in writing, ACCS, among other things: (i) shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement; (ii) shall use reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with ACCS; (iii) shall keep in full force all insurance policies identified in the Disclosure Schedule; (iv) shall cause its officers to report regularly to Fisher concerning the status of ACCS's business; (v) shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities; (vi) shall not sell, issue or authorize the issuance of (a) any capital stock or other security, (b) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (c) any instrument convertible into or exchangeable for any capital stock or other security;
     (vii) neither ACCS, nor any of the Shareholders shall amend or permit the adoption of any amendment to ACCS's articles of incorporation or bylaws, or effect or permit ACCS to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction; (viii) shall not form any subsidiary or acquire any equity interest or other interest in any other Entity; (ix) shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of ACCS during the Pre-Closing Period, do not exceed $25,000 in the aggregate; (x) shall not (a) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or (b) amend or prematurely terminate, or waive any material right or remedy under, any Material Contract; (xi) shall not, other than in the ordinary course of business consistent with past practice (a) acquire, lease or license any right or other asset from any other Person, (b) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (c) waive or relinquish any right, except for immaterial assets acquired, leased, licensed or disposed of by ACCS pursuant to Contracts that are not Material Contracts;
     (xii) shall not (a) lend money to any Person, or (b) incur or guarantee any indebtedness, except that ACCS may make routine borrowings in the ordinary course of business under its respective existing lines of credit; (xiii) shall not (a) establish, adopt or amend any Employee Benefit Plan, (b) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (c) hire any new employee whose aggregate annual compensation is expected to exceed $25,000; (xiv) shall not change any of its methods of accounting or accounting practices in any respect; (xv) shall not make any Tax election; (xvi) shall not commence or settle any Legal Proceeding;
     (xvii) shall not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and (xviii) shall not agree or commit to take any of the actions described in clauses "(v)" through "(xvii)".

            No Solicitation of Alternative Transactions.  Pursuant to Section
           --------------------------------------------
     4.4 of the ACCS Agreement, ACCS agrees that during the Pre-Closing Period, neither it nor any of the Shareholders shall, directly or indirectly: (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Fisher) relating to a possible Acquisition Transaction; (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Fisher) relating to or in connection with a possible Acquisition Transaction; or (c) consider, entertain or accept any proposal or offer from any Person (other than Fisher) relating to a possible Acquisition Transaction. ACCS shall promptly notify Fisher in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by ACCS or any of the Shareholders during the Pre-Closing Period.

            Conditions to the ACCS Transaction; Waiver of Conditions.  Under
           ---------------------------------------------------------
     Section 6 of the ACCS Agreement, the obligation of Fisher to consummate the ACCS Transaction is subject to the satisfaction, at or prior to the Closing, of the following conditions: (i) each of the representations and warranties made by ACCS and the Shareholders in the ACCS Agreement and in each of the other agreements and instruments delivered to Fisher in connection with the transactions contemplated by the ACCS Agreement shall have been accurate in all respects as of the date of the ACCS Agreement, and shall be accurate in all respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any update to the Disclosure Schedule); (ii) each covenant or obligation that ACCS or any of the Shareholders is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects; (iii) all Consents required to be obtained in connection with the ACCS Transaction and the other transactions contemplated by the ACCS Agreement shall have been obtained and shall be in full force and effect;
     (iv) Fisher shall have received the following agreements and documents, each of which shall be in full force and effect: (a) Employment Agreements and Noncompetition Agreements, executed by each of the Shareholders; (b) a Release, executed by each of the Shareholders; (c) estoppel certificates executed by lessors of properties being leased by ACCS; (d) a legal opinion of DeLong, Caldwell & Wisebram, dated as of the Closing Date, satisfactory in form and substance to Fisher and its counsel; (e) a certificate executed by ACCS and the Shareholders and containing the representation and warranty of ACCS and each Shareholder that each of the representations and warranties set forth in the ACCS Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in the ACCS Agreement have been duly satisfied; and
     (f) the Escrow Agreement, executed by ACCS; (v) there shall have been no material adverse change in ACCS's business, condition, assets, liabilities, operations, financial performance or prospects since the date of the ACCS Agreement; (vi) ACCS shall have provided Fisher with evidence, satisfactory to Fisher, as to the termination of its employee benefit plans; (vii) all applicable requirements of Rule 506 under the Securities Act shall have been satisfied; (viii) no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the ACCS Transaction shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the ACCS Transaction that makes consummation of the ACCS

     Transaction illegal; (ix) no Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the ACCS Transaction or seeking to prohibit or limit the exercise by ACCS of any material right pertaining to its ownership of stock of the Surviving Corporation; (x) the Articles of Incorporation of Fisher shall have been amended to increase the number of authorized shares of Fisher common stock to 100,000,000; and (xi) Fisher shall have completed its due diligence investigation of ACCS and shall have been satisfied with the results thereof.

          Under Section 8 of the ACCS Agreement, the obligations of ACCS and the Shareholders to effect the ACCS Transaction and otherwise consummate the transactions contemplated by the ACCS Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions: (i) each of the representations and warranties made by Fisher and the Subsidiary in the ACCS Agreement and in each of the other agreements and instruments delivered to ACCS in connection with the transactions contemplated by the ACCS Agreement shall have been accurate in all respects as of the date of the ACCS Agreement, and shall be accurate in all respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time;
     (ii) all of the covenants and obligations that Fisher is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects; (iii) all Consents required to be obtained in connection with the ACCS Transaction and the other transactions contemplated by the ACCS Agreement shall have been obtained and shall be in full force and effect; (iv) (a) Fisher and the Subsidiary shall have entered into the Employment Agreements described in the ACCS Agreement;
     (b) ACCS shall have received a legal opinion of Smith, Gambrell & Russell in form and substance satisfactory to ACCS and its counsel; (c) ACCS shall have received a certificate executed by Fisher and the Subsidiary, and containing the representation and warranty of Fisher and the Subsidiary that each of the representations and warranties set forth in the ACCS Agreement are accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in the ACCS Agreement have been duly satisfied; (d) Fisher and the Subsidiary shall have executed the Escrow Agreement; (v) no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the ACCS Transaction by ACCS shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the ACCS Transaction that makes consummation of the ACCS Transaction by ACCS illegal; and (vi) the Articles of Incorporation of Fisher shall have been amended to increase the number of authorized shares of Fisher common stock to 100,000,000.

            Representations and Warranties Contained in the ACCS Agreement.  The
           ---------------------------------------------------------------
     ACCS Agreement contains various representations and warranties of the parties thereto. Section 2 of the ACCS Agreement includes representations and warranties by ACCS and the Shareholders as to: (i) corporate organization, good standing and absence of undisclosed subsidiaries; (ii) authorization, execution, delivery and binding effect of the ACCS Agreement; (iii) ACCS's capitalization; (iv) delivery of accurate and complete copies of ACCS's Articles of Incorporation, Bylaws and other corporate records; (v) the delivery and accuracy of ACCS' financial statements; (vi) the absence (except as specified) of certain material adverse changes since March 31, 1996; (vii) the good, valid and marketable title to all assets of ACCS disclosed in the ACCS Agreement; (viii) the accuracy of information provided with respect to the ACCS' bank accounts, accounts receivables, and revenues received from each of its customers as of March 31, 1996; (ix) payment of all applicable Taxes, filing of all Tax Returns and the absence (except as specified) of any claim or legal proceeding with respect to ACCS of any Tax; (x) the liabilities, accounts payable and all other obligations of ACCS; (xi) the delivery of accurate copies of all disclosed Material Contracts to Fisher and the enforceability (except as specified) of all Material Contracts; (xii) the accuracy of information provided with respect to all material items of equipment, fixtures, leasehold improvements and other tangible assets owned by or leased by ACCS; (xiii) the accuracy of information provided with respect to any Proprietary Asset owned by or licensed to ACCS or otherwise used by ACCS, the valid and marketable title (except as specified) of such Proprietary Assets, the measures taken to protect the Proprietary Assets, ACCS's right to use, modify, copy, distribute, sell, license or otherwise exploit such Proprietary Assets, and the absence of infringement or conflict with any Proprietary Asset owned or used by any other Person;
     (xiv) the compliance with all applicable Legal Requirements; (xv) the compliance with all Governmental Authorizations disclosed in the ACCS Agreement and necessary to enable ACCS to conduct its business; (xvi) employee and labor matters of ACCS, the benefit plans sponsored, maintained, contributed to or required to be contributed to by ACCS for the benefit of any current or former employee of ACCS and ACCS's compliance with applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, business and terms and conditions of employment; (xvii) the compliance, in all material respects, with all Environmental Laws; (xviii) the absence of ACCS's exposure to any material liability arising from the sale of products or the performance of services;
     (xix) the effectiveness of insurance policies; (xx) the absence (except as specified) of Related Party transactions; (xxi) the absence (except as specified) of any Legal Proceeding that involves ACCS's assets or that challenges or may have an effect on the ACCS Transaction or any other transaction contemplated by the ACCS Agreement and the absence of any order, writ, injunction, judgement or decree that relates to ACCS' business or to any assets owned or used by ACCS; (xxii) the absence (except as specified) of any right of any Governmental Body or other Person to challenge the ACCS Agreement, the ACCS Agreement's non-contravention of any charter or by-law provisions, of any Governmental Authorization held by ACCS or of any Material Contract and the absence of the need (except as specified) to make any filings or give any notices to or obtain any Consents; and (xxiii) the absence of any false representation, warranty or information and the full disclosure of all material facts.

          Section 3 of the ACCS Agreement  includes representations and
     warranties by Fisher as to:   (i) the accuracy of Fisher's financial
     statements and its filings with the Commission; (ii) authorization, execution, delivery and binding effect of the ACCS Agreement; and (iii) the validity of the Fisher Common Stock to be issued in the ACCS Transaction.

            Termination of the ACCS Agreement.  Under Section 8 of the ACCS
           ----------------------------------
     Agreement, the ACCS Agreement may be terminated and the ACCS Transaction contemplated thereby may be abandoned at any time prior to the Closing:
     (i) by Fisher if Fisher reasonably determines that the timely satisfaction of any condition set forth in Section 6 of the ACCS Agreement has become impossible (other than as a result of any failure on the part of Fisher to comply with or perform any covenant or obligation of Fisher set forth in the ACCS Agreement); (ii) by ACCS if ACCS reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of ACCS or any of the Shareholders to comply with or perform any covenant or obligation set forth in the ACCS Agreement or in any other agreement or instrument delivered to Fisher); (iii) by Fisher at or after the Scheduled Closing Time if any condition set forth in Section 6 of the ACCS Agreement has not been satisfied by the Scheduled Closing Time; (iv) by ACCS at or after the Scheduled Closing Time if any condition set forth in Section 7 of the ACCS Agreement has not been satisfied by the Scheduled Closing Time;
     (v) by Fisher if the Closing has not taken place on or before December 31, 1996 (other than as a result of any failure on the part of Fisher to comply with or perform any covenant or obligation of Fisher set forth in the ACCS Agreement); (vi) by ACCS if the Closing has not taken place on or before December 31, 1996 (other than as a result of the failure on the part of ACCS or any of the Shareholders to comply with or perform any covenant or obligation set forth in the ACCS Agreement or in any other agreement or instrument delivered to Fisher); (vii) by the mutual consent of Fisher and ACCS; or (viii) by Fisher under the circumstances described in Section 4.3(b) of the ACCS Agreement.

          If the ACCS Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under the ACCS Agreement shall terminate; provided, however, that: (a) no party shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of the ACCS Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in
     Section 11 of the ACCS Agreement.

      EFFECTIVE TIME OF THE TRANSACTIONS

          The consummation of the transactions contemplated by the AUBIS, HALIS and ACCS Agreements (the "Closing") shall take place on the first business day which is two (2) days after the date Fisher's shareholders shall have approved the Common Stock Amendment and ratified the Transactions, or at such other time and date, as the parties shall designate (the "Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to as the "Closing Date.") Immediately following the Closing, the AUBIS and ACCS Transactions will be consummated and become effective at the time the certificates of merger are filed with the Secretary of State of the State of Georgia and the HALIS Transaction will become effective immediately thereafter (the "Effective Time"). It is presently contemplated that the Effective Time will occur promptly after obtaining the necessary approval of Fisher shareholders.

      RESALE OF FISHER COMMON STOCK ISSUED IN THE TRANSACTIONS; AFFILIATES

          The Fisher Common Stock to be issued to AUBIS, HALIS and the shareholders of ACCS in connection with the Transactions will be "restricted securities" under the Securities Act, and unless registered, AUBIS, HALIS and the shareholders of ACCS will be required to hold such securities for a two-year period. Neither AUBIS, HALIS nor any member of AUBIS or HALIS who receives a distribution in Fisher Common Stock nor any shareholder of ACCS (a "Participating Holder") may sell their shares of Fisher Common Stock acquired in connection with the Transactions, except pursuant to an effective registration statement under the Securities Act covering such shares, or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Fisher has agreed to file with the SEC, after the Closing Date, a registration statement (the "Registration Statement") with respect to resales of shares of Fisher Common Stock received in the Transactions by any Participating Holder. In addition, Fisher will use reasonable efforts: (a) to cause the Registration Statement to be declared effective by the SEC on or before the date 90 days after the Closing Date; and (b) to cause the Registration Statement to remain effective until the earlier of (i) the third anniversary of the Closing Date, or (ii) the date on which the distribution described in the Registration Statement is completed as to all Participating Holders.

      EXPENSES AND FEES

          Whether or not the Transactions are consummated, each party to the AUBIS, HALIS and ACCS Agreements will pay its own costs and expenses in connection therewith.

      ACCOUNTING TREATMENT

          Fisher intends to account for the AUBIS and HALIS Transactions as a reverse purchase for accounting and financial reporting purposes. Under this method of accounting, AUBIS and HALIS will be treated as the acquiring entities. As a result, the historical pre-merger financial statements of the combined company will be those of AUBIS and HALIS, rather than Fisher. Fisher intends to account for the ACCS Transaction as a purchase for accounting and financial reporting purposes.

      CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          The following is a discussion of the material federal income tax consequences of the Transactions. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the United States Department of the Treasury Regulations thereunder and rulings and court decisions as of the date hereof, all of which are subject to change, possibly retroactive. The discussion is included for general information purposes only, applies only to stockholders of AUBIS, HALIS and ACCS (collectively referred to herein as the "Merging Companies"), if any, who hold their stock as a capital asset, and may not apply to Merging Company stockholders, if any, who received their stock upon the exercise of employee stock options or otherwise as compensation. Neither Fisher nor any of the Merging Companies has requested a ruling from the Internal Revenue Service (the "Service") or an opinion of legal counsel, as to the qualification of the Merger as a tax-free reorganization and certain other federal income tax consequences of the Merger and related transactions.

          Fisher believes that each of the Transactions will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.
     Among other things, qualification as a tax-free reorganization is based on Merging Company stockholders maintaining sufficient equity ownership interest in Fisher after the Transactions. The Service takes the position for purposes of issuing an advance ruling on reorganizations, that the stockholders of an acquired corporation (i.e., a Merging Company) must maintain a continuing equity ownership interest in the acquiring corporation (i.e., Fisher) equal, in terms of value, to at least 50% of their interest in such acquired corporation. Moreover, shares of Merging Company Common Stock and Fisher Common Stock held by Merging Company stockholders and otherwise sold, redeemed or disposed of prior or subsequent to the Effective Time are taken into account. In addition, management of Fisher has no plan or intention to cause Fisher to redeem or otherwise reacquire the shares of Fisher Common Stock issued in the Transactions. In addition to the foregoing requirements certain additional matters must be true with respect to the Transactions. Fisher and each of the Merging Companies believe that these additional factual matters will be satisfied.

          Assuming each Transaction is treated as a reorganization as defined in
     Section 368(a) of the Code, the following will be the material federal income tax consequences to the Merging Company stockholders:

          (i) No gain or loss will be recognized for federal income tax purposes by Merging Company stockholders upon the exchange of their shares of Merging Company Common Stock for shares of Fisher Common Stock.

          (ii) The basis of the shares of Fisher Common Stock to be received by Merging Company stockholders will be the same as the basis of the Merging Company Common Stock surrendered in exchange therefor.

          (iii) The holding period of the Fisher Common Stock to be received by Merging Company stockholders will include the period during which the shares of Merging Company Common Stock surrendered in exchange therefor had been held, provided such shares were held by such stockholders as a capital asset at the Effective Time.

          Because Fisher's shareholders will not receive cash or other consideration in connection with the Transactions, the Transactions are not taxable events for Fisher's shareholders.

          As of January 31, 1996, Fisher had net operating loss carryforwards, for income tax purposes, of $8,363,295 available to reduce taxable income. Fisher also has research and development tax credits of $18,322 available to reduce income taxes. As a result of the Transactions, Fisher will experience a change in control, as defined under Section 382 of the Code. As a result, the utilization of the net operating loss carryforwards will be limited to approximately $518,000 annually. The net operating loss carryforwards will begin to expire in 1999 and through 2013.

          BECAUSE CERTAIN TAX CONSEQUENCES OF THE TRANSACTIONS MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER AND OTHER FACTORS, EACH HOLDER OF MERGING COMPANY COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE TRANSACTIONS (INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, STATE AND LOCAL INCOME AND OTHER TAX LAWS).



                                  RISK FACTORS

          In addition to the other information contained in this Proxy Statement, the following factors should be considered carefully by shareholders of Fisher in evaluating the Common Stock Amendment and the
     Transactions:

          Acquisitions and Integration.  An important element of Fisher's
          ----------------------------
     business strategy is to expand through acquisitions. Fisher's future success is dependent upon its ability to finance and effectively integrate acquired businesses with Fisher's operations. Although Fisher believes that it will be able to effect such integration, there can be no assurance that AUBIS, HALIS and ACCS or future acquisitions will be successfully integrated or that any such acquisition will otherwise be successful. In addition, the financial performance of Fisher is now and will continue to be subject to various risks associated with the acquisition of businesses, including the financial effects associated with the integration of such businesses. There can be no assurance that Fisher's acquisition strategy will be successful. Without a successful acquisition strategy, Fisher believes that its prospects for revenue growth are reduced.

          Limited History of AUBIS, HALIS and ACCS.  AUBIS, HALIS and ACCS each
          ----------------------------------------
     have limited operating histories. As a consequence, there can be no certainty regarding Fisher's ability to achieve or sustain profitability in the future. Whether or not Fisher is able to operate profitably, Fisher will require additional capital to finance its operations. There is no assurance that such financing can be obtained when needed or on terms acceptable to Fisher.

          Healthcare Industry and Marketing Changes.  The healthcare industry is
          -----------------------------------------
     subject to changing political, economic and regulatory influences that may affect the procurement practices and other operational aspects of the healthcare Industry. During the past several years, the healthcare industry has been subject to an increase in governmental regulation of, among other things, reimbursement rates and certain capital expenditures.
     A number of lawmakers have announced that they intend to propose programs to reform the U.S. healthcare system. These programs may contain proposals to increase governmental involvement in healthcare, lower reimbursement rates and otherwise change the operating environment for Fisher's customers. Cost containment measures instituted by healthcare providers could result in greater selectivity in the allocation of capital funds, which could have an adverse effect on Fisher's ability to sell its products and services. Fisher cannot predict with any certainty what effect, if any, such proposals or healthcare reforms might have on its business, financial condition or results of operations.

          In addition, the healthcare industry is currently undergoing significant consolidation of healthcare providers resulting in a smaller number of larger healthcare delivery enterprises. The changing industry profile produced by this consolidation could have an adverse impact on Fisher's margins and revenues due to increased competition.

          Control by Paul Harrison.  Upon consummation of the Transactions, Paul
          ------------------------
     Harrison will exercise voting control over approximately 65% of the outstanding shares of Common Stock of the combined company. As a result, Mr. Harrison will be able to elect the directors of the combined company, determine the outcome of most corporate actions requiring shareholder approval and otherwise to control the business of the combined company. Upon consummation of the Transactions, the stock ownership of nonaffiliates will decrease from approximately 61% of the outstanding shares of Fisher Common Stock to approximately 20% of the outstanding shares of Fisher Common Stock.

          Technological Change; Proprietary Technology.  Future advances in the
          --------------------------------------------
     healthcare information systems industry could lead to new technologies, products or services that are competitive with the products and services offered by Fisher. Fisher's success will depend, in part, on its ability to be responsive to technological developments and challenges. Such technological advances could also lower the cost of such products and services or otherwise result in competitive pricing pressures, which could have an adverse effect on Fisher. To remain competitive in the evolving healthcare information systems marketplace, Fisher must develop new products on a timely basis. The failure to develop competitive products or to introduce new products on a timely basis could have an adverse effect on Fisher's future financial performance.

          Protection of Proprietary Information.  Fisher does not have any
          -------------------------------------
     patents or registered copyrights and does not anticipate obtaining any patents or registered copyrights in the near future. Fisher treats its software and related technical data as confidential and relies on internal nondisclosure safeguards, including confidentiality agreements with employees, and on laws protecting trade secrets, to protect what it regards as proprietary information. Competitors and customers may nevertheless be able to copy certain functional aspects of Fisher's products. In addition, under the terms of certain agreements by which Fisher licenses its software for inclusion in software systems marketed by other manufacturers, Fisher has been required to place in escrow the source code for the licensed software. In the event of a default by Fisher in its performance under such agreements, the licensee would be entitled to receive and retain such source code for its own use.

          Competition.  The healthcare information industry is highly
          -----------
     competitive and subject to continual change in the manner in which products and services are marketed and vendors are selected by customers. The primary competitive factors are scope and quality of products and service and support capabilities. Certain current and potential competitors have greater resources than Fisher.

          No Anticipated Dividends.  Fisher has never paid cash dividends on its
          ------------------------
     Common Stock and has no plans to pay cash dividends in the foreseeable future. The policy of Fisher's Board of Directors is to retain all available earnings for use in the operation and expansion of Fisher's business.

          Volatility of Stock Price.  The market price of the Fisher Common
          -------------------------
     Stock may be subject to significant fluctuations in response to Fisher's operating results and other factors, and there can be no assurance that the market price of the Fisher Common Stock will not decline below the current market price. In addition, the stock market has from time to time experienced extreme price and volume fluctuations, particularly in the high technology sector, which have often been unrelated to the operating performance of particular companies. Such fluctuations and factors such as announcements of technological innovations or new products by Fisher or its competitors or third parties, as well as market conditions in the computer software or hardware industries and healthcare reform measures, may have a significant effect on the market price of Fisher's Common Stock.

          Over the past twelve months, Fisher's stock price has exhibited considerable volatility. Since September 1995, the bid price of Fisher's Common Stock has ranged from a low of $.75 per share to a high of $2.25 per share. Management believes that this volatility is due to market uncertainty as to the status of Fisher's acquisition strategy. Because of the delays in consummating the Transactions, the market's positive reactions to Fisher's press releases announcing the execution of definitive agreements with AUBIS, HALIS and ACCS has been tempered by long periods of inaction on those proposals. Although there can be no assurance that such volatility will not continue upon consummation of the Transactions, management belies that the factors underlying Fisher's existing price volatility will be minimized.

                          INFORMATION REGARDING FISHER

      GENERAL

          Fisher designs, develops, markets, licenses and supports proprietary computer software for use in a variety of food service establishments, including the vertical market consisting of large restaurant chains. Fisher's Fisher Restaurant Management System(R) is a fully integrated restaurant system. Utilizing the capability of enhanced personal computers in a networking environment, the Fisher Restaurant Management System(R) is designed to permit the integrated operation of both point-of-sale transaction functions and management reporting functions. Fisher's restaurant software is designed to operate on IBM-compatible hardware, and Fisher markets its software systems as a hardware independent solution. Fisher will install its software on the customer's hardware of choice.

          Fisher's point-of-sale software system was introduced in September 1986 and was combined with Fisher's previously developed financial and accounting software to form the Fisher's first generation Fisher Restaurant Management System(R). The Fisher Restaurant Management System(R) was first developed on an enhanced IBM PC Model AT, but was modified in 1987 to run on the IBM Personal System/2 ("PS/2"). The Fisher Restaurant Management System(R) is presently installed in approximately 1,500 restaurants. See "-Products."

          The second generation of the Fisher Restaurant Management System(R) is a color touch screen system designed as an open system utilizing a popular fourth generation programming language and a full function relational database. This modular software system operates on a standard personal computer network and embraces the business needs of restaurant servers, bartenders, cashiers and managers, as well as the corporate information needs of the larger chain restaurant organizations. The software modules include server entry, time and attendance, and corporate communication.

          Due to the limited resources to apply toward research and development over the past few years, however, Fisher has been unable to incorporate certain modifications and enhancements that are needed to allow Fisher to effectively compete in the fine dining market. As a result, Fisher made only a few new system sales during the fiscal year ended January 31, 1996.

      BACKGROUND

          Fisher was organized in 1979 by Larry Fisher, its Chairman, Treasurer and a principal shareholder, to provide vertical software applications for potential business users of IBM minicomputers. The initial applications provided by Fisher consisted principally of business management software directed at a variety of different businesses, including pharmacies, supermarkets and general retail, as well as restaurants.

          Spurred by the introduction of the IBM Personal Computer, or "PC," and a concurrent capital infusion from minority investors, Fisher developed its own proprietary PC-based business applications software in 1984. At the same time, Fisher's previously diffuse marketing approach was restructured to focus on its most successful market niche - the restaurant industry. From this reorientation was developed the initial version of the Back Office System for restaurants. The Back Office System was marketed as a financial and inventory management system that readily communicated with, and complemented the data-gathering function provided by, intelligent-terminal point-of-sale systems sold by such manufacturers as NCR Corporation, Sweda International, Inc. and DTS/Datachecker.

          In 1986, Fisher undertook to develop an integrated restaurant system that would eliminate the inherent inefficiencies of separate computers for "front office" point-of-sale and "back office" accounting control functions. Utilizing the capability of an enhanced IBM PC Model AT to run multiple terminals in a networking environment, coupled with the availability of a new type of low-cost IBM CRT terminal, Fisher's Server Entry System was designed to permit the integrated and simultaneous operation of both point-of-sale transaction functions and accounting functions using the same central processing unit. The integration of the Server Entry System with the existing Back Office System produced the current Fisher Restaurant Management System(R), which was introduced in September 1986.

          In July 1990, Fisher began the task of designing and developing its next generation product. During fiscal 1993, Fisher placed 16 pilot systems of its next generation restaurant management system with eight regional and national multi-store organizations for evaluation. On March 31, 1993, Fisher announced its first sale of this new product to Friendly Ice Cream Corporation of Wilbraham, Massachusetts.

          Due to a downturn in its business, Fisher has been unable to commit sufficient resources to continue research and development of its products to keep pace in the hospitality market place. As a result, the market has not been receptive to its products because Fisher's competitors have been able to provide enhancements that are being demanded by hospitality customers. In 1995, Fisher's Board of Directors concluded that Fisher needed a significant shift in its strategic plan if it is to continue in operation. As a consequence, Fisher developed a strategy to grow its business through the acquisition of select software companies in the hospitality and healthcare markets. See "- Consolidation Strategy." Pursuant to this strategy, Fisher entered into the AUBIS Agreement in December 1995 and entered into the HALIS and ACCS Agreements in March 1996. See "BACKGROUND OF AND REASONS FOR THE TRANSACTIONS" and "TERMS OF THE TRANSACTIONS."

          Fisher has also entered into a letter of intent to license a proprietary technology asset ("MERAD") from Paul Harrison Enterprises, Inc. ("PHE"), whereby Fisher will acquire a perpetual, non-exclusive license to utilize the MERAD technology for a license fee of 10% of gross revenues generated from the MERAD technology and any derivatives thereof by Fisher or any of its affiliates. PHE acquired MERAD from Paul Harrison in July 1995.

     Mr. Harrison conceived and developed the initial algorithms forming the basis of the operation of MERAD. MERAD is an artificially intelligent technology utilizing advanced computer languages as its platform. MERAD is a tool that is utilized to develop application software. Through the use of artificial intelligence, MERAD can substantially decrease the development time necessary to create and debug application software. MERAD is still in a demonstration form and is being beta site tested through HSI. Fisher will utilize the MERAD technology to develop healthcare software systems. Consummation of the MERAD transaction is subject to the negotiation of a definitive license agreement and consummation of the Transactions. It is anticipated that the MERAD license will be executed on the date of consummation of the Transactions.

          When PHE acquired rights in MERAD from Mr. Harrison, Mr. Harrison retained a perpetual royalty free license to MERAD and any enhancements and derivatives thereof (excluding any application software developed utilizing MERAD). On October 1, 1995, PHE licensed MERAD, in its then partially completed state, to HALIS in order for HALIS to develop proprietary healthcare software (the "License"). As part of the License, HALIS agreed to continue developing MERAD and to be a beta site to test MERAD's capabilities and functionality. HALIS agreed that any enhancements and modifications to MERAD become the sole and exclusive proprietary property of PHE, subject to HALIS's rights to use the same under its License. With the exception of certain licenses to use MERAD, PHE has exclusive ownership rights to MERAD.

          In August 1995, Fisher entered into a Finder's Fee Agreement with Penny Sellers, pursuant to which Ms. Sellers will receive a commission equal to 10% of the amount of any equity investments in Fisher or software licensing fees paid to Fisher in respect of transactions introduced to Fisher by Ms. Sellers. The compensation payable to Ms. Sellers pursuant to the Finder's Fee Agreement is limited to $500,000. In late August 1995, Ms. Sellers introduced Fisher to the principals of AUBIS. To date, Fisher has paid $19,350 to Ms. Sellers, which represents 10% of the investment made by the principals of AUBIS in Fisher's recently completed notes offering and 10% of the amounts received by Fisher from the sale of Fisher Restaurant Management Systems by AHS.

          Ms. Sellers, however, has claimed that the notes offering would not have been successful but for her introduction of Mr. Harrison to Fisher.
     As a result, Ms. Sellers has made a claim for 10% of all amounts raised in the notes offering. Ms. Sellers has also made a claim to 10% of all future proceeds raised by Fisher (up to the $500,000 maximum compensation). Finally, Ms. Sellers has made a claim for 10% of the value of the AUBIS and HALIS Transactions. Ms. Sellers has not filed suit with respect to these claims. Management of Fisher believes that these claims are outside the scope of the Finder's Fee Agreement and intends vigorously to contest them.

      CONSOLIDATION STRATEGY

          Fisher's management believes that the opportunity exists to consolidate the operations of a number of software companies which presently serve the healthcare market. By combining certain of the areas of each business, namely support, administration, and sales, management believes that new products can be added which can be sold to the existing customer base and new customer bases will be acquired into which the existing products and services can be sold.

          In addition, there are companies that provide goods and services to the healthcare industry such as electronic data interchange (EDI), electronic cash management, credit and processing services and other business applications. These companies may also be candidates within the consolidation strategy.

          This consolidation strategy is similar to that successfully implemented in the telephone long distance market in the 1980s. The high degree of fragmentation in the software industry lends itself to this consolidation strategy. For many of these companies, even though they are successful, their founders/shareholders face liquidity challenges as they are too small to go public and, in a private transaction for cash, they might not be able to realize the same value as if they were part of a larger company. The key to success will be in selectively identifying those companies which have the right mix of product, customer base and personnel. The proposed Transactions are the first step in Fisher's implementation of this strategy. See "BACKGROUND OF AND REASONS FOR THE TRANSACTIONS."

          Upon consummation of the Transactions, Fisher will be a technology company that manufacturers application software and delivers systems integration services to the healthcare market. Fisher's mission is to be the leading healthcare information systems company in delivering integrated software applications and support services to the healthcare industry.

          The success of Fisher's strategic plan and consolidation strategy will be dependent, among other things, upon Fisher's ability to raise significant capital to enable Fisher to actively seek acquisition targets. In March 1996, Fisher retained the services of the investment banking firm, Feltman & Co. ("Feltman"), for purposes of advising Fisher in its negotiations with one or more investors which may purchase Fisher capital stock or debt instruments. Fisher agreed to compensate Feltman with a non-refundable retainer of $25,000 (to be credited against commissions earned) and a commission equal to 8% of the amount of funds raised with their assistance. The arrangement with Feltman expired on April 30, 1996 without any sales being made by Feltman. Fisher is obligated to Feltman for the full commission with respect to any transaction that is consummated within one year of such termination with any party with which discussions relating to such transaction were held during the period of Feltman's engagement.

            In September 1996, Fisher engaged Attkisson, Carter & Akers Incorporated, a licensed broker-dealer, to offer and sell, on a best-efforts basis, up to 5,000,000 shares of Common Stock at a price of $1.20 per share. For each three (3) shares of Common Stock sold in the offering, Fisher will also issue a warrant to purchase one share of Fisher Common Stock, exercisable at a price of $1.75 per share. It is a condition to the closing of this private placement that the Common Stock Amendment be approved by the shareholders of Fisher and the Transactions consummated. If the minimum offering of $1,200,000 is not attained, Fisher may not have sufficient capital to support its operations and successfully develop and market its new healthcare software. See "RISK FACTORS." If the offering is successful, the net proceeds ($5,450,000, if the maximum offering is attained) will be utilized to expand Fisher's sales and marketing efforts, enhance Fisher's software products, support the growth of Fisher's administrative infrastructure by hiring additional administrative and support personnel, to acquire selected healthcare software and service companies and systems integration companies and for general corporate purposes.


      PRODUCTS

          Fisher's principal products are the Fisher Restaurant Management System(R) and implementation support services for the food service vertical market. The second generation of the Fisher Restaurant Management System(R) is a color touch screen system designed as an open system utilizing a popular fourth generation programming language and a full function relational database. This modular software system operates on a standard personal computer network and embraces the business needs of restaurant servers, bartenders, cashiers and managers, as well as the corporate information needs of the larger chain restaurant organizations. The software modules include server entry, time and attendance, and corporate communication. Presently, the Fisher Restaurant Management System(R) is in need of certain modifications and enhancements to make it competitive. These modifications and enhancements are currently in development and Fisher anticipates such enhancements and modifications to be completed by mid to late 1996.

          To enhance customer satisfaction, Fisher also provides implementation support services to its food service customers. These services include product installation, staff training, system integration, software modification, help desk telephone support, hardware acquisition, and system staging and testing.

          For a discussion of the products to be offered by Fisher upon consummation of the Transactions, see "BACKGROUND OF AND REASONS FOR THE TRANSACTIONS - Management and Operation of Fisher After the Transactions."

      CUSTOMER SUPPORT, WARRANTY AND EDUCATION

          In conjunction with installation of a system, Fisher provides on-site training for the customer's management, supervisory and financial personnel designed to provide instruction in the use and operation of the system.
     The amount of on-site training varies with the size of the customer's operation and complexity of the system being installed. Training is invoiced as a separately itemized fee as a part of any customer's licensing of the Fisher Restaurant Management System(R).

          Fisher provides ongoing customer support in the form of software updates, when published, and telephone consultations with Fisher customer support personnel concerning software operational problems and general advice regarding use of Fisher's systems. A separate fee is also charged for this customer support on an annual basis.

          Fisher warrants to its customers that Fisher's software systems will perform the applications set forth in the agreement pursuant to which the software is licensed. In the event the software does not perform as specified, Fisher's warranty obligation is ordinarily limited to correction of errors in the software, generally for a one-year period from the date of installation. Fisher has not incurred, and does not anticipate that it will incur, significant expenses in connection with the fulfillment of its warranty obligations.

      MARKETING

          Fisher generally licenses its software products to the end user pursuant to nonexclusive, nontransferable licenses granted for a one-time license fee payment. Fisher markets its Fisher Restaurant Management System(R) through direct sales.

      COMPETITION

          Fisher believes its present competition in the hospitality industry includes other independent software suppliers that sell programs for point-of-sale functions or cross industry technical services or both. Fisher believes that there are at least six companies currently offering "front office" software packages similar to Fisher's Server Entry System.

          A number of significantly larger companies in the computer industry, including IBM and NCR Corporation, are in the restaurant software market.

          Fisher believes that the major competitive factors in marketing computerized restaurant management and operations systems are maintenance, support, price, reliability, simplicity and flexibility of the software in adapting to operational changes and the dynamic need for management information, and speed of operations processing.

          The point of sale industry is evolving from proprietary hardware systems to open, software based systems. Primary hardware suppliers include AT&T (NCR), IBM, Digital Equipment Corporation, and Micros. Point of sale software is generally supplied by small companies with revenues between $1 million and $10 million. These include Progressive Software, Infogenesis and Compris.

          Competition in the healthcare information services industry is intense and includes healthcare software companies such as HBO & Company, service bureaus and general computer software and services companies that also offer system integration services.

          For a discussion of the characteristics of Fisher's products after consummation of the Transactions, see "BACKGROUND OF AND REASONS FOR THE TRANSACTIONS-Management and Operations of Fisher After the Transactions."

      CUSTOMERS

          During fiscal 1996, Fisher provided support services for its Fisher Restaurant Management System(R) to approximately 100 customers in the hospitality industry, none of which accounted for more than 10% of Fisher's revenues for the year.

      PRODUCT PROTECTION

          Fisher regards its software as proprietary and protects it with common law copyrights, trade secret law and internal nondisclosure safeguards. Restrictions on disclosure and transferability are incorporated into its software license agreements, and each copy of the software contains copyright notices, both internally (flashed on the terminal screen at commencement of the program) and externally (labeled on each disc containing the software). Most of Fisher's customers are provided only object code versions of the software, as further protection against pirating, although a few select customers also receive source code.
     Despite these protections, it may be possible for Fisher's competitors or users to copy all or portions of Fisher's proprietary software or to obtain information which Fisher regards as trade secrets. Fisher has not patented its software and has not federally registered any copyrights with respect thereto, and reliance on common law copyright and trade secret protection affords somewhat limited practical protection.

          Fisher has registered with the U.S. Patent and Trademark Office the trademark Fisher Business Systems FBS\ (on the Principal Register) and the service mark Fisher Restaurant Management System(R) (on the Supplemental Register).

          Fisher has independently developed its software products. However, there can be no assurance that claims will not be asserted against Fisher that its software codes, concepts, ideas and documentation infringe on the proprietary rights of others in software they developed. As of September 15, 1996, there were no actions claiming patent infringement pending against Fisher.

      BACKLOG

          Fisher typically licenses a multi-store chain to use its software for up to a specified number of locations. Fisher's backlog therefore consists of a schedule of services to be performed in conjunction with each license. If Fisher is supplying hardware, typical lead times are between 30 and 45 days. There is currently no backlog of orders for the Fisher Restaurant Management System(R).

      EMPLOYEES

          As of September 1, 1996, Fisher had eight full-time employees, including one in senior management. Fisher also utilizes contract personnel for support services, installations of additional Fisher systems and programming. In an effort to reduce costs over the past year, the number of employees has been substantially reduced, leaving Fisher with substantially diminished capabilities in the areas of product development and quality control.

          Competition for qualified personnel in the software industry is intense. Fisher's ability to attract and retain qualified personnel has been substantially diminished by its weakened financial condition. There can be no assurance that Fisher will be able to attract or retain qualified personnel in the future.

          None of Fisher's employees is subject to a collective bargaining agreement, and Fisher considers its employee relations to be good. Fisher requires all employees to sign an agreement in which they undertake not to disclose Fisher's trade secrets to others during the period of, or after termination of, their employment.

      PROPERTIES

          Fisher's corporate headquarters are located in 2,500 square feet of office space in Atlanta, Georgia. In anticipation of the consummation of the Transactions, the office space is being shared by Fisher with AHS and ASI pursuant to a 12-month lease at a monthly rental of $3,000.

      LEGAL PROCEEDINGS

          There are no material pending legal proceedings to which Fisher is a party or to which its properties are subject; nor are there any material proceedings known to Fisher to be contemplated by any governmental authority; nor are there any material proceedings known to Fisher, pending or contemplated, in which any director, officer or affiliate or any principal security holder of Fisher, or any associate of any of the foregoing is a party or has an interest adverse to Fisher.

          See "- Background" for a discussion of a claim by Penny Sellers for payment of commissions by Fisher pursuant to a Finder's Fee Agreement.


                          INFORMATION REGARDING AUBIS

      GENERAL

          AUBIS operates through its two wholly-owned subsidiaries, ASI and AHS. Through these companies, AUBIS combines information technology, systems integration and software development expertise into an integrated team to support its current customer base and to focus on the expanding healthcare marketplace.

      AUBIS SYSTEMS INTEGRATION, INC.

          ASI, formerly known as G.E. Random & Associates d/b/a Peripheral Design, has provided value added computer services, network solutions, connectivity solutions and system integration, principally to Atlanta-area businesses, since 1985. ASI provides microcomputers, peripherals, on-site and depot maintenance, network design, network installation, cable plant design and installation, and network consulting in the southeastern United States. Its trained technical staff has experience in computer system integration, network configuration and network implementation. ASI has certified network engineers on staff for LAN and WAN network services. ASI sells, services and supports many major brands of computers, peripherals and networks. ASI support services include on-site hardware maintenance as well as network support programs.

          ASI offers local area network design and installation, wide area network design and installation, cable plant design, installation and management, network management systems and network trouble shooting, protocol debugging and performance analysis.


      AUBIS HOSPITALITY SYSTEMS, INC.

          AHS, formerly known as Wiporwil Systems, Inc., has provided value added sales and services in the southeastern United States to individuals, franchisees, management companies and national chains in the restaurant industry since 1992. Through 1995, AHS has been a restaurant software distributor providing sales and support primarily for the Squirrel POS (fine dining) and Comptrex POS (fast food) product lines. The operations of AHS were discontinued during the second quarter of 1996 due to the loss of certain of its supplier relationships. See "-Background."

      BACKGROUND

          AUBIS was organized as a Georgia limited liability company in February 1995 to acquire an interest in AHS and ASI. Paul W. Harrison has acted as the managing member of AUBIS since its inception.

          AHS was started by William Gray, a former employee of Sulcus Hospitality Systems, Inc., the owner and distributor of the Squirrel POS System. Mr. Gray was knowledgeable of the Squirrel POS system and assisted AHS in becoming one of Sulcus's largest distributors. In February 1993, Nate Lipson acquired a minority ownership interest in AHS. In June 1994, Mr. Harrison, through PHE, an investment company he controls, acquired a minority interest in AHS. Mr. Lipson and Mr. Harrison organized AUBIS in February 1995 to hold their interests in AHS and to acquire the remaining outstanding interests of the other shareholders. As a consequence of these acquisitions, some of the former minority shareholders of AHS own a minority interest in AUBIS.

          ASI was founded by Gordon Random and Marvin Wallace to address a growing need for qualified network and integration support at a time when the applications of PC-based computer systems were beginning to expand tremendously. In January 1995, Mr. Harrison, through PHE, an investment company he controls, and Mr. Lipson each acquired a minority interest in ASI. In February 1995, these interests were contributed to AUBIS. In March 1995, the remaining outstanding shareholder interests of ASI were acquired by AUBIS from Mr. Wallace and Mr. Random, who each now hold a minority interest in AUBIS.

          Subsequent to the announcement of the AUBIS Transaction in December 1995, Sulcus Hospitality, Inc. informed AHS that it would not renew its dealership contract effective as of January 1, 1996. As a consequence, AHS is no longer entitled to sell the Squirrel Restaurant System (fine dining). In 1994 and 1995 this line of business generated approximately $1.50 million and $1.75 million in revenues to AHS, respectively. This represents approximately 99% of AHS' total revenue for 1994 and 89% of AHS's total revenue for 1995.

          Prior to January 1996, AHS was the exclusive distributor of the Comptrex POS Restaurant System (fast food) in the northern half of the state of Georgia and other surrounding territories. In an effort to replace the anticipated reduction in revenues from the loss of the Squirrel product line, AHS acquired the business of JMJ Development, Inc. d/b/a Quick Service Consulting, a Georgia corporation ("QSC"). QSC was a distributor of the Comptrex product line that had southern Georgia and other surrounding areas as its exclusive territory. Through this acquisition, AHS significantly increased the size of the territory in which it could sell the Comptrex product line to include all of the State of Georgia and a 50-mile radius outside its borders, acquired an existing customer base, and brought in two new employees who have a experience in selling the Comptrex products.

          As an additional measure to offset lost revenues from the Squirrel product line, AHS began to distribute the Fisher Restaurant Management System(R) (fine dining). In order to allow AHS to staff up for the distribution and marketing of the Fisher Restaurant Management System(R), Fisher advanced AHS $80,000 pursuant to a marketing agreement entered into in February 1996, which is to be repaid out of gross sales commissions to be earned by AHS on the sale of such systems.

          Although AHS had taken the above measures in an effort to replace the loss in revenue, AHS experienced a severe cash drain caused by the loss of Squirrel business and slower than expected sales of the Comptrex and Fisher products. This caused AUBIS' management to reevaluate the focus of AHS' business which has been primarily directed to small independent restaurant operators that required a substantial staff to provide support services.
     In the second quarter of 1996, management of AUBIS discontinued the business of AHS and, in anticipation of the consummation of the Transactions, decided to direct its resources to providing software and systems integration services to the healthcare market through ASI and its relationships with Fisher and HALIS.

          During the audit of its books and records for the year ended December 31, 1995, AUBIS discovered apparent improprieties and misappropriations of its assets and business that it believes were caused by one of its employees. This individual is no longer employed by AUBIS. An investigation into these allegations has determined losses of $97,123. Management of AUBIS has taken measures to prevent any such misappropriation of assets in the future. See "AUBIS MANAGEMENT'S DISCUSSION AND ANALYSIS."

      PRODUCTS

          ASI currently sells microcomputers, peripherals, on-site and depot maintenance, network design, network installation, cable plant design and installation and network consulting in the southeastern United States and plans to continue this business and expand its system integration efforts.

      COMPETITION

          ASI competes in a market which has hundreds of participants ranging from individually owned and operated providers to larger corporate providers such as AT&T and IBM. ASI's ability to compete in the small to medium sized business market is based on its ability to provide value-added expertise at a competitive price. ASI currently has a substantial customer base and hopes to continue to expand this base in the hospitality, healthcare and other industries.

      CUSTOMERS

          ASI's major customers include: Canada Life Insurance; Kurt Salmas and Associates; Piedmont, Olson and Heasly; U.S. Franchise, Inc.; Buckhead Life Restaurant Group; and many smaller businesses in the southeastern United States.

      EMPLOYEES

          As of July 31, 1996, ASI had 14 full-time employees, including two in senior management, two sales employees, two financial and administrative
     employees, and eight support staff employees.   Each employee has a direct
     role in customer support and general relations.  None of ASI's employees is
     subject to a collective bargaining agreement.   ASI considers its
     relationship with its employees to be good. ASI requires all employees to sign an agreement in which they agree not to disclose any of ASI's trade secrets to others during the term, or after termination, of their employment. As a result of the discontinuance of its operations, AHS no longer employs any personnel.

      PROPERTIES

          AUBIS' headquarters is located at Lenox Towers, 3390 Peachtree Road, N.E., Suite 1000, Atlanta, Georgia 30326. AHS is located in 3,200 square feet of Class B office park space at 2028 Powers Ferry Road, Suite 190, Atlanta, Georgia 30339. ASI is currently sharing office space with Fisher in Atlanta, Georgia. See "INFORMATION REGARDING FISHER-Properties."

      LEGAL PROCEEDINGS

          Other than as set forth below, there are no material legal proceedings pending to which AUBIS is a party or to which its properties are subject; nor are there any material proceedings known to AUBIS, pending or contemplated, in which any directors, officers or affiliates of AUBIS, or any associate of any of the foregoing is a party or has an interest adverse to AUBIS.

          In September 1995, an action was filed against AHS in the State Court of Cobb County, Georgia by a freight company on open account alleging a claim of approximately $6,000. A judgment relating to the matter has been entered against AHS for this amount, which AHS plans to satisfy in the ordinary course.

                          INFORMATION REGARDING HALIS

      GENERAL

          HALIS was organized in October 1995 as a Georgia limited liability company, and through its wholly owned subsidiary, HALIS Software, Inc., a Georgia corporation ("HSI"), is engaged in developing and marketing advanced healthcare information systems to managed care organizations and their various points of service such as physicians, hospitals and laboratories.

      BACKGROUND

          In July 1995, Paul Harrison contemplated the design of an advanced healthcare informational data base system for a managed care environment that would compete in the emerging healthcare information systems industry. Mr. Harrison has significant experience in developing relational and object oriented informational systems in the healthcare and insurance industries. See "ELECTION OF DIRECTORS - Paul W. Harrison." In order to effectuate this goal, Mr. Harrison, with the assistance of Paul Harrison Enterprises, Inc., an investment company that he controls ("PHE"), organized HALIS. HSI was subsequently incorporated in October 1995 as a wholly-owned subsidiary of HALIS. In January 1996, HALIS transferred to HSI (i) a "prototype healthcare information system" that was in the early stages of its development and (ii) a license to use advanced computer technology known as "MERAD" which HALIS had licensed from PHE. Under the MERAD license, HSI can utilize MERAD technology to continue the development of healthcare information systems, and is authorized to modify and enhance the MERAD technology. The MERAD license provides that any enhancements and modifications to the MERAD technology become the proprietary property of PHE subject to HSI's right to use such technology pursuant to the terms of the license.

          The "prototype healthcare information system" is now the HALIS Healthcare Enterprise software program/system (the "HALIS Program"). The HALIS Program has been used to create two software products, with several more in development. See "- Products."

          ProHealth Solutions, Inc. ("ProHealth") was incorporated in December 1994 and commenced business operations in January 1995. ProHealth was originally created for the purpose of engaging in the business of providing software and services to managed care organizations in the area of preventive care. In December 1995, HALIS acquired 100% of the issued and outstanding capital stock of ProHealth. In March 1996, ProHealth was merged with and into HSI, with HSI continuing as the surviving entity. As a consequence, the business, assets and liabilities of HSI and ProHealth have been combined and continue as those of HSI.

          ProHealth owned a database program that contained medical protocols, which were to be used by healthcare organizations to administer preventative care measures. The program was called Partners in Prevention and was used under contract by Prudential. ProHealth had intended to sell that program to others but was unsuccessful. After ProHealth was acquired by HALIS, HALIS management decided that the program was inadequate and was unsuitable to market as a stand alone product and it was therefore discontinued. HALIS attempted to incorporate the program into its own software but again found it to be inadequate for real commercial application. The information (medical protocols) contained in the database and used by the program do, however, have some value, and can be used as a small set of information in the HALIS Program. HALIS intends to extract and use the information that is of value and discard the Partners in Prevention software program. The Partners in Prevention program generated revenues of approximately $314,000 in 1995, representing 94% of the total revenues of ProHealth. No revenues have been generated by the Partners in Prevention program in 1996.

          ProHealth also owned the Managed Care Guide, which is a booklet containing demographic data about doctors and other health care professionals. The booklet served as a directory that could be used for referring patients to specialists. For example, the booklet might provide data about where to go for diabetes and tell if the specialist was in the approved network of doctors under a managed care contract. HALIS plans to discontinue the

     Managed Care Guide in its present form, but plans to reproduce the same type of information in its own healthcare program. Management believes that the information is of good value as part of the HALIS Program, but is of little value as a separate and stand-alone paper-based Managed Care Guide. The Managed Care Guide generated revenues of approximately $50,000 in 1995, representing 6% of the total revenues of ProHealth. No revenues have been generated by the Managed Care Guide in 1996.

          HSI plans to continue developing the HALIS Program as well as continue to modify and enhance the MERAD technology. It is HSI's goal to be a leading provider of advanced healthcare information systems. In order to achieve this goal, however, HSI is in need of working capital which could be applied to its research and development efforts. In that regard, because Mr. Harrison, who controlled AUBIS, was already committed with Fisher to proceed with the AUBIS Transaction, Mr. Harrison commenced discussions with Fisher about the acquisition of HSI. The Board of Directors of Fisher evaluated the long-term strategic plan envisioned by Mr. Harrison, which would transform Fisher into a high technology based company in the healthcare and hospitality information system markets using an advanced database platform based on the MERAD technology. On January 25, 1996, a letter of intent was executed between HALIS, HSI and Fisher which culminated in a stock purchase agreement being executed on March 26, 1996. See "TERMS OF THE TRANSACTIONS -- The HALIS Agreement.

      PRODUCTS

          Prior to its acquisition and subsequent merger into HSI, ProHealth developed and marketed a proactive preventive care data collection system called Partners In Prevention. ProHealth (now HSI) acts as a service bureau and utilizes the program to enable a managed care organization to improve its HEDIS (Health Employer Data Information Set) performance scores, improve the level of preventive care services provided to their members, and to collect important and meaningful data for reporting to the National Committee on Quality Assurance.

          ProHealth has also developed and marketed the Managed Care Guide, which is a tool to help primary care physicians and their staff manage the referral and authorization process for their patients which is required by managed care plans.

          The HALIS Program will provide a comprehensive information system for managed care organizations and provides both point of service and a managed care organization functionality. The system addresses the healthcare providers needs by integrating all of the primary applications in a common, multi-media database utilizing an object-relational data management approach. This data management technology allows processing to occur within the database itself, and eliminates the need for costly off-site edits and rewrites. Applications can easily be modified to reflect day-to-day changes in health plans, diagnostics, and other coding methodologies which occur in every managed care organization. This enhanced feature will save time, money and provide flexibility needed to manage change. The software will enable the managed care organization to manage its business and patient care through data transfers between various points of service and a central management point. This will allow a physician provider the flexibility to observe the patients' plan and benefits immediately without making separate inquiries of the managed care organization. The system will tabulate in an on-line mode and keep track of patient deductibles and co-pays.

          The HALIS Program has been used to create two software products, with several more in development. The two products are referred to as the Healthcare Practice System and the Managed Care System. Both of these products are currently being marketed and sold in an as is form. To date, five companies have purchased and/or are using the two products in a beta-test arrangement. It is anticipated that both products will be ready for full commercial deployment by the first quarter of 1997. See "BACKGROUND OF AND REASONS FOR THE TRANSACTIONS - Management and Operations of Fisher After the Transactions."

      COMPETITION

          Prior to 1995, there were no other similar products to the Partners In Prevention program being offered by competitors. However, recently other software developers have entered the market.

          HSI believes that there presently is no direct competition for the Managed Care Guide, and it currently exists as the only comprehensive guide available to the managed care industry.

          Competition in the healthcare information services industry is intense and includes healthcare software companies such as HBO & Company, service bureaus and general computer software and services companies that also offer system integration services.

      CUSTOMERS

          HSI's major customer for the Partners In Prevention program has been Prudential Health Care Systems of Georgia ("Prudential"). Prudential has recently notified HSI that it does not intend to honor the balance of its contract, which has two years remaining. Prudential is not honoring the balance of its contract for two reasons. First, the Partners in Prevention Program was inadequate to meet Prudential's needs. Second, Prudential has decided to cancel the project that utilizes Partners in Prevention. Lost revenues to HSI as a result of the termination of the contract by Prudential is approximately $270,000.

          The major client for the Managed Care Guide has been Hoechst Marion Roussel ("HMR"), an international pharmaceutical company. A contract is currently in force with HMR that provides HMR a right of first refusal to distribute the Managed Care Guide in all major markets in the United States. The impact upon HSI of HMR's right of first refusal concerning the Managed Care Guide on a historical basis has been immaterial. HSI has not focused on the Managed Care Guide as a product in itself and only plans to incorporate the generic information used to produce the Guide. HSI did not expect to generate revenues from the Managed Care Guide as a separate product.

          The projected impact HMR will have on HSI in general is negligible because HSI does not plan to market the Managed Care Guide as a product in itself. HSI plans to only use generic information (public domain type of information) available to incorporate in the HALIS Program. In addition, HSI believes that HMR will not exercise its right of first refusal and would free HSI to distribute (if HSI chose to do so) the Managed Care Guide through other organizations. If HMR does exercise its right of first refusal, HSI will receive revenues it would otherwise not generate on its own.

      EMPLOYEES

          As of July 31, 1996, HSI had only two full-time employees of which one is in executive management and the other is in administration. In addition, HSI utilizes the services of independent contractors on an "as needed" basis to assist in the development of its software.

      PROPERTIES

          HSI's headquarters is located at 200 Hembree Park Drive, Suite K, Roswell, Georgia 30076. Management believes that this 3,600 square foot facility is adequate to meet HSI's needs until the first quarter of 1997. At that time, HSI may require additional space to accommodate additional sales and customer service personnel.

      PROPRIETARY PROPERTY

          HSI regards its software as proprietary and protects it with common law copyrights, trade secret law, and internal non-disclosure safeguards. Presently, none of HSI's software is in the possession or control of any customers. HSI has not developed any of its software through the use of employees, but, rather, has developed all of its software products through the use of independent consultants. All consultants who have worked on the healthcare information system have executed contractor agreements whereby such contractor agrees to maintain information relating to the software in confidence and to assign any rights that the contractor may acquire, by operation of law, to HSI. All contractors that were involved in the development of the Partners In Prevention program have assigned to HSI any rights they might have had, by operation of law or otherwise, in the Partners In Prevention program. As a result, HSI is the exclusive owner of all of such rights. All copyrights related to the Managed Care Guide belong to, and are the exclusive property of, HSI. HSI has not sought federal copyright protection of any of its products and is relying solely upon common law copyright protections.

          HSI is presently seeking federal protection of the following trademarks which are in various levels of completion: Managed Care Guide, Partners In Prevention and Preventive Care Partnership. No federal registrations have yet been obtained with regard to any of these trademarks. HSI plans to seek federal copyright protection on the HALIS Program.

      LEGAL PROCEEDINGS

          There are no material pending legal proceedings to which HALIS or HSI is a party or to which their properties are subject; nor are there any material proceedings known to HALIS or HSI to be contemplated by any governmental authority; nor are there any material proceedings known to HALIS or HSI, pending or contemplated, in which any director, officer or affiliate or any principal security holder of HALIS or HSI, or any associate of any of the foregoing is a party or has an interest adverse to HALIS or HSI.

                           INFORMATION REGARDING ACCS

      GENERAL

          ACCS, a Georgia corporation, was founded in April 1994 by Wayne and Charlotte Surman as a distributor of third party software to the healthcare industry. ACCS distributes the Fox MedPro and Fox DentPro software developed by Alamo Systems primarily to medical billing centers. ACCS began with six employees, all of whom were involved in the sales and support of the third party software.

          ACCS has concentrated its sales and marketing efforts primarily on the `business opportunity' marketplace, as opposed to direct marketing to physicians. ACCS and its commission-only representatives attend business opportunity trade shows and demonstrate the ACCS third party medical billing software to prospective customers. Individual follow up sessions are then held during or immediately after each show with the qualified prospects to sell them a license for ACCS' third party software.

          The billing center pays between $3,500 and $7,000 for the billing software marketed by ACCS. This price includes training at the ACCS offices in Atlanta, during which the billing center is allowed to receive a refund if it determines that it is unlikely to be able to successfully use the software or provide the billing service. During 1994 (ACCS' first year of operation), approximately $2 million of such licenses were sold, and in 1995, approximately $3 million were sold. In each case, the marketing company, which was a `commission only' representative, received between 60% and 67% of the revenue generated from sales which it brought in, with ACCS receiving the balance of the revenue. In addition, ACCS generates sales by attending certain of these business opportunity shows itself.

          ACCS pays Alamo Software approximately $100,000 per year for the license to resell its software. This fee entitles ACCS to sell an unlimited number of licenses in those states for which the licenses had been granted. ACCS' license with Alamo Software currently covers 38 states and is renewable annually.

          ACCS charges its customers approximately $500 per year for support of the software which it provides. This fee includes telephone support to the users, as well as the distribution of software upgrades.

      PRODUCTS

            ACCS distributes the Fox MedPro and Fox DentPro healthcare billing software developed by Alamo Systems. In addition, ACCS has begun to sell the HALIS managed care system to ACCS prospects whose needs exceeded the capabilities of the Alamo Systems software. See "INFORMATION REGARDING HALIS - Products" for a description of the HALIS managed care system.

      COMPETITION

          ACCS currently competes with other third party resellers, as well as software manufacturers who directly market their software products. Competition for sales, however, focuses on the software product itself.
     The Alamo software currently being distributed by ACCS competes with over a dozen other healthcare practice management systems.

      CUSTOMERS

          ACCS focuses on the medical billing application of healthcare, and primarily markets its third party software to startup medical billing centers. These centers were usually home businesses which were operated on a part time basis or an a full time basis by the spouse of an otherwise full time employee of a different business. These small billing centers purchase a license to ACCS' third party software and then call on physicians and dentists in their local area to solicit their medical billing business. The medical billing center offers to take over the submission of claims and manage the collection of receivables for the practice. A typical commission for this service is 8% to 10% of the amount billed and collected. As of July 31, 1996, ACCS had sold over 700 systems, principally to medical billing centers.

      EMPLOYEES

          As of July 31, 1996, ACCS had six full time employees, including one in senior management. ACCS also utilizes independent sales representatives to market, on a commission basis, its third party software. None of ACCS' employees is subject to a collective bargaining agreement and management considers its employee relations to be good.

      PROPERTIES

          ACCS' headquarters is located in a 3,800 square foot facility located at 1000 Abernathy Road, Suite 1040, Atlanta, Georgia 30328. ACCS is currently leasing this space pursuant to a sublease which expires in December 1996.

      LEGAL PROCEEDINGS

          Except as set forth below, there are no material pending legal proceedings to which ACCS is a party or to which its properties are subject; nor are there any material proceedings known to ACCS to be contemplated by any governmental authority; nor are there any material proceedings known to ACCS, pending or contemplated, in which any director, officer or affiliate or any principal security holder of ACCS, or any associate of any of the foregoing is a party or has an interest adverse to ACCS.

          In early 1996, ACCS initiated suit against Aqua Group, Ltd. ("Aqua") for breach of fiduciary duty in connection with the sale of software products by Aqua on behalf of ACCS. Aqua subsequently counterclaimed, seeking remedy of an unspecified amount of commissions from ACCS. ACCS denies any liability with respect to these claims and intends to vigorously defend them.

                         UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1996

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet of HALIS, Inc. gives effect to the following transactions as if they occurred on June 30, 1996: the reverse acquisition of Fisher Business Systems, Inc. (Fisher) by AUBIS Hospitality Systems, Inc., AUBIS Systems Integration, Inc., Halis Software, Inc. and ProHealth Solutions, Inc. (collectively the Predecessor) and the acquisition of Advanced Custom Computer Solutions, Inc. (ACCS) by Fisher. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for HALIS, Inc. for the year ended December 31, 1995 and the six months ended June 30, 1996 gives retroactive effect to the prior transactions as if they had occurred January 1, 1995. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to be indicative of the actual financial position or the results of operations of HALIS, Inc. had the acquisition been completed and should be read in conjunction with the audited financial statements of Fisher and ACCS and the Predecessor and the related notes thereto appearing elsewhere herein.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1996

                                                                            Advanced
                                                        Fisher               Custom
                                                       Business             Computer
                                 Predecessor         Systems, Inc.       Solutions, Inc.
                                June 30, 1996        July 31, 1996        June 30, 1996        Adjustments       Pro Forma
                                -------------        -------------       ---------------      ------------     ------------
                                                                       ASSETS
                                                                       ------

Current assets                  $     343,569        $      67,334       $        96,478      $                $    507,381
Notes receivable from
   Predecessor                                             971,551                       (a)      (971,551)               -
Property and equipment                 37,342               37,707                64,162                            139,211
Other assets                           24,180                                      7,255                             31,435
Deferred merger costs                 331,547              157,160                       (b)      (488,707)               -
                                -------------        -------------       ---------------      ------------     ------------

   Total assets                 $     736,638        $   1,233,752       $       167,895      $ (1,460,258)    $    678,027
                                =============        =============       ===============      ============     ============

                                                        LIABILITIES AND STOCKHOLDERS' DEFICIT
                                                        -------------------------------------

Current liabilities             $   1,911,134        $     405,797       $       271,193 (a)  $   (971,551)    $  1,466,573
                                                                                         (d)      (150,000)
Convertible promissory
  notes                                                  1,240,000                                                1,240,000
                                -------------        -------------       ---------------      ------------     ------------

   Total liabilities                1,911,134            1,645,797               271,193        (1,121,551)       2,706,573

Stockholders' deficit
---------------------

Net stockholder's deficit          (1,174,496)                                  (103,298)(c)     1,277,794                -
Common stock, par
   value $.01                                               50,195                       (c)       181,805          232,000
Additional paid-in capital                               8,509,986                       (c)       404,982        9,064,968
                                                                                         (d)       150,000
Accumulated deficit                                     (8,965,476)                      (c)    (1,864,581)     (11,318,764)
                                                                                         (b)      (488,707)
Less:  Treasury stock at
         cost                                               (6,750)                                                  (6,750)
                                -------------        -------------       ---------------      ------------     ------------

Total stockholders' deficit        (1,174,496)            (412,045)             (103,298)         (338,707)      (2,028,546)
                                -------------        -------------       ---------------      ------------     ------------

Total liabilities and
    stockholders' deficit       $     736,638        $   1,233,752       $       167,895      $  1,460,258     $    678,027
                                =============        =============       ===============      ============     ============

Common stock issued
    and outstanding (c)                                  7,450,046                              15,750,000       23,200,046
                                                     =============                            ============     ============

 See notes to unaudited pro forma condensed consolidated financial statements

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE YEAR ENDED DECEMBER 31, 1995


                                                                          Advanced
                                                          Fisher           Custom
                                                         Business         Computer
                                      Predecessor       System, Inc.   Solutions, Inc.
                                     Year Ended         Year Ended       Year Ended
                                  December 31, 1995  January 31, 1996  March 31, 1996  Adjustments    Pro Forma
                                  -----------------  ----------------  --------------  -----------   -----------
Systems sales and services            $3,582,896        $  732,549       $2,798,872     $       -    $ 7,114,317
-------------------------             ----------        ----------       ----------     ---------    -----------

Costs and expenses
-----------------
 Cost of goods sold                    2,613,259           246,992        1,885,004                    4,745,255
 Research and development
 Selling, general and administrative   1,249,790           684,981          884,229(e)    123,021      2,942,021
                                      ----------        ----------       ----------     ---------    -----------
                                       3,863,049           931,973        2,769,233       123,021      7,687,276
                                      ----------        ----------       ----------     ---------    -----------
Operating income (loss)                 (280,153)         (199,424)          29,639      (123,021)      (572,959)
----------------------                ----------        ----------       ----------     ---------    -----------

Other income (expense)
----------------------
 Gain on asset disposal                    6,385                                                           6,385
 Rental income                            21,350                                                          21,350
 Interest expense                        (22,798)                                  (f)    (86,800)       (94,598)
                                                                                   (g)     15,000
 Interest income                           1,394                                                           1,394
 Other income                                315                                                             315
 Loss from misappropriation              (97,123)                                                        (97,123)
                                      ----------        ----------       ----------     ---------    -----------
                                         (90,477)                                         (71,800)      (162,277)
                                      ----------        ----------       ----------     ---------    -----------
      Income (Loss) before
       income taxes                     (370,630)         (199,424)          29,639      (194,821)      (735,236)

Provision for income taxes                 2,308                 -           18,135(i)    (20,443)           -0-
--------------------------            ----------        ----------       ----------     ---------    -----------
    Net income (loss)                 $ (372,938)       $ (199,424)      $   11,504     $(174,378)   $  (735,236)
                                      ==========        ==========       ==========     =========    ===========
Net loss per share                                      $     (.03)                                  $      (.03)
                                                        ==========                                   ===========
Shares outstanding(j)                                    7,450,046                                    23,200,046
                                                        ==========                                   ===========


 See notes to unaudited pro forma condensed consolidated financial statements.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1996



                                                                            Advanced
                                                        Fisher               Custom
                                                       Business             Computer
                                 Predecessor         Systems, Inc.       Solutions, Inc.
                              Six Months Ended     Six Months Ended     Six Months Ended
                                June 30, 1996        July 31, 1996        June 30, 1996        Adjustments       Pro Forma
                                -------------        -------------       ---------------      ------------     ------------
Systems sales and services      $   1,302,224        $     238,116       $       320,300      $          -     $  1,860,640
                                -------------        -------------       ---------------      ------------     ------------

Costs and expenses
------------------
   Cost of goods sold                 815,734               73,428               119,638                          1,008,800
   Research and development           126,923                                                                       126,923
   Selling, general, and
     administrative                   657,076              323,864               458,684 (e)         9,194        1,448,818
                                -------------        -------------       ---------------      ------------     ------------
                                    1,599,733              397,292               578,322             9,194        2,584,541
                                -------------        -------------       ---------------      ------------     ------------

Operating loss
--------------                       (297,509)            (159,176)             (258,022)           (9,194)        (723,901)
                                -------------        -------------       ---------------      ------------     ------------

Other income (expense)
   Gain (Loss) on asset disposal      (27,528)                                                                      (27,528)
   Rental income                        7,700                                                                         7,700
   Interest expense                   (14,166)                                           (f)       (29,238)         (35,904)
                                                                                         (g)         7,500
   Other income                        (7,500)                                                                       (7,500)
   Miscellaneous expense                                   (30,210)                                                 (30,210)
                                -------------        -------------       ---------------      ------------     ------------
                                      (41,494)             (30,210)                    -           (21,738)          93,442
                                -------------        -------------       ---------------      ------------     ------------

      Loss before income taxes       (339,003)            (189,386)             (258,022)          (30,932)        (817,343)
                                -------------        -------------       ---------------      ------------     ------------

Provision for income taxes                  -                    -               (51,754)(i)        51,754              -0-
                                -------------        -------------       ---------------      ------------     ------------

    Net loss                    $    (339,003)       $    (189,386)      $      (206,268)     $    (82,686)    $   (817,343)
                                =============        =============       ===============      ============     ============

Net loss per share                                   $        (.03)                                            $       (.04)
                                                     =============                                             ============

Shares outstanding (j)                               $   7,450,046                                             $ 23,200,046
                                                     =============                                             ============

 See notes to unaudited pro forma condensed consolidated financial statements

                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                        PRO FORMA FINANCIAL STATEMENTS


Balance Sheet - June 30, 1996:
-----------------------------

(a) To record the elimination of intercompany advances from Fisher to the Predecessor.

(b) To write off the deferred merger costs.

(c) To record the issuance by Fisher of 750,000 shares of common stock to the shareholders of ACCS in exchange for 100% of the outstanding stock of ACCS in a transaction accounted for at the historical cost to ACCS.

    To record the issuance by Fisher of 15,000,000 shares of common stock to the shareholders of the Predecessor in exchange for 100% of the outstanding stock of the Predecessor in a transaction accounted for as the reverse acquisition of Fisher by the Predecessor.

    To adjust pro forma common stock issued and outstanding to 23,200,046 shares, consisting of 7,450,046 (per Fisher July 31, 1996 10Q) plus the additional shares issued in the acquisitions.

(d) To record the satisfaction of $150,000 of a note payable due to a related party through the transfer of certain shares among the shareholders of the Predecessor.

Statement of Operations:
-----------------------

For the year ended December 31, 1995 and for the six months ended June 30, 1996:
-------------------------------------------------------------------------------

(e) To adjust selling, general, and administrative expenses to reflect a new employment contract to be entered into with an officer in conjunction with the merger. The adjustment is the difference between the amount of the employment contract and management fee expense to an affiliate of the officer, which terminated June 1, 1996.

(f) To adjust interest expense to reflect interest on convertible promissory notes, issued during the six month period ended July 31, 1996, in the amount of $1,240,000 at 7%.

(g) To adjust interest expense to reflect the satisfaction of related party debt upon consummation of the merger. See note (d) above.

(h) Pro Forma shares outstanding include 23,200,046 shares which are the 7,450,046 shares of Fisher outstanding at July 31, 1996, plus the 750,000 shares to be issued to the shareholders of ACCS and 15,000,000 shares to be issued to the Parent of the Predecessor.

(i) Because of significant operating losses, no tax benefit is attributed to entries (e) through (g) and the provision for income taxes is adjusted to zero.

                                     FISHER
                      MANAGEMENT'S DISCUSSION AND ANALYSIS

          The following discussion should be read in conjunction with the financial statements of Fisher contained elsewhere in this Proxy Statement.

      FINANCIAL CONDITION

          Total assets increased $946,218 or 229% from January 31, 1996 due primarily to an increase in note receivable of 971,551. The increase in accounts receivable results primarily from the advance by Fisher of $971,551 to AUBIS and HALIS during the period to support their operations. AUBIS's cash needs result, in part, from the loss of a significant supplier and customer of AHS. This supplier accounted for approximately 54% of the total revenues of the AUBIS Subsidiaries for the year ended December 31, 1995. Fisher was able to fund these advances to AUBIS and HALIS from the proceeds of its private placement of 7.0% Convertible Promissory Notes due January 15, 1998. See "- Liquidity and Capital Resources."

          In an effort to continue to resolve its liquidity problems, Fisher successfully renegotiated terms with many of its vendors which resulted in reductions of vendor payables of $243,838 during fiscal 1996 and $78,230 during the six months ended July 31, 1996. The vendor renegotiations were conducted periodically on a vendor-by-vendor basis over a period of time beginning the fourth quarter of fiscal 1994 and ending the first quarter of fiscal 1997. No unresolved items are outstanding concerning Fisher's liability for the debts. Management does not believe that these debt restructurings will have a material adverse impact on the continued availability of vendor credits.

          Fisher has changed its fiscal year end from July 31 to December 31, effective December 31, 1996.

      RESULTS OF OPERATIONS

     SIX MONTHS ENDED JULY 31, 1996 COMPARED TO SIX MONTHS ENDED JULY 31, 1995

          Revenues for the six months ended July 31, 1996 were $238,116, a decrease of $134,956, or 36%, from the prior period revenues of $373,072. The decrease in revenues is primarily attributable to a reduction in software sales. During the six months ended July 31, 1996, approximately 85% of Fisher's revenues were from support services and approximately 15% were from system sales. The increased percentage of revenues from services is a result of Fisher's inability to sell its restaurant software.

          Selling, general and administrative expenses were $323,864 for the six months ended July 31, 1996, compared to $297,687 for the prior year period. The increase was largely due to activities relating to the proposed Transactions.

          Fisher recorded a net loss of $111,156 for the six months ended July 31, 1996, as compared to a net loss of $34,549 for the prior year period. The net loss for the 1996 period was higher as a result of lower revenues, coupled with higher selling, general and administrative expenses relating to the Transactions. The net loss for the six months ended July 31, 1996 would have been greater, but for a benefit of $78,230 of extraordinary income from debt restructuring.

     FISCAL YEAR ENDED JANUARY 31, 1996 COMPARED WITH FISCAL YEAR ENDED JANUARY 31, 1995

          Revenues for the year ended January 31, 1996 (fiscal 1996) were $732,549, a decrease of $529,642, or 42%, from the prior year revenues of $1,262,191. The decrease in revenues is primarily attributable to the fact that substantially all (approximately 85%) of Fisher's revenues in fiscal 1996 were derived from support services for its Fisher Restaurant Management System(R), rather than from sales of systems. System sales accounted for approximately 15% of Fisher's total revenues in fiscal 1996.

          The allowance for possible losses on accounts receivable decreased to $3,000 during fiscal 1996, as compared to $40,000 for the previous year, as a result of the significant decrease in accounts receivable during the period.

          Selling, general and administrative expenses were $681,981 for fiscal 1996, compared to $1,945,088 for the prior year. The decrease of $1,263,107, or 65%, was largely due to reduction in personnel during the period.

          Fisher capitalizes software development costs in accordance with the Statement of Financial Accounting Standards No. 86. Based on the ongoing reassessment of recoverability of capitalized software development cost, and the limited future revenues derived from such costs, during the fourth quarter of 1995, Fisher recorded a charge of $193,720 to fully amortize software development costs.

          Fisher recorded net income for fiscal 1996 of $44,414, as compared to a net loss of $1,188,870 for the prior year. The improvement in net income is primarily the result of significant reductions in operating expenses, as well as a benefit of $243,838 from debt restructuring.

     FISCAL YEAR ENDED JANUARY 31, 1995 COMPARED WITH FISCAL YEAR ENDED JANUARY 31, 1994

          Revenues for the year January 31, 1995 (fiscal 1995) were $1,262,191, a decrease of $4,076,853, or 76%, from the prior year revenues of $5,339,044. The decrease in revenues is primarily attributable to the loss of Fisher's client/server service business and Fisher's focus on opportunities for the sale of higher margin software and software services. Approximately 80% of Fisher's revenues were from support services and approximately 20% of its revenues were from system sales during fiscal 1995.

          Fisher did not incur any research and development expenses in fiscal 1995. Research and development expenses for the prior year were $695,561. The elimination of these expenses relates directly to the maturation of Fisher's current product.

          The allowance for possible losses on accounts receivable decreased to $40,000 during fiscal 1995, as compared to $230,476 for the previous year, as a result of the significant decrease in accounts receivable during the period.

          Selling, general and administrative expenses were $1,945,088 for fiscal 1995 compared to $2,725,354 for the prior year. The decrease of $780,266, or 29%, was largely due to reduction in personnel during the period.

          Interest expense decreased significantly as Fisher's line of credit has expired. A replacement facility has not been obtained by Fisher.

          Fisher recorded a net loss for fiscal 1995 of $1,278,918, as compared to a net loss of $530,378 for the prior year. The increase in the net loss was primarily due to the loss of Fisher's client/server services businesses.

      LIQUIDITY AND CAPITAL RESOURCES

          At July 31, 1996, Fisher had working capital of $633,088, compared to a deficit of $379,492 at January 31, 1996. The increase in working capital is principally due to proceeds from the private placement of Notes completed in the first half of fiscal 1997. With the departure in January 1994 of substantially all of the former Blue Mountain employees, Fisher lost its ability to provide client/server services to its customers, including MCI. Accordingly, Fisher's revenues and cash flow for the last two fiscal years has been materially adversely affected by the loss of revenues from its former client/server business. Until such time as the Transactions can be consummated, Fisher's revenue will be limited to revenue from support contracts with existing customers and sales of its software and services.

          Pending completion of the Transactions and the conversion of Fisher's business to that of a provider of software applications and technology services to the healthcare industry, Fisher has instituted stringent measures designed to reduce expenses as much as possible consistent with providing the level of services required by its customers, including a reduction of the number of personnel. Fisher presently employs eight people.

          In the first half of fiscal 1997, Fisher completed an offering of $1,470,000 of 7.0% Convertible Promissory Notes due January 15, 1998 (the "Notes"). Interest on the Notes is payable quarterly by Fisher and the principal thereof (plus any accrued interest) may, at the option of the holder, be converted into shares of Fisher Common Stock at a conversion price of $1.00 per share. Any such conversion must be made on or before January 15, 1998. Approximately $972,720 of the proceeds of this offering have been advanced to AUBIS and HALIS to support their operations (which advances have been accounted for as notes receivable from affiliates), while the balance of the proceeds from the sale of the Notes have been utilized to expand Fisher's sales and marketing capabilities in anticipation of the Transactions.

          The advances to AUBIS and HALIS bear interest at rates ranging from 10% to 12% and are due and payable on the first anniversary of the date of the advance. The advance of funds to AUBIS and HALIS are evidenced by demand notes and secured by a security interest in the outstanding common stock of HSI. If the Transactions are not consummated, it is the intention of Fisher to demand repayment of all outstanding amounts owed by AUBIS and HALIS. If AUBIS and HALIS are unable to repay the advances, it is Fisher's intent to foreclose on the collateral. These advances are accounted for by Fisher as notes receivable from affiliates.

          In anticipation of the consummation of the Transactions, Fisher has commenced a private placement of common stock. Shares are being offered on a best-efforts basis through a registered broker-dealer. Consummation of the Transactions and attainment of subscriptions to purchase not less than $1,200,000 in this offering are conditions to closing of this offering. If successful, the net proceeds of the offering will be utilized by Fisher subsequent to the consummation of the Transactions to expand its sales and marketing efforts, enhance its software products, support the growth of its administrative infrastructure, acquire selected healthcare software and service companies and system integration companies and for general corporate purposes.

                                     AUBIS
                      MANAGEMENT'S DISCUSSION AND ANALYSIS

          The following discussion should be read in conjunction with the combined financial statements of AHS and ASI contained elsewhere in this Proxy Statement.

      FINANCIAL CONDITION

          The AUBIS Subsidiaries had combined total assets at June 30, 1996 of $682,574 which was an increase of $103,912, or 18% over its assets at December 31, 1995, which were $578,662. This increase was primarily due to capitalization of accrued expenses associated with the proposed merger with Fisher (including legal, audit and accounting estimated at $331,574 at June 30, 1996) and an increase in trade accounts receivable of $107,884 due to increased sales of system integration services and the timing of the collection of such receivables. At June 30, 1996, the AUBIS Subsidiaries had a working capital deficit of $1,200,553, compared to a working capital deficit of $943,984 at December 31, 1995. This increase in the deficit is attributable to the increase in notes payable to Fisher. As a consequence of its financial condition, the AUBIS Subsidiaries' independent certified public accountants have given the companies a going concern opinion. If significant capital or new business is not obtained by the AUBIS Subsidiaries in the near future, there is the possibility that all or part of the AUBIS Subsidiaries' business is in danger of not being continued.

     RESULTS OF OPERATIONS

     SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995

          Revenues for the six months ended June 30, 1996 were $1,302,224, a decrease of $665,870, or 33.8% over the revenues of $1,968,094 from the prior year period. The decrease in revenues is primarily attributable to the discontinuance of the operations of AHS during the first half of 1996. Cost of goods sold for the six months ended June 30, 1996 were $815,734, a decrease of $726,000, or 47.1% from the prior year period cost of $1,541,734. During the six months ended June 30, 1996, gross margins improved to 37.4% from 21.7% for the prior year period, primarily due to a greater proportion of revenues being derived from services rather than system sales.

          Selling, general and administrative expenses were $449,729 for the six months ended June 30, 1996, an increase of $80,239, or 21.7% over the prior year period. The increase was primarily due to an increase in expenses incurred in anticipation of the consummation of the AUBIS Transaction.

          The AUBIS subsidiaries recorded other net expenses of $41,494 for the six months ended June 30, 1996, as compared to other net expenses of $11,596 for the prior year period, an increase of $29,898. This increase was primarily due to loss on the sale of certain assets related to the hospitality business of AHS and interest on the advances made to the AUBIS Subsidiaries by Fisher.

          The AUBIS Subsidiaries' combined net loss for the six months ended June 30, 1996 was $4,733, as compared to net income of $45,274 for the prior year period. The net loss was primarily attributable to increases in selling, general and administrative expenses (particularly as a percentage of revenues) and a loss of $27,528 on the disposition of certain assets related to the hospitality business of AHS.

     YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

          Revenues for the year ended December 31, 1995 were $3,251,665, an increase of $652,093, or 25% greater than the prior period revenues of $2,599,572. The increase in revenues is primarily attributable to an expansion of the business under new management and a decision to add new product lines, particularly in the fast food segment of the market to complement AHS' products in the fine dining segment of the market.

          Cost of goods sold for the year ended December 31, 1995 were $2,541,429, an increase of $456,139, or 2.2% over the prior period costs of $2,085,290. During the fiscal year ended December 31, 1995, gross margins have improved from 19.8% to 21.9%, primarily due to new management's aggressive efforts to improve profitability through the increase in the price of its products while remaining competitive.

          Selling, general and administrative expenses were $1,000,818 for the year ended December 31, 1995, an increase of $58,220, or 6.1% over the previous fiscal year. The increase was primarily due to replacement of personnel, inefficiencies caused by the relocation of ASI to AHS' offices, and the payment of management fees to AUBIS.

          The AUBIS Subsidiaries recorded other net expenses of $91,871 for the year ended December 31, 1995 as compared to other net expenses of $7,267 for the prior fiscal year, an increase of $84,604. This increase was primarily due to a loss of approximately $97,000 from the misappropriation of assets by one of its employees, which was partially offset by an increase in rental income from subleasing the office space previously occupied by ASI.

          In response to the misappropriation of assets by a former employee, management of AUBIS has implemented a new computerized accounting system which will provide senior management with current financial data. In addition, AUBIS has established a reporting process, whereby daily and weekly cash flow data is reported directly to senior management.

          As of October 25, 1996, AUBIS had a federal and state payroll taxes and sales taxes liability of approximately $175,000. AUBIS is current in its 1996 federal payroll tax obligations. The Internal Revenue Service has notified AUBIS that it may file a Notice of Federal Tax Lien or levy the accounts of the AUBIS Subsidiaries if past due payroll taxes are not paid. In June 1996, the IRS levied on $24,000 in the bank account of ASI. AUBIS is in negotiation with the Internal Revenue Service and the various state taxing authorities in an effort to resolve these tax liabilities. AUBIS anticipates paying these tax liabilities in full by December 31, 1996.

          The AUBIS Subsidiaries combined net loss for the year ended December 31, 1995 was $382,453, as compared to a net loss of $435,583 for the year ended December 31, 1994. The improvement of $53,130 or approximately 12% would have been greater (i.e., $150,253) except for the loss caused by the misappropriation and was a result of new management's efforts to increase margins. See "INFORMATION REGARDING AUBIS -Background."

      LIQUIDITY AND CAPITAL RESOURCES

          As of a result of the announcement of the AUBIS Transaction, a significant supplier and customer of AHS has canceled its distribution agreement effective as of December 31, 1995. See "INFORMATION REGARDING
     AUBIS - Background."   This supplier accounted for approximately $1.75
     million, or 53.8%, of the AUBIS Subsidiaries' revenue for the year ended December 31, 1995 and approximately $1.5 million or 57.7% of the AUBIS Subsidiaries' revenues for the year ended December 31, 1994. To offset this anticipated loss of revenue, AHS had attempted to increase its sales force with respect to selling its other product lines in the fast food segment of the market and attempted during the first quarter of 1996 to sell the Fisher Restaurant Management System(R) in the fine dining segment of the market. In March 1996, AUBIS Subsidiaries' management made a strategic decision to discontinue the resale of third party products by AHS in the hospitality market, and the related support services provided by AHS to the customers thereof. This line of business accounted for approximately $1.9 million and $1.4 million of the AUBIS Subsidiaries revenues in 1995 and 1994, or 58% and 54% of total revenues, respectively.

          Although AHS had taken the above measures in an effort to replace the loss in revenue, AHS experienced a severe cash drain caused by the loss of Squirrel business and slower than expected sales of the Comptrex and Fisher products. This caused AUBIS' management to reevaluate the focus of AHS' business which has been primarily directed to small independent restaurant operators that required a substantial staff to provide support services.
     In the second quarter of 1996, management of AUBIS discontinued the business of AHS and, in anticipation of the consummation of the Transactions, decided to direct its resources to providing software and systems integration services to the healthcare market through ASI and its relationships with Fisher and HALIS.

          In order to fund its cash needs, the AUBIS Subsidiaries were advanced $258,469 by Fisher during the six months ended June 30, 1996. These advances bear interest at rates ranging from 10% to 12% and are due and payable on the first anniversary of the date of the advance.

                                     HALIS
                      MANAGEMENT'S DISCUSSION AND ANALYSIS

          The following discussion should be read in conjunction with the combined financial statements of HSI contained elsewhere in this Proxy Statement.

      FINANCIAL CONDITION

          At June 30, 1996 HSI had total assets of $54,064, which consisted primarily of equipment and capitalized intangible costs. Subsequent to year end, HALIS transferred the prototype healthcare software to HSI and assigned to it HALIS' rights under a certain license agreement to utilize the MERAD technology. At June 30, 1996, current liabilities were $373,319 consisting primarily of notes payable to Fisher, trade payables, income tax payable and accrued salary. Significant cash resources will be needed during the next twelve months to advance the development of the healthcare information system to put it in a demonstrable form suitable for beta site testing.

      RESULTS OF OPERATIONS

     SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995

          During the six months ended June 30, 1996, HALIS had no revenues. This compares with revenues of $241,919 during the six months ended June 30, 1995. The decrease in revenues is due to the termination of the Partners in Prevention Program and the Managed Care Guide, as discussed below.

          During the six months ended June 30, 1996, HALIS focused its efforts on research and development of the HALIS Healthcare Program. Research and development costs for the six month period totalled $126,923, as compared to none for the prior year period. Selling, general and administrative expenses for the six months ended June 30, 1996 totalled $207,347, an increase of $70,378, or 51.4% from the prior year period. The increase in selling, general and administrative expenses was due to costs associated with the marketing of new products and expenses incurred in anticipation of the consummation of the HALIS Transaction.

          As a result of the costs and expenses incurred by HALIS during the period, coupled with its lack of revenues, HALIS suffered a net loss of $324,755 for the six months ended June 30, 1996. This compares to net income of $92,086 during the six months ended June 30, 1995.

     YEAR ENDED DECEMBER 31, 1995

          Revenues for the year ended December 31, 1995 were $331,231, which consisted primarily of service fees received from one customer for services utilizing the Partners In Prevention program, and from one customer with regard to the utilization of the Managed Care Guide in the State of Georgia. No revenues have been generated as of or subsequent to year end from the healthcare information system.

          Costs and expenses for the year ended December 31, 1995 totaled $320,802, which consisted primarily of production costs related to the Partners In Prevention program and the Managed Care Guide, and selling and administrative expenses. Net income for the year totaled $9,515.

          HSI's major customer for the Partners In Prevention program has been Prudential Health Care Systems of Georgia ("Prudential"). Prudential has recently notified HSI that it does not intend to honor the balance of its contract, which has two years remaining. Prudential is not honoring the balance of its contract for two reasons. First, the Partners in Prevention Program was inadequate to meet Prudential's needs. Second, Prudential has decided to cancel the project that utilizes Partners in Prevention. Lost revenues to HSI as a result of the termination of the contract by Prudential is approximately $270,000.

          The major client for the Managed Care Guide has been Hoechst Marion Roussel ("HMR"), an international pharmaceutical company. A contract is currently in force with HMR that provides HMR a right of first refusal to distribute the Managed Care Guide in all major markets in the United States. The impact upon HSI of HMR's right of first refusal concerning the Managed Care Guide on a historical basis has been immaterial. HSI has not focused on the Managed Care Guide as a product in itself and only plans to incorporate the generic information used to produce the Guide. HSI did not expect to generate revenues from the Managed Care Guide as a separate product.

          The projected impact HMR will have on HSI in general is negligible because HSI does not plan to market the Managed Care Guide as a product in itself. HSI plans to only use generic information (public domain type of information) available to incorporate in the HALIS Program. In addition, HSI believes that HMR will not exercise its right of first refusal and would free HSI to distribute (if HSI chose to do so) the Managed Care Guide through other organizations. If HMR does exercise its right of first refusal, HSI will receive revenues it would otherwise not generate on its own.

          No other contacts contain unilateral customer cancellation features.

      LIQUIDITY AND CAPITAL RESOURCES

          As of June 30, 1996, HALIS had cash and cash equivalents of $1,027. Because HALIS did not recognize any revenue during the six months ended June 30, 1996, its research and development efforts have been funded from cash advances by Fisher. During the six months ended June 30, 1996, HALIS was advanced $320,123 by Fisher in order to fund its cash needs. These advances bear interest at rates ranging from 10% to 12% and are due and payable on the first anniversary of the date of the advance. Although HALIS began selling its HALIS Healthcare Enterprise System in the third quarter of 1996, HALIS continues to be dependent upon advances by Fisher to fund its operations.



                   ACCS MANAGEMENT'S DISCUSSION AND ANALYSIS

          The following discussion should be read in conjunction with the financial statements of ACCS contained elsewhere in this Proxy Statement.

      FINANCIAL CONDITION

          ACCS had total assets at June 30, 1996 of $167,895, which was a decrease of $123,258, or 42.3% over its assets at March 31, 1996, which were $291,153. This decrease was primarily due to a decrease in cash on hand of $107,766 during the period utilized to fund operations. At June 30, 1996, ACCS had a working capital deficit of $174,715, compared to a working capital deficit of $109,292 at March 31, 1996. This increase in the deficit is primarily attributable to the decrease in cash on hand, partially offset by a decrease in accrued expenses and deferred revenue. As a consequence of its financial condition, ACCS's independent certified public accountants have given the Company a going concern opinion. If significant capital or new business is not obtained by ACCS in the near future, there is a possibility that all or a part of ACCS's business is in danger of not being continued.

      RESULTS OF OPERATIONS

     THREE MONTHS ENDED JUNE 30, 1996 COMPARED TO THREE MONTHS ENDED JUNE 30,
     1995

          Revenues for the three months ended June 30, 1996 were $116,235, a decrease of $698,994, or 85.7% over the prior year period revenues of $815,229. The decrease in revenues is primarily attributable to a decrease in software sales during the first quarter of fiscal 1997 as ACCS transitions from the sale of Alamo Systems to the sale of the HALIS Healthcare Enterprise System. Costs associated with licensing fees and commissions for the three months ended June 30, 1996 were $18,411, a decrease of $609,945, or 97.1% over the prior period licensing fees and commissions of $628,356. The decrease in cost of licensing fees and commissions is due to reduced sales during the fiscal 1997 period.

          Selling, general and administrative expenses totalled $170,894 for the three months ended June 30, 1996, reflecting little change over the prior year period.

          The net loss for the three months ended June 30, 1996 was $73,070, as compared to net income of $14,839 for the three months ended June 30, 1995. Net income decreased principally as a result of the decrease in software sales and services revenue during the fiscal 1997 period.

     YEAR ENDED MARCH 31, 1996 COMPARED TO YEAR ENDED MARCH 31, 1995

          Revenues for the year ended March 31, 1996 were $2,798,872, an increase of $766,677, or 37.7% over the prior year period revenues of $2,032,195. The increase in revenues is primarily attributable to an increase in software sales during fiscal 1996. Costs associated with licensing fees and commissions for the year ended March 31, 1996 were $1,885,004, an increase of $323,891, or 20.7% over the prior period licensing fees and commissions of $1,561,113. The increase in cost of licensing fees and commissions is due to the acquisition of licenses to sell in more territories.

          Selling, general and administrative expenses totalled $884,229 for the year ended March 31, 1996, an increase of $370,915, or 72.3% over the prior year period. The increase was primarily due to the employment of direct sales personnel in lieu of commission-only sales representatives.

          Net income for the year ended March 31, 1996 was $11,504, as compared to a net loss of $42,232 for the year ended March 31, 1995. Net income improved principally as a result of the increase in software sales and services revenue during fiscal 1996.

      LIQUIDITY AND CAPITAL RESOURCES

          As of June 30, 1996, ACCS had cash and cash equivalents of $53,959. Because ACCS is transitioning from the sale of Alamo systems to the sale of the HALIS Healthcare Enterprise System, revenues have declined sharply during the current fiscal year. Management of ACCS believes that its cash reserves will be sufficient to fund the operations of ACCS until it completes its transition to HALIS System sales.



                             ELECTION OF DIRECTORS

          The Board of Directors of Fisher consists of three directors. Fisher's Bylaws provide that the Board of Directors shall consist of not less than three nor more than seven members, the precise number to be determined from time to time by the Board of Directors. The number of directors has been set at four by the Board. The Board of Directors recommends the election of the four nominees listed below.

          Each of the nominees has consented to being named in this Proxy Statement and to serve as a director of Fisher if elected. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than four nominees. The affirmative vote of a majority of all votes cast at the meeting by the holders of the Common Stock is required for the election of the four nominees standing for election. Except with respect to Messrs. Harrison and Lipson, who will decline to serve as directors of Fisher in the event the

     Transactions are not consummated, management of Fisher has no reason to believe that any nominee will not serve if elected.

          Each of the following persons has been nominated by management for election to the Board of Directors of Fisher to serve for a term of one year and until their successors are elected and qualified:

          LARRY FISHER, age 52, the founder of Fisher, has served as a director since its organization in 1979, as President, Chief Executive Officer, and Treasurer since 1979 and as Chairman of the Board since December 1992. Prior to 1979, Mr. Fisher was employed by IBM for 11 years in several executive sales and marketing positions. In his last such position, Mr. Fisher was responsible for creating, implementing and monitoring national marketing programs for the retail and hospitality industries.

          PAUL W. HARRISON, age 41, has been the managing member of AUBIS since February 1995, a director of AHS since June 1994 and a director of ASI since January 1995. Mr. Harrison has also served as President of PHE since May 1990. From July 1993 to December 1994, Mr. Harrison was employed as an executive advisor of HBO & Company of Georgia, Inc., a software company in the healthcare information industry. Mr. Harrison served as President and Chief Executive Officer of Biven Software, Inc., a software technology company specializing in business and healthcare applications, from 1991 to June 1993, when it was acquired by HBO & Company of Georgia, Inc. Mr. Harrison also served as President of SOTRISS Corp., a software technology company specializing in insurance and healthcare applications, from 1986 to 1989, when it was acquired by Lincoln National Information Services, Inc. ("Lincoln National"). Thereafter, Mr. Harrison continued his employment as President and Chief Executive Officer of SOTRISS, a subsidiary of Lincoln National, until 1991. Mr. Harrison will serve as Chairman of the Board and Chief Executive Officer of Fisher after the Transactions are consummated.

          JEFFREY C. BRENNER, age 46, has served as a director of Fisher since May 1995. Mr. Brenner is currently a private investor. From 1987 to 1991, Mr. Brenner served as President and Chairman of the Board of Tech Time, Inc., a time and attendance software/services company.

          NATE LIPSON, age 68, is a member of AUBIS and has served as a director of AHS and ASI since December 1995. Mr. Lipson is currently a private investor, and has had various ownership and management interests in companies doing business in the hospitality and carpet industries for more than the past five years.

          The AUBIS Agreement requires that three additional directors will be appointed by the Board of Directors of Fisher, one nominee to be selected by Mr. Harrison and the other two nominees to be jointly selected by Messrs. Fisher and Harrison. It is anticipated that such board members will be identified and elected as soon as practicable after consummation of the Transactions. Members of the Board of Directors are elected annually to serve until the next annual meeting of shareholders or until their successors are elected and qualified.

          There are no family relationships between any director or executive officer or any other director or executive officer of Fisher.

      BOARD COMMITTEES AND ATTENDANCE

          The Board of Directors of Fisher held five meetings during the fiscal year ended January 31, 1996 ("fiscal 1996"). With the exception of James
     F. Lyon, each director attended at least 75% of the meetings held by the Board of Directors and the committees on which he served. During fiscal 1996, the Board had a Stock Option Committee to administer Fisher's stock option plans and grant options thereunder. The Stock Option Committee did not hold any meetings during fiscal 1996. Fisher does not currently have any directors eligible to serve on the Stock Option Committee. Upon consummation of the Transactions, it is anticipated that Nate Lipson and Jeffrey Brenner will serve on the Stock Option Committee. The functions of audit, compensation and nominating committees or other standing committees performing similar functions are reserved to the entire Board of Directors.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires Fisher's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of Fisher, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of Fisher held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish Fisher with copies of all forms they file under this regulation. To Fisher's knowledge, based solely on a review of the copies of such reports furnished to Fisher and representations that no other reports were required, during fiscal 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with except as follows:
     Larry Fisher (failed to file on a timely basis two reports relating to a total of two transactions); and Jeffrey C. Brenner (failed to file on a timely basis two reports relating to a total of four transactions).


                         FISHER EXECUTIVE COMPENSATION

          The following table sets forth certain summary information concerning compensation paid, accrued or deferred by Fisher to or on behalf of Fisher's Chief Executive Officer (hereinafter referred to as the "Named Executive Officer") for the fiscal years ended January 31, 1996, 1995 and 1994. The Named Executive Officer was the only executive officer to receive total compensation in excess of $100,000 during the last fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                      ANNUAL COMPENSATION             COMPENSATION
                            ----------------------------------------  ------------
                                                              OTHER
NAME AND                      FISCAL                          ANNUAL      STOCK
PRINCIPAL POSITION/(1)/        YEAR  SALARY    BONUS      COMPENSATION   OPTION
------------------             ------ ------   -------     ------------   ------
Larry Fisher. . . . . . .     1996  $150,000  $18,000            (1)     650,000
   Chairman of the            1995   150,000        -            (1)           -
   Board, President and       1994   150,000   37,500            (1)      42,000
   Chief Executive
   Officer
------------

     (1) Fisher pays for an automobile allowance for Mr. Fisher, as well as certain other perquisites. The aggregate amounts of these benefits do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus during the past fiscal year for the Named Executive Officer.

   DIRECTOR'S FEES

        Fisher does not presently pay any fees to directors but does reimburse directors for reasonable out-of-pocket expenses incurred in connection with attendance of meetings of the Board of Directors. Fisher has granted certain non-qualified stock options to its non-employee directors and in April 1996, the Board of Directors of Fisher adopted a 1996 Stock Option Plan pursuant to which each of Fisher's outside directors will receive an automatic annual grant of options to purchase 10,000 shares of Fisher Common Stock on the second Tuesday in June of each year during the term of the Plan. The 1996 Stock Option Plan is subject to approval of the shareholders of Fisher. See "PROPOSAL TO APPROVE 1996 STOCK OPTION PLAN."

   EMPLOYMENT AGREEMENT

        Fisher has entered into an Employment Agreement with Larry Fisher, pursuant to which Mr. Fisher serves as Chairman of the Board, President and Chief Executive Officer of Fisher. The Employment Agreement was amended in February 1996 in contemplation of the AUBIS Transaction. Upon consummation of the AUBIS Transaction, Mr. Fisher will relinquish his titles as Chairman of the Board and Chief Executive Officer of Fisher, but will continue to serve as its President and Chief Operating Officer. The Employment Agreement, as amended, is for a term of three years, expiring on December 31, 1998, and provides for an annual base salary of $175,000 plus incentive bonus payments. In addition, the Employment Agreement provides for Mr. Fisher to receive options to purchase shares of Fisher Common Stock in the discretion of the Board of Directors. The Employment Agreement provides for certain severance payments to be paid to Mr. Fisher in the event of a change in control of Fisher (exclusive of the Transactions) or a significant change in Mr. Fisher's operational duties. In the event of a change in control, Mr. Fisher will be entitled to terminate his employment with Fisher and to receive two times his annual base salary plus twice the cost for one year of all additional benefits provided to Mr. Fisher under the Employment Agreement. In addition, in the event Mr. Fisher terminates his employment under certain stated conditions or is terminated by Fisher without cause, he will receive the greater of one year's annual base salary or an amount equal to the base salary which would otherwise be payable to Mr. Fisher for the remaining term of his Employment Agreement. Any such severance payments may, at the option of Fisher, be paid to Mr. Fisher in equal monthly installments or in a lump sum at a discounted present value. The Employment Agreement contains non-compete and non-solicitation provisions, effective through the actual date of termination of the Employment Agreement and for a period of two years thereafter.

   STOCK OPTIONS

        The following table provides certain information concerning individual grants of stock options made during the fiscal year ended January 31, 1996 to the Named Executive Officer:


                               OPTION GRANTS IN LAST FISCAL YEAR
                                       INDIVIDUAL GRANTS
                             ---------------------------------------
                             % OF TOTAL OPTIONS
                OPTIONS          GRANTED TO           EXERCISE OR
                GRANTED        EMPLOYEES IN FISCAL     BASE PRICE   EXPIRATION
NAME              (#)                YEAR             ($ PER SHARE)    DATE
----            -------      ---------------------  --------------- ----------
Larry Fisher   650,000/(1)/          100%                 $.25        5/04/05
-----------

/(1)/ Consists entirely of non-qualified stock options granted to Mr.
      Fisher pursuant to his employment agreement.

        The following table provides certain information concerning the value of unexercised options held by the Named Executive Officer as of January 31, 1996. No stock options were exercised by the Named Executive Officer during fiscal 1996.

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                              NUMBER OF              VALUE OF UNEXERCISED
                             UNEXERCISED             IN-THE-MONEY OPTIONS
                         OPTIONS AT YEAR-END              AT YEAR-END
    NAME              EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE/(1)/
    ----              -------------------------  ------------------------------
    Larry Fisher             750,000 / 0                $1,572,500/ $0
    ----------------
    /(1)/ Dollar values calculated by determining the difference between the estimated fair market value of Fisher's Common Stock at January 31, 1996 ($2.38) and the exercise price of such options.


                              CERTAIN TRANSACTIONS

               In connection with the Transactions, Fisher will issue 10,000,000 shares of Fisher Common Stock to AUBIS and 5,000,000 shares of Fisher Common Stock to HALIS. See "TERMS OF THE TRANSACTIONS." Paul W. Harrison, a director nominee of Fisher, serves as the managing member of both AUBIS and HALIS and beneficially owns approximately 25% and 54% respectively, of the two companies.

               In January 1996, Fisher entered into a letter of intent to license a proprietary technology asset ("MERAD") from Paul Harrison Enterprises, Inc. ("PHE"), Fisher is obligated to pay a license fee 10% of the gross revenues generated from the MERAD technology and any derivations thereof by Fisher or any of its affiliates. It is anticipated that this transaction will be consummated on the consummation date of the Transactions. Mr. Harrison serves as the President of PHE and beneficially owns 53.3% of this company.

               In February 1996, Fisher entered into a Management Agreement with AUBIS pursuant to which Mr. Harrison provides management services to Fisher in an effort to begin the process of effecting an orderly transition of the AUBIS Subsidiaries to Fisher. The Management Agreement was terminated on June 1, 1996. Management fees totaling $50,000 were paid by Fisher to AUBIS pursuant to this agreement.

               In February 1996, Fisher entered into a Marketing Agreement with AHS pursuant to which AHS distributes the Fisher Restaurant Management System. Pursuant to this agreement, Fisher has advanced AHS $80,000, which is to be repaid out of gross sales commissions to be earned by AHS from the sale of such systems. AHS is a wholly-owned subsidiary of AUBIS, which is controlled by Mr. Harrison.

               During a portion of fiscal 1995, the Company's headquarters were located in 13,000 square feet of office space in a modern office building located in Marietta, Georgia. The office space was leased under an agreement for a term of 5 1/2 years expiring in 1993, for an effective annual base rent of approximately $174,000. This office building is owned by Merchant's Station Limited Partnership, a Georgia limited partnership in which the Company owned a 10% limited partner interest. The lease agreement between the Company and the partnership was negotiated on terms which are at least as favorable to the Company as might be obtained by an unaffiliated third party in similar circumstances.

               Because of recent personnel reductions, and in an effort to reduce costs, the Company agreed with representatives of Merchant's Station Limited Partnership to reduce to approximately 3,000 square feet the amount of space leased by the Company, which lowered its effective annual base rent to approximately $60,000, effective July 1, 1994. As a condition to such agreement for reduction with Merchant's Station Limited Partnership, the Company transferred its 10% ownership interest back to Merchant's Station Limited Partnership without further consideration. The Company vacated this space in August 1994 and has no further obligation to Merchant's Station Limited Partnership.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            AND MANAGEMENT OF FISHER

               The following table sets forth information regarding the beneficial ownership of Fisher Common Stock, as of October 15, 1996, by
     (i) those persons or entities known by management of Fisher to own beneficially more than 5% of Fisher Common Stock, (ii) each of the directors and director nominees of Fisher, and (iii) all directors and executive officers of Fisher as a group. Unless otherwise indicated in the footnotes to the table, the persons or entities listed below have sole voting and investment power with respect to the shares of Fisher Common Stock shown as beneficially owned by them.


                                                                    PERCENT
                                            SHARES OF              OF CLASS
                                          COMMON STOCK    ---------------------------------
NAME OF                                   BENEFICIALLY      PRIOR TO           AFTER
BENEFICIAL OWNER                            OWNED/(1)/    TRANSACTIONS   TRANSACTIONS/(2)/
----------------                         ---------------  -------------  ------------------

     Larry Fisher......................  1,678,500/(3)/           20.3%       10.0%

     Jeffrey C. Brenner................  1,925,800/(4)/           25.5         8.3

     James F. Lyon.....................    182,800/(5)/            2.5           *

     Paul W. Harrison..................     90,000/(6)(7)/         1.2        66.8

     Nate Lipson.......................     90,000/(6)/            1.2           *

     Joe Arnold........................    533,333/(8)/            7.2         2.3

     Ronald G. Brenner.................    500,000/(9)/            6.7         2.2

     K. Brett Thackston................    543,175/(10)/           7.3         2.3

     Broadland Capital Partners, L.P...    543,175/(11)/           7.3         2.3

     Directors and executive officers
       as a group (3 persons)/(12)/....  3,787,100                45.3        79.2

     * Less than 1% of outstanding shares.

     ______________________________

     (1) "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date of this Proxy Statement. All of the listed persons have sole voting and investment power over the shares listed opposite their names unless otherwise indicated in the notes below. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of

     1934. The percentages are based upon 7,450,046 shares outstanding, except for certain parties who hold presently exercisable options and convertible securities to purchase shares. The percentages for those parties who hold presently exercisable options or convertible securities are based upon the sum of 7,450,046 shares plus the number of shares subject to presently exercisable options or convertible securities held by them, as indicated in the following notes.

 (2) Gives effect to the issuance of 15,750,000 shares of Fisher Common
     Stock upon consummation of the Transactions and the vesting of options to purchase 1,400,000 shares of Common Stock granted to Paul Harrison and options to purchase 800,000 shares of Common Stock to Larry Fisher.

 (3) Includes 750,000 shares subject to presently exercisable stock options and 50,000 shares of Common Stock issuable upon the conversion of outstanding convertible promissory notes. Includes 751,500 shares owned individually by Mr. Fisher and 127,000 shares held as custodian for a minor child. In addition, Mr. Fisher has been granted an option to purchase 800,000 shares of Common Stock, exercisable at a price of $1.125 per share upon approval of the 1996 Stock Option Plan by the shareholders of Fisher at the 1996 Annual Meeting of Shareholders. Mr. Fisher's business address is 1950 Spectrum Circle, Suite 400, Marietta, Georgia 30067.

 (4) Includes 100,800 shares subject to presently exercisable stock options. Mr. Brenner's address is 3581 Sarasota Golf Club Boulevard, Sarasota, Florida 34240.

 (5) Includes 800 shares subject to presently exercisable stock options.

 (6) Consists of shares of Common Stock issuable upon the conversion of outstanding convertible promissory notes.

 (7) Upon consummation of the Transactions, Mr. Harrison will also beneficially own all 15,000,000 shares of Fisher Common Stock issued in the AUBIS and HALIS Transactions. In addition, Mr. Harrison has been granted an option to purchase 1,400,000 shares of Common Stock, exercisable at a price of $1.125 per share upon consummation of the Transactions.

 (8) Mr. Arnold's address is 7117 Harborside 1, Hilton Head, South Carolina
     29928.

 (9) Mr. Brenner's address is 8403 Estero Boulevard, #302, Fort Myers Beach, Florida 33931.

(10) Mr. Thackston's address is 4605 Whitewater Creek Road, Atlanta, Georgia 30327.

(11) Broadland Capital Partners, L.P.'s address is P.O. Box 2527, Ponte Vedra Beach, Florida 32044.

(12) The percentage outstanding upon consummation of the Transactions includes shares owned or to be owned by Paul Harrison and Nate Lipson, director nominees of Fisher, and excludes shares owned by James F. Lyon, who is not standing for re-election to the Board of Directors of Fisher.


                   PROPOSAL TO APPROVE 1996 STOCK OPTION PLAN

               On April 24, 1996, the Board of Directors of Fisher adopted a 1996 Stock Option Plan (the "1996 Plan") for eligible officers, directors and key employees of Fisher and recommends that the shareholders vote for approval of the 1996 Plan, which provides for the grant of both incentive and non-qualified stock options. The purpose of the 1996 Plan is to encourage and enable eligible directors, officers and key employees of Fisher and its subsidiaries to acquire proprietary interests in Fisher and its subsidiaries through the ownership of common stock of Fisher and to provide motivation for participating directors, officers and key employees to remain in the employ of and to give greater effort on behalf of Fisher. The 1996 Plan is intended to replace the 1986 Incentive Stock Option Plan and the 1988 Non-Qualified Stock Option Plan of Fisher. The 1986 Incentive Stock Option Plan expired on January 29, 1996 and the 1988 Non-Qualified Stock Option Plan was terminated by the Board of Directors on April 24, 1996. Stock options currently outstanding under each of these plans will remain outstanding in accordance with the terms of such plans and the respective stock option agreements thereunder. A copy of the 1996 Plan is attached hereto as Appendix D.

               To date, options to purchase 800,000 shares of Fisher Common Stock have been granted pursuant to the 1996 Plan to Larry Fisher at an exercise price of $1.125 per share. These options become exercisable upon approval of the 1996 Plan by the shareholders of Fisher at the 1996 Annual Meeting of Shareholders. In addition, options to purchase an aggregate of 30,000 shares of Fisher Common Stock have been granted to Fisher's outside directors pursuant to the automatic grant provisions of the 1996 Plan. The grant of these options is subject to approval of the 1996 Plan by the shareholders of Fisher at the 1996 Annual Meeting of Shareholders.

      DESCRIPTION OF 1996 PLAN

               Effective Date.  The effective date of the 1996 Plan is April 24,
               --------------
     1996. The 1996 Plan shall remain in effect until all shares subject to or which may become subject to the 1996 Plan shall have been purchased pursuant to options granted under the 1996 Plan, provided that options under the 1996 Plan must be granted within ten (10) years from the effective date.

               Shares Subject to the 1996 Plan.  The shares of Fisher's common
               -------------------------------
     stock available for issuance under the 1996 Plan may, at the election of the Board of Directors, be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be reserved and made available for sale under the 1996 Plan shall be 3,000,000. Any shares subject to an option which for any reason expires or is terminated may again be subject to an option under the 1996 Plan.

               Persons Eligible to Participate in the 1996 Plan.  Under the 1996
               ------------------------------------------------
     Plan, options may be granted only to officers, directors and key employees of Fisher.

               Administration of the 1996 Plan.  The 1996 Plan shall be
               -------------------------------
     administered by the Board of Directors or by a committee comprised of no fewer than two (2) members appointed by the Board of Directors of Fisher from among its members (the "Committee"). Members of the Committee shall be "disinterested persons" as such term is defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Subject to the provisions of the 1996 Plan, the Board of Directors or the Committee has the authority to determine the employees to whom options shall be granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each option.

               Exercise Price, Terms of Exercise and Payment for Shares.  Each
               --------------------------------------------------------
     option granted under the 1996 Plan will be represented by an Option Agreement which shall set forth the terms particular to that option, including the number of shares covered by the option, the exercise price, the term of the option and any vesting requirements.

               The exercise price of options granted under the 1996 Plan will be determined by the Committee, but in no event shall be less than 100% of the Average Market Price of the common stock on the date of the grant of the option. The term Average Market Price is defined in the 1996 Plan to be the average of the high bid and low ask prices as of the close of business for Fisher's shares of common stock in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation System (or other national quotation service). If Fisher's common stock is registered on a national securities exchange, then Average Market Price shall mean the closing price of Fisher's common stock on such national securities exchange. If Fisher's Common Stock is not traded in the organized markets, then the price shall be the fair market value of the common stock as determined in good faith by the Board of Directors or the Committee, but in no case less than the par value of such stock.

               Options may be exercised in whole or in part by the optionee, but in no event later than ten (10) years from the date of the grant. Any incentive stock option granted under the 1996 Plan to an individual who owns more than 10% of the total combined voting power of all classes of stock of Fisher or a subsidiary may not be purchased at a price less than 110% of the market price on the day the option is granted, and no such option may be exercised more than five (5) years from the date of grant. The purchase price for the shares shall be paid in cash or shares of common stock of Fisher, or a combination of both. Upon payment, Fisher will deliver stock certificates for such shares to the optionee.

               Automatic Grant of Options to Non-Employee Directors.  The 1996
               -----------------------------------------------------
     Plan grants to non-employee directors of Fisher, without necessity of action by the Board of Directors or the Stock Option Committee, as the case may be, an annual option to purchase 10,000 shares of Common Stock on the second Tuesday in June of each year at an exercise price equal to the fair market value of such stock on the date of grant. In addition, all new non-employee directors of Fisher will receive a one-time grant of an option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Such options are exercisable from the date of grant and thereafter until the date which is the tenth anniversary of the date of grant, unless earlier terminated in accordance with the provisions of the 1996 Plan. Options granted to non-employee directors under the 1996 Plan conform in all respects to the terms of the 1996 Plan.

               Termination of Service.  In the event that a holder of an option
               ----------------------
     granted under the 1996 Plan ceases to be a director or employee of Fisher or any subsidiary of Fisher for any reason other than his death or total and permanent disability, any option or unexercised portion thereof, which is otherwise exercisable on the date of such termination, shall expire three (3) months from the date of such termination. Any options which are not exercisable on the date of such termination shall immediately terminate.

               Upon the death or total and permanent disability of the holder of an option, any option or unexercised portion thereof which is otherwise exercisable shall expire within one year of the date of such death or disability. Any options which were not exercisable on the date of such death or disability shall be immediately exercisable for a period of one year.

               Options granted under the 1996 Plan are exercisable during the lifetime of the optionee only by the optionee. All options granted under the 1996 Plan are non-transferable except by will or under the laws of descent and distribution.

               Reorganization and Recapitalization.  In case Fisher is merged or
               -----------------------------------
     consolidated with another corporation and Fisher is not the survivor, or in case Fisher is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of Fisher, the Board of Directors of Fisher shall either make appropriate provision for the protection of any outstanding options, including without limitation the substitution of appropriate stock of Fisher or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of the Common Stock of Fisher, or upon written notice to the optionee, provide that the option must be exercised within 60 days or it will be terminated.

               In the event that dividends are payable in Common Stock of Fisher or in the event there are splits, subdivisions or combinations of shares of Common Stock of Fisher, the number of shares available under the 1996 Plan will be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any option theretofore granted will be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

               Limitation on Number of Shares That May be Purchased.  For
               ----------------------------------------------------
     options granted under the 1996 Plan, the aggregate fair market value (determined at the time the option was granted) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

               Amendment and Termination of the 1996 Plan.  With respect to any
               ------------------------------------------
     shares of stock at the time not subject to options, the Board of Directors may at any time and from time to time, terminate, modify or amend the 1996 Plan in any respect, except that no such modification or amendment shall be made absent the approval of the shareholders of Fisher to: (i) increase the maximum number of shares for which options may be granted under the 1996 Plan; (ii) reduce the option price or waiting period; (iii) extend the period during which options may be granted or exercised; (iv) change the class of employees eligible for incentive stock options; (v) otherwise materially modify the requirements as to eligibility for participation in the 1996 Plan; or (vi) otherwise materially increase the benefits accruing to participants under the 1996 Plan.

               With the consent of the affected optionee, the Board of Directors or the Committee may amend outstanding option agreements in a manner consistent with the 1996 Plan.

      FEDERAL INCOME TAX CONSEQUENCES

               Incentive Stock Options.  All incentive stock options granted or
               -----------------------
     to be granted under the 1996 Plan which are designated as incentive stock options are intended to be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

               Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor Fisher will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of his incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount equal to the lesser of:

               (a) gain on the sale or other disposition; or

               (b) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not the shares had previously been held for more than one year on the date of sale or other taxable disposition.

               The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for Fisher.

               The 1996 Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to exercise of an incentive stock option by transferring to Fisher other shares of Fisher's common stock owned by the optionee. Section 422 of the Code provides that an option will continue to be treated as an incentive stock option even if an optionee exercises such incentive stock option with previously acquired stock of the corporation granting the option. Accordingly, except as noted below with respect to certain "statutory option stock," an optionee who exercises an incentive stock option in whole or in part by transferring to Fisher shares of Fisher's common stock will recognize no gain or loss upon such exercise. The optionee's basis in the shares so acquired will be equal to the optionee's cost basis in the shares surrendered (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid).

               Section 424(c)(3) of the Code provides that if "statutory option stock" is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Section 422 of the Code.

               Incentive stock options offer two principal tax benefits: (1) the possibility of converting ordinary income into capital gain to the extent of the excess of fair market value over option price at the time of exercise, and (2) the deferral of recognition of gain until disposition of the stock acquired upon the exercise of the option.

               At present, the maximum tax rate on capital gains is 28%, while the maximum tax rate on ordinary income is 39.6%. Thus, the conversion of ordinary income into capital gain produces some tax benefit for certain taxpayers. However, the benefit of income deferral generally provided by incentive stock options is reduced for some taxpayers since the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer's alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

               In general, an option granted under the 1996 Plan which is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option which is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the "new option" is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a non-qualified stock option.

               Non-Qualified Stock Options.  All options granted or to be
               ---------------------------
     granted under the 1996 Plan which do not qualify as incentive stock options are non-statutory options not entitled to special tax treatment under
     Section 422 of the Code.

               A participant in the 1996 Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the price, if any, paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee). However, under the applicable Treasury Regulations, the non-qualified stock options issued under the 1996 Plan will not have a readily ascertainable fair market value unless at the time such options are granted similar options of Fisher are actively traded on an established market. Fisher presently has no such actively traded options.

               Upon the exercise of a non-statutory option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. Fisher is not entitled to an income tax deduction with respect to the grant of a non-statutory stock option or the sale of stock acquired pursuant thereto. Fisher generally is permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

               The 1996 Plan permits the Committee to allow an optionee to pay all or part of the purchase price for shares acquired pursuant to an exercise of a non-statutory option by transferring to Fisher other shares of Fisher's Common Stock owned by the optionee. If an optionee exchanges previously acquired Common Stock pursuant to the exercise of a non-qualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.

               General.  The 1996 Plan is not qualified under Section 401(a) of
               -------
     the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

               The preceding discussion is based upon federal tax laws and regulations in effect on the date of this proxy statement, which are subject to change, and upon an interpretation of the statutory provisions of the Code, its legislative history and related income tax regulations. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the 1996 Plan and does not purport to be a complete description of all federal income tax aspects of the 1996 Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the 1996 Plan and the sale or other disposition of shares acquired upon exercise of the options. Each employee receiving a grant of options should consult with his or her personal tax advisor regarding federal, state and local consequences of participating in the 1996 Plan.

               The approval of the holders of a majority of the shares of Fisher Common Stock present and voting at the Annual Meeting is necessary to approve the 1996 Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT FISHER'S SHAREHOLDERS APPROVE THE 1996 PLAN.

                          ANNUAL REPORT ON FORM 10-KSB

               Fisher's Annual Report on Form 10-KSB for the fiscal year ended January 31, 1996, as filed with the Securities and Exchange Commission, is available to shareholders who make written request therefor to Fisher at 1950 Spectrum Circle, Suite 400, Marietta, Georgia 30067. Copies of exhibits and basic documents filed with that report or referenced therein will be furnished to shareholders of record upon request.

                              INDEPENDENT AUDITORS

               BDO Seidman has served as independent auditors of Fisher for the fiscal year ended January 31, 1996. Representatives of BDO Seidman are expected to be present at the shareholders' meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. Fisher has not selected its independent accountants for the eleven months ending December 31, 1996.

                        PROPOSALS BY FISHER STOCKHOLDERS

               Any proposal to be presented at Fisher's 1997 Annual Meeting of Shareholders must be received at the principal executive offices of Fisher not later than January 15, 1997, directed to the attention of Larry Fisher, President, for consideration for inclusion in Fisher's proxy statement and form of proxy relating to that meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

               The Board of Directors of Fisher is not aware of any matter to be presented for action at the Annual Meeting other than the approval and adoption of the Proposals. If any other matter comes before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment unless authority therefor is withheld on the enclosed proxy card. Such discretionary matters may include motions to adjourn the meeting for the purpose of further soliciting proxies in favor of the Proposals.

                    INDEX TO FINANCIAL STATEMENTS

                                                                                 Page
                                                                                 ----
FISHER BUSINESS SYSTEMS, INC.
-----------------------------

Report of Independent Certified Public Accountants................................ F-3
Balance Sheets - January 31, 1996 and 1995........................................ F-4
Statements of Operations - Years ended January 31, 1996, 1995 and 1994  F-6
Statements of Stockholders' Deficit - Years ended January 31, 1996,
      1995 and 1994............................................................... F-7
Statements of Cash Flows - Years ended January 31, 1996, 1995 and 1994............ F-9
Summary of Accounting Policies.................................................... F-11
Notes to Financial Statements..................................................... F-14

Condensed Balance Sheet - July 31, 1996 (unaudited)............................... F-24
Condensed Statements of Operations - Six months ended
     July 31, 1996 and 1995 (unaudited)........................................... F-26
Condensed Statements of Cash Flow - Six months ended
     July 31, 1996 and 1995 (unaudited)........................................... F-27
Notes to Condensed Financial Statements........................................... F-28

AUBIS HOSPITALITY SYSTEMS, INC. AND AUBIS SYSTEMS INTEGRATION, INC.
-------------------------------------------------------------------

Report of Habif, Arogeti & Wynne, P.C., Independent Certified Public Accountants.. F-29
Combined Balance Sheet at December 31, 1995 and June 30, 1996 (unaudited)......... F-30
Combined Statements of Operations for the years ended December 31, 1995 and 1994 and for the six months ended June 30, 1996 and 1995 (unaudited).............. F-31
Combined Statements of Changes in Stockholders' Deficit for the years ended
      December 31, 1995 and 1994 and for the six months ended
      June 30, 1996 and 1995 (unaudited).......................................... F-32
Combined Statements of Cash Flows for the years ended December 31, 1995 and 1994 and for the six months ended June 30, 1996 and 1995 (unaudited).............. F-33
Notes to Combined Financial Statements............................................ F-34

HALIS SOFTWARE, INC. AND PRO HEALTH SOLUTIONS, INC.
---------------------------------------------------

Report of Habif, Arogeti & Wynne, P.C., Independent Certified Public Accountants.. F-41
Combined Balance Sheet at December 31, 1995 and June 30, 1996 (unaudited)......... F-42
Combined Statement of Income (Loss) for the year ended December 31, 1995 and for the six months ended June 30, 1996 and 1995 (unaudited).............. F-43
Combined Statement of Changes in Stockholders' Equity for the year ended
     December 31, 1995 and for the six months ended June 10, 1996................. F-44
Combined Statement of Cash Flows for the year ended December 31, 1995 and for the six months ended June 30, 1996 and 1995 (unaudited).............. F-45
Notes to Combined Financial Statements............................................ F-46

ADVANCED CUSTOM COMPUTER SOLUTIONS, INC.
----------------------------------------

Independent Auditor's Report...................................................... F-51
Balance Sheet at March 31, 1996 and June 30, 1996 (unaudited)..................... F-52
Statement of Operations for the years ended March 31, 1996 and 1995 and for the three months ended June 30, 1996 and 1995 (unaudited)............ F-53
Statement of Stockholder's Deficit for the years ended March 31, 1996 and 1995 and for the three months ended June 30, 1996 (unaudited)..................... F-54
Statement of Cash Flow for the years ended March 31, 1996 and 1995 and for the three months ended June 30, 1996 and 1995 (unaudited)............ F-55
Notes to Financial Statements..................................................... F-56

Report of Independent Certified Public Accountants


Board of Directors
Fisher Business Systems, Inc.
Atlanta, Georgia

We have audited the accompanying balance sheets of Fisher Business Systems, Inc. as of January 31, 1996 and 1995, and the related statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended January 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fisher Business Systems, Inc. at January 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended January 31, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has had recurring losses and has a working capital deficit and a net capital deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                       /s/ BDO SEIDMAN, LLP


Atlanta, Georgia
February 22, 1996, except for Note 9,
  which is as of March 29, 1996

----------------------------------------------------------------------

January 31,                                           1996      1995
----------------------------------------------------------------------

ASSETS

CURRENT
  Cash and cash equivalents                         $177,649  $ 69,219
  Certificates of deposit                                  -    36,586
  Accounts receivable, less allowance for possible
     losses of $3,000 in 1995                          3,028    10,860
  Other current assets                                 8,254     4,064
----------------------------------------------------------------------

Total current assets                                 188,931   120,729
----------------------------------------------------------------------

EQUIPMENT AND FURNITURE
  Computer equipment                                 143,550   140,445
  Office furniture and fixtures                       64,930    64,930
----------------------------------------------------------------------

                                                     208,480   205,375
Less accumulated depreciation                        197,048   184,023
----------------------------------------------------------------------

Net equipment and furniture                           11,432    21,352
----------------------------------------------------------------------

NET INVESTMENT IN SALES TYPE LEASE (Note 6)           31,484         -

OTHER ASSETS (Note 7)                                 55,687         -
----------------------------------------------------------------------



                                                    $287,534  $142,081
----------------------------------------------------------------------

                                                         FISHER BUSINESS SYSTEMS,INC
                                                                      BALANCE SHEETS
------------------------------------------------------------------------------------
January 31,                                                       1996          1995
------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT
Accounts payable and accrued expenses                      $   360,018   $   733,793
Deferred revenue                                               228,405       362,048
Redeemable stock and settlement agreement (Note 4)                   -       199,875
------------------------------------------------------------------------------------

Total current liabilities                                      588,423     1,295,716

REDEEMABLE STOCK AND SETTLEMENT AGREEMENT (Note 4)                   -       140,000
------------------------------------------------------------------------------------

Total liabilities                                              588,423     1,435,716
------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Notes 1 and 4)

STOCKHOLDERS' DEFICIT (Notes 3 and 7)
  Convertible preferred stock, $.10 par - shares authorized,
     5,000,000;1,500,000 and -0- outstanding                   150,000             -
  Common stock, $.01 par - shares authorized, 10,000,000;
     4,869,504 and 3,003,171 outstanding                        48,695        27,532
  Additional paid-in capital                                 8,508,986     7,731,817
  Accumulated deficit                                       (9,001,820)   (9,046,234)
------------------------------------------------------------------------------------

                                                              (294,139)   (1,286,885)
  Treasury stock, at cost, 1,600 shares                         (6,750)       (6,750)
------------------------------------------------------------------------------------

Total stockholders' deficit                                   (300,889)   (1,293,635)
------------------------------------------------------------------------------------

                                                           $   287,534   $   142,081
------------------------------------------------------------------------------------
See accompanying summary of accounting policies and notes to financial statements.



                                                         FISHER BUSINESS SYSTEMS,INC
                                                             STATEMENT OF OPERATIONS
Years ended January 31,                           1996          1995           1994
--------------------------------------------------------------------------------------
SYSTEM SALES AND SERVICES                      $  732,549    $ 1,262,191    $5,339,044
--------------------------------------------------------------------------------------

COSTS AND EXPENSES
Cost of goods sold                                246,992        441,485     1,931,245
Research and development                                -              -       695,561
Allowance for possible losses on accounts
     receivable                                     3,000         40,000       230,476
   Selling, general and administrative            681,981      1,945,088     2,725,354
--------------------------------------------------------------------------------------
Total costs and expenses                          931,973      2,426,573     5,582,636
--------------------------------------------------------------------------------------
Operating loss                                   (199,424)    (1,164,382)     (243,592)
--------------------------------------------------------------------------------------
OTHER INCOME (EXPENSE)
   Loss on disposal of assets                           -       (115,969)     (130,974)
   Investment income                                    -          1,433         8,346
   Interest expense                                     -              -      (164,158)
--------------------------------------------------------------------------------------
Total other income (expense)                            -       (114,536)     (286,786)
--------------------------------------------------------------------------------------
LOSS BEFORE EXTRAORDINARY ITEM AND
REDEEMABLE STOCK                                 (199,424)    (1,278,918)     (530,378)

EXTRAORDINARY INCOME FROM DEBT
RESTRUCTURING (Note 1)                            243,838              -             -
--------------------------------------------------------------------------------------
NET INCOME (LOSS)                                  44,414     (1,278,918)     (530,378)

REVERSAL (ACCRETION) OF REDEEMABLE
STOCK (Note 4)                                          -         90,048      (136,320)
--------------------------------------------------------------------------------------
NET INCOME (LOSS) APPLICABLE TO COMMON
STOCK                                          $   44,414    $(1,188,870)   $ (666,698)
--------------------------------------------------------------------------------------
NET INCOME (LOSS) PER COMMON SHARE
   Loss before extraordinary item and
     redeemable stock                          $     (.03)         $(.39)        $(.24)
   Extraordinary item                                 .04              -             -
---------------------------------------------------------------------------------------
NET INCOME (LOSS) PER COMMON SHARE             $      .01          $(.39)        $(.24)
---------------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING             6,849,254      3,032,212     2,801,664
---------------------------------------------------------------------------------------
See accompanying summary of accounting policies and notes to financial statements.

-----------------------------------------------------------------------------------------

                                                   Preferred Stock                 Common Stock
                                                 --------------------         ----------------------
                                                 Shares        Amount          Shares        Amount
----------------------------------------------------------------------------------------------------
BALANCE, at January 31, 1993                         -       $        -     2,253,171        $22,532

 Issuance of common stock
  upon acquisition                                   -                -       800,000/(A)/     5,500

  Net loss before accretion of
  redeemable stock                                   -                -             -             -

  Accretion of redeemable stock                      -                -             -             -
----------------------------------------------------------------------------------------------------

BALANCE, at January 31, 1994                         -                -     3,053,171         28,032

  Net loss before reversal of
  redeemable stock                                   -                -             -              -

  Repurchase and retirement of
  common stock                                       -                -      (300,000)        (3,000)

  Issuance of common stock pursuant
  to settlement agreement                            -                -       250,000          2,500

  Reversal of redeemable stock                       -                -             -              -
----------------------------------------------------------------------------------------------------

BALANCE, at January 31, 1995                         -                -     3,003,171         27,532

  Issuance of common stock
  in private offerings                               -                -     2,033,333         20,333

  Issuance of preferred stock
  in private offerings                       1,500,000          150,000             -              -

  Repurchase and retirement of
  common stock (Note 4)                              -                -      (167,000)        (1,670)

  Net income before reversal of
  redeemable stock                                   -                -             -              -

  Contribution attributable to
  redeemable stock (Note 4)                          -                -             -          2,500
----------------------------------------------------------------------------------------------------

BALANCE, at January 31, 1996                 1,500,000         $150,000     4,869,504        $48,695
----------------------------------------------------------------------------------------------------
(A)  Includes 250,000 shares subject to redemption agreement.

                                                  FISHER BUSINESS SYSTEMS, INC.

                                             STATEMENT OF STOCKHOLDERS' DEFICIT
                                    YEARS ENDED JANUARY 31, 1996, 1995 AND 1994

           Additional                                                     Total
              paid-in          Accumulated         Treasury       stockholders'
              capital              deficit            stock             deficit
-------------------------------------------------------------------------------
         $  7,652,317         $(7,190,666)         $(6,750)       $   477,433

              132,000                   -                -            137,500

                    -            (530,378)               -           (530,378)

                    -            (136,320)               -           (136,320)
-------------------------------------------------------------------------------

            7,784,317          (7,857,364)          (6,750)           (51,765)

                    -          (1,278,918)               -         (1,278,918)

              (52,500)                  -                -            (55,500)

                    -                   -                -              2,500

                    -              90,048                -             90,048
-------------------------------------------------------------------------------

            7,731,817          (9,046,234)          (6,750)        (1,293,635)

              479,669                   -                -            500,002

              150,000                   -                -            300,000

                    -                   -                -             (1,670)

                    -              44,414                -             44,414

              147,500                   -                -            150,000
-------------------------------------------------------------------------------

           $8,508,986         $(9,001,820)         $(6,750)       $  (300,889)
-------------------------------------------------------------------------------

See accompanying summary of accounting policies and notes to financial statements.

                                                              FISHER BUSINESS SYSTEMS, INC.
                                                                   STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------------------
               Years ended January 31,                    1996         1995          1994
--------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
 Net income (loss) before redeemable stock             $  44,414    $(1,278,918)   $(530,378)
 Adjustments to reconcile net income (loss) to
  cash provided by (used for) operating activities:
   Depreciation                                           13,025        120,169      194,344
   Extraordinary item                                   (243,838)
   Amortization                                                -        317,016      595,866
   Allowance for losses on accounts receivable             3,000         40,000      230,476
   Loss on disposal of assets                                  -        115,969      130,974
   Changes in operating assets and liabilities
    affecting operations:
     Accounts receivable                                   4,832        699,334     (585,490)
     Inventories                                               -         66,899      129,771
     Other current assets                                 (4,190)       168,198      102,502
     Accounts payable and accrued expenses              (119,052)       224,033       47,798
     Accrued compensation and benefits                   (10,885)       (28,028)       1,191
     Deferred revenue                                   (133,643)      (164,681)    (260,662)
     Customer deposits                                         -              -      (23,822)
--------------------------------------------------------------------------------------------

Cash provided by (used for) operating activities        (373,165)       279,991       32,570
--------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
 Net purchases of equipment and furniture                 (3,103)             -      (33,616)
 Proceeds from sale of Blue Mountain Software                  -        250,000            -
 Proceeds upon maturity of certificates of deposit        36,580         (1,118)      19,245
 Additions to capitalized software
  development costs                                            -              -     (430,917)
 Investment in sales-type lease                          (31,484)             -            -
 Acquisition cash                                              -              -       12,030
 Other assets                                            (55,687)             -            -
--------------------------------------------------------------------------------------------

Cash provided by (used for) investing activities         (53,688)       248,882     (433,258)
--------------------------------------------------------------------------------------------


                                                              FISHER BUSINESS SYSTEMS, INC.
                                                                  STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------------------

Years ended January 31,                                    1996         1995         1994
--------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
  Payments on line-of-credit                                     -     (410,484)          -
  Proceeds from sale of preferred stock                    300,000            -           -
  Proceeds from sale of common stock                       500,002        2,500           -
  Retirement of stock                                       (1,670)     (55,500)          -
  Net borrowings on line of credit                               -            -     251,484
  Redeemable stock and settlement agreement               (189,877)           -           -
--------------------------------------------------------------------------------------------

Cash provided by (used for) financing activities           608,455     (463,484)    251,484
--------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS           108,430       65,389    (149,204)
--------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, beginning of year                69,219        3,830     153,034
--------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of year                   $ 177,649   $   69,219   $   3,830
--------------------------------------------------------------------------------------------
See accompanying summary of accounting polices and notes to financial statements.

                                                   FISHER BUSINESS SYSTEMS, INC.
                                                  SUMMARY OF ACCOUNTING POLICIES

--------------------------------------------------------------------------------

BUSINESS                 Fisher Business Systems, Inc., d/b/a "Fisher Restaurant
                         Systems" (the Company), primarily designs, develops, markets, licenses and supports proprietary computer software for use in operating and managing restaurants.

BASIS OF PRESENTATION    The preparation of financial statements in conformity
                         with generally accepted accounting principles requires
                         management to make estimates and assumptions that
                         affect reported amounts of assets and liabilities and
                         disclosure of contingent assets and liabilities at the
                         date of the financial statements and the reported
                         amounts of revenues and expenses during the reporting
                         period. Actual results could differ from those
                         estimates.

CASH EQUIVALENTS         The Company considers all highly liquid investments
                         with a maturity of three months or less when purchased
                         to be cash equivalents.

REVENUES                 Revenues are recognized as follows:

                         Licensing and sales-type/
                         leasing agreements  -  Upon shipment of the software to
                                                the customer when no further
                                                obligations remain to consummate
                                                sale and collection of the
                                                related receivable is deemed
                                                probable.

                         Support Contracts   -  Monthly, upon contract
                                                effective date, over the life
                                                of the contract.

                         Installation,
                           training          -  When provided to the
                           and education        customer.

                         Hardware            -  Upon shipment of the computer
                                                equipment to the customer.

EQUIPMENT AND            Equipment and furniture are stated at cost.
FURNITURE                Depreciation is computed using the straight-line method
                         based on the estimated useful lives of the assets,
                         generally three to five years.  For income tax
                         purposes, depreciation is computed on accelerated
                         methods.


                                                   FISHER BUSINESS SYSTEMS, INC.
                                                  SUMMARY OF ACCOUNTING POLICIES

--------------------------------------------------------------------------------

SOFTWARE DEVELOPMENT     The Company capitalizes software development costs in
COSTS                    accordance with the Statement of Financial Accounting
                         Standards No. 86. Capitalization of software
                         development costs begins upon the establishment of
                         technological feasibility and the ongoing assessment of
                         recoverability of capitalized software development
                         costs require considerable judgment by management with
                         respect to certain external factors, including, but not
                         limited to, anticipated future revenues, estimated
                         economic life and changes in software and hardware
                         technologies. Amortization of capitalized software
                         development costs, totalled $0 in 1996, $317,016 in
                         1995, and $528,404 in 1994. Amortization of capitalized
                         software development costs is provided on a product-by-
                         product basis at the greater of the amount computed
                         using (a) the ratio of current revenues for a product
                         to the total of current and anticipated future revenues
                         or (b) the straight-line method over the remaining
                         estimated economic life of the product. Generally, an
                         original estimated economic life of three years is
                         assigned to capitalized software development costs.

                         Based on the ongoing reassessment of recoverability of capitalized software development cost, and the limited future revenues derived from such costs, during the fourth quarter of 1995, the Company recorded a charge of $193,720 to fully amortize software development costs.


INCOME (LOSS) PER        Net income (loss) per share has been computed for each
COMMON SHARE             fiscal year on the basis of the weighted average number
                         of common shares outstanding. Additionally, in
                         computing loss per common share, the Company has
                         adjusted the income (loss) before extraordinary item
                         and the net loss by the amount of the accretion
                         credited or charged to its accumulated deficit. Common
                         share equivalents (options) have not been considered in
                         1995 and 1994 because their effect is anti-dilutive.

TAXES ON INCOME          Income taxes are based on income (loss) for financial
                         reporting purposes and reflect a current tax liability
                         (asset) for the estimated taxes payable (recoverable)
                         in the current year tax return and changes in deferred
                         taxes. Deferred tax liabilities or assets are
                         recognized for the estimated tax effects of temporary
                         differences between financial reporting and taxable
                         income (loss) and for loss carryforwards based on
                         enacted tax laws and rates. A valuation allowance is
                         used to reduce deferred tax assets to the amount that
                         is more likely than not to be realized (Note 5).



                                                   FISHER BUSINESS SYSTEMS, INC.
                                                  SUMMARY OF ACCOUNTING POLICIES

--------------------------------------------------------------------------------

FAIR VALUE OF            The Company's principal financial instruments, as
FINANCIAL STATEMENTS     contemplated under SFAS No. 107, are represented by its
                         investment in sales type lease and warrants. The
                         Company's investment in sales type lease bears interest
                         at a rate which the Company believes represent current
                         market rates, that is, rates at which the Company
                         currently renew or extends funds, accordingly, carrying
                         value is deemed to approximate fair value.

                         In addition, at January 31, 1996, the Company had
                         1,450,000 of stock purchase warrants outstanding with an estimated fair market value of $2,719,000.




                                                   FISHER BUSINESS SYSTEMS, INC.
                                                  SUMMARY OF ACCOUNTING POLICIES

--------------------------------------------------------------------------------

1.  GOING CONCERN            The Company's continued existence is dependent upon
                             the success of its plans to resolve its liquidity
                             problems by broadening its customer base, thereby
                             increasing revenues, and by obtaining additional
                             equity capital, debt financing and/or merger. In an
                             effort to continue to resolve its liquidity
                             problems, the Company successfully renegotiated
                             terms with many of its vendors which resulted in
                             reductions of vendor payables of $243,838. The
                             vendor renegotiations were conducted periodically
                             on a vendor-by-vendor basis over a period of time
                             beginning the fourth quarter of fiscal 1994 and
                             ending the first quarter of fiscal 1996. In
                             addition, during 1995, the Company completed
                             private placements of its preferred and common
                             stock which resulted in proceeds of $800,000.
                             Furthermore, the Company is in the process of
                             completing a private placement of 7% convertible
                             promissory notes which has resulted in proceeds of
                             $675,000 to date. The promissory notes are
                             convertible on the basis of $1 in debt being
                             converted to one share of common stock. In
                             addition, the Company has entered into an agreement
                             and plan of merger and reorganization with AUBIS,
                             LLC and HALIS, LLC. Under the terms of the merger
                             agreement, the shareholders of AUBIS and HALIS will
                             exchange 100% of their issued and outstanding
                             shares for 10,500,000 and 5,000,000 shares,
                             respectively, in the Company in a tax free
                             exchange. The merger is contingent upon the
                             approval of the Company's shareholders (see
                             Note 9).

2. ACQUISITION AND           On February 1, 1993, the Company acquired all of
   SALE OF BLUE MOUNTAIN     the outstanding common stock of Blue Mountain
                             Software, Inc. in exchange for 800,000 unregistered
                             shares of the Company's common stock. Additionally,
                             two of Blue Mountain Software stockholders were
                             each granted options to purchase 150,000 shares of
                             the Company's common stock at an exercise price of
                             $.50 per share. The acquisition has been accounted
                             for as a purchase, and accordingly, the purchase
                             price based upon the estimated fair value of the
                             Company's stock issued in the transaction has been
                             allocated to the net assets acquired. The aggregate
                             consideration given in the transaction was
                             $431,104.

                             On March 25, 1994, substantially all of the assets, which included all software object libraries, customer lists and intellectual property related to Blue Mountain Software, Inc. were sold for $250,000 to a Company whose chairman also serves as a director of the Company.


                                                   FISHER BUSINESS SYSTEMS, INC.
                                                  NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

3. STOCKHOLDERS'      ISSUANCES
   DEFICIT
                      In fiscal 1995, the Company completed private placements
                      of 2,033,333 shares of common stock and 1,500,000 shares
                      of Class A Convertible Preferred Stock, resulting in
                      proceeds of $800,002. The preferred and common stock have
                      not been registered under the Federal Securities Act of
                      1933 or the Georgia Securities Act of 1973, and as such
                      there are certain restrictions on their transferability.
                      The preferred shares may be issued in series, and each
                      series may have voting rights, preferences, conversion
                      rights or restrictions as determined by the Board of
                      Directors prior to issuance. Subsequent to year end, the
                      preferred shares were converted into 1,500,000 shares of
                      common stock.

                      During 1995, the Company issued 1,450,000 of warrants which entitled the holders to purchase shares of common stock at $.25 per share. The Company received notice in January 1996 that the warrants would be exercised.

                      STOCK OPTION PLANS

                      The Company had an incentive stock option plan and a non-qualified stock option plan. The incentive stock option plan, for key employees and officers, has reserved 60,400 shares of common stock for issuance thereunder. The terms of exercise may vary with each individual grant, as determined by the Board of Directors. Options are not exercisable until at least one year after the date of grant and expire if not exercised within ten years of date of grant. Options may not be granted at less than the market price of the common stock at date of grant. The incentive stock option plan expired at January 29, 1996.



                                                   FISHER BUSINESS SYSTEMS, INC.
                                                  NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                  Incentive stock option activity for each of the three years in the period ended January 31, 1996 is as follows:

                                                          Number     Exercise
                                                         Options      Price
                  -----------------------------------------------------------
                  Outstanding, January 31, 1993          153,275       $.50
                    Awarded                              295,300       $.50
                    Canceled                            (333,295)      $.50
                  -----------------------------------------------------------

                  Outstanding, January 31, 1994          115,280       $.50
                    Canceled                             (54,880)      $.50
                  -----------------------------------------------------------

                  Outstanding, January 31, 1995
                    and 1996                              60,400       $.50
                  -----------------------------------------------------------

                  Exercisable, January 31, 1996           60,400       $.50
                  -----------------------------------------------------------

                  The non-qualified stock option plan, is for key employees, directors and officers of the Company. Under this plan the options may be exercisable immediately after grant, although the terms of exercise may vary with each individual grant, as determined by the Board of Directors. In addition, the options expire 10 years after the date of grant and may not be granted at less than the market price of the common stock at date of grant. The Plan also provides for automatic annual grants to non-employee directors.


                                                  FISHER BUSINESS SYSTEMS, INC.
                                                  NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


                  Non-qualified stock option plan and other non-qualified options activity for each of the three years in the period ended January 31, 1996 is as follows:


                                                  Number of            Exercise
                                                   Options               Price
                  --------------------------------------------------------------

                  Outstanding, January 31, 1993     16,060    $1.25    -  $20.00
                    Awarded                        281,065                $  .50
                    Canceled                      (151,700)               $  .50
                  --------------------------------------------------------------

                  Outstanding, January 31, 1994    145,425    $ .50    -  $20.00
                    Awarded                          4,700                $  .50
                    Cancelled                      (90,185)   $ .50    -  $13.12
                  --------------------------------------------------------------

                  Outstanding, January 31, 1995     59,940    $ .50    -  $20.00
                    Awarded                        750,000    $ .25    -     .87
                  --------------------------------------------------------------

                  Outstanding, January 31, 1996    809,940    $ .25    -  $20.00
                  --------------------------------------------------------------


                  In the event an employee or officer terminates employment, all unexercisable options under either plan are canceled and exercisable options expire after 90 days. In the event a non-employee director resigns, all unexercisable options under the non-qualified stock option plan are canceled and exercisable options expire after three years.

                  The Financial Accounting Standards Board (FASB) issued SFAS
                  No. 123, "Accounting for Stock-Based Compensation" (SFAS No.
                  123), which the Company is required to adopt in the fiscal year ended January 31, 1997. SFAS No. 123 requires companies to estimate the value of all stock-based compensation using a recognized pricing model. Companies have the option of recognizing this value as an expense or disclosing its effects on net income. The Company's management has not yet determined its method of adoption or the financial statement impact of adopting SFAS No. 123.





                                                  FISHER BUSINESS SYSTEMS, INC.
                                                  NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

4.  COMMITMENTS      In connection with the merger of Blue Mountain Software, in
                     February 1, 1993, the Company entered into a Stock
                     Repurchase Agreement ("Agreement") with one of the Blue
                     Mountain Software stockholders, involving 250,000 shares of the Company's common stock. Due to its repurchase obligation, the 250,000 shares covered by the agreement have been recorded as redeemable stock. The aggregate repurchase obligation due under the Agreement was originally $510,000. However, the Company determined the discounted value of the underlying shares of common stock to be $293,604 on February 1, 1993, based on a risk adjusted rate of return of 30%. The difference in the original valuation and aggregate obligation of $216,396 was being accreted over the duration of the agreement and a corresponding amount charged against the Company's accumulated deficit.

                     On August 8, 1994, the Company entered into a Mutual General Release and Settlement Agreement ( the "Settlement Agreement") with the former shareholder of Blue Mountain ( the "Plaintiff") settling certain litigation that had been filed against the Company by the Plaintiff claiming damages for breach of a stock repurchase agreement and an employment agreement with the Company. Pursuant to the Settlement Agreement, the Company resumed payments under the employment agreement, issued 250,000 shares of the Company's common stock to the Plaintiff, and agreed to the entry of a judgment against the Company in the amount of $357,500, which the Plaintiff agreed not to enforce so long as the Company timely made all payments under the employment agreement and the Plaintiff received $250,000 from the Company or its designee no later than February 1, 1995.

                     The Settlement Agreement was amended on February 27, 1995 ("Amended Settlement Agreement"). Pursuant to the Amended Settlement Agreement, the Company resumed payments under the employment agreement, and agreed to the entry of a judgment against the Company in the amount of $339,875. Under the judgment, the Company was required to redeem 300,000 shares of common stock held by the Plaintiff in the amount of $268,000. The remaining portion of the judgment represented the amount owed under the employment agreement. Under the terms of the Amended Settlement Agreement, the Company was required to redeem 21,000 shares from the Plaintiff in the amount of $15,000 no later than March 1, 1995 and an additional 21,000 shares at a total price of $15,000 on April 1, 1995. The Company was also required to repurchase 133,000

                                                  FISHER BUSINESS SYSTEMS, INC.
                                                  NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                     shares in the amount of $98,000 no later than May 1, 1995 and repurchase 125,000 shares for $140,000 no later than February 1, 1996.

                     On September 15, 1995, the plaintiff's shares of the Company's stock were purchased by a director of the Company, and in connection therewith, the plaintiff released the Company from all obligations, including those under the Mutual General Release and Settlement Agreement. Accordingly, the Company reclassified the $147,500 remaining redeemable stock balance as contributed capital.



                     EMPLOYEE BENEFIT PLAN

                     The Company sponsors a 401(K) retirement savings plan for all employees who meet certain eligibility requirements. Employees may contribute to the plan up to 20% of their salary or the maximum allowed by the IRS. The Company may elect to make matching and/or discretionary contributions. Employee contributions are immediately 100% vested while Company contributions are subject to a six year vesting schedule. For the years ended January 31, 1996, 1995 and 1994, the Company made no contributions to the plan.

                     EMPLOYMENT AGREEMENT

                     The Company has a three year employment agreement with its president which expires December 31, 1998. The agreement provides for an annual base salary of $175,000 plus incentive bonus payments. In addition, the employment agreement provides for the granting of stock options at the discretion of the Board of Directors.


5. INCOME            The sources of temporary differences and their effect on
   TAXES             the net deferred taxes are as follows:

                     January 31,                           1996          1995
                     ----------------------------------------------------------
                     Net operating loss                $ 3,384,454  $ 3,188,000
                     carryforwards
                     Deferred revenue differences           80,186      144,000
                     Other basis differences                     -        1,200
                     Less valuation allowance           (3,464,640)  (3,334,200)
                     ----------------------------------------------------------
                                                       $         -  $         -
                     ----------------------------------------------------------

                                                  FISHER BUSINESS SYSTEMS, INC.
                                                  NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


                     Differences between the effective income tax rate and the statutory federal income tax rate were primarily the result of the valuation allowance which fully reserved the net deferred tax asset which arose from the tax loss carryforwards and other temporary differences generated during the years ended January 31, 1996, 1995 and 1994. At January 31, 1996 the Company has approximately $8,500,000 of net operating loss carryforwards available to offset future tax liabilities. The contemplated acquisition transactions described in Note 9 could result in certain limitations on the utilization of the net operating loss carryforwards.


                     These losses expire as follows:

                             Year                                     Amount
                     -----------------------------------------------------------
                             2000                                 $   148,000
                             2001                                     111,000
                             2002                                     246,000
                             2003                                   1,224,000
                             2004                                   1,571,000
                             2005                                     781,000
                             2006                                   1,700,000
                             2007                                     870,000
                             2008                                     265,000
                             2009                                   1,054,000
                             2010                                     491,000
                     ----------------------------------------------------------
                                                                  $ 8,461,000
                     ----------------------------------------------------------


6.  SALES-TYPE LEASE  The Company is lessor under terms of a thirty six month sales-type lease involving a restaurant computer system. The Company's net investment in this lease at January 31, 1996, is comprised of the following:

                      Minimum lease payments  receivable             $34,947

                      Less unearned income                            (3,463)
                     ----------------------------------------------------------

                      Net investment in sales type lease             $31,484
                     ----------------------------------------------------------

                                                  FISHER BUSINESS SYSTEMS, INC.
                                                  NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                             Future minimum payments to be received under sales type lease are as follows:

                             Year                                    Amount
                            ---------------------------------------------------
                             1997                                   $ 13,980
                             1998                                     13,980
                             1999                                      6,987
                            ---------------------------------------------------
                             Total                                  $ 34,947
                            ---------------------------------------------------


7.  OTHER ASSETS             Prior to year end, in connection with the
                             acquisition of AUBIS, LLC (see Note 9), the Company advanced to AUBIS $20,000 for operations. In addition, the Company has capitalized $35,687 in costs associated with the proposed acquisition of AUBIS. Subsequent to year end the Company advanced to AUBIS an additional $163,000. The amount funded to AUBIS will be forgiven upon the completion of the merger.

8.  SUPPLEMENTAL             Supplemental information required by Statement of
    DISCLOSURE OF            Financial Accounting Standards No. 95, relative to
    CASH FLOW                the statements of cash flows, is as follows:
    INFORMATION

                                                   1996       1995      1994
                             --------------------------------------------------
                             Interest paid       $    -      $9,504   $142,902
                             --------------------------------------------------

                             As discussed in Note 2, on February 2, 1993, the Company acquired all of the outstanding common stock of Blue Mountain Software, Inc. in exchange for 800,000 unregistered shares of Fisher's common stock in a non-cash transaction. The acquired assets included $12,030 in cash.


9.  SUBSEQUENT EVENTS        The Company is in the process of completing a
                             private placement of 7.0% convertible promissory notes due January 15, 1998 (the "Notes"). The Notes are convertible into Fisher common stock at the option of the holder at a conversion price of $1.00 per share. Proceeds from the sale of the Notes will be utilized to expand Fisher's sales and marketing capabilities in the areas of its business. The
                             Company has received proceeds of $675,000 to date from this placement.

                                                  FISHER BUSINESS SYSTEMS, INC.
                                                  NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


                             Fisher has agreed to merge AUBIS Hospitality
                             Systems, Inc. ("AHS") and AUBIS Systems
                             Integration, Inc. ("ASI") (collectively, the "AUBIS Subsidiaries"), each a wholly-owned subsidiary of AUBIS, L.L.C. ("AUBIS") with and into two newly formed wholly-owned subsidiaries of Fisher (collectively, the "Fisher Subsidiaries"), pursuant to the Amended and Restated Agreement and Plan of Merger and Reorganization, dated December 13, 1995 and amended and restated as of March 29, 1996 (the "AUBIS Agreement"), among AUBIS, the AUBIS Subsidiaries, certain affiliates of AUBIS, Fisher and the Fisher Subsidiaries, in which AUBIS will receive 10,500,000 shares of Fisher Common Stock ("AUBIS Transaction"). In addition, Fisher has entered into a Stock Purchase Agreement, dated as of March 29, 1996, between Fisher and HALIS, L.L.C. ("HALIS"), an entity controlled by the benefical shareholder of AUBIS, and its affiliates, providing for the acquisition by Fisher of HALIS Software, Inc. ("HSI"), a wholly-owned subsidiary of HALIS, in which HALIS will receive 5,000,000 shares of Fisher Common Stock ("HALIS Transaction"). The AUBIS and HALIS transactions are subject to shareholder approval, and upon consummation of these Transactions, AHS, ASI and HSI will be wholly-owned subsidiaries of Fisher and Fisher's corporate name will be changed to AUBIS, Inc.

                             Under the terms of the AUBIS and HALIS Agreements, an aggregate of 15,500,000 shares of Fisher Common stock will be issued. As a result, upon consummation of the these transactions, AUBIS and HALIS will own approximately 46% and 22%, respectively, of the shares of Fisher Common Stock to be outstanding upon consummation of these Transactions. In connection with these transactions the Company has proposed to its stockholders that the Articles of Incorporation be amended to increase the number of authorized shares from 10,000,000 shares to 100,000,000 shares.

                             In February 1996, the Company entered into a Management Agreement with the beneficial shareholder of AUBIS and HALIS in which the shareholder will provide management services to the Company in exchange for a monthly payment of $10,000.

                                                  FISHER BUSINESS SYSTEMS, INC.
                                                  NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                             The Company has entered into a letter of intent to lease a proprietary technology asset ("MERAD") from Paul Harrison Enterprises, Inc. (PHE"), pursuant to which the Company is obligated to pay to PHE a license fee of 10% of the gross revenues generated from the MERAD technology. It is anticipated that this transaction will be consummated concurrently with the AUBIS and HALIS transactions. PHE is also the shareholder of AUBIS and HALIS.


10.  MAJOR CUSTOMERS         For the year ended January 31, 1996, the Company
                             had no significant concentration of sales. For year ended January 31, 1995, sales to one customer, Friendly's Ice Cream, totalled approximately
                             $378,000, and accounted for 30% of the Company's sales. There were no other significant concentration of sales for the year ended January
                             31, 1995. For year ended January 31, 1994, sales to three customers; MCI, Digital Equipment and Friendly's Ice Cream, totalled approximately
                             $1,533,000, $762,000 and $833,000, respectively and
                             in the aggregate accounted for 58% of the Company's sales.

                         FISHER BUSINESS SYSTEMS, INC.
                            CONDENSED BALANCE SHEET
                                  (UNAUDITED)

ASSETS

                                                        July 31
                                                          1996
                                                      -----------

Current Assets
    Cash and cash equivalents                         $   37,379
    Notes receivable-affiliates (Note C)                 971,551
    Accounts receivable - net                             29,355
    Other current assets                                       0
                                                      ----------

Total current assets                                   1,038,885
                                                      ----------

Equipment, Furniture and Vehicles
    Computer equipment                                   174,835
    Office furniture and fixtures                         64,930
                                                      ----------

                                                         239,765
                                                      ----------

    Less accumulated depreciation                        202,058
                                                      ----------

Net equipment, furniture and vehicles                     37,707
                                                      ----------

Net investment in sales type lease

Other                                                    157,160
                                                      ----------

Total Assets                                          $1,233,752
                                                      ==========

See notes to condensed financial statements.

                         FISHER BUSINESS SYSTEMS, INC.
                            CONDENSED BALANCE SHEET
                                  (UNAUDITED)

        LIABILITIES AND SHAREHOLDERS' DEFICIT             July 31
                                                           1996
                                                       -----------

Current Liabilities
   Accounts payable and accrued expenses               $   302,159
   Deferred revenue                                        103,638
                                                       -----------

Total current liabilities                                  405,797
                                                       -----------

Convertible promissory notes (Note D)                    1,240,000
                                                       -----------

Shareholders deficit
   Preferred stock, par value $.10, authorized
     5,000,000 shares, zero and 1,500,000 issued                 0
   Common stock, par value $.01, authorized
     10,000,000 shares                                      50,195
   Additional paid-in-capital                            8,509,986
   Accumulated deficit                                  (8,965,476)
   Less treasury stock at cost                              (6,750)
                                                       -----------

Total shareholders' deficit                               (412,045)
                                                       -----------

Total liabilities and shareholders' deficit            $ 1,233,752
                                                       ===========

See notes to condensed financial statements.

                         FISHER BUSINESS SYSTEMS, INC.
                      CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

Six Months Ended July 31                           1996             1995
                                                ----------       ----------

Revenues                                        $  238,116       $  373,072

Cost of Goods Sold                                  73,428          127,145
                                                ----------       ----------

Gross Margin                                       164,688          245,927
                                                ----------       ----------
Expense
    Selling, general and administrative            323,864          297,687
    Miscellaneous expense (income)                  30,210          (17,211)
                                                ----------       ----------

Total expenses                                     354,074          280,476
                                                ----------       ----------

Net loss from operations before extraordinary
    Item                                          (189,386)         (34,549)

Extraordinary income from debt restructuring        78,230                0
                                                ----------       ----------

Net Loss                                        $ (111,156)      $  (34,549)
                                                ==========       ==========

Loss Per Share of Common Stock                  $    (0.02)      $    (0.01)
                                                ==========       ==========

Weighted Average Shares Outstanding              7,450,046        3,803,171
                                                ==========       ==========

See Notes to condensed financial statements

                         FISHER BUSINESS SYSTEMS, INC.
                      CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

    Six Months Ended July 31,                                1996              1995
                                                        -------------     -------------
Cash Flows From Operating Activities
   Net Loss                                             $    (111,156)    $     (34,549)
   Adjustments to reconcile net income to net
     cash provided (used for) operating activities:
   Depreciation and amortization                                5,010             6,012
   Changes in operating assets and liabilities
     affecting operations:
     Accounts receivable                                      (26,327)          (48,084)
     Accounts receivable - affiliates                        (971,551)                0
     Certificate of deposit                                         0            36,586
     Other current assets                                       8,254              (684)
     Accounts payable and accrued expenses                    (57,859)         (116,808)
     Accrued compensation and benefits                              0            (7,506)
     Deferred revenue                                        (124,767)         (128,550)
                                                        -------------     -------------

Net cash provided by (used for) operating activities       (1,278,396)         (293,583)
                                                        -------------     -------------

Cash Flow From Investing Activities
     Net sale (purchases) of equipment and furniture          (31,285)                0
     Repurchase of redeemable stock                                 0          (170,578)
     Organization costs                                      (101,473)                0
     Proceed from sales type lease                             31,484                 0
                                                        -------------     -------------

Net cash provided by (used for) investing activities         (101,274)         (170,578)
                                                        -------------     -------------

Cash Flows From Financing Activities
     Net proceeds from private placement                    1,240,000                 0
     Proceeds from sale of preferred stock                          0           300,000
     Proceeds from sale of common stock                             0           300,000
                                                        -------------     -------------

Net cash provided by (used for) financing activities        1,240,000           600,000
                                                        -------------     -------------

(Decrease) Increase in cash and cash equivalents             (139,670)          135,839

Cash and Cash Equivalents, at beginning of period             177,649            69,219
                                                        -------------     -------------

Cash and Cash Equivalents, at end of period             $      37,979     $     205,058
                                                        =============     =============

See Notes to condensed financial statements

                         FISHER BUSINESS SYSTEMS, INC.
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                 JULY 31, 1996

Note A - Basis of Presentation
   The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These statements should be read in conjunction with Form 10-KSB for the fiscal year ended January 31, 1996. In the opinion of management, all adjustments considered necessary for a fair presentation have been made and are of a normal recurring nature. Operating results for the six month period ended July 31, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

Note B - Net Loss Per Share of Common Stock
   Loss per share of the fiscal periods ended July 31, 1996 and 1995 has been computed on the weighted average number of shares outstanding. The effects of common share equivalents have been considered using the treasury stock method. However, the effects are not material and antidilutive, and they have been excluded from the calculation.

Note C - Notes Receivable
   In connection with its agreement and plan of merger and reorganization with AUBIS, LLC ("AUBIS") and HALIS, LLC ("HALIS"), the Company has advanced AUBIS and HALIS $971,551. These notes bear interest at rates ranging from 10% to 12% and are due and payable on the first anniversary of the date of the advance.

Note D - Convertible Promissory Notes
   During the quarter ended April 30, 1996, the Company commenced a private placement of 7% convertible promissory notes which are due January 15, 1998. Proceeds from the private placement totalled $1,240,000 at quarter end.

           [LETTERHEAD OF HABIF, AROGETI & WYNNE, P.C. APPEARS HERE]

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------


To the Board of Directors
  of AUBIS Hospitality Systems, Inc.,
  and AUBIS Systems Integration, Inc.

We have audited the accompanying combined balance sheet of AUBIS HOSPITALITY SYSTEMS, INC. AND ITS SUBSIDIARIES (AHS) and AUBIS SYSTEMS INTEGRATION, INC.
(ASI) as of December 31, 1995, and the related combined statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1995 and 1994. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of AUBIS Hospitality Systems, Inc. and its subsidiaries and AUBIS Systems Integration, Inc. at December 31, 1995, and the results of their operations and their cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

The accompanying combined financial statements have been prepared assuming that the Companies will continue as a going concern. As discussed in Note B to the combined financial statements, the Companies have had recurring losses, a working capital deficit and a capital deficit. These conditions raise substantial doubt about their ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Habif, Arogeti & Wynne, P.C.
--------------------------------
Atlanta, Georgia

February 9, 1996

                AUBIS HOSPITALITY SYSTEMS, INC. AND SUBSIDIARIES
                      AND AUBIS SYSTEMS INTEGRATION, INC.
                             COMBINED BALANCE SHEET

                                    ASSETS
                                    ------

                                                                       (Unaudited)
                                                           December        June
                                                           31, 1995      30, 1996
                                                           --------    -----------
Current assets
--------------
 Cash                                                     $   112,252  $     4,672
 Receivables, less allowance for possible
  losses of $53,400                                           142,325      250,209
 Receivables - related party                                   69,771       69,068
 Inventories                                                   55,847       10,000
 Other current assets                                           4,991        3,313
                                                          -----------  -----------
  Total current assets                                        385,186      337,262
                                                          -----------  -----------

Property and equipment, at cost
----------------------
 Computer equipment                                            83,419       57,897
 Office furniture and fixtures                                 17,478       23,171
                                                          -----------  -----------
                                                              100,897       81,068
 Less accumulated depreciation                                (69,629)     (67,303)
                                                          -----------  -----------
                                                               31,268       13,765
                                                          -----------  -----------
Other assets
------------
 Deferred merger costs                                        162,208      331,547
                                                          -----------  -----------

                                                          $   578,662  $  682,574
                                                          ===========  ==========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT
                     -------------------------------------

Current liabilities
-------------------
 Accounts payable and accrued expenses                    $   751,435  $   504,003
 Accrued expenses - related party                              55,863       58,266
 Notes payable - affiliates                                   458,469
 Deferred revenue and customer deposits                        88,818       21,081
 Current portion of long-term debt - related party             50,000      150,000
 Notes payable                                                 16,088       11,015
 Notes payable - related party                                 95,100      124,000
 Payroll and sales tax payable                                271,866      210,981
                                                          -----------  -----------
  Total current  liabilities                                1,329,170    1,537,815
                                                          -----------  -----------

Long-term debt, net of current portion - related party        100,000          -0-
------------------------------------------------------    -----------  -----------

Commitments and contingencies (Note G)
-----------------------------

Stockholders' deficit
---------------------
 Common stock - AHS, Inc., $1.00 par value, 1,000,000
  shares authorized; 1,126 issued and outstanding               1,126        1,126
 Common stock - ASI, Inc., no par value, 100,000
  shares authorized; 14,288 issued and outstanding            100,787      100,787
 Additional paid-in capital                                   478,874      478,874
 Accumulated deficit                                       (1,431,295)  (1,436,028)
                                                          -----------  -----------
                                                             (850,508)    (855,241)
                                                          -----------  -----------
                                                          $   578,662  $   682,574
                                                          ===========  ===========

  The accompanying notes to financial statements are an integral part hereof.

                AUBIS HOSPITALITY SYSTEMS, INC. AND SUBSIDIARIES
                      AND AUBIS SYSTEMS INTEGRATION, INC.
                            STATEMENTS OF OPERATIONS


                                                                          (Unaudited)
                                            For the year ended      For the six months ended
                                               December 31,                 June 30,
                                        -------------------------   -------------------------
                                            1995         1994          1996          1995
                                        -----------   -----------   -----------   -----------

Systems sales and services              $ 3,251,665   $ 2,599,572   $ 1,302,224   $ 1,968,094
---------------------------             -----------   -----------   -----------   -----------


Costs and expenses
------------------
 Cost of goods sold                       2,541,429     2,085,290       815,734     1,541,734
 Selling, general, and
  administrative                          1,000,818       942,598       449,729       369,490
                                        -----------   -----------   -----------   -----------

                                          3,542,247     3,027,888     1,265,463     1,911,224
                                        -----------   -----------   -----------   -----------

Operating income (loss)                    (290,582)     (428,316)       36,761        56,870
-----------------------                 -----------   -----------   -----------   -----------


Other income (expense)
----------------------
 Gain (Loss) on assets
  disposal                                    6,385           -0-       (27,528)          -0-
 Rental income                               21,350         8,000         7,700           -0-
 Interest expense                           (22,798)      (21,304)      (14,166)      (11,596)
 Other income (expense)                         315         6,037        (7,500)          -0-
 Loss from misappropriation                 (97,123)          -0-           -0-           -0-
                                        -----------   -----------   -----------   -----------

                                            (91,871)       (7,267)      (41,494)      (11,596)
                                        -----------   -----------   -----------   -----------

  Income (Loss) before
   income
   taxes                                   (382,453)     (435,583)       (4,733)       45,274

Income taxes                                    -0-           -0-           -0-           -0-
------------                            -----------   -----------   -----------   -----------

  Net income (loss)                     $  (382,453)  $  (435,583)  $    (4,733)  $    45,274
                                        ===========   ===========   ===========   ===========


  The accompanying notes to financial statements are an integral part hereof.

                AUBIS HOSPITALITY SYSTEMS, INC. AND SUBSIDIARIES
                      AND AUBIS SYSTEMS INTEGRATION, INC.
                  COMBINED STATEMENTS OF STOCKHOLDERS' DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                         AHS, Inc.                ASI, Inc.
                                       Common stock             Common stock       Additional                     Total
                                --------------------------  --------------------     paid-in     Accumulated   Stockholders'
                                   Shares        Amount     Shares     Amount        capital        Deficit       Deficit
                                ------------  ------------  -------  -----------  -------------  ------------  ------------

  Balance, December 31, 1994        1,126        $1,126      10,000    $ 50,787      $323,874    $(1,048,842)    $(673,055)

  Issuance of common stock                                    4,288      50,000       155,000                      205,000

  Net loss                                                                                          (382,453)     (382,453)
                                    -----        ------      ------    --------      --------    -----------     ---------

  Balance, December 31, 1995        1,126         1,126      14,288     100,787       478,874     (1,431,295)     (850,508)

  Net loss - six months ended
     June 30, 1996 (unaudited)                                                                        (4,733)       (4,733)
                                    -----        ------      ------    --------      --------    -----------     ---------

  Balance, June 30, 1996
     (Unaudited)                    1,126        $1,126      14,288    $100,787      $478,874    $(1,436,028)    $(855,241)
                                    =====        ======      ======    ========      ========    ===========     =========

  The accompanying notes to financial statements are an integral part hereof.

                AUBIS HOSPITALITY SYSTEMS, INC. AND SUBSIDIARIES
                      AND AUBIS SYSTEMS INTEGRATION, INC.
                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                        (Unaudited)
                                                           For the year ended        For the six months
                                                               December 31,            ended June 30,
                                                         ----------------------    ----------------------
                                                            1995        1994         1996         1995
                                                         ---------    ---------    ---------    ---------
Cash flows from operating activities
------------------------------------
 Net income (loss)                                       $(382,453)   $(435,583)   $  (4,733)   $  45,274
                                                         ---------    ---------    ---------    ---------
 Adjustments to reconcile net income
  (loss) to cash provided (used) by
  operating activities
   Depreciation                                             13,268       24,795        6,000       10,558
   Allowance for loss on accounts
    receivable                                              18,000          400          -0-       21,845
   Gain (Loss) on disposal of assets                        (6,385)         -0-       27,528          -0-
   Changes in operating assets and
    liabilities affecting operations
    Decrease (Increase) in accounts
     receivable                                             22,841      (29,454)    (107,884)    (126,382)
    Decrease (Increase) in
     receivables - related party                            (8,048)      29,466          703       (8,834)
    Decrease (Increase) in inventories                      (6,196)     (20,651)         700      (95,153)
    Decrease (Increase) in other
     assets                                                   (750)         892        1,678      (18,409)
    Increase (Decrease) in accounts
     payable and accrued
     expenses                                              154,802      205,128     (261,990)      60,060
    Increase in accrued expenses -
     related party                                          51,545       11,000        5,966          -0-
    Increase (Decrease) in deferred
     revenues                                               48,266        7,228      (79,862)      37,371
    Increase (Decrease) in payroll
     taxes payable                                         150,569          557      (60,886)      47,401
                                                         ---------    ---------    ---------    ---------
     Total adjustments                                     437,912      229,361     (468,047)     (71,543)
                                                         ---------    ---------    ---------    ---------
      Net cash provided (used)
       by operating activities                              55,459     (206,222)    (472,780)     (26,269)
                                                         ---------    ---------    ---------    ---------

Cash flows from investing activities
------------------------------------
 Purchase of equipment and furniture                       (22,015)      (2,043)      (5,693)     (16,952)
 Deferred merger costs                                    (162,208)         -0-     (169,339)         -0-
 Insurance recovery from equipment loss                     30,677          -0-        5,024          -0-
 Proceeds from sale of maintenance contracts                   -0-          -0-       47,912          -0-
                                                         ---------    ---------    ---------    ---------
  Net cash used by investing activities                   (153,546)      (2,043)    (122,096)     (16,952)
                                                         ---------    ---------    ---------    ---------

Cash flows from financing activities
------------------------------------
 Issuance of common stock                                  205,000      125,000          -0-       50,000
 Net payments on notes payable                             (17,912)     (16,000)      (5,072)      (7,137)
 Proceeds from notes payable - affiliates                      -0-          -0-      458,469          -0-
 Proceeds from issuance of notes payable -
  related party                                             11,020       79,081      (16,101)         -0-
 Proceeds from issuance of long-term debt -
  related party                                                -0-       16,694       50,000       24,461
                                                         ---------    ---------    ---------    ---------
   Net cash provided by financing
    activities                                             198,108      204,775      487,296       67,324
                                                         ---------    ---------    ---------    ---------

    Net increase (decrease) in cash                        100,021       (3,490)    (107,580)      24,103

Cash, beginning of period                                   12,231       15,721      112,252       12,231
                                                         ---------    ---------    ---------    ---------

    Cash, end of period                                  $ 112,252    $  12,231    $   4,672    $  36,334
                                                         =========    =========    =========    =========

  The accompanying notes to financial statements are an integral part hereof.

                AUBIS HOSPITALITY SYSTEMS, INC. AND SUBSIDIARIES
                      AND AUBIS SYSTEMS INTEGRATION, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                  (Unaudited with respect to June 30, 1996 and
                  the six months ended June 30, 1996 and 1995)

A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    ------------------------------------------

    Basis of Accounting:
    -------------------

    These financial statements are the combined statements of AUBIS Hospitality Systems, Inc. (AHS) and AUBIS Systems Integration, Inc. (ASI) (the Companies). On February 15, 1995, the majority shareholders contributed their shares of AHS and ASI to AUBIS, LLC (the "Parent"). On March 1, 1995, the remaining shareholders contributed their shares to the Parent, thereby making the Companies 100% owned by the Parent. Material intercompany transactions and balances have been eliminated.

    The Parent and the Companies signed a merger agreement with Fisher Business Systems, Inc. (Fisher), whereby the Companies will be merged into Fisher in a transaction to be accounted for as a reverse acquisition of Fisher by the Companies (Note C) and Halis Software, Inc. (Halis). Halis and AUBIS are under common control.

    AUBIS Hospitality Systems, Inc and Subsidiaries:
    -----------------------------------------------

    AUBIS Hospitality Systems, Inc. (AHS) f/k/a Wiporwil Systems, Inc., EZ/POS, Inc. and Inventory Xpress, Inc., its subsidiaries, provide sales and services in the southeastern United States to individual, franchisee, management companies and national chains in the restaurant industry. AHS's technical staff has extensive experience in computer based systems for restaurant point of sale and back office applications, restaurant management and systems development.

    AUBIS Systems Integration, Inc.:
    -------------------------------

    AUBIS Systems Integration, Inc. (ASI) f/k/a G.E. Random and Associates, Inc., d/b/a Peripheral Design provides computer services, network solutions, connectivity solutions and system integration to businesses. ASI sells, services and supports many major brands of computers, peripherals and networks. ASI's sales and services include computer system integration, network configuration, and network implementation. ASI's support services include on-site hardware maintenance as well as network support programs.

    Revenue:
    -------

    Revenue is recognized as follows:

     Support contracts        - Ratably over the life of the contract from the
                                effective date.
     Installation, training
       and education          - When the services are provided.

     Hardware                 - In accordance with SOP91-1, revenue is
                                recognized upon shipment of the computer equipment to the customer, provided no significant obligations remain and collection of resulting receivable is deemed probable.

                AUBIS HOSPITALITY SYSTEMS, INC. AND SUBSIDIARIES
                      AND AUBIS SYSTEMS INTEGRATION, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995
                  (Unaudited with respect to June 30, 1996 and
                  the six months ended June 30, 1996 and 1995)


A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Continued)
    ------------------------------------------

    Use of Estimates:
    ----------------

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures.

    Fair Value of Financial Instruments:
    -----------------------------------

    The Companies have a number of financial instruments, none of which are held for trading purposes. The Companies estimate that the fair value of all financial instruments at December 31, 1995, does not differ materially from the aggregate carrying values of their financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Companies using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Companies could realize in a current market exchange.

    Inventory:
    ---------

    Inventory is recorded on the first-in, first-out method at the lower-of-cost or market.

    Property and Equipment:
    ----------------------

    Property and equipment is carried at cost. Depreciation is computed using the accelerated method based on estimated useful lives of the assets, generally three to seven years. For income tax purposes, depreciation is calculated on accelerated methods.

    Deferred Merger Costs:
    ---------------------

    Deferred merger costs will be capitalized as part of the deemed cost of Fisher which will be allocated to Fisher's net assets in accordance with their relative fair values (Note C).

    Income Taxes:
    ------------

    Income taxes are based on loss for financial reporting purposes and reflect a current liability (asset) for the estimated taxes payable (recoverable) in the current year tax return and changes in deferred taxes. Deferred tax liabilities and assets are recognized for the estimated tax effects of temporary differences between financial reporting and taxable income (loss) for the loss carryforwards based on enacted tax laws and rates. A valuation allowance is used to reduce deferred tax assets to the amount that is more likely than not to be realized (Note H).

                AUBIS HOSPITALITY SYSTEMS, INC. AND SUBSIDIARIES
                      AND AUBIS SYSTEMS INTEGRATION, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995
                  (Unaudited with respect to June 30, 1996 and
                  the six months ended June 30, 1996 and 1995)


A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Continued)
    ------------------------------------------

    Interim Financial Statements
    ----------------------------

    The accompanying financial statements as of June 30, 1996 and for the six months ended June 30, 1996 and June 30, 1995 are unaudited but, in the opinion of management of AHS and ASI, reflect all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation. The results of operations for the six month period are not necessarily indicative of the results that may be expected for the full year ending December 31, 1996.

B.  GOING CONCERN:
    -------------

    These financial statements are presented on the basis that the Companies are going concerns. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The accompanying financial statements show a loss from the combined results of operations of $382,453 and $435,583 for the years ended December 31, 1995 and 1994, respectively. The Companies have a combined stockholders' deficit of $850,508 and $855,241 as of December 31, 1995 and 1994, respectively, and current liabilities exceed current assets by $943,984 and $1,050,553 as of December 31, 1995 and 1994, respectively. The Parent has funded the operations of the Companies when necessary, however, there is no commitment from the Parent to continue to fund deficits, if any. The Parent and the Companies have entered into a merger agreement, as discussed in Note C.

C. MERGER AND REORGANIZATION:
   -------------------------

    The Parent and the Companies entered into an amended and restated agreement and plan of merger and reorganization with Fisher on December 13, 1995 and amended the plan on September 27, 1996. Under the terms of the merger agreement, the Parent will exchange 100% of the issued and outstanding shares of the Companies for 10,000,000 shares in Fisher in a tax free exchange. The consummation of the merger is subject to the satisfaction of certain closing conditions, including the approval of the merger by the shareholders of Fisher. Fisher's auditors' report for its year ended January 31, 1995 contained an explanatory paragraph relating to its ability to continue as a going concern.

D.  LONG-TERM DEBT - RELATED PARTY:
    ------------------------------

    A member of the parent - $150,000 installment note modified March 1, 1995 with annual payments of $50,000 plus interest at 10% per annum, unsecured. As of December 31, 1995, the following amounts were payable:

                                                       $150,000
       Less current portion                             (50,000)
                                                       --------

                                                       $100,000
                                                       ========

                AUBIS HOSPITALITY SYSTEMS, INC. AND SUBSIDIARIES
                      AND AUBIS SYSTEMS INTEGRATION, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995
                  (Unaudited with respect to June 30, 1996 and
                  the six months ended June 30, 1996 and 1995)


D. LONG-TERM DEBT - RELATED PARTY:  (Continued)
   ------------------------------

   Maturities of long-term debt - related party as of December 31, 1995 are as follows:

                  1996                    $ 50,000
                  1997                      50,000
                  1998                      50,000
                                          --------
                                          $150,000
                                          ========

   As of March 22, 1996, the Parent has agreed to satisfy the entire debt.

E. NOTES PAYABLE:
   -------------

   The Companies have the following unsecured notes payable:

   MicroAge Technologies - Unsecured note payable in the original amount of $10,240, at 14% per annum, with monthly payments in the amount of $1,350, which include interest. Note is due June 1, 1996. Balance due at December 31, 1995 and June 30, 1996 was $7,765.

   SunTrust Bank - note payable in the original amount of $16,000, at 10.65% per annum, with monthly payments of $814, which include interest. Note is due September 4, 1996. Balance due at December 31, 1995 and June 30, 1996 was $8,323 and $3,250, respectively. Guaranteed by a member of the parent.

F. NOTES PAYABLE - RELATED PARTIES:
   -------------------------------

   The Companies have the following unsecured notes payable to members of the Parent as of December 31, 1995 and June 30, 1996:

   Notes payable in the amount of $59,000, due on demand. Interest is at 12% per annum.

   Non-interest bearing note payable in the amount of $6,000, past due as of January 15, 1996.

   Notes payable in the amount of $21,100 and $-0- as of December 31, 1995 and June 30, 1996, respectively. Interest is at 12% per annum.

   Note payable in the amount of $9,000, past due as of January 15, 1996.

   Note payable in the amount of $50,000 as of June 30, 1996. Interest is at prime rate plus 1% per annum. Past due as of April, 1996.

                AUBIS HOSPITALITY SYSTEMS, INC. AND SUBSIDIARIES
                      AND AUBIS SYSTEMS INTEGRATION, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995
                  (Unaudited with respect to June 30, 1996 and
                  the six months ended June 30, 1996 and 1995)


G. COMMITMENTS AND CONTINGENCIES:
   -----------------------------

   Concentration of Credit Risk:
   ----------------------------

   The Companies do not have a secured interest in their accounts receivable; however, they do have legal recourse for defaulted amounts.

   Payroll and Sales Taxes:
   -----------------------

   The Company is delinquent in paying certain federal and state payroll taxes and sales taxes.

   The Internal Revenue Service has written the Companies indicating that it may file a Notice of Federal Tax Lien or levy the Companies' assets if past due payroll taxes are not paid.

   Operating Leases:
   ----------------

   The Companies lease office space and equipment under several operating lease agreements. Rent expense for the office space and equipment was $70,859 and $54,905 for the years ended December 31, 1995 and 1994, respectively.

   At December 31, 1995, minimum future lease payments under non-cancelable leases having remaining terms in excess of one year are as follows:

       December 31,                          Amount
       ------------                          -------

           1996                              $35,484
           1997                               14,980
           1998                                4,728
           1999                                4,728
           2000                                3,152
                                             -------
                                             $63,072
                                             =======

   Threatened Litigation
   ---------------------

   A customer has threatened AHS with litigation for breach of contract and for violation of warranties relating to a system sale. AHS and its legal counsel are not aware of any lawsuit that has commenced by the customer and AHS does not believe there is any basis for the claim.

                AUBIS HOSPITALITY SYSTEMS, INC. AND SUBSIDIARIES
                      AND AUBIS SYSTEMS INTEGRATION, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995
                  (Unaudited with respect to June 30, 1996 and
                  the six months ended June 30, 1996 and 1995)


H. INCOME TAXES:
   ------------

   The sources of temporary differences and their effect on the net deferred taxes are as follows for the years ended December 31, 1995 and 1994:

       Net operating loss carryforwards        $ 480,000
       Other temporary differences                12,400
       Less valuation allowance                 (492,400)
                                               ---------
                                               $     -0-
                                               =========

   The valuation allowance fully reserves the net deferred tax asset which arose from the tax loss carryforwards and other temporary differences generated.

   At December 31, 1995, the Companies have approximately $1,300,000 of net operating loss carryforwards available to offset future tax liabilities. These losses begin to expire in 2004. The losses available annually are limited under Internal Revenue Code, Section 382, as a result of certain changes in ownership of both corporations.

I. RELATED PARTY TRANSACTIONS:
   --------------------------

   The Companies entered into a management agreement on March 1, 1995, with the Parent, for 2% of the Companies' revenue or $7,000 per month, whichever is greater. Manage-ment fee expense during the year ended December 31, 1995 totalled $76,979 and $35,000 for the six months ended June 30, 1996, respectively. Interest expenses to related parties for the years ended December 31, 1995 and 1994 were $21,332 and $14,381, respectively, and $14,166 for the six months ended June 30, 1996.

J. ECONOMIC DEPENDENCY:
   -------------------

   AHS purchased a significant portion of its products from Sulcus, also known as Sulcus Hospitality Group, Sulcus Computer Corporation, and Squirrel Companies, Inc. (Sulcus). Sales generated from Sulcus products and services were approximately $1,750,000 and $1,500,000 in 1995 and 1994, respectively. Although AHS has re-sold and serviced primarily Sulcus products, the Companies are planning on selling new software being developed by the future merged group (Note C).

                AUBIS HOSPITALITY SYSTEMS, INC. AND SUBSIDIARIES
                      AND AUBIS SYSTEMS INTEGRATION, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995
                  (Unaudited with respect to June 30, 1996 and
                  the six months ended June 30, 1996 and 1995)


K. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   ------------------------------------------------

   Supplemental information required by Statement of Financial Accounting Standards No. 95, relative to the statement of cash flows, is as follows:

                                              1995      1994
                                            --------  --------

       Taxes paid                            $  -0-    $  -0-
       Interest paid                          6,145     5,603

   The following non-cash transactions occurred for the year ended 1995:

     Employee advances were increased by transferring fixed assets valued at $11,500 to those employees.

L. SUBSEQUENT EVENTS:
   -----------------

   Effective January 1, 1996, Sulcus will cease business activities with the Companies due to the upcoming merger with Fisher. Sulcus will accept new orders placed for current customer prospects until March 30, 1996, and will allow the Companies to continue to service Sulcus systems under contracts directly with the Companies' customers (Note J).

   A Member of the Parent provided the Companies with a 60 day loan in the amount of $100,000 at prime plus 1% in February 1996.

M. LOSS FROM MISAPPROPRIATION:
   --------------------------

   During the year ended December 31, 1995, a former employee misappropriated $97,123 from the Companies.

N. NOTES PAYABLE - AFFILIATE:
   --------------------------

   In connection with its agreement and plan of merger and reorganization with Fisher (Note C), the Company was advanced $458,469. These notes bear interest at rates ranging from 10 to 12 percent and are due and payable on the first anniversary of the date of the advance.

           [LETTERHEAD OF HABIF, AROGETI & WYNNE, P.C. APPEARS HERE]


                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------



To the Board of Directors
  of Halis Software, Inc.
  and ProHealth Solutions, Inc.


We have audited the accompanying combined balance sheet of HALIS SOFTWARE, INC. and PROHEALTH SOLUTIONS, INC. as of December 31, 1995, and the related combined statements of income, stockholders' equity and cash flows for the year ended December 31, 1995. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of HALIS SOFTWARE, INC. and PROHEALTH SOLUTIONS, INC. at December 31, 1995, and the results of their operations and their cash flows for the year ended December 31, 1995 in conformity with generally accepted accounting principles.


/s/ Habif, Arogeti & Wynne, P.C.
---------------------------------

Atlanta, Georgia

February 15, 1996

                              HALIS SOFTWARE, INC.
                                      AND
                           PROHEALTH SOLUTIONS, INC.
                             COMBINED BALANCE SHEET

                                     ASSETS
                                     ------

                                                              (Unaudited)
                                                     December     June
                                                     31, 1995   30, 1996
                                                    ---------   --------
Current assets
--------------
 Cash                                               $  16,399    $ 1,207
 Accounts receivable                                                  -
 Prepaid expenses                                         366         -
 Deferred income taxes                                  4,600     4,600
 Due from shareholder                                     500       500
                                                    ---------   -------
  Total current assets                                 21,865     6,307
                                                    ---------   -------

Property and equipment, at cost
----------------------
 Office equipment                                       4,106     4,105
 Computer equipment                                    18,170    19,729
 Office furniture and fixtures                          8,207     8,206
                                                    ---------   -------
                                                       30,483    32,040
 Less accumulated depreciation                         (5,628)   (8,463)
                                                    ---------   -------
                                                       24,855    23,577
                                                    ---------   -------

Other assets
------------
 Deferred merger costs                                  7,500     7,500
 Deposits                                               8,609    13,076
 Intangible assets, net accumulated amortization        4,117     3,604
                                                    ---------   -------
                                                       20,226    24,180
                                                    ---------   -------

                                                     $ 66,946  $ 54,064
                                                    =========  ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ---------------------------------------------

Current liabilities
-------------------
  Accounts payable and accrued expenses               $ 8,100  $ 14,983
  Deferred revenue                                                    -
  Notes payable - affiliates                                    320,123
  Other current liabilities                                         690
  Income tax payable                                    6,908         -
  Accrued salary - officer                             36,923    37,523
                                                      -------  --------
     Total current liabilities                         51,931   373,319
                                                      -------  --------

Stockholders' equity (deficit)
------------------------------
  Common stock - ProHealth Solutions, Inc.,
     $1.00 par value, 100,000 shares
     authorized; 5,000 issued and outstanding           5,000         -
  Common stock - Halis Software, Inc., no par
     value, 10,000 shares authorized; 1,000
     issued and outstanding                               500       500
  Additional paid-in-capital                                      5,000

  Retained earnings (deficit)                           9,515  (324,755)
                                                      -------  --------
                                                       15,015  (319,255)
                                                      -------  --------

                                                      $66,946  $ 54,064
                                                      =======  ========

The accompanying notes to financial statements are an integral part hereof.

                              HALIS SOFTWARE, INC.
                                      AND
                           PROHEALTH SOLUTIONS, INC.
                      COMBINED STATEMENT OF INCOME (LOSS)



                                                           (Unaudited)
                                                    For the Six Months Ended
                                Year Ended                 June 30,
                                 December           ------------------------
                                 31, 1995           1 9 9 6          1 9 9 5
                                ----------          -------          -------

Revenues                         $331,231           $     -          $241,919
--------                         --------           --------         --------

Costs and expenses
------------------
  Cost of sales                    71,830                 -            13,240
  Research and development                          126,923
  Selling, general, and
     administrative               248,972           207,347           136,969
                                 --------           -------          --------

                                  320,802           334,270           150,209
                                 --------           -------          --------

Operating income (loss)            10,429          (334,270)           91,710
----------------------


Other income                        1,394                 -               376
------------                     --------           -------          --------


     Income (Loss) before
        income taxes               11,823          (334,270)           92,086


Income taxes                        2,308                  -                -
------------                     --------           -------          --------


     Net income (loss)           $  9,515         $(324,270)         $ 92,086
                                 ========         =========          ========



The accompanying notes to financial statements are an integral part hereof.

                             HALIS SOFTWARE, INC.
                                      AND
                           PROHEALTH SOLUTIONS, INC.
             COMBINED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                     FOR THE YEAR ENDED DECEMBER 31, 1995



                                     ProHealth              Halis        Additional      Total
                                   Solutions, Inc.      Software, Inc     Paid-In       Retained           Stockholders'
                                 Shares      Amount   Shares    Amount    Capital   Earnings (Deficit)   Equity (Deficit)
                                 ------     -------   ------   -------   ---------  ------------------   ----------------
Balance, January 1, 1995            -0-    $    -0-      -0-   $   -0-    $    -0-       $     -0-           $      -0-


Issuance of common stock          5,000       5,000    1,000       500         -0-             -0-                5,500


Net income                                                                                   9,515                9,515
                                -------    --------   ------   -------    --------       ---------           ----------

Balance, December 31, 1995        5,000       5,000    1,000       500         -0-           9,515               15,015

Net loss - six months
  ended June 30, 1996
  (unaudited)                                                                             (334,270)            (334,270)

Merger of Pro Health
  Solutions, Inc. into
  Halis Software, Inc.
  (Unaudited)                    (5,000)     (5,000)                         5,000                                  -0-
                                -------    --------   ------   -------    --------       ---------           ----------

Balances, June 30, 1996
  (Unaudited)                       -0-    $    -0-    1,000      $500      $5,000       $(324,755)           $(319,255)
                                =======    ========   ======   =======    ========       =========           ==========

                              HALIS SOFTWARE, INC.
                                      AND
                           PROHEALTH SOLUTIONS, INC.
                        COMBINED STATEMENT OF CASH FLOWS


                                                                                      (Unaudited)
                                                                               For the Six Months Ended
                                                        Year Ended                     June 30,
                                                          December             -------------------------
                                                          31, 1995              1 9 9 6         1 9 9 5
                                                        -----------          ----------        ---------
Cash flow from operating activities
-----------------------------------
 Net income (loss)                                        $  9,515           $(334,270)        $ 92,086
                                                          --------           ---------         --------
 Adjustments to reconcile net income (loss) to
  net cash provided by operating activities
   Depreciation                                              5,628               2,835            3,743
   Amortization                                              1,030                 515              259
   Deferred income taxes                                   ( 4,600)                  -
   Changes in assets and liabilities
    Increase in accounts receivable                        (25,000)
    Increase (Decrease) in prepaid expenses                                    (   366)             366
    Increase in deposits                                   ( 8,609)            ( 4,467)         ( 7,537)
    Increase in intangible assets                          ( 5,147)                  -          ( 5,147)
    Increase in accounts payable and accrued
     expenses                                                8,100               6,883              326
    Increase in other current liabilities                      690
    Increase in deferred revenue                            55,586
    Increase (Decrease) in income tax payable                6,908             ( 6,908)
    Increase in accrued salary - officer                    36,923                 600           13,424
                                                          --------           ---------         --------

     Total adjustments                                      39,867                 514           35,654
                                                          --------           ---------         --------

        Net cash provided (used) by
         operating activities                               49,382            (333,756)         127,740
                                                          --------            --------         --------

Cash flows from investing activities
------------------------------------
  Purchase of equipment and furniture                      (30,483)           (  1,559)        ( 29,425)
  Deferred merger costs                                    ( 7,500)                  -                -
                                                          --------           ---------         --------

     Net cash used by investing activities                 (37,983)           (  1,559)        ( 29,425)
                                                          --------           ---------         --------

Cash flows from financing activities
------------------------------------
  Proceeds from note payable                                     -             320,123                -
  Issuance of common stock                                   5,000                   -            5,000
                                                          --------           ---------         --------

     Net cash provided by financing activities               5,000             320,123            5,000
                                                          --------           ---------         --------

      Net increase (decrease) in cash                       16,399            ( 15,192)         103,315

Cash, beginning of period                                        -              16,399                -
                                                          --------           ---------         --------

  Cash, end of period                                     $ 16,399           $   1,207         $103,315
                                                          ========           =========         ========

The accompanying notes to financial statements are an integral part hereof.

                             HALIS SOFTWARE, INC.
                                      AND
                           PROHEALTH SOLUTIONS, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
          [Unaudited with respect to June 30,1996 and the six months ended June 30,1996 and 1995]



A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    ------------------------------------------

    Basis of Accounting:
    -------------------

    These financial statements are the combined statements of Halis Software, Inc. [HSI] and ProHealth Solutions, Inc. [PHSI] [the Companies]. PHSI was incorporated on December 5, 1994 and began operations in January 1995. The ownership of PHSI was restructured on December 29, 1995 when the shareholders contributed 100% of their shares to Halis, L.L.C. [Parent]. HSI was incorporated on October 24, 1995 and is owned 100% by the Parent.

    Financial information of HSI is presented from the date of incorporation through December 31, 1995. The only transaction that occurred is the issuance of common stock.

    Effective March 8, 1996, PHSI and HSI merged with HSI as the surviving entity.

    The Parent and HSI have signed a letter of intent with Fisher Business Systems, Inc. [Fisher] to merge, whereby HSI will be merged into Fisher in a transaction to be accounted for as a reverse acquisition of Fisher by HSI [Note B] and AUBIS Hospitality Systems, Inc. and AUBIS Systems Integration, Inc. (collectively AUBIS). AUBIS and HSI are under common control.

    ProHealth Solutions, Inc.:
    -------------------------

    ProHealth Solutions, Inc. [PHSI] provides a turnkey preventive care data collection system for managed care organizations.

    Halis Software, Inc.:
    --------------------

    Halis Software, Inc. was organized to provide a comprehensive information solution, which includes an advanced healthcare systems technology and solutions for healthcare companies.

    Halis Software, Inc. plans to integrate all of the primary applications in a common, multimedia database which uses the emerging object-relational data management approach.

    Use of Estimates:
    ----------------

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures.

                             HALIS SOFTWARE, INC.
                                      AND
                           PROHEALTH SOLUTIONS, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                                  [CONTINUED]
                               DECEMBER 31, 1995
          [Unaudited with respect to June 30,1996 and the six months ended June 30,1996 and 1995]



A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: [Continued]
    ------------------------------------------

    Fair Value of Financial Instruments:
    -----------------------------------

    The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at December 31, 1995 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

    Property and Equipment:
    ----------------------

    Property and equipment is carried at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation, are eliminated from the accounts, and any resulting gain or loss is included in operations.

    Depreciation is provided using the straight-line method based on the estimated useful lives of the assets, generally five to seven years. For income tax purposes, depreciation is calculated on accelerated methods.

    Amortization:
    ------------

    Intangible assets are being amortized over 60 months.

    Deferred Merger Costs:
    ---------------------

    Deferred merger costs will be capitalized as part of the deemed cost of Fisher which will be allocated to Fisher's net assets in accordance with their relative fair values [Note B].

    Income Taxes:
    ------------

    Income taxes are based on income for financial reporting purposes and reflect a current liability for the estimated taxes payable in the current year tax return and changes in deferred taxes. Deferred tax liabilities and assets are recognized for the estimated tax effects of temporary differences between financial reporting and taxable income for the loss carryforwards based on enacted tax laws and rates.

                             HALIS SOFTWARE, INC.
                                      AND
                           PROHEALTH SOLUTIONS, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                                  [CONTINUED]
                               DECEMBER 31, 1995
          [Unaudited with respect to June 30,1996 and the six months ended June 30,1996 and 1995]



A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: [Continued]
    ------------------------------------------

    Product Development and Engineering:
    -----------------------------------

    Product development and engineering costs, other than capitalized software costs, are charged to operations when incurred.

    Software Development Costs:
    --------------------------

    The Company accounts for software development costs in accordance with Statement of Financial Accounting Standard No. 86. The cost of establishing the technological feasibility of new products or product enhancements is expensed as incurred as research and development cost. The costs incurred subsequent to the establishment of the technological feasibility of the product and prior to its general release are capitalized. Capitalized costs are amortized on a product-by-product basis using the greater of (a) the ratio that current revenues for a product bear to the total current and anticipated future revenues or (b) the straight-line method over the remaining estimated useful life of the product (five years).

    Interim Financial Statements:
    ----------------------------

    The accompanying financial statements as of June 30, 1996 and for the six months ended June 30, 1996 and June 30, 1995 are unaudited but, in the opinion of management of Halis Software, Inc. and ProHealth Solutions, Inc., reflect all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation. The results of operations for the six-month period are not necessarily indicative of the results that may be expected for the full year ending December 31, 1996.

B.  MERGER AND REORGANIZATION:
    -------------------------

    The Parent and HSI signed a letter of intent January 25, 1996 and entered into an agreement and plan of merger and reorganization dated May 23, 1996 to merge with Fisher. Under the terms of the merger, the Parent will exchange 100% of the issued and outstanding shares of HSI for 5,000,000 shares in Fisher, in a tax free exchange. The consummation of the merger will be subject to the satisfaction of certain closing conditions, including the approval of the merger by the shareholders of Fisher. Fisher's auditors' report for its year ended January 31, 1995 contained an explanatory paragraph relating to its ability to continue as a going concern.

                              HALIS SOFTWARE, INC.
                                      AND
                           PROHEALTH SOLUTIONS, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995
           (Unaudited with respect to June 30,1996 and the six months ended June 30,1996 and 1995)



C.  COMMITMENTS AND CONTINGENCIES:
    -----------------------------

    Operating Leases:
    ----------------

    The Companies lease office space and equipment under several operating lease agreements. Rent expense for the office space and equipment was $24,855 for the year ended December 31, 1995.

    At December 31, 1995, minimum future lease payments under non-cancelable leases having remaining terms in excess of one year are as follows:

      December 31,                                            Amount
      -----------                                             ------

        1996                                                  $30,724
        1997                                                   31,241
        1998                                                    5,157
                                                              -------

                                                              $67,122
                                                              =======

D.  INCOME TAXES:
    -------------

   The components of income taxes are as follows:
                                                               Amount
                                                              -------

     Federal income tax liability                             $ 4,934
     State income tax liability                                 1,974
     Deferred income tax benefit                               (4,600)
                                                              -------
                                                              $ 2,308
                                                              =======

   The sources of temporary differences and their effect on the net deferred tax benefit are as follows:

                                                                Amount
                                                               -------

   Accrued officer salary                                     $  7,414
   Depreciation                                                ( 2,814)
                                                              --------
                                                              $  4,600
                                                              ========

E. MAJOR CUSTOMERS:
   ---------------

   Revenue from Marion Merrell Dow and The Prudential Health Care System in the amounts of $50,000 and $272,506, respectively, comprised 97.4% of the Companies' revenues for the year ended December 31, 1995.

                             HALIS SOFTWARE, INC.
                                      AND
                           PROHEALTH SOLUTIONS, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                                  [CONTINUED]
                               DECEMBER 31, 1995
          [Unaudited with respect to June 30,1996 and the six months ended June 30,1996 and 1995]



F.  SUBSEQUENT EVENTS:
    -----------------

    PHSI and HSI have agreed to merge into HSI. Subsequent to this merger, HSI will merge with Fisher [See Note B].

G.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    ------------------------------------------------

    Supplemental information required by Statement of Financial Accounting Standards No. 95, relative to the statement of cash flows, is as follows.

    The following non-cash transactions occurred for the year ended December 31, 1995:

    HSI issued 500 shares of no par common stock in exchange for a receivable from the Parent in the amount of $500.

H.  NOTES PAYABLE - AFFILIATES:
    --------------------------

    In connection with its agreement and plan of merger and reorganization with Fisher [Note B], the Company was advanced $320,123. These notes bear interest at rates ranging from 10% to 12% and are due and payable on the first anniversary of the date of the advance.

           [LETTERHEAD OF HABIF, AROGETI & WYNNE, P.C. APPEARS HERE]


                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------


To the Board of Directors
  Advanced Custom Computer Solutions, Inc.


We have audited the accompanying balance sheet of ADVANCED CUSTOM COMPUTER SOLUTIONS, INC. as of March 31, 1996, and the related statements of operations, stockholders' deficit and cash flows for the years ended March 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ADVANCED CUSTOM COMPUTER SOLUTIONS, INC. at March 31, 1996, and the results of its operations and its cash flows for the years ended March 31, 1996 and 1995 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note D to the financial statements, the Company experienced significant losses in the final quarter of the fiscal year ended March 31, 1996, and, presently, its current liabilities exceed its current assets. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note D. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ HABIF, AROGETI & WYNNE, P.C.

Atlanta, Georgia

July 3, 1996, except as to Note B
  which is as of September 11, 1996

                    ADVANCED CUSTOM COMPUTER SOLUTIONS, INC.
                                 BALANCE SHEET

                                    ASSETS
                                    ------

                                                        (Unaudited)
                                               March        June
                                             30, 1996     31, 1996
                                            ----------   ---------

Current assets
--------------
 Cash                                        $ 161,725    $ 53,959
 Accounts receivable                            11,732      20,530
 Prepaid expenses                               32,176      19,783
 Receivable - related party                      6,456       2,206
                                             ---------    --------
     Total current assets                      212,089      96,478
                                             ---------    --------

Property and equipment, at cost
----------------------
 Computer software                              18,296      18,296
 Computer equipment                             47,784      48,434
 Office equipment                               19,082      19,082
 Office furniture                               33,801      33,801
                                             ---------    --------
                                               118,963     119,613
 Less accumulated depreciation                 (47,451)    (55,451)
                                             ---------    --------
                                                71,512      64,162
                                             ---------    --------

Other assets
------------
 Deposits                                        3,345       3,345
 Organization costs, net of accumulated
  amortization                                     265         243
 Vendor fees, net of accumulated
  amortization                                   3,942       3,667
                                             ---------    --------
                                                 7,552       7,255
                                             ---------    --------

                                             $ 291,153    $167,895
                                             =========    ========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT
                     -------------------------------------

Current liabilities
-------------------
  Accounts payable                            $  6,509   $  11,314
  Accrued expenses                             220,974     195,203
  Deferred revenue                              90,723      57,970
  Payroll and sales taxes payable                3,175       6,706
                                              --------   ---------
     Total current liabilities                 321,381     271,193
                                              --------   ---------

Stockholders' deficit
---------------------
  Common stock - $1.00 par value,
   1,000,000 shares authorized;  500
   issued and outstanding                          500         500
  Accumulated deficit                          (30,728)   (103,798)
                                               (30,228)   (103,298)
                                              --------   ---------
                                              $291,153   $ 167,895
                                              ========   =========


  The accompanying notes to financial statements are an integral part hereof.

                   ADVANCED CUSTOM COMPUTER SOLUTIONS, INC.
                            STATEMENT OF OPERATIONS



                                                                     (Unaudited)
                                                                 For the Three Months
                                          Years Ended March 31,     Ended June 30,
                                            1996        1995       1996      1995
                                         ----------  ----------  --------  --------

Software sales and services              $2,798,872  $2,032,195  $116,235  $815,229
                                         ----------  ----------  --------  --------

Costs and expenses
------------------
 Licensing fees and commissions           1,885,004   1,561,113    18,411   628,356
 Selling, general, and administrative       884,229     513,314   170,894   172,034
                                         ----------  ----------  --------  --------
                                          2,769,233   2,074,427   189,305   800,390
                                         ----------  ----------  --------  --------

Income (Loss) before income taxes            29,639     (42,232)  (73,070)   14,839

Income taxes (benefit)                       18,135           -       -0-         -
---------------------                    ----------  ----------  --------  --------
     Net income (loss)                   $   11,504  $  (42,232) $(73,070) $ 14,839
                                         ==========  ==========  ========  ========


  The accompanying notes to financial statements are an integral part hereof.

                   ADVANCED CUSTOM COMPUTER SOLUTIONS, INC.
                      STATEMENT OF STOCKHOLDER'S DEFICIT
                       FOR THE YEAR ENDED MARCH 31, 1996



Balance - April 1, 1995                                  $ (42,232)

Net income                                                  11,504
                                                           -------

Balance - March 31, 1996                                   (30,728)

Net income - three months ended June 30, 1996
  (Unaudited)                                              (73,070)
                                                           -------

Balance - June 30, 1996 (Unaudited)                      $(103,798)
                                                           =======

  The accompanying notes to financial statements are an integral part hereof.

                   ADVANCED CUSTOM COMPUTER SOLUTIONS, INC.
                            STATEMENT OF CASH FLOWS

                                                                            (Unaudited)
                                                                        For the Three Months
                                                 Years Ended March 31,     Ended June 30,
                                                   1996       1995        1996        1995
                                                 --------   --------    --------    --------

Cash flows from operating activities
------------------------------------
 Net income (loss)                               $ 11,504   $(42,232)   $(73,070)   $ 14,909
                                                 --------   --------    --------    --------
 Adjustments to reconcile net income
  (loss) to net cash provided (used)
  by operating activities

   Depreciation and amortization                   32,785     16,401       8,000       7,900
   Changes in assets and liabilities
    Decrease (Increase) in accounts receivable    (11,732)         -      (8,798)        -0-
    Decrease (Increase) in prepaid expenses        12,382    (44,558)     12,393        (987)
    Decrease (Increase) in receivables-
     related party                                 (4,186)    (2,270)      4,250          64
    Decrease (Increase) in deposits                     -     (3,345)          -         731
    Increase (Decrease) in accounts payable        (6,712)    13,221       4,805     (12,088)
    Increase (Decrease) in accrued expenses       208,130     12,844     (25,771)     66,226
    Increase (Decrease) in deferred revenue       (94,648)   185,371     (32,753)    (17,018)
    Increase (Decrease) in payroll and
     sales taxes payable                            2,052      1,123       3,531       5,373
                                                 --------   --------    --------    --------
       Total adjustments                          138,071    178,787     (34,343)     50,201
                                                 --------   --------    --------    --------

         Net cash provided (used) by operating
          activities                              149,575    136,555    (107,413)     65,110
                                                 --------   --------    --------    --------

Cash flows from investing activities
------------------------------------
 Purchase of equipment and furniture              (33,502)   (85,461)       (650)    (15,070)
 Organization costs                                     -       (442)        (22)         23
 Vendor fees                                            -     (5,500)        275        (458)
                                                 --------   --------    --------    --------
  Net cash used by investing activities           (33,502)   (91,403)       (353)    (15,505)
                                                 --------   --------    --------    --------

Cash flow from financing activities
-----------------------------------
 Issuance of common stock                               -        500           -         -0-
                                                 --------   --------    --------    --------

  Net increase (decrease) in cash                 116,073     45,652    (107,766)     49,605

Cash, beginning of period                          45,652          -     161,725      45,651
                                                 --------   --------    --------    --------

  Cash, end of period                            $161,725   $ 45,652    $ 53,959    $ 95,256
                                                 ========   ========    ========    ========

  The accompanying notes to financial statements are an integral part hereof.

                   ADVANCED CUSTOM COMPUTER SOLUTIONS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 1996 AND 1995
         [Unaudited with respect to June 30,1996 and the three months ended June 30,1996 and 1995]

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   ------------------------------------------

  Basis of Accounting:
  -------------------

  ADVANCED CUSTOM COMPUTER SOLUTIONS, INC. [the "Company"] is engaged in the production, acquisition, selling, importing, exporting and distribution of computer software. The Company specializes in software for medical and dental billing companies. The Company provides training for the software and offers a service contract which includes technical phone support and software updates.

  The Company signed a merger agreement with Fisher Business Systems, Inc. [Fisher], whereby the Company will be merged into Fisher in a transaction to be accounted for as a purchase of the Company by Fisher.

  Revenue:
  -------

  Revenue on software licenses is recognized in accordance with SOP 91-1. When the product is shipped, no significant obligations remain on the contract, and collection of the resulting receivable is deemed probable, then revenue is recognized. Service agreement revenues are deferred at the time of receipt and are recognized as revenue over the term of the contract on a straight line basis.

  Use of Estimates:
  ----------------

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures.

  Fair Value of Financial Instruments:
  -----------------------------------

  The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at March 31, 1996 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

                   ADVANCED CUSTOM COMPUTER SOLUTIONS, INC.
                   NOTES TO FINANCIAL STATEMENTS [CONTINUED]
                            MARCH 31, 1996 AND 1995
         [Unaudited with respect to June 30,1996 and the three months ended June 30,1996 and 1995]


A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: [Continued]
   ------------------------------------------

  Property and Equipment:
  ----------------------

  Property and equipment is carried at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation, are eliminated from the accounts, and any resulting gain or loss is included in operations.

  Depreciation is provided using the straight-line method based on the estimated useful lives of the assets which are as follows:

            Computer software                    3 years
            Computer equipment                   5 years
            Office equipment                     5 years
            Office furniture                     7 years

  Depreciation expense was $31,597 and $15,854 for the years ended March 31, 1996 and 1995, respectively.

  Organizational Costs and Vendor Fees:
  ------------------------------------

  These costs are being amortized on a straight-line basis over a 5 year period.

  Income Taxes:
  ------------

  Income taxes are based on income [loss] for financial reporting purposes and reflect a current liability for the estimated taxes payable [recoverable] in the current year tax return and changes in deferred taxes. Deferred tax liabilities and assets are recognized for the estimated tax effects of temporary differences between financial reporting and taxable income [loss].

  Interim Financial Statements:
  ----------------------------

  The accompanying financial statements as of June 30, 1996 and for the three months ended June 30, 1996 and June 30, 1995 are unaudited but, in the opinion of management of Advanced Custom Computer Solutions, Inc., reflect all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation. The results of operations for the six month period are not necessarily indicative of the results that may be expected for the full year ending March 31, 1997.

                   ADVANCED CUSTOM COMPUTER SOLUTIONS, INC.
                   NOTES TO FINANCIAL STATEMENTS [CONTINUED]
                            MARCH 31, 1996 AND 1995
         [Unaudited with respect to June 30,1996 and the three months ended June 30,1996 and 1995]


B. MERGER AND REORGANIZATION:
   -------------------------

  The Company entered into an agreement and plan of merger and reorganization with Fisher on May 23, 1996 and amended the plan on September 11, 1996. Under the terms of the merger agreement and amendment, the shareholders of the Company will exchange 100% of the issued and outstanding shares of the Company for 750,000 shares in Fisher to be delivered to shareholders at closing in a tax-free exchange. In additional, on the closing date, Fisher shall grant options to the shareholders of the Company to purchase an aggregate of 100,000 shares of Fisher common stock, exercisable for a term expiring in ten years, at a price equal to the fair market value of Fisher common stock on the closing date. The consummation of the merger is subject to the satisfaction of certain closing conditions, including the approval of the merger by the shareholders of Fisher. Fisher's auditors' report for its year ended January 31, 1996 contained an explanatory paragraph relating to its ability to continue as a going concern.

C. ECONOMIC DEPENDENCIES
   ---------------------

  The Company sold only one type of software which accounted for all of its revenues. The Company purchases licenses to sell the software, by state, for a one year period. The Company is beginning to sell the software being developed by the future merged group [Note H].

D. COMMITMENTS AND CONTINGENCIES:
   -----------------------------

  The Company does not have a secured interest in its accounts receivable; however, it does have legal recourse for defaulted amounts.

  The Company maintains all of its cash deposits at one financial depository institution. The amount of the accounting loss due to credit risk the Company would incur if the financial depository institution failed would be the cash deposits in excess of the $100,000 amount per depositor that is federally
  insured.   The amount at risk is $113,026 at March 31,1996.

  Litigation:
  ----------

  The Company has legal action pending against the Aqua Group, Ltd., et al [Aqua] for breach of fiduciary responsibility. Aqua has counterclaimed, seeking the recovery of commissions of an unspecified amount. The Company believes it has accrued the balance due to Aqua.

  Operating Leases:
  ----------------

  The Company subleases office space under an operating lease agreement. Rent expense for the office space was $74,825 and $38,258 for the years ended March 31, 1996 and March 31, 1995, respectively.

                   ADVANCED CUSTOM COMPUTER SOLUTIONS, INC.
                   NOTES TO FINANCIAL STATEMENTS [CONTINUED]
                            MARCH 31, 1996 AND 1995
         [Unaudited with respect to June 30,1996 and the three months ended June 30,1996 and 1995]


D. COMMITMENTS AND CONTINGENCIES: [Continued]
   -----------------------------

  Operating Leases: [Continued]
  ----------------

  At March 31,1996, minimum future lease payments under non-cancelable leases having original terms in excess of one year are $54,120 for the year ended March 31, 1997.

  Going Concern:
  -------------

  The Company incurred significant losses in the final quarter of the fiscal year ended March 31, 1996 and for the three months ended June 30, 1996. As of March 31, 1996 and June 30, 1996, the Company's current liabilities exceeded its current assets by approximately $109,000 and $174,000, respectively.
  These factors create an uncertainty about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

  Management is currently implementing a plan to make the Company more profitable. The Company has entered into an Agreement and Plan of Merger and Reorganization [Note B] and is planning on selling new software being developed by the future merged group [Note C].

E. RELATED PARTY TRANSACTIONS:
   --------------------------

  The Company leases office furniture and equipment from a company that is owned solely by the shareholders of the Company. Rent expense for the years ended March 31, 1996 and 1995 was $15,470 and $-0-, respectively.

  The Company paid management fees to a corporation owned solely by the shareholder of the Company of $10,000 and $-0- in the years ended March 31, 1996 and 1995, respectively.

  The Company wrote off worthless notes receivable from a corporation whose 50% shareholder is a brother of the Company's president, in the amount of $25,000 and $40,000 for the years ended March 31, 1996 and 1995, respectively.

                   ADVANCED CUSTOM COMPUTER SOLUTIONS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                            MARCH 31, 1996 AND 1995
         (Unaudited with respect to June 30,1996 and the three months ended June 30,1996 and 1995)


F. INCOME TAXES:
   ------------

  The source of temporary differences and their effect on the net deferred taxes are as follows:


                                                            1996        1995
                                                          --------    --------
          Temporary differences                           $ 12,631    $ 15,781
          Less valuation allowance                         (12,631)    (15,781)
                                                          --------    --------
                                                          $    -0-    $    -0-
                                                          ========    ========

  The valuation allowance fully reserves the net deferred tax asset which arose from temporary differences generated.

G. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   ------------------------------------------------

  Supplemental information required by Statement of Financial Accounting Standards No. 95, relative to the statement of cash flows, is as follows:


                                                            1996        1995
                                                          --------    --------
          Taxes paid                                      $    -0-    $    -0-
          Interest paid                                        -0-         -0-

H. SUBSEQUENT EVENTS:
   -----------------

  After the year ended March 31, 1996, the Company stopped renewing the individual state contracts to sell software (Note C). The Company began marketing a software product produced by another company which has also entered into a merger agreement with Fisher (Note B).

I. ADVERTISING COSTS:
   -----------------

  The advertising costs were $70,718 and $50,279 for the years ended March 31, 1996 and 1995, respectively.

                                                                      APPENDIX A
================================================================================

                       AMENDED AND RESTATED AGREEMENT AND
                       PLAN OF MERGER AND REORGANIZATION


                                     among:


             FISHER BUSINESS SYSTEMS, INC., a Georgia corporation,

                                      and

              AUBIS, L.L.C., a Georgia limited liability company,

                                      and

            AUBIS HOSPITALITY SYSTEMS, INC. , a Georgia corporation,

                                      and

            AUBIS SYSTEMS INTEGRATION, INC., a Georgia corporation,

                                      and

                CERTAIN PERSONS AND AFFILIATES OF AUBIS, L.L.C.


                           _________________________

                    Originally Dated as of December 13, 1995
                   Amended and Restated as of March 29, 1996

                           _________________________

===============================================================================

                               TABLE OF CONTENTS



                                                                           Page
Section 1.    DESCRIPTION OF TRANSACTION.................................. A-7
        1.1   Merger of Companies into Merger Subs........................ A-7
        1.2   Effect of Mergers........................................... A-7
        1.3   Closing; Effective Time..................................... A-7
        1.4   Articles of Incorporation and Bylaws;
               Directors and Officers..................................... A-7
        1.5   Conversion of Shares........................................ A-8
        1.6   Closing of the Companies' Transfer Books.................... A-8
        1.7   Exchange of Certificates.................................... A-8
        1.8   Tax Consequences............................................ A-9
        1.9   Further Action.............................................. A-9

Section 2.    REPRESENTATIONS AND WARRANTIES OF THE PARENT, THE
               COMPANIES AND THE DESIGNATED PERSONS....................... A-9
        2.1   Due Organization; No Subsidiaries; Etc...................... A-9
        2.2   Articles of Incorporation and Bylaws; Records............... A-10
        2.3   Capitalization, Etc......................................... A-10
        2.4   Financial Statements........................................ A-11
        2.5   Absence of Changes.......................................... A-11
        2.6   Title to Assets............................................. A-12
        2.7   Bank Accounts; Receivables; Customers....................... A-12
        2.8   Equipment; Leasehold........................................ A-13
        2.9   Proprietary Assets.......................................... A-13
        2.10  Contracts................................................... A-14
        2.11  Liabilities................................................. A-16
        2.12  Compliance with Legal Requirements.......................... A-16
        2.13  Governmental Authorizations................................. A-16
        2.14  Tax Matters................................................. A-17
        2.15  Employee and Labor Matters; Benefit Plans................... A-18
        2.16  Environmental Matters....................................... A-20
        2.17  Sale of Products; Performance of Services................... A-20
        2.18  Insurance................................................... A-20
        2.19  Related Party Transactions.................................. A-20
        2.20  Legal Proceedings; Orders................................... A-21
        2.21  Authority; Binding Nature of Agreement...................... A-21
        2.22  Non-Contravention; Consents................................. A-21
        2.23  Full Disclosure............................................. A-22

Section 3.    REPRESENTATIONS AND WARRANTIES OF FISHER.................... A-22
        3.1   SEC Filings; Financial Statements........................... A-22
        3.2   Authority; Binding Nature of Agreement...................... A-22
        3.3   Valid Issuance.............................................. A-23
        3.4   Merger Subs................................................. A-23

Section 4.    CERTAIN COVENANTS OF THE COMPANIES, THE PARENT AND THE
               DESIGNATED PERSONS......................................... A-23
        4.1   Access and Investigation.................................... A-23
        4.2   Operation of the Companies' Business........................ A-23
        4.3   Notification; Updates to Disclosure Schedule................ A-24



        4.4   No Negotiation.............................................. A-25
        4.5   Due Diligence Investigation................................. A-25

Section 5.    CERTAIN COVENANTS OF FISHER................................. A-26
        5.1   Access and Investigation.................................... A-26
        5.2   Operation of Fisher's Business.............................. A-26
        5.3   Notification................................................ A-27
        5.4   No Negotiation.............................................. A-27
        5.5   Due Diligence Investigation................................. A-28

Section 6.    ADDITIONAL COVENANTS OF THE PARTIES......................... A-28
        6.1   Filings and Consents........................................ A-28
        6.2   Proxy Statement; Other Filings.............................. A-29
        6.3   Shareholders' Approvals..................................... A-29
        6.4   Public Announcements........................................ A-29
        6.5   Best Efforts................................................ A-29
        6.6   Employment Agreement........................................ A-29
        6.7   Termination of Employee Plans............................... A-29
        6.8   FIRPTA Matters.............................................. A-29
        6.9   Conversion of Preferred Stock............................... A-30

Section 7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF FISHER............... A-30
        7.1   Accuracy of Representations................................. A-30
        7.2   Performance of Covenants.................................... A-30
        7.3   Consents.................................................... A-30
        7.4   Agreements and Documents.................................... A-30
        7.5   No Material Adverse Change.................................. A-30
        7.6   Termination of Employee Plans............................... A-30
        7.7   FIRPTA Compliance........................................... A-31
        7.8   Rule 506.................................................... A-31
        7.9   No Restraints............................................... A-31
        7.10  No Legal Proceedings........................................ A-31
        7.11  Fisher Shareholders Meeting................................. A-31
        7.12  Related Party Debt.......................................... A-31
        7.13  Investment Certification.................................... A-31
        7.14  HALIS Acquisition........................................... A-31

Section 8.    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARENT,
               THE COMPANIES AND THE DESIGNATED PERSONS................... A-31
        8.1   Accuracy of Representations................................. A-31
        8.2   Performance of Covenants.................................... A-31
        8.3   Consents.................................................... A-31
        8.4   Agreements and Documents.................................... A-32
        8.5   Fisher Shareholder Meeting.................................. A-32
        8.6   No Material Adverse Change.................................. A-32
        8.7   No Restraints............................................... A-32
        8.8   No Legal Proceedings........................................ A-32
        8.9   Related Party Debt.......................................... A-32
        8.10  Fisher's Financial Condition Immediately Prior to Closing... A-32
        8.11  HALIS Acquisition........................................... A-32
        8.12  Compucom Waiver............................................. A-32

Section 9.    TERMINATION........................................... A-33
        9.1   Termination Events.................................... A-33
        9.2   Termination Procedures................................ A-33
        9.3   Effect of Termination................................. A-33

Section 10.   INDEMNIFICATION, ETC.................................. A-33
        10.1  Indemnification by the Parent and the
              Designated Persons.................................... A-34
        10.2  Indemnification by Fisher and the
              Surviving Corporation................................. A-34
        10.3  Limitations on Indemnification........................ A-34
        10.4  Procedure............................................. A-34

Section 11.   REGISTRATION OF SHARES................................ A-35
        11.1  Registration Statement................................ A-35
        11.2  Indemnification....................................... A-36
        11.3  Delay of Registration................................. A-36
        11.4  Amendment of Section 11............................... A-37

Section 12.   MISCELLANEOUS PROVISIONS.............................. A-37
        12.1  Designated Persons' Agent............................. A-37
        12.2  Further Assurances.................................... A-37
        12.3  Fees and Expenses..................................... A-37
        12.4  Attorneys' Fees....................................... A-38
        12.5  Notices............................................... A-38
        12.6  Confidentiality....................................... A-39
        12.7  Time of the Essence................................... A-39
        12.8  Headings.............................................. A-39
        12.9  Counterparts.......................................... A-39
        12.10 Governing Law; Venue.................................. A-39
        12.11 Successors and Assigns................................ A-40
        12.12 Remedies Cumulative; Specific Performance............. A-40
        12.13 Waiver................................................ A-40
        12.14 Amendments............................................ A-40
        12.15 Severability.......................................... A-40
        12.16 Parties in Interest................................... A-40
        12.17 Entire Agreement...................................... A-41
        12.18 Construction.......................................... A-41

                                   EXHIBITS

Exhibit A - Designated Persons

Exhibit B - Certain definitions

Exhibit C - Directors and officers of Surviving Corporation

Exhibit D - Related Party Debt

                    AMENDED AND RESTATED AGREEMENT AND PLAN
                         OF MERGER AND REORGANIZATION


          THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of March 29, 1996, by and among: FISHER BUSINESS SYSTEMS, INC., a Georgia corporation ("Fisher"); AUBIS, L.L.C., a Georgia limited liability company ("Parent"); AUBIS HOSPITALITY SYSTEMS, INC. , a Georgia corporation and a wholly-owned subsidiary of the Parent ("AHS"); AUBIS SYSTEMS INTEGRATION, INC., a Georgia corporation and a wholly-owned subsidiary of the Parent ("ASI") (AHS and ASI are hereinafter sometimes referred to collectively as the "Companies"), and the parties identified on Exhibit A (the "Designated Persons"). Certain capitalized terms used in this Agreement are defined in Exhibit B.

                                    RECITALS

          A. Fisher, Parent and the Companies entered into an Agreement and Plan of Merger and Reorganization dated as of December 13, 1995 (the "Original Agreement") which contemplated a merger of the Companies into Fisher in accordance with the Georgia Business Corporation Code, in which Fisher would continue to exist as the surviving corporation of such merger.

          B. The parties have subsequently agreed that it is in their mutual best interest to restructure the transactions contemplated in the Original Agreement as two separate mergers of the Companies into two newly created wholly owned subsidiaries of Fisher.

          C. The parties wish to amend and restate the Original Agreement to reflect the revised structure of the mergers and to incorporate certain additional terms as provided herein.

          D. It is intended that the mergers continue to qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

          E. This Amended and Restated Agreement has been adopted and approved by the respective boards of directors of Fisher, and the Companies and the members of Parent.

          F. The Parent owns a total of (i) 1,126 shares of the voting common stock, $1.00 par value per share, of AHS, representing 100% of the issued and outstanding stock of AHS, and (ii) 14,288 shares of the voting common stock, no par value per share, of ASI, representing 100% of the issued and outstanding stock of ASI (collectively, the "Companies Common Stock.")

                                   AGREEMENT

         The parties to this Agreement agree as follows:

Section 1.    DESCRIPTION OF TRANSACTION

         1.1 MERGER OF COMPANIES INTO MERGER SUBS. Prior to the Closing, Fisher shall cause to be incorporated and organized two wholly owned subsidiaries of Fisher (collectively, the "Merger Subs", or each individually, a "Merger Sub"). Prior to the Closing, Fisher shall transfer to one or both of the Merger Subs certain of Fisher's assets, and one or both of the Merger Subs shall assume substantially all of Fisher's liabilities, all in a manner that is reasonably satisfactory in form and substance to Parent. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) AHS shall be merged into one of the Merger Subs and ASI shall be merged into the other Merger Sub, and the separate existence of the Companies shall cease (the two mergers of the respective Companies into the respective Merger Subs shall be referred to hereinafter as the "Mergers"). The respective Merger Subs shall be the surviving corporations in the Mergers (the "Surviving Corporations").

         1.2 EFFECT OF MERGERS. The Mergers shall have the effects set forth in this Agreement and in the applicable provisions of the Georgia Business Corporation Code. Prior to closing, Fisher shall cause the Merger Subs to enter into this Agreement by addendum whereby each of the Merger Subs adopts the terms and conditions of the Mergers contained herein.

         1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Smith, Gambrell & Russell, 3343 Peachtree Road, Suite 1800, Atlanta, Georgia 30326, at 10:00 a.m. local time on the first business day which is two (2) days after the date Fisher's shareholders shall have ratified the Mergers, or at such other time and date as the parties shall designate (the "Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, but in no event later than one business day after the Closing, properly executed certificates of merger for the mergers of ASI and AHS into the respective Merger Subs, conforming to the requirements of the Georgia Business Corporation Code, shall be filed with the Secretary of State of the State of Georgia. The Mergers shall take effect at the time the last such certificates of merger are filed with the Secretary of State of the State of Georgia (the "Effective Time").

         1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless the parties agree otherwise prior to the Effective Time:

         (a) the Articles of Incorporation of the respective Merger Subs shall continue as the Articles of Incorporation of the Surviving Corporations;

         (b) the respective Bylaws of the Merger Subs shall continue as the respective Bylaws of the Surviving Corporations (provided that any amendments reasonably required to carry into effect the purposes of this Agreement also may be made);

         (c) simultaneously with the Closing, the Articles of Incorporation of Fisher shall be amended and restated to:

             (i)  change the name of  Fisher to AUBIS, Inc; and

             (ii) increase authorized common stock to 100,000,000 shares;

         (d) the directors and officers of Fisher and the Surviving Corporations immediately after the Effective Time shall be the individuals identified on Exhibit C; and

         (e) immediately following the Closing, Fisher's Board of Directors shall cause the number of seats on such Board to increase from 5 members to 7 members. As soon as practicable after the Closing, Fisher's Board of Directors shall elect two members to fill the newly created vacancies, one of whom shall be a mutual nominee of Larry Fisher and Paul Harrison, the other of whom shall be a nominee of Paul Harrison.

    1.5  CONVERSION OF SHARES.

         (a) Subject to Sections 1.7(b), at the Effective Time, by virtue of the Mergers and without any further action on the part of Fisher, Parent, the Companies, the Merger Subs or any Designated Person, all of the Companies Common Stock outstanding immediately prior to the Effective Time shall be canceled and retired and converted into the right to receive 10,500,000 shares of $.01 par value common stock of Fisher ("Fisher Common Stock") (the "Merger Consideration").

         (b) If any shares of Companies Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any restricted stock purchase agreement or other agreement with the Companies, then the shares of Fisher Common Stock issued in exchange for such shares of Companies Common Stock will be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Fisher Common Stock may accordingly be marked with appropriate legends.

    1.6 CLOSING OF THE COMPANIES' TRANSFER BOOKS. At the Effective Time, the holders of certificates representing shares of Companies Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Companies, and the stock transfer books of the Companies shall be closed with respect to all shares of such Companies Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Companies' capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Companies Common Stock (a "Company Stock Certificate") is presented to Fisher, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

    1.7  EXCHANGE OF CERTIFICATES.

         (a) At or as soon as practicable following the Effective Time, each shareholder of record of the Companies shall surrender its respective Company Stock Certificate(s) to the Fisher, together with such transmittal documents as Fisher may reasonably require, and Fisher shall deliver to such shareholders of record of the Companies a certificate or certificates representing the number of shares of Fisher Common Stock issuable pursuant to Section 1.5 in respect of the Companies Common Stock represented by the surrendered Company Stock Certificate(s).

         (b) Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Fisher Common Stock as contemplated by this Section 1.7. If any Company Stock Certificate shall have been lost, stolen or destroyed, Fisher may, in its discretion and as a condition precedent to the issuance of any certificate representing Fisher Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Fisher may reasonably direct) as indemnity against any claim that may be made against Fisher with respect to such Company Stock Certificate.

         (c) The shares of Fisher Common Stock to be issued in the Mergers shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED

           UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

           (d) Fisher shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of Companies Common Stock pursuant to this Agreement such amounts as Fisher may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

           (e) Fisher shall not be liable to any holder or former holder of Companies Common Stock for any shares of Fisher Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

    1.8 TAX CONSEQUENCES. For federal income tax purposes, the Mergers are intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

    1.9 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Fisher to be necessary or desirable to carry out the purposes of this Agreement or to vest the Merger Subs with full right, title and possession of and to all rights and property of the Companies, the officers and directors of Fisher shall be fully authorized (in the name of the Companies and otherwise) to take such action.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE PARENT, THE COMPANIES AND
           THE DESIGNATED PERSONS

           The Companies, the Parent and the Designated Persons jointly and severally represent and warrant, to and for the benefit of Fisher and the Merger Subs, as follows (for purposes of this Section 2, unless the context indicates otherwise, a reference to the "Companies" in the plural shall mean each of the Companies individually), as of the date hereof and as of the Closing Date:

    2.1    DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

           (a) The Companies are corporations duly organized, validly existing and in good standing under the laws of the State of Georgia and have all necessary power and authority: (i) to conduct their businesses in the manner in which their businesses are currently being conducted and in the manner in which their businesses are proposed to be conducted; (ii) to own and use their assets in the manner in which their assets are currently owned and used and in the manner in which their assets are proposed to be owned and used; and (iii) to perform their obligations under all Contracts by which they are bound.

           (b) The Companies have not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names "AUBIS Hospitality Systems, Inc." f/k/a "Wiporwil Systems, Inc." f/d/b/a "Dynamic Decisions", with respect to AHS, and "AUBIS Systems Integration, Inc." f/k/a "G.E. Random & Associates, Inc." f/d/b/a "Peripheral Design", with respect to ASI.

           (c) The Companies are not and have not been required to be qualified, authorized, registered or licensed to do business as foreign corporations in any jurisdiction other than the jurisdictions identified in Part 2.1(c) of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Companies. The Companies are in good standing as foreign corporations in each of the jurisdictions identified in Part 2.1(c) of the Disclosure Schedule.

         (d) Part 2.1(d) of the Disclosure Schedule accurately sets forth (i) the names of the members of the Companies' boards of directors, (ii) the names of the members of each committee of the Companies' boards of directors, and
(iii) the names and titles of the Companies' officers.

         (e) Except as set forth in Part 2.1(e) of the Disclosure Schedule, the Companies have no subsidiaries, and have never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity.

    2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Companies have delivered to Fisher accurate and complete copies of: (i) the Companies' articles of incorporation and bylaws, including all amendments thereto; (ii) the stock records of the Companies; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Companies, the boards of directors of the Companies and all committees of the boards of directors of the Companies. There have been no meetings or other proceedings or actions of the shareholders of the Companies, the boards of directors of the Companies or any committee of the boards of directors of the Companies that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Companies' articles of incorporation or bylaws or of any resolution adopted by the Companies' shareholders, the Companies' boards of directors or any committee of the Companies' boards of directors. The books of account, stock records, minute books and other records of the Companies are accurate, up-to-date and complete, and have been maintained in accordance with prudent business practices and all applicable Legal Requirements.

    2.3  CAPITALIZATION, ETC.

         (a) The authorized capital stock of AHS consists of 100,000 shares of common stock, of which 1,126 shares have been issued and are outstanding. There are no shares of capital stock held in AHS's treasury. Part 2.3(a) of the Disclosure Schedule sets forth the names of AHS's shareholders and the number of shares of AHS common stock owned of record by each of such shareholders. All of the outstanding shares of AHS common stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer.

         (b) The authorized capital stock of ASI consists of 100,000 shares of common stock, of which 14,288 shares have been issued and are outstanding.
There are no shares of capital stock held in ASI's treasury. Part 2.3(b) of the Disclosure Schedule sets forth the names of ASI's shareholders and the number of shares of ASI common stock owned of record by each of such shareholders. All of the outstanding shares of ASI common stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer.

         (c) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire, or otherwise relating to, any shares of the capital stock or other securities of the Companies; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Companies; (iii) Contract under which the Companies are or may become obligated to sell or otherwise issue any shares of their capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Companies. Except as set forth in Part 2.3(c) of the Disclosure Schedule, the Companies have never issued or granted any option, call, warrant or right to acquire, or otherwise relating to, any shares of their capital stock or other securities.

         (d) All outstanding shares of Companies Common Stock have been issued in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

         (e) Except as set forth in Part 2.3(e) of the Disclosure Schedule, the Companies have never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities. All securities so reacquired by the Companies were reacquired in compliance with (i) the applicable provisions of the Georgia Business Corporation Code and all other applicable Legal Requirements, and (ii) any requirements set forth in applicable Contracts.

    2.4  FINANCIAL STATEMENTS.

         (a) The Companies will within five days after the restatement date of this Agreement deliver to Fisher the audited combined balance sheets of AHS and ASI as of December 31, 1995 and the related audited combined statements of income of AHS for the year then ended and the accompanying report of Habif, Arogetti & Wynne, P.C., independent certified public accountants to the Companies (collectively, the "Company Financial Statements").

         (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Companies as of the respective dates thereof and the results of operations of the Companies for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the Company Financial Statements do not contain footnotes.

    2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since December 31, 1995.

         (a) there has not been any material adverse change in the Companies' business, condition, assets, liabilities, operations, financial performance or prospects, and no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Companies;

         (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Companies' assets (whether or not covered by insurance);

         (c) the Companies have not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and have not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

         (d) the Companies have not sold, issued or authorized the issuance of
(i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

         (e) there has been no amendment to the either of the Companies' articles of incorporation or bylaws, and the Companies have not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

         (f) the Companies have not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

         (g) the Companies have not made any capital expenditure which exceeds $25,000 in the aggregate;

         (h) the Companies have not (i) entered into or permitted any of the assets owned or used by them to become bound by any Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Contract to which they are or were party or under which they have or have had any rights or obligations;

         (i) the Companies have not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or

(iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Companies' past practices;

         (j) the Companies have not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

         (k) the Companies have not made any pledge of any of their assets or otherwise permitted any of their assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Companies' past practices;

         (l) the Companies have not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

         (m) the Companies have not (i) established, adopted or amended any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of their directors, officers or employees, or (iii) hired any new employee;

         (n) the Companies have not changed any of their methods of accounting or accounting practices in any respect;

         (o) the Companies have not made any Tax election;

         (p) the Companies have not commenced or settled any Legal Proceeding;

         (q) the Companies have not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with their past practices; and

         (r) the Companies have not agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.

    2.6  TITLE TO ASSETS.

         (a) The Companies own, and have good, valid and marketable title to, all assets purported to be owned by them, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.7(b), 2.8 and 2.9 of the Disclosure Schedule and all of the Companies' rights under the Contracts identified in Part 2.10(a) of the Disclosure Schedule; and
(iii) all other assets reflected in the Companies' books and records as being owned by the Companies. Except as set forth in Part 2.6(a) of the Disclosure Schedule, all of said assets are owned by the Companies free and clear of any liens or other Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Companies.

         (b) Part 2.6(b) of the Disclosure Schedule identifies all assets that are being leased or licensed to the Companies.

    2.7  BANK ACCOUNTS; RECEIVABLES; CUSTOMERS.

         (a) Part 2.7(a) of the Disclosure Schedule provides accurate and complete information with respect to each account maintained by or for the benefit of the Companies at any bank or other financial institution.

         (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Companies as of December 31, 1995.

Except as set forth in Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Companies (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since December 31, 1995, and have not yet been collected) represent valid obligations of customers of the Companies arising from bona fide transactions entered into in the ordinary course of business.

         (c) Part 2.7(c) of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person for each of the Companies for the year ended December 31, 1995. The Companies have not received any notice or other communication indicating that any customer or other Person identified in Part 2.7(c) of the Disclosure Schedule intends or expects to cease dealing with the Companies or to reduce the volume of business transacted by such Person with the Companies below historical levels.

         (d) Part 2.7(d) of the Disclosure Schedule provides an accurate and complete breakdown of all pending and unfilled orders received by the Companies for products, systems and services.

    2.8  EQUIPMENT; LEASEHOLD.

         (a) Part 2.8 of the Disclosure Schedule provides accurate and complete information with respect to all material items of equipment, fixtures, leasehold improvements and other tangible assets owned by or leased to the Companies. The assets identified in Part 2.8 of the Disclosure Schedule are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Companies' businesses in the manner in which such businesses are currently being conducted and in the manner in which such businesses are proposed to be conducted.

         (b) The Companies do not own any real property or any interest in real property, except for the leasehold(s) created under the real property lease(s) identified in Part 2.10(a) of the Disclosure Schedule.

    2.9  PROPRIETARY ASSETS.

         (a) Part 2.9(a)(1) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset that has been registered, recorded or filed with any Governmental Body or with respect to which an application has been filed with any Governmental Body, (i) a brief description of such Company Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration, recordation, filing or application. Part 2.9(a)(2) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by the Companies. Part 2.9(a)(3) of the Disclosure Schedule identifies and provides a brief description of each Company Proprietary Asset that is owned by any other Person and that is licensed to or used by the Companies (except for any Company Proprietary Asset that is licensed to either Company under any third party software license generally available to the public at a cost of less than $500). Except as set forth in Part 2.9(a)(4) of the Disclosure Schedule, each Company has good, valid and marketable title to all of the Proprietary Assets identified in Parts 2.9(a)(1) and 2.9(a)(2) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(3) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(5) of the Disclosure Schedule, the Companies are not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.9(a)(6) of the Disclosure Schedule, the Companies are free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Company Proprietary Assets on an exclusive basis.

         (b) The Companies have taken all measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.9(b) of the Disclosure Schedule, the Companies have not disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than the Companies) has access to or has any rights with respect to, the source code, or any portion or aspect of the source code, of any Company Proprietary Asset.

         (c) To the knowledge of the Companies, Parent and the Designated Persons, none of the Companies' Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the knowledge of the Companies, Parent and the Designated Persons, the Companies are not infringing, misappropriating or making any unlawful use of, and the Companies have not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of the Companies, the Parent and the Designated Persons, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

         (d) Except as set forth in Part 2.9(d) of the Disclosure Schedule: (i) each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Companies; and (ii) there has not been any material claim by any customer or other Person alleging that any Company Proprietary Asset does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Companies, and, to the best of the knowledge of the Companies, the Parent and the Designated Persons, there is no basis for any such claim. Except as set forth in Part 2.9(d) of the Disclosure Schedule, the Companies have established adequate reserves on the Unaudited Interim Balance Sheet to cover all costs associated with any obligations that the Companies may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

         (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Companies to conduct their business in the manner in which such businesses have been conducted and in the manner in which such businesses are proposed to be conducted. Except as set forth in Part 2.9(e) of the Disclosure Schedule, (i) the Companies have not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Companies have not entered into any covenant not to compete or Contract limiting their ability to exploit fully any of their Proprietary Assets or to transact business in any market or geographical area or with any Person.

         (f) Except as set forth in Part 2.9(f) of the Disclosure Schedule, all current employees of the Companies have executed and delivered to the Companies written agreements (containing no exceptions to or exclusions from the scope of their coverage) that are substantially identical to the form of the Confidentiality and Non-Disclosure Agreement attached to the Disclosure Schedule as Appendices 2.9(f)(1). The Companies have never engaged or received services from any consultant or independent contractor in connection with the design or development of any Proprietary Asset. To the knowledge of the Companies, Parent and the Designated Persons, no former employee of the Company has or claims to have any rights with respect to, or any ownership interest in, any Company Proprietary Asset.

    2.10 CONTRACTS.

         (a) Part 2.10(a) of the Disclosure Schedule identifies each Company Contract that constitutes a "Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":

         (i) any Contract relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor;

         (ii) any Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

         (iii) any Contract imposing any restriction on the Companies' right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

              (iv) any Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

              (v) any Contract relating to the acquisition, issuance or transfer of any securities;

              (vi) any Contract creating or relating to the creation of any Encumbrance with respect to any asset owned or used by the Companies;

              (vii) any Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement;

              (viii) any Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

              (ix) any Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.19);

              (x) any Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or involving or directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between the Company and any contractor or subcontractor to any Governmental Body);

              (xi) any Contract entered into outside the ordinary course of business or inconsistent with the Companies' past practices;

              (xii) any Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Subject Business; and

              (xiii) any Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $5,000 in the aggregate, or (B) the performance of services having a value in excess of $5,000 in the aggregate.

         (b) Except as set forth in Part 2.10(b) of the Disclosure Schedule, the Companies have delivered to Fisher accurate and complete copies of all Contracts identified in Part 2.10(a) of the Disclosure Schedule, including all amendments thereto. Each Contract identified in Part 2.10(a) of the Disclosure
Schedule is valid and in full force and effect, and is enforceable by the Companies in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         (c)  Except as set forth in Part 2.10(c) of the Disclosure Schedule:

              (i) The Companies have not violated or breached, or committed any default under, any Company Contract, and, to the best of the knowledge of the Companies, the Parent and the Designated Persons, no other Person has violated or breached, or committed any default under, any Company Contract;

              (ii) to the best of the knowledge of the Companies, the Parent and the Designated Persons, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract;

              (iii) since December 31, 1994, the Companies have not received any notice or other communication regarding (i) any actual or possible violation or breach of, or default under, any Company Contract, or (ii) any actual or possible termination of any Company Contract; and

              (iv) the Companies have not waived any of their material rights under any Contract.

         (d) Except as set forth in Part 2.10(d) of the Disclosure Schedule, no Person is renegotiating, or has the right to renegotiate, any amount paid or payable to the Companies under any Company Contract or any other term or provision of any Company Contract.

         (e) The Contracts identified in Part 2.10(a) of the Disclosure Schedule collectively constitute all of the Material Contracts necessary to enable the Companies to conduct their businesses in the manner in which their businesses are currently being conducted and in the manner in which their businesses are proposed to be conducted.

         (f) Part 2.10(f) of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any pending bid, offer or proposal has been submitted or received by the Companies.

    2.11 LIABILITIES.

         (a) The Companies have no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (i) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (ii) accounts payable or accrued salaries that have been incurred by the Companies since December 31, 1995 in the ordinary course of business and consistent with the Companies' past practices; and (iii) the liabilities identified in Part 2.11(a) of the Disclosure Schedule.

         (b) Part 2.11(b) of the Disclosure Schedule provides an accurate and complete breakdown of (i) all accounts payable of each Company as of February 29, 1996, and (ii) all notes payable of the Companies and all indebtedness of the Companies for borrowed money.

         (c) Part 2.11(c) of the Disclosure Schedule provides an accurate and complete breakdown of the Companies' "deferred support revenue" as of December 31, 1995 and all related obligations and other liabilities of the Companies.

    2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Companies are, and have at all times since December 31, 1994 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have in any individual case or in the aggregate, a Material Adverse Effect on the Companies. Except as set forth in Part 2.12 of the Disclosure Schedule, since December 31, 1994, the Companies have not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

    2.13 GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Companies, and the Companies have delivered to Fisher accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Companies to conduct their businesses in the manner in which their businesses are currently being conducted and in the manner in which their businesses are proposed to be conducted. The Companies are, and at all times since December 31, 1994 have been, in compliance with the material terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Since December 31, 1994, the Companies have not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

    2.14 TAX MATTERS.

         (a) Except as set forth on Part 2.14(a) of the Disclosure Schedule, all Tax Returns required to be filed by or on behalf of the Companies with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in compliance with all applicable Legal Requirements. Except as set forth on Part 2.14(a) of the Disclosure Schedule, all amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. Except as set forth on
Part 2.14(a) of the Disclosure Schedule, the Companies have delivered to Fisher accurate and complete copies of all Company Returns for AHS filed since December 31, 1991, and for ASI filed since June 30, 1992.

         (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Companies will establish, in the ordinary course of business and consistent with their past practices, reserves adequate for the payment of all Taxes for the period from November 30, 1995 through the Closing Date, and the Companies will disclose the dollar amount of such reserves to Fisher on or prior to the Closing Date.

         (c) Each Company Return relating to income Taxes that has been filed with respect to any period ended on or prior to December 31, 1991 with respect to AHS, and June 30, 1992 with respect to ASI, has either (i) been examined and audited by all relevant Governmental Bodies, or (ii) by virtue of the expiration of the limitation period under applicable Legal Requirements, is no longer subject to examination or audit by any Governmental Body. Except as set forth in Part 2.14(c) of the Disclosure Schedule, there has been no examination or audit of any Company Return, and no such examination or audit has been proposed or scheduled by any Governmental Body. The Companies have delivered to Fisher accurate and complete copies of all audit reports and similar documents (to which the Companies have access) relating to the Company Returns. Except as set forth in Part 2.14(c) of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Companies or any other Person), and no such extension or waiver has been requested from the Companies.

         (d) Except as set forth in Part 2.14(d) of the Disclosure Schedule, no claim or Legal Proceeding is pending or has been threatened against or with respect to the Companies in respect of any Tax. Except as set forth in Part 2.14(d) of the Disclosure Schedule, there are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Companies. There are no liens for Taxes upon any of the assets of the Companies, except liens for current Taxes not yet due and payable. The Companies have not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Companies have not been, and the Companies will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 of 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

         (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Companies that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to
Section 280G or Section 162 of the Code. The Companies are not, and have never been, a part to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

    2.15 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

         (a) Part 2.15(a) of the Disclosure Schedule contains a list of all salaried employees of the Companies as of the date of this Agreement, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Companies are not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees.

         (b) Part 2.15(b) of the Disclosure Schedule identifies each employee of the Companies who is not fully available to perform work because of disability or other leave, and sets forth the basis of such leave and the anticipated date of return to full service.

         (c) Part 2.15(c) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "Plan" and collectively referred to as the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Companies for the benefit of any current or former employee of the Companies.

         (d) The Companies do not maintain, sponsor or contribute to, and, to the best of the knowledge of the Companies, the Parent and the Designated Persons, the Companies have not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2)) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of the Companies (a "Pension Plan").

         (e) The Companies do not maintain, sponsor or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of the Companies (a "Welfare Plan") except for those Welfare Plans described in Part 2.15(e) of the Disclosure Schedule, none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

         (f) With respect to each Plan, the Companies have delivered to Fisher:

             (i) an accurate and complete copy of such Plan (including all amendments thereto);

             (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Plan for each of 1993 and 1994;

             (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each Summary of Material Modifications (if required under ERISA) with respect to such Plan, and (B) each material employee communication relating to such Plan;

             (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof;

             (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

             (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

         (g) The Companies are not required to be, and, to the best of the knowledge of the Companies, the Parent and the Designated Persons, the Companies have never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Companies have never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the best of the knowledge of the Companies, the Parent and the Designated Persons, the Companies have never made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA.

         (h) The Companies do not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law).

         (i) No Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of the Companies after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to
Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former employees of the Companies (or their beneficiaries).

         (j) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

         (k) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code.

         (l) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and neither the Parent, the Companies, nor any of the Designated Person is aware of any reason why any such determination letter should be revoked.

         (m) Except as set forth in Part 2.15(m) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Mergers or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of the Companies (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

         (n) The Companies are in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

         (o) The Companies have good labor relations, and neither the Companies, the Parent nor any of the Designated Persons has any knowledge of any facts indicating that (i) the consummation of the Mergers or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Companies' labor relations, or (ii) any of the Companies' employees intends to terminate his or her employment with the Companies.

    2.16 ENVIRONMENTAL MATTERS. The Companies are and have at all times been in compliance, in all material respects, with all applicable Environmental Laws. The Companies possess all permits and other Governmental Authorizations required under applicable Environmental Laws, and the Companies are and have at all times been in compliance with the terms and requirements of all such Governmental Authorizations. The Companies have not received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that the Companies are not in compliance with any Environmental Law, and, to the best of the knowledge of the Companies, the Parent and Designated Persons, there are no circumstances that could reasonably be expected to prevent or interfere with the Companies' compliance with any Environmental Law in the future. To the best of the knowledge of the Companies, the Parent and the Designated Persons, no current or prior owner of any property leased or controlled by the Companies has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or the Companies are not or were not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Companies pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule.

    2.17 SALE OF PRODUCTS; PERFORMANCE OF SERVICES.

         (a) Except in the ordinary course of business in accordance with past practices, the Companies will not incur or otherwise become subject to any material liability arising from (i) any product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, supplied, installed, repaired, licensed or made available by the Companies on or prior to the Closing Date, or (ii) any consulting services, installation services, programming services, repair services, maintenance services, training services, support services or other services performed by the Companies on or prior to the Closing Date.

         (b) Except as set forth in Part 2.17(b) of the Disclosure Schedule, no customer or other Person has, at any time since December 31, 1994, asserted or threatened to assert any claim against the Companies (other than claims that have been resolved satisfactorily at no material cost to the Companies) under or based upon (i) any warranty provided by or on behalf of the Companies, or (ii) any services performed by the Companies.

    2.18 INSURANCE. Part 2.18 of the Disclosure Schedule provides accurate and complete information with respect to each insurance policy maintained by, at the expense of or for the benefit of each of the Companies and with respect to any claims made thereunder. The Companies have delivered to Fisher accurate and complete copies of the insurance policies identified in Part 2.18 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.18 of the Disclosure Schedule is in full force and effect. Since December 31, 1994, the Companies have not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or
(c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

    2.19 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.19 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since December 31, 1994 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Companies;
(b) no Related Party is, or has at any time since December 31, 1994 been, indebted to the Companies; (c) since December 31, 1994, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Companies; (d) no Related Party is competing, or has at any time since December 31, 1994 competed, directly or indirectly, with the Companies; and (e) no Related Party has any claim or right against the Companies (other than rights to receive compensation for services performed as an employee of the Companies). (For purposes of this Section 2.19, each of the following shall be deemed to be a "Related Party": (i) each of the Designated Persons; (ii) each individual who is, or who has at any time since December 31, 1992 been, an officer or director of the Companies; (iii) each individual who is, or who at any time since December 31, 1992 has been, a member of the immediate family of any of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Companies) in which any one of the individuals referred to in clauses "(i)," "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

    2.20 LEGAL PROCEEDINGS; ORDERS.

         (a) Except as set forth in Part 2.20(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and, to the best of the knowledge of the Companies, the Parent and the Designated Persons, no Person has threatened to commence any Legal Proceeding: (i) that involves the Companies or any of the assets owned or used by the Companies; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Mergers or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Companies, the Parent and the Designated Persons, except as set forth in Part 2.20(a) of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

         (b) Except as set forth in Part 2.20(b) of the Disclosure Schedule, no Legal Proceeding is currently pending against the Companies.

         (c) There is no order, writ, injunction, judgment or decree to which the Companies, or any of the assets owned or used by the Companies, are subject. Neither the Designated Persons, the Parent nor the Companies are is subject to any order, writ, injunction, judgment or decree that relates to the Companies' business or to any of the assets owned or used by the Companies. To the best of the knowledge of the Companies, the Parent and the Designated Persons, no officer or other employee of the Companies is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Companies' businesses.

    2.21 AUTHORITY; BINDING NATURE OF AGREEMENT. The Parent, the Designated Persons and the Companies have the absolute and unrestricted right, power and authority to enter into and to perform their respective obligations under this Agreement; and the execution, delivery and performance by Parent and the Companies of this Agreement have been duly authorized by all necessary action on the part of the Parent, the Companies and their respective boards of directors and shareholders. This Agreement constitutes the legal, valid and binding obligation of the Designated Persons, the Parent and the Companies, enforceable against the Designated Persons, the Parent and the Companies in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    2.22 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.22 of the Disclosure Schedule, neither (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of the Mergers or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

         (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Parent's or the Companies' articles of incorporation or bylaws, or (ii) any resolution adopted by the Parent's or the Companies' shareholders, the Parent's or the Companies' boards of directors or any committee of the Parent's or the Companies' boards of directors;

         (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Parent or the Companies, or any of the assets owned or used by the Parent or the Companies, are subject;

         (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Companies or that otherwise relates to the Companies' business or to any of the assets owned or used by the Companies;

         (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any

Material Contract, (ii) accelerate the maturity or performance of any Material Contract, or (iii) cancel, terminate or modify any Material Contract; or

         (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Companies (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Companies).

Except as set forth in Part 2.22 of the Disclosure Schedule, the Parent and the Companies are not and will not be required to make any filing with or given any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Mergers or any of the other transactions contemplated by this Agreement.

    2.23 FULL DISCLOSURE. This Agreement (including the Disclosure Schedule) does not, and the Parent's and Designated Persons' Closing Certificate (as defined in Section 7.4(h)) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or
(ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

Section 3.    REPRESENTATIONS AND WARRANTIES OF FISHER

         Fisher represents and warrants to the Companies, the Parent and the Designated Persons as follows:

    3.1  SEC FILINGS; FINANCIAL STATEMENTS.

         (a) Fisher will deliver to the Companies, within five (5) days hereof, accurate and complete copies (excluding copies of exhibits) of each report, registration statement, (on a form other than Form S-8) and definitive proxy statement filed by Fisher with the SEC between January 1, 1992 and the date of this Agreement (the "Fisher SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Fisher SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Fisher SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) The consolidated financial statements contained in the Fisher SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereof; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be material in magnitude); and (iii) fairly present the consolidated financial position of Fisher as of the respective dates thereof and the consolidated results of operations of Fisher for the periods covered thereby.

    3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. Subject to obtaining the requisite approval of Fisher's shareholders with respect to the amendment to Fisher's Articles of Incorporation described in Section 1.4(c)(iii) hereof, Fisher has the absolute and unrestricted right, power and authority to perform its obligations under this Agreement; and the execution, delivery and performance by Fisher of this Agreement have been duly authorized by all necessary action on the part of Fisher and its board of directors. This Agreement shall constitute the legal, valid and binding obligation of Fisher, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    3.3 VALID ISSUANCE. The Fisher Common Stock to be issued in the Mergers will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

    3.4 MERGER SUBS. The Merger Subs shall, prior to Closing, have been duly organized, validly existing and in good standing under the laws of Georgia. Fisher shall be the sole shareholder of the Merger Subs. Prior to the Closing, the Mergers shall have been authorized by all necessary action of the part of Merger Subs, their respective boards of directors and Fisher as sole shareholder.


Section 4. CERTAIN COVENANTS OF THE COMPANIES, THE PARENT AND THE DESIGNATED PERSONS

    4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Parent and the Companies shall, and shall cause their Representatives to: (a) provide Fisher and Fisher's Representatives with reasonable access to the Companies' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Companies; and (b) provide Fisher and Fisher's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Companies, and with such additional financial, operating and other data and information regarding the Companies, as Fisher may reasonably request. Notwithstanding the provisions of Section 12.17, paragraph 7 of the letter agreement between Parent and Fisher dated November 16, 1995 ("Letter of Intent") shall remain in effect through the Closing Date and shall bind Fisher with respect to any Evaluation Material (as defined in the Letter of Intent) provided to Fisher or its Representatives during the Pre-Closing Period.

    4.2 OPERATION OF THE COMPANIES' BUSINESSES. During the Pre-Closing Period, unless Fisher otherwise consents in writing:

         (a) the Companies shall conduct their businesses and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

         (b) the Companies shall use reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and maintain their relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Companies;

         (c) the Companies shall keep in full force all insurance policies identified in Part 2.18 of the Disclosure Schedule;

         (d) the Companies shall cause their officers to report regularly to Fisher concerning the status of the Companies' businesses;

         (e) the Companies shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

         (f) the Companies shall not sell, issue or authorize the issuance of
(i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

         (g) neither the Companies, the Parent nor any of the Designated Persons shall amend or permit the adoption of any amendment to the Companies' articles of incorporation or bylaws, or effect or permit either of the Companies to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

         (h) the Companies shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

         (i) the Companies shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Companies during the Pre-Closing Period, do not exceed $30,000 in the aggregate;

         (j) the Companies shall not (i) enter into or become bound by, or permit any of the assets owned or used by them to become bound by, any Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Contract;

         (k) the Companies shall not, other than in the ordinary course of business consistent with past practice (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for immaterial assets acquired, leased, licensed or disposed of by the Companies pursuant to Contracts that are not Material Contracts;

         (l) the Companies shall not (i) lend money to any Person, or (ii) incur or guarantee any indebtedness, except that the Companies may make routine borrowings in the ordinary course of business under their respective existing lines of credit;

         (m) The Companies shall not (i) establish, adopt or amend any Employee Benefit Plan (other than the employee retention program and severance program referred to in Section 6.9), (ii) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $35,000;

         (n) the Companies shall not change any of their methods of accounting or accounting practices in any respect, including without limitation any change with respect to writing off of accounts receivable;

         (o) the Companies shall not make any Tax election;

         (p) the Companies shall not commence or settle any Legal Proceeding;

         (q) the Companies shall not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

         (r) the Companies shall not agree or commit to take any of the actions described in clauses "(e)" through "(q)" of this Section 4.2.

    4.3  NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

         (a) During the Pre-Closing Period, the Companies, the Parent and the Designated Persons shall promptly notify Fisher in writing of:

             (i) the discovery by the Companies, the Parent or the Designated Persons of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Companies, the Parent or any of the Designated Persons in this Agreement;

             (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Companies, the Parent or any of the

                   Designated Persons in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

             (iii) any breach of any covenant or obligation of the Companies, the Parent or any of the Designated Persons; and

             (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in
                   Section 7 or Section 8 impossible or unlikely.

         (b) Within 10 days following the restatement date of this Agreement, the Companies shall deliver a final amended and restated Disclosure Schedule (subject to updates as provided below). To the extent such amended and restated Disclosure Schedule contains information not previously reflected on the original Disclosure Schedule or updates thereof subsequently delivered to Fisher, Fisher shall have the option to terminate this Agreement by giving notice within 7 days as described in this paragraph. If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Companies, the Parent or the Designated Persons shall promptly deliver to Fisher an update to the Disclosure Schedule specifying such change. Upon receipt of any such updated Disclosure Schedule from the Companies, the Parent or the Designated Persons, Fisher shall have the right to terminate this Agreement in accordance with
Section 9.1(h) by giving notice in accordance with Section 9.2 within 7 days following delivery of such updated Disclosure Schedule to Fisher. If Fisher fails to give such notice within such 7 day period, the Disclosure Schedule shall be deemed amended to include the updated information for all purposes hereunder.

    4.4 NO NEGOTIATION. During the Pre-Closing Period, neither the Companies, the Parent nor any of the Designated Persons shall, directly or indirectly:

         (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Fisher) relating to a possible Acquisition Transaction;

         (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Fisher) relating to or in connection with a possible Acquisition Transaction; or

         (c) consider, entertain or accept any proposal or offer from any Person (other than Fisher) relating to a possible Acquisition Transaction.

The Parent or the Companies shall promptly notify Fisher in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Parent or the Companies or any of the Designated Persons during the Pre-Closing Period.

    4.5 DUE DILIGENCE INVESTIGATION. Within 10 days following the restatement date of this Agreement, the Parent shall complete its due diligence investigation of Fisher. If such investigation reveals any fact that Parent determines in its sole discretion will affect the business, assets or operations of Fisher in a material adverse manner, then Parent may, within 20 days following the restatement date of this Agreement, terminate this Agreement pursuant to Section 9.1(i). Parent's due diligence investigation of Fisher shall not in any case diminish, obviate or otherwise affect the representations or warranties contained in Section 3. Parent's failure to terminate this Agreement as provided above in this Section shall not affect in any way, or be deemed a waiver of, Parent's rights under Sections 8 or 10 of this Agreement.

Section 5.    CERTAIN COVENANTS OF FISHER

    5.1 ACCESS AND INVESTIGATION. During the Pre-Closing Period, Fisher shall, and shall cause its Representatives to: (a) provide the Parent and the Parent's Representatives with reasonable access to Fisher's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Fisher or the Merger Subs; and (b) provide the Parent and the Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to Fisher or the Merger Subs, and with such additional financial, operating and other data and information regarding Fisher or the Merger Subs, as the Parent may reasonably request. Notwithstanding the provisions of Section 12.17, paragraph 7 of the Letter of Intent shall remain in effect through the Closing Date and shall bind the Parent, the Companies, and the Designated Persons with respect to any Evaluation Material (as defined in the Letter of Intent) provided to the Parent, the Companies or the Designated Persons or their respective Representatives at any time during the Pre-Closing Period.

    5.2 OPERATION OF FISHER'S BUSINESS. During the Pre-Closing Period, unless the Parent otherwise consents in writing:

         (a) Fisher shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

         (b) Fisher shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationship with Fisher;

         (c) Fisher shall keep in full force all its insurance policies;

         (d) Fisher shall cause its officers to report regularly to Parent concerning the status of Fisher's business;

         (e) Fisher shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

         (f) Except as permitted or contemplated herein, Fisher shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security; provided, however, that Fisher may arrange for the private placement of up to $1.2 million in debt that is convertible into common stock of Fisher (on the basis of $1 in debt being convertible to one share of common stock of Fisher) so long as Parent is afforded the opportunity to participate in any such private placement if it so elects and so long as no more than 1,200,000 shares of Fisher common stock are issued upon any such conversion (unless Parent shall consent otherwise);

         (g) Except as permitted or contemplated herein, Fisher shall not amend or permit the adoption of any amendment to Fisher's articles of incorporation or bylaws, or become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

         (h) Fisher shall not form any subsidiary or acquire any equity interest or other interest in any other Entity other than the Merger Subs;

         (i) Fisher shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of Fisher during the Pre-Closing Period, do not exceed $30,000 in the aggregate;

         (j) Fisher shall not (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or
(ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Contract;

         (k) Fisher shall not, other than in the ordinary course of business consistent with past practice, (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person or (iii) waive or relinquish any right, except for immaterial assets acquired, leased, licensed or disposed of by Fisher pursuant to Contracts that are not Material Contracts;

         (l) Fisher shall not (i) lend money to any Person, or (ii) incur or guarantee any indebtedness, except that Fisher may make routine borrowings in the ordinary course of business, under its existing lines of credit;

         (m) Fisher shall not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $35,000;

         (n) Fisher shall not change any of its methods of accounting or accounting practices in any respect;

         (o) Fisher shall not make any Tax election;

         (p) Fisher shall not commence or settle any Legal Proceeding;

         (q) Fisher shall not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

         (r) Fisher shall not agree or commit to take any of the actions described in clauses "(e)" through "(q)" of this Section 5.2.

    5.3  NOTIFICATION.

         (a) During the Pre-Closing Period, Fisher shall promptly notify the Parent in writing of:

             (i) the discovery by Fisher of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Fisher in this Agreement;

             (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Fisher in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

             (iii) any breach of any covenant or obligation of Fisher; and

             (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in
                   Section 7 or Section 8 impossible or unlikely.

    5.4 NO NEGOTIATION. During the Pre-Closing Period Fisher shall not, directly or indirectly:

         (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

         (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

         (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

provided, however, that Fisher may take any of the actions referred to in (a) through (c) above to the extent Fisher's Board of Directors in good faith determines that such action is required in order to discharge the Board of Directors' fiduciary obligations under the Code, and, if Fisher's Board of Directors determines in good faith in the exercise its fiduciary duty that any such possible Acquisition Transaction would be of greater benefit to Fisher's shareholders than the Mergers, Fisher may terminate this Agreement in accordance with Section 9.1(i). In the event of such a termination, Fisher agrees to reimburse the Companies for their Merger Fees (as defined in Section 12.3).
In addition, if the Acquisition Transaction accepted by Fisher's Board of Directors in lieu of the Mergers are consummated, and the value of consideration received by Fisher's shareholders as a result of such Acquisition Transaction exceeds $3,000,000, at the closing of such Acquisition Transaction, Fisher shall pay the Companies 25% of the amount by which such consideration exceeds $3,000,000. Fisher shall have the option of making such payment in cash or in the same form of consideration paid to Fisher shareholders as a result of such Acquisition Transaction.

Fisher shall promptly notify the Parent in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by Fisher during the Pre-Closing Period.

    5.5 DUE DILIGENCE INVESTIGATION. Within 10 days following the restatement date of this Agreement, Fisher shall complete its due diligence investigation of the Companies. If such investigation reveals facts which lead Fisher reasonably and in good faith to believe: (i) that the Companies intentionally withheld or concealed material information requested by Fisher in connection with such due diligence investigation; (ii) that the representations and warranties contained in Section 2 are inaccurate in any material respect; or (iii) that there has been a material adverse change in the Companies' business, assets, liabilities, operations, financial performance or prospects since December 31, 1995, then Fisher may, within 20 days following the date of this Agreement, terminate this Agreement pursuant to Section 9.1(k). Fisher's due diligence investigation of Parent shall not in any case diminish, obviate or otherwise affect the representations or warranties contained in Section 2. Fisher's failure to terminate this Agreement as provided above in this Section shall not affect in any way or be deemed a waiver of Fisher's rights under Sections 7 or 10 of this Agreement.

Fisher shall promptly notify the Parent in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by Fisher during the Pre-Closing Period.

Section 6.    ADDITIONAL COVENANTS OF THE PARTIES

    6.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Mergers and the other transactions contemplated by this Agreement, and (b) shall use his, its or their best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Mergers or any of the other transactions contemplated by this Agreement. The Parent and the Companies shall promptly deliver to Fisher a copy of each such filing made, each such notice given and each such Consent obtained by the Companies during the Pre-Closing Period. Fisher shall promptly deliver to the Parent a copy of each such filing made, each such notice given and each such consent obtained by Fisher during the Pre-Closing Period.

    6.2  PROXY STATEMENT; OTHER FILINGS.

         (a) Fisher and the Companies shall prepare, shall file with the SEC as promptly as practicable and shall use all reasonable efforts to have cleared by the SEC, a proxy statement with respect to the Shareholders' Meeting referred to in Section 6.3, the changes in the articles of incorporation and Bylaws contemplated in Section 1.4 hereof, the transfer of Fisher assets and liabilities to the respective Merger Subs as contemplated in Section 1.1 hereof and the payment of the Merger Consideration described in Section 1.5. The term "Proxy Statement" shall mean such proxy statement at the time it initially is mailed to Fisher's shareholders and all amendments or supplements thereto duly filed and similarly mailed. Each of Fisher and the Companies agrees to correct promptly (but in no event later than the date of the Shareholders' Meeting referred to in Section 6.3) any information provided by it for use in the Proxy Statement which contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Fisher, Parent and the Companies shall cooperate with each other in the preparation of such Proxy Statement.

         (b) As soon as practicable after the date hereof, Fisher and the Companies shall promptly prepare and file any other filings required under the Exchange Act, the Securities Act or any other federal or state securities laws relating to the Mergers and the transactions contemplated herein ("Other Filings").

    6.3 SHAREHOLDERS' APPROVALS. Fisher, in accordance with applicable law, shall promptly (i) submit for approval by its shareholders the amendment to Fisher's Articles of Incorporation described in Section 1.4(c)(iii) hereof, and
(ii) submit this Agreement and the transactions contemplated hereby for the ratification of its shareholders; each to occur at an annual meeting of shareholders (the "Shareholders' Meeting") to be held as soon as practicable. Subject to the fiduciary duties of the Board of Directors of the Company under applicable law, Fisher shall use its best efforts to obtain shareholder approval and ratification.

    6.4 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, (a) neither the Parent, the Companies nor any of the Designated Persons shall (and the Parent and the Companies shall not permit any of their Representatives to) issue any press release or make any public statement regarding this Agreement or the Mergers, or regarding any of the other transactions contemplated by this Agreement, without Fisher's prior written consent, and (b) Fisher will consult with the Companies prior to issuing any press release or making any public statement regarding the Mergers.

    6.5 BEST EFFORTS. During the Pre-Closing Period, (a) the Parent, the Companies and the Designated Persons shall use their reasonable best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis, and (b) Fisher shall use its reasonable best efforts to cause the conditions set forth in Section 8 to be satisfied on a timely basis.

    6.6 EMPLOYMENT AGREEMENT. At the Closing, each of Larry Fisher and Paul Harrison shall execute and deliver to Fisher Employment Agreements in a form mutually acceptable to Fisher and the respective individuals entering into such agreements. In addition, the existing employment agreements with Larry Fisher and Gordon Random shall be terminated at or prior to Closing at no expense to Fisher or the Companies.

    6.7 TERMINATION OF EMPLOYEE PLANS. At the Closing, other than existing commission arrangements with its employees, the Companies shall terminate all bonus plans and other benefit plans under which any of its employees or former employees may have any rights, and shall ensure that no employee or former employee of the Companies has any rights thereunder and that any liabilities of the Companies thereunder (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to the Companies. All employees of the Companies will be included in the benefit plans of Fisher at no transitional cost to such employees and will thereafter participate in such benefit plans on the same basis as other employees of Fisher.

    6.8 FIRPTA MATTERS. At the Closing, the Companies shall deliver to Fisher a statement (in such form as may be reasonably requested by counsel to Fisher) to the effect that neither of the Companies has been a United States real property holding corporation within the meaning of Code (S) 897(c)(2) during the applicable period specified in Code (S) 897(1)(A)(ii).

    6.9 CONVERSION OF PREFERRED STOCK. On or prior to the Closing Date, all outstanding shares of Fisher convertible preferred stock shall have been converted into common stock of Fisher and such holders will have no other rights against Fisher other than as a holder of common stock of Fisher.

Section 7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF FISHER

   The obligations of Fisher to effect the Mergers and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

    7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Companies, the Parent and the Designated Persons in this Agreement and in each of the other agreements and instruments delivered to Fisher in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing as if made at the Closing.

    7.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that the Companies, the Parent or any of the Designated Persons is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

    7.3 CONSENTS. All Consents required to be obtained in connection with the Mergers and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.22 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

    7.4 AGREEMENTS AND DOCUMENTS. Fisher shall have received the following agreements and documents, each of which shall be in full force and effect:

         (a) Employment Agreements executed by Larry Fisher and Paul Harrison in a form mutually acceptable to Fisher and the respective individuals entering into such agreements;

         (b) the certificate referred to in Section 6.8, executed by the Companies;

         (c) estoppel certificates from the landlords of the premises currently leased by the Companies, each dated as of a date not more than five (5) days prior to the Closing Date and satisfactory in form and content to Fisher, executed by such Persons as Fisher may reasonably specify;

         (d) a legal opinion of Kilpatrick & Cody, dated as of the Closing Date, in form and substance reasonably satisfactory to Fisher; and

         (e) a certificate executed by the Companies, the Parent and the Designated Persons and containing the representation and warranty of the Companies, the Parent and each Designated Person that each of the representations and warranties set forth in Section 2 is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 7.1, 7.2, 7.3, 7.4, 7.5 and 7.12 have been duly satisfied (the "Companies' Closing Certificate").

    7.5 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in each of the Companies' respective businesses, condition, assets, liabilities, operations, financial performance or prospects since the date of this Agreement.

    7.6 TERMINATION OF EMPLOYEE PLANS. The Companies shall have provided Fisher with evidence, satisfactory to Fisher, as to the termination of the plans referred to in Section 6.9.

    7.7 FIRPTA COMPLIANCE. The Companies shall have provided Fisher with the statement described in Section 6.9.

    7.8 RULE 506. All applicable requirements of Rule 506 under the Securities Act shall have been satisfied.

    7.9 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Mergers shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Mergers that makes consummation of the Mergers illegal.

    7.10 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Mergers.

    7.11 FISHER SHAREHOLDERS MEETING.  The Shareholders of Fisher shall have:
(i) approved the amendment to Fisher's Articles of Incorporation described in
Section 1.4(c)(iii) hereof; (ii) ratified this Agreement and the transactions contemplated hereby; and (iii) ratified the acquisition by Fisher of all of the outstanding capital stock of HALIS Software, Inc. pursuant to terms of that certain Stock Purchase Agreement dated March 29, 1996 by and among Fisher, HALIS L.L.C., Paul W. Harrison and James Askew (the "HALIS Acquisition").

    7.12 RELATED PARTY DEBT. All debt obligations of the Companies to any Related Parties shall have been paid or canceled, except such obligations referred to on Exhibit D hereof.

    7.13 INVESTMENT CERTIFICATION. Fisher shall have received a written acknowledgment from each of the Designated Persons receiving common stock of Fisher in connection with the Mergers that such Designated Person intends to accept such common stock for investment purposes, such acknowledgment to be in a form reasonably acceptable to Fisher.

    7.14 HALIS ACQUISITION. All conditions to closing for the HALIS Acquisition pursuant to the Stock Purchase Agreement described in Section 7.11(iii) shall have been satisfied or waived prior to Closing.

Section 8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARENT, THE COMPANIES AND THE DESIGNATED PERSONS.

   The obligations of the Companies, the Parent and the Designated Persons to effect the Mergers and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

    8.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Fisher in this Agreement and in each of the other agreements and instruments delivered to the Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing as if made at the Closing.

    8.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Fisher is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

    8.3 CONSENTS. All Consents required to be obtained in connection with the merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

    8.4  AGREEMENTS AND DOCUMENTS.

         (a) Fisher shall have entered into the Employment Agreements described in Section 7.4(a);

         (b) The employment agreements with Larry Fisher and Gordon Random shall have been terminated as contemplated in Section 6.6

         (c) The Parent shall have received a legal opinion of Smith, Gambrell & Russell in form and substance reasonably satisfactory to Parent;

         (d) The Parent shall have received a certificate executed by Fisher, and containing the representation and warranty of Fisher that each of the representations and warranties set forth in Section 3 is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 8.1, 8.2, 8.3, 8.4 and 8.5 have been duly satisfied (the "Fisher Closing Certificate").

    8.5  FISHER SHAREHOLDER MEETING.  The shareholders of Fisher shall have:
(i) approved the amendment to Fisher's Articles of Incorporation described in
Section 1.4(c)(iii) hereof; (ii) ratified this Agreement and the transactions contemplated hereby; and (iii) ratified the HALIS Acquisition.

    8.6 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in Fisher's business, condition, assets, liabilities, operations, financial performance or prospects since the date of this Agreement.

    8.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Mergers by the Companies shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Mergers that makes consummation of the Mergers by the Companies illegal.

    8.8 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Mergers or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of Fisher.

    8.9 RELATED PARTY DEBT. All debt obligations of Fisher to any Fisher Related Parties shall have been paid or canceled. For purposes of this Section 8.9, a "Fisher Related Party" shall mean (i) each individual who is, or who at any time since December 31, 1992 has been, an officer or director of Fisher and
(ii) each individual who is, or since December 31, 1992 has been, a member of the immediate family of any of the individuals referred to in clause (i) above; and (iii) any trust or other Entity (other than Fisher) in which any one of the individuals referred to in clauses (i) (ii) or (iii) above holds (or in which more than one of such individuals collectively hold) beneficially or otherwise, a material voting, proprietary or equity interest.)

    8.10 FISHER'S FINANCIAL CONDITION IMMEDIATELY PRIOR TO CLOSING. Evidence, in form reasonably satisfactory to Parent, is provided that Fisher, as of December 31, 1995, and without contemplation of the Mergers, had working capital of no less than $200,000.

    8.11 HALIS ACQUISITION. All conditions to the closing of the HALIS Acquisition pursuant to the Stock Purchase Agreement described in Section 7.11(iii) shall have been satisfied or waived prior to Closing.

    8.12 COMPUCOM WAIVER. Fisher shall have obtained a Consent and Waiver, in form and substance reasonably acceptable to the Companies, from Compucom Acquisition Corp. ("Compucom") whereby Compucom consents to Fisher and the Surviving Corporations marketing their products and services to the hospitality and healthcare industries and marketing their network integration products and services to a variety of industries in all geographic areas; and whereby Compucom waives its rights under Section 1 of the Non-Competition Agreement between Compucom and Fisher dated March 25, 1994 with respect to the foregoing activities.

Section 9.    TERMINATION

    9.1  TERMINATION EVENTS.  This Agreement may be terminated prior to the
Closing:

         (a) by Fisher if Fisher reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of Fisher to comply with or perform any covenant or obligation of Fisher set forth in this Agreement);

         (b) by the Parent if the Parent reasonably determines that the timely satisfaction of any condition set forth in Section 8 has become impossible (other than as a result of any failure on the part of the Parent, the Companies or any of the Designated Persons to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Fisher);

         (c) by Fisher at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time;

         (d) by the Parent at or after the Scheduled Closing Time if any condition set forth in Section 8 has not been satisfied by the Scheduled Closing Time;

         (e) by Fisher if the Closing has not taken place on or before June 30, 1996 (other than as a result of any failure on the part of Fisher to comply with or perform any covenant or obligation of Fisher set forth in this Agreement);

         (f) by the Parent if the Closing has not taken place on or before June 30, 1996 (other than as a result of the failure on the part of the Parent, the Companies or any of the Designated Persons to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Fisher);

         (g) by Fisher under the circumstances described in Section 4.3(b);

         (h) by Parent under the circumstances described in Section 4.5;

         (i) by Fisher under the circumstances described in Section 5.4;

         (j) by  Fisher under the circumstances described in Section 5.5; or

         (k) by the mutual consent of Fisher and the Parent.

    9.2 TERMINATION PROCEDURES. If Fisher wishes to terminate this Agreement pursuant to Section 9.1(a), (c), (e), (g), (i) or (j), Fisher shall deliver to the Parent a written notice stating that Fisher is terminating this Agreement and setting forth a brief description of the basis on which Fisher is terminating this Agreement. If the Parent wishes to terminate this Agreement pursuant to Section 9.1(b), (d), (f), or (h), the Parent shall deliver to Fisher a written notice stating that the Parent is terminating this Agreement and setting forth a brief description of the basis on which the Parent is terminating this Agreement.

    9.3  EFFECT OF TERMINATION.  If this Agreement is terminated pursuant to
Section 9.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) no party shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Sections 12, as well as paragraph 7 of the Letter of Intent. If Fisher terminates this Agreement pursuant to Section 9.1(i) it will be liable to the Companies for the reimbursements and payments described in Section 5.4, in lieu of any other payments, claims or damages to the Parent, the Companies or the Designated Persons on account of such termination.

Section 10.   INDEMNIFICATION, ETC.

    10.1 INDEMNIFICATION BY THE PARENT AND THE DESIGNATED PERSONS. The Parent and the Designated Persons, jointly and severally agree to indemnify Fisher and the Surviving Corporations, and their respective current and future officers, directors, employees, affiliates, successors and assigns, and hold them harmless at all times after the date of this Agreement from and against and in respect of, any and all liabilities, losses, damages, settlements, claims, costs and expenses, including without limitation attorneys' fees, arising out of or due to the breach of any representation, warranty or covenant of the Parent, the Designated Persons or the Companies set forth in this Agreement or in any of the exhibits or other documents delivered pursuant hereto relating to an event or condition that arose prior to February 15, 1995, and any and all actions, suits, proceedings, demands, assessments or judgments, and costs and expenses, incident to any of the foregoing. Notwithstanding the foregoing, the Parent and the Designated Persons shall have an obligation to indemnify Fisher and the Surviving Corporations for any breach of a representation or warranty contained in Section 2 of this Agreement if the event or condition giving rise to such breach arose after February 15, 1995 and the Parent, the Companies or the Designated Persons had actual knowledge of such event or condition on or prior to the date of this Agreement.

    10.2 INDEMNIFICATION BY FISHER AND THE SURVIVING CORPORATION. Fisher and the Surviving Corporations agrees to indemnify the Parent and its current and future members, officers, directors, employees, affiliates, successors and assigns, and hold it harmless at all times after the date of this Agreement from and against and in respect of any and all liabilities, losses, damages, settlements, claims, costs and expenses, including, without limitation, attorneys' fees, arising out of or due to the breach of any representation, warranty or covenant of Fisher set forth in this Agreement or in any of the exhibits or other documents delivered pursuant hereto, and any and all actions, suits, proceedings, demands, assessments or judgments, and costs and expenses, incident to the foregoing.

    10.3 LIMITATIONS ON INDEMNIFICATION.  Notwithstanding any provision of this
Section 10 to the contrary:

         (a) The Parent and the Designated Persons shall not be liable for payment of any claim for indemnification under Section 10.1 unless and until the aggregate amount of all indemnifiable claims under Section 10.1 shall exceed $50,000, in which case the Parent and the Designated Persons shall be liable only for payment of the amount by which such claims exceed such $50,000 threshold. The total liability of the Parent and the Designated Persons under
Section 10.1 shall not in any event exceed $250,000 in the aggregate.

         (b) Fisher and the Surviving Corporations shall not be liable for payment of any claim for indemnification under Section 10.2 unless and until the aggregate amount of indemnifiable claims under Section 10.2 shall exceed $50,000, in which case Fisher or the Surviving Corporations, shall be liable only for payment of the amount by which such claims exceed such $50,000 threshold. The total aggregate liability of Fisher and the Surviving Corporations under Section 10.2 shall not in any event exceed $250,000 in the aggregate.

         (c) No party shall have any obligation with respect to a claim pursuant to Sections 10.1 or 10.2 unless the party asserting such claim shall have delivered a notice of such claim in good faith in accordance with Section 10.4(a) on or prior to the first day of the twelfth (12th) calendar month following the Closing Date.

    10.4 PROCEDURE.

         (a) The Parent and the Designated Persons, on the one hand, and Fisher and the Surviving Corporations, on the other hand, each agree to promptly notify each other if any of them becomes aware of any liability, loss, damage, settlement, claim, cost or expense with respect to which indemnity may be asserted under this Section 10 (hereinafter referred to as a "claim"), provided that failure to notify the indemnifying party shall not relieve such party from liability except to the extent such party is prejudiced thereby. Failure to deliver a notice prior to the date referred to in Section 10.3(c) shall, however, absolutely bar any claim for indemnity for such claim. The party entitled to indemnity (the "Indemnitee") shall permit the party responsible for such indemnity (the "Indemnitor") to assume the defense of any such claim or any litigation resulting from such claim.

         (b) If the Indemnitor assumes the defense of any such claim or litigation resulting therefrom, the Indemnitee may participate, at its expense, in the defense of such claim or litigation provided that the Indemnitor shall direct and control the defense of such claim or litigation. Except with the written consent of Indemnitee, which consent shall not be unreasonably withheld, the Indemnitor shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee of a release from all liability in respect of such claim or litigation.

         (c) If the Indemnitor shall not assume the defense of any such claim or litigation resulting therefrom, the Indemnitee may defend against such claim or litigation in such manner as it may deem appropriate. The Indemnitee shall not enter into any settlement of such claim or litigation without the written consent of the Indemnitor, which consent shall not be unreasonably withheld.
The Indemnitor shall promptly reimburse the Indemnitee from time to time for any and all amounts paid for or incurred by the Indemnitee and for which the Indemnitor is obligated pursuant to this Section 10, upon submission by the Indemnitee of a statement reflecting the basis upon which such indemnification is sought and the computation of such amounts.

         (d) The Indemnitee shall make available to the Indemnitor or its Representatives all records and other materials required by them and in the possession or under control of the Indemnitee, for the use of the Indemnitor and its Representatives in defending any such claim, and shall in other respects give reasonable cooperation in such defense.

Section 11.   REGISTRATION OF SHARES

    11.1 REGISTRATION STATEMENT.

         (a) After the Closing Date, Fisher shall file with the SEC a registration statement (the "Registration Statement") with respect to resales of shares of Fisher Common Stock received in the Mergers by each Participating Holder (as defined in Section 11.1(d)). Fisher shall use reasonable efforts:
(a) to cause the Registration Statement to be declared effective by the SEC on or before the date 90 days after the Closing Date; and (b) to cause the Registration Statement to remain effective until the earlier of (i) the third anniversary of the Closing Date, or (ii) the date on which the distribution described in the Registration Statement is completed as to all Participating Holders (as defined in subsection (c) below).

         (b) Fisher shall (at its own expense):

             (i) prepare and file promptly with the SEC such amendments to the Registration Statement, and such supplements to the related prospectus, as may be required in order to comply with the applicable provisions of the Securities Act, including, without limitation, to maintain the effectiveness or currency thereof;

             (ii) furnish to the respective Participating Holders such numbers of copies of a prospectus conforming to the requirements of the Securities Act as they may reasonably request in order to facilitate the disposition of the shares covered by the Registration Statement; and

             (iii) use reasonable efforts to register and qualify the shares covered by the Registration Statement under the Securities laws of such states as the respective Participating Holders may reasonably request, provided, however, that Fisher shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any of such states.

         (c) Notwithstanding anything to the contrary herein, no Person who receives Fisher Common Stock in the Mergers shall have any rights under this
Section 11 unless such Person executes and delivers to Fisher, a written agreement, reasonably satisfactory in form and content to Fisher, confirming that such Person wishes to be allowed to sell Fisher Common Stock pursuant to the Registration Statement and agrees to be bound by the provisions of this Section 11. (A Person who holds any of the Fisher Common Stock delivered in the Mergers and who executes and delivers such an agreement is referred to in this Section 11 as a "Participating Holder.") Any Participating Holder who delivers such an agreement more than 30 days after the Closing Date may be required to pay, as a condition to exercising rights under this Section 11, the amount of incremental expenses incurred by Fisher in complying therewith. No Participating Holder shall sell any Fisher Common Stock pursuant to the Registration Statement at any time Fisher shall have furnished written notice that the Registration Statement is not then effective or the prospectus that forms a part thereof is not current.

         (d) Notwithstanding anything to the contrary contained herein, all of Fisher's obligations under this Section 11.1 (including its obligation to file and maintain the effectiveness of the Registration Statement) shall terminate and expire as of the earliest date on which all of the shares of Fisher Common Stock issued in the Mergers can be sold without any restrictions as to volume or manner of sale pursuant to subsection (k) of Rule 144 under the Securities Act.

    11.2 INDEMNIFICATION.

         (a) Fisher agrees to indemnify, to the extent permitted by law, each Participating Holder against all Damages suffered by such Participating Holder as a result of any untrue or alleged untrue statement of material fact contained in the Registration Statement or in the related prospectus or preliminary prospectus (or in any amendment thereof or supplement thereto) or as a result of any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such untrue statement or omission or alleged untrue statement or omission results from or is contained in any information furnished in writing to Fisher by such Participating Holder for use therein or results from such Participating Holder's failure to deliver a copy of a Registration Statement or related prospectus (or any amendment thereof or supplement thereto) after Fisher has furnished such Participating Holder with a sufficient number of copies thereof.

         (b) In connection with the Registration Statement, each Participating Holder (i) shall furnish to Fisher in writing such information and affidavits as Fisher reasonably requests for use in connection with such Registration Statement or the related prospectus, and (ii) to the extent permitted by law, will indemnify Fisher, its directors and officers and each Person who controls Fisher (within the meaning of the Securities Act) against all Damages resulting from any untrue or alleged untrue statement of material fact contained in such Registration Statement or in the related prospectus or preliminary prospectus (or in any amendment thereof or supplement thereto) or from any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or alleged untrue statement or omission results from or is contained in any information or affidavit furnished in writing by such Participating Holder.

         (c) Any Person entitled to indemnification under this Section 11 will
(i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) unless in the indemnified party's reasonable judgment a conflict of interest exists between the indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any consent to the entry of any judgment or any settlement made by the indemnified party without the indemnifying party's consent (but such consent will not be unreasonably withheld). Any indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will pay the fees and expenses of only one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest exists between such indemnified party and any other indemnified party with respect to such claim (in which case the indemnifying party will pay the fees and expenses of additional counsel).

    11.3 DELAY OF REGISTRATION. For a period not to exceed 90 days, Fisher may delay the filing or effectiveness of the Registration Statement, or suspend the use of the Registration Statement (and the Participating Holders hereby agree not to offer or sell any shares of Fisher Common Stock pursuant to the Registration Statement during such period), at any time when Fisher, in its reasonable judgment (confirmed in writing if requested by any Participating Holder), believes:

         (a) that the filing of a Registration Statement or the offering or sale of Fisher Common Stock pursuant thereto, or the making of any required disclosure in connection therewith, could reasonably be expected to have a material adverse effect upon (i) a pending or scheduled offering of Fisher's securities, (ii) an acquisition, merger, consolidation, joint venture, equity investment or other potentially significant transaction or event, or (iii) any negotiations, discussions or proposal with respect to any of the foregoing; and

         (b) that the failure to disclose any material information with respect to any of the foregoing could result in a violation of the Securities Act, the Exchange Act or any provision of any state securities law.

In the event Fisher reasonably believes that any of the foregoing circumstances are continuing after such 90-day period, it may, with the consent of the holders of a majority of the shares of Fisher Common Stock subject (or to be subject) to the Registration Statement (which consent shall not be unreasonably withheld) extend such 90-day period for one additional 30-day period.

    11.4 AMENDMENT OF SECTION 11. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 11 may be amended by Fisher at any time with the consent of the holders of a majority of the shares of Fisher Common Stock that are at that time subject (or to be subject) to the Registration Statement.

Section 12.   MISCELLANEOUS PROVISIONS

    12.1 DESIGNATED PERSONS' AGENT. The Designated Persons hereby irrevocably appoint Paul W. Harrison as their agent for purposes of Sections 10 and 12.10(d) (the "Designated Persons' Agent"), and Paul W. Harrison hereby accepts this appointment as the Designated Persons' Agent. Fisher shall be entitled to deal exclusively with the Designated Persons' Agent on all matters relating to Sections 10 and 12.10(d), and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Designated Person by the Designated Persons' Agent, and on any other action taken or purported to be taken on behalf of any Designated Person by the Designated Persons' Agent, as fully binding upon such Designated Person. If the Designated Persons' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Designated Persons, then the Designated Persons shall, within ten (10) days after such death or disability, appoint a successor agent and, immediately thereafter, shall notify Fisher of the identity of such successor. Any such successor shall become the "Designated Persons' Agent" for purposes of Sections 10 and 12.10(d). If for any reason there is no Designated Persons' Agent at any time, all references herein to the Designated Persons' Agent shall be deemed to refer to the Designated Persons.

    12.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

    12.3 FEES AND EXPENSES. Subject to Sections 10 and 5.4, all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) any investigation and review conducted by such party of the other parties' business (and the furnishing of information in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Mergers (collectively, the "Merger Fees") shall be paid: (i) by Fisher, if incurred by Fisher or the Merger Subs; and (ii) by the Companies, if incurred by the Companies, Parent or the Designated Persons.

    12.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

    12.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

         if to Fisher:

              Fisher Business Systems, Inc.
              1950 Spectrum Circle
              Suite 400
              Marietta, Georgia  30067
              Attention: Larry Fisher, President
              Facsimile:  (404) 992-3404

         with a copy to:

              Smith, Gambrell & Russell
              3343 Peachtree Road, N.E.
              Suite 1800
              Atlanta, Georgia 30326-1010
              Attn: William L. Meyer, Esq.
              Facsimile:  (404) 264-2652

         if to the Parent:

              AUBIS, L.L.C.
              200 Hembree Park Drive
              Suite K
              Roswell, Georgia  30076
              Attn: Paul Harrison, Chairman & CEO
              Facsimile:  (770) 667-2129

         with a copy to:

              Kilpatrick & Cody
              1100 Peachtree Street, Suite 2800
              Atlanta, Georgia 30309-4530
              Attn: Brian L. Schleicher, Esq.
              Facsimile:  (404) 815-6555
         if to the Companies:

              AUBIS Hospitality Systems, Inc.
              200 Hembree Park Drive
              Suite K
              Roswell, Georgia 30076
              Attn: Paul W. Harrison
              Facsimile:  (770) 667-2129

              AUBIS Systems Integration, Inc.
              200 Hembree Park Drive
              Suite K
              Roswell, Georgia 30076
              Attn: Paul W. Harrison
              Facsimile:  (770) 667-2129

         if to any of the Designated Persons:

              c/o Paul W. Harrison
              200 Hembree Park Drive
              Suite K
              Roswell, Georgia 30076
              Facsimile:  (770) 667-2129

    12.6 CONFIDENTIALITY. On and at all times after the Closing Date, the Parent and each Designated Person shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in the Parent's or such Designated Person's possession that relates to the business of the Companies or Fisher.

    12.7  TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

    12.8 HEADINGS. The bold-faced Section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

    12.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

    12.10 GOVERNING LAW; VENUE.

          (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Georgia (without giving effect to principles of conflicts of laws).

          (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought to otherwise commenced in any state or federal court located in Fulton County, Georgia. Each party to this Agreement:

              (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in Fulton County, Georgia (and each appellate court located in the State of Georgia) in connection with any such legal proceeding;

              (ii) agrees that each state and federal court located in Fulton County, Georgia shall be deemed to be a convenient forum; and

             (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in Fulton County, Georgia, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

         (c) The Designated Persons irrevocably constitute and appoint the Designated Persons' Agent as their agent to receive notices hereunder and service of process in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

    12.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Parent, the Companies and their successors and assigns (if any); the Designated Persons and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Fisher and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Parent, the Designated Persons; Fisher; and the respective successors, heirs personal representatives and assigns (if any) of the foregoing.

    12.12 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach of threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

    12.13     WAIVER.

         (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

         (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

    12.14 AMENDMENTS. Subject to Section 11.4, this Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

    12.15 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

    12.16 PARTIES IN INTEREST. Except for the provisions of Section 10, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors, heirs, personal representatives and assigns (if any).

    12.17 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof, including without limitation the Letter of Intent (other than paragraph 7 thereof, which shall survive to the extent provided herein).

    12.18     CONSTRUCTION.

         (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

         (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

         (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

         (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

   The parties hereto have caused this Amended and Restated Agreement to be restated, executed and delivered as of March 29, 1996.

                                       "FISHER"
                                       FISHER BUSINESS SYSTEMS, INC.,
                                        a Georgia corporation


                                       By:  /s/ Larry Fisher
                                          -------------------------------------
                                       Its:  President
                                           ------------------------------------


                                       "PARENT"
                                       AUBIS, L.L.C.,
                                        a Georgia limited liability company


                                       By:  /s/ Paul W. Harrison
                                          -------------------------------------
                                       Its:  Managing Member
                                           ------------------------------------


                                       "COMPANIES"
                                       AUBIS HOSPITALITY SYSTEMS, INC.,
                                        a Georgia corporation


                                       By:  /s/ Paul W. Harrison
                                          -------------------------------------
                                       Title:  President
                                             ----------------------------------

                                       AUBIS SYSTEMS INTEGRATION, INC.,
                                        a Georgia corporation


                                       By:  /s/ Paul W. Harrison
                                          -------------------------------------
                                       Title:   President
                                             ----------------------------------


                                       "DESIGNATED PERSONS"

                                       PAUL HARRISON ENTERPRISES, INC.


                                       By:  /s/ Paul Harrison
                                          -------------------------------------
                                                Paul Harrison

                                       Its:  President
                                           ------------------------------------



                                       /s/ Nathan L. Lipson
                                       ----------------------------------------
                                           Nathan L. Lipson, in his
                                           individual capacity


                                       /s/ Gordon E. Random
                                       ----------------------------------------
                                           Gordon E. Random, in his
                                           individual capacity


                                       /s/ Paul Harrison
                                       ----------------------------------------
                                           Paul Harrison, in his
                                           individual capacity

                                   EXHIBIT A

                               Designated Persons


                                     Names
                                     -----

                        Paul Harrison Enterprises, Inc.
                                 Paul Harrison
                                Nathan L. Lipson
                                Gordon E. Random

                                   EXHIBIT B

                              CERTAIN DEFINITIONS


     For purposes of the Agreement (including this Exhibit B):

     ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

     (a) the sale, license, disposition or acquisition of all or a material portion of the Companies' businesses or assets;

     (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Companies, Fisher or the Merger Subs, as the case may be; (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire, or otherwise relating to, any capital stock or other equity security of the Companies, Fisher or the Merger Subs, as the case may be; or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Companies, Fisher or the Merger Subs, as the case may be; or

     (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Companies, Fisher or the Merger Subs, as the case may be.

     AGREEMENT. "Agreement" shall mean the Amended and Restated Agreement and Plan of Merger and Reorganization to which this Exhibit B is attached (including the Disclosure Schedule), as it may be further amended from time to time.

     COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Companies are a party; (b) by which the Companies or any of their assets are or may become bound or under which the Companies have, or may become subject to, any obligation; or (c) under which the Companies have or may acquire any right or interest.

     COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Companies or otherwise used by the Companies.

     CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

     DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Fisher on behalf of the Parent, the Companies and the Designated Persons.

     EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

     ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     ENVIRONMENTAL LAW. "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

     EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     GOVERNMENTAL AUTHORIZATION.  "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitute, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Companies if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Parent's and Designated Persons' Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on either of the Companies' business, condition, assets, liabilities, operations, financial performance or prospects.

     MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, asbestos, PCBs, petroleum and petroleum products and any other substance that is now or in the future regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     PERSON.  "Person" shall mean any individual, Entity or Governmental Body.

     PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, source code, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     REPRESENTATIVES "Representatives" shall mean officers, directors, employees, agents, attorneys, accounts, advisors and representatives.

     SEC.  "SEC" shall mean the United States Securities and Exchange
Commission.

     SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

     TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                   EXHIBIT C

 Directors and Officers of Fisher and Surviving Corporations After the Mergers


A.   FISHER
     ------

     Directors
     ---------

1.   Larry Fisher
2.   Jeff Brenner
3.   Paul W. Harrison
4.   Nate Lipson
5.   [To be determined by Paul W. Harrison]
6.   [To be determined mutually by Pual W. Harrison and Larry Fisher]
7.   [To be determined mutually by Paul W. Harrison and Larry Fisher]


     Officers
     --------

Paul W. Harrison - Chairman & CEO

Larry Fisher - President & COO

B.   SURVIVING CORPORATION #1 (AHS MERGER SUB)

     Directors
     ---------

     Paul W. Harrison
     Larry Fisher
     Nate Lipson

     Officers
     --------

     Paul W. Harrison - Chairman and Chief Executive Officer

C.   SURVIVING CORPORATION #2 (ASI MERGER SUB)

     Directors
     ---------

     Paul W. Harrison
     Larry Fisher
     Nate Lipson

     Officers
     --------

     Paul W. Harrison - Chairman and Chief Executive Officer

                                   EXHIBIT D


                               Related Party Debt


(1)  Indebtedness payable to AUBIS, L.L.C. in an amount not to exceed $107,500.

(2)  Promissory  Notes payable to Nathan I. Lipson in the original amount of:

                                      Date
                                    --------

                    $ 10,000        07/15/94
                    $ 32,000        08/22/94
                    $  5,000        10/06/95
                    $  6,000        10/18/94
                    $  6,000        11/01/94
                    $  6,000        12/15/95
                    $100,000        02/08/96
                    --------
       Total        $165,000
                    ========

(3) Promissory Note from AHS payable to Debbi L. Blackburn dated November 17, 1995 in the principal amount of $21,100 as replaced by that certain Promissory Note dated March 28, 1996 in the original principal amount of $37,527.15.

(4) Promissory Note from AHS payable to Paul W. Harrison in the original amount of $9,000 dated December 19, 1995.

                           FIRST AMENDMENT TO AMENDED
                   AND RESTATED AGREEMENT AND PLAN OF MERGER

          This First Amendment to Amended and Restated Agreement and Plan of Merger is entered into as of September 27, 1996 by and among Fisher Business Systems, Inc., a Georgia corporation ("Fisher"), Aubis, L.L.C., a Georgia limited liability company ("Parent"), Aubis Hospitality Systems, inc., a Georgia corporation and wholly-owned subsidiary of the Parent, ("AHS"); Aubis Systems Integration, Inc., a Georgia corporation and a wholly-owned subsidiary of the Parent ("ASI") (AHS and ASI are hereinafter sometimes referred to collectively as the "Companies"), Paul Harrison Enterprises, Inc., a Georgia corporation, Nathan Lipson, Gordon Random and Paul Harrison, all individual residents of Georgia.

          A. The parties hereto entered into an Agreement and Plan of Merger and Reorganization as of December 31, 1995, which was amended and restated in an Amended and Restated Agreement and Plan of Merger and Reorganization as of March 29, 1996 (such agreement, as amended and restated, shall be referred to hereinafter as the "Original Agreement").

          B. The parties wish to amend the Original Agreement as provided herein.

                               A G R E E M E N T

          The parties hereby amend the Original Agreement as follows:

          1. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Original Agreement.

          2. Section 1.4(e) of the Original Agreement is hereby deleted and the following new Section 1.4(e) is hereby substituted in its place:

          "(e) Immediately following the Closing, Fisher's Board of Directors shall cause the number of seats on such Board to increase from four members to seven members. As soon as practicable after the Closing, Fisher's Board of Directors shall elect three members to fill the newly created vacancies, two of whom shall be mutual nominees of Larry Fisher and Paul Harrison, the other of whom shall be a nominee of Paul Harrison."

          3. FAAC shall be added as a party to the Original Agreement and shall be the Merger Sub referred to therein.

          4. Section 1.5(a), fourth line, of the Original Agreement is hereby amended by changing "10,500,000" to "10,000,000."

          5. Section 9.1(f) is hereby amended by changing "June 30, 1996" to "November 30, 1996."

          6. AUBIS hereby consents to the offer and sale by Fisher of (i) up to $1.5 million in debt that is convertible into common stock of Fisher (on the basis of $1.00 in debt being convertible to one share of Common Stock of Fisher) so long as AUBIS is afforded the opportunity to participate in such offering if it so elects and so long as no more than 1,500,000 shares of Fisher Common Stock are issued upon any such conversion, and (ii) up to 5,000,000 shares of Fisher Common Stock and 1,666,667 Common Stock Purchase Warrants. This consent is intended to modify, and is not in addition to, the permitted offerings set forth in Section 5.2(f) of the Original Agreement.

          Except as expressly amended hereby, the Original Agreement shall continue in full force and effect.

          The parties have caused this First Amendment to be executed and delivered as of the date first stated above.

                                       FISHER BUSINESS SYSTEMS, INC.,
                                        a Georgia corporation


                                       By:   /s/ Larry Fisher
                                          -------------------------------------
                                       Its:  Chairman
                                           ------------------------------------


                                       AUBIS, L.L.C., a Georgia
                                        limited liability company


                                       By:   /s/ Paul W. Harrison
                                          -------------------------------------
                                       Its:  Managing Member
                                           ------------------------------------


                                       AUBIS HOSPITALITY SYSTEMS, INC.,
                                        a Georgia corporation


                                       By:   /s/ Paul W. Harrison
                                          -------------------------------------
                                       Its:  President
                                           ------------------------------------


                                       AUBIS SYSTEMS INTEGRATION, INC.,
                                        a Georgia corporation


                                       By:   /s/ Paul W. Harrison
                                          -------------------------------------
                                       Its:  President
                                           ------------------------------------


                                       PAUL HARRISON ENTERPRISES, INC.,
                                        a Georgia corporation


                                       By:   /s/ Paul W. Harrison
                                          -------------------------------------
                                       Its:  President
                                           ------------------------------------


                                       /s/ Nathan Lipson                 (SEAL)
                                       ----------------------------------
                                           NATHAN LIPSON


                                       /s/ Gordon Random                 (SEAL)
                                       ----------------------------------
                                           GORDON RANDOM


                                       /s/ Paul Harrison                 (SEAL)
                                       ----------------------------------
                                           PAUL HARRISON

                                       All individual residents of
                                        the State of Georgia

                                                                      APPENDIX B



                            STOCK PURCHASE AGREEMENT
                                    BETWEEN
                         FISHER BUSINESS SYSTEMS, INC.
                                    AS BUYER
                                      AND
                                 HALIS, L.L.C.
                                   AS SELLER
                                      AND
                              PAUL W. HARRISON AND
                                  JAMES ASKEW
                        AS SIGNIFICANT MEMBERS OF SELLER
                              FOR THE PURCHASE AND
                       SALE OF ALL ISSUED AND OUTSTANDING
                                CAPITAL STOCK OF
                              HALIS SOFTWARE, INC.
                           DATED AS OF MARCH 29, 1996

                               TABLE OF CONTENTS
                               -----------------
                                                                 Page

ARTICLE I    SALE OF STOCK
      1.1    Sale of Stock...................................... B-6
      1.2    Purchase Price..................................... B-6
      1.3    Closing of Purchase and Sale....................... B-6

ARTICLE II   REPRESENTATIONS AND WARRANTIES OF THE SELLER
      2.1    Due Incorporation and Qualification................ B-7
      2.2    Outstanding Capital Stock.......................... B-7
      2.3    Options or Other Rights............................ B-7
      2.4    Title To Stock..................................... B-7
      2.5    Subsidiaries and Investments....................... B-7
      2.6    Articles of Incorporation and By-Laws.............. B-7
      2.7    Books and Records.................................. B-8
      2.8    Authority of Seller and the Company................ B-8
      2.9    Financial Statements............................... B-8
     2.10    No Undisclosed Liabilities......................... B-9
     2.11    Recent Developments................................ B-9
     2.12    Litigation......................................... B-9
     2.13    Taxes.............................................. B-9
     2.14    Title to Properties; Assets Complete.............. B-10
     2.15    Compliance with Laws.............................. B-10
     2.16    Contracts and Other Agreements.................... B-10
     2.17    Software.......................................... B-12
     2.18    Leases............................................ B-12
     2.19    Accounts and Notes Receivable..................... B-12
     2.20    Fixed Assets...................................... B-13
     2.21    Trade Name and Other Intangibles.................. B-13
     2.22    Suppliers and Customers........................... B-13
     2.23    Labor Relations; Employees........................ B-13
     2.24    Employee Benefit Plans............................ B-14
     2.25    Insurance......................................... B-15
     2.26    Environmental Matters............................. B-15
     2.27    Officers, Directors and Key Employees............. B-16
     2.28    Restrictive Documents............................. B-16
     2.29    Franchises and Licenses........................... B-16
     2.30    Transactions with Affiliated Parties.............. B-16
     2.31    Bank Accounts and Powers of Attorney.............. B-16
     2.32    Absence of Changes................................ B-16
     2.33    Disclosure........................................ B-17
     2.34    Broker's or Finder's Fees......................... B-17
     2.35    Copies of Documents............................... B-17


ARTICLE III  REPRESENTATIONS OF BUYER
      3.1    Incorporation and Qualification................... B-17
      3.2    Articles of Incorporation and By-Laws............. B-17
      3.3    Authority of Buyer................................ B-17
      3.4    Securities Compliance............................. B-18
      3.5    Pending Actions................................... B-19
      3.6    Capital Stock..................................... B-19

      3.7     Absence of Changes................................... B-19
      3.8     Accuracy of SEC Documents............................ B-19
      3.9     Broker's or Finder's Fees............................ B-19

ARTICLE IV    COVENANTS TO BE PERFORMED PRIOR TO THE CLOSING
      4.1     Operation in Ordinary Course......................... B-20
      4.2     Notice of Events..................................... B-20
      4.3     Exclusive Dealing.................................... B-20
      4.4     Examinations and Investigations...................... B-20
      4.5     Affiliate Indebtedness Owed to the Company........... B-21
      4.6     Affiliate Indebtedness Owed by the Company........... B-21

ARTICLE V     CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER
              TO CLOSE
      5.1     Representations and Covenants........................ B-21
      5.2     Litigation........................................... B-21
      5.3     Net Worth and Cash of the Company.................... B-21
      5.4     Governmental Permits and Approvals................... B-22
      5.5     Third Party Consents................................. B-22
      5.6     Transfer Taxes....................................... B-22
      5.7     Estoppel Certificates................................ B-22
      5.8     No Material Adverse Change........................... B-22
      5.9     Books and Records.................................... B-22
     5.10     Good Standing Certificates, Etc...................... B-22
     5.11     Non-Compete Agreements............................... B-22
     5.12     Subscription Agreement............................... B-22
     5.13     Authorization of Shares.............................. B-22
     5.14     Ratification of Agreement............................ B-22
     5.15     Closing of AUBIS Acquisition......................... B-22

ARTICLE VI    CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER
              TO CLOSE
      6.1     Representations and Covenants........................ B-23
      6.2     Litigation........................................... B-23
      6.3     Governmental Permits and Approvals................... B-23
      6.4     Resolutions.......................................... B-23
      6.5     Good Standing Certificates, etc...................... B-23
      6.6     Authorization of Shares.............................. B-23
      6.7     Ratification of Agreement............................ B-23
      6.8     Closing of AUBIS Acquisition......................... B-23

ARTICLE VII   ACTIONS TO BE TAKEN AT THE CLOSING
      7.1     Stock Certificates................................... B-23
      7.2     Purchase Price....................................... B-24
      7.3     Opinion of Counsel to the Sellers.................... B-24
      7.4     Opinion of Counsel to the Buyer...................... B-24
      7.5     Resignations of Directors and Officers............... B-24
      7.6     Closing Certificate of the Seller.................... B-24
      7.7     Closing Certificate of the Buyer..................... B-24
      7.8     Other Documents and Certificates..................... B-24
      7.9     Election of Board of Directors....................... B-24

ARTICLE VIII  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
              INDEMNIFICATION
      8.1     Survival of Representations and Warranties........... B-24

        8.2   Seller's and Principals' Indemnity Agreement.............. B-24
        8.3   Buyer's Indemnity Agreement............................... B-25
        8.4   Indemnification Procedure................................. B-26
        8.5   Set-off................................................... B-26
        8.6   Limitations on Liability of Seller and Principals......... B-26

ARTICLE IX    TERMINATION OF AGREEMENT
        9.1   Termination............................................... B-26
        9.2   Survival.................................................. B-27


ARTICLE X     REPRESENTATIONS AND WARRANTIES OF SELLER IN CONNECTION
              WITH OFFER OF BUYER'S STOCK
       10.1   Accredited Investor....................................... B-27
       10.2   Acquisition for Investment................................ B-27
       10.3   Unregistered Securities................................... B-27
       10.4   Disclosure................................................ B-28

ARTICLE XI    REGISTRATION OF SHARES
       11.1   Registration Statement.................................... B-28
       11.2   Indemnification........................................... B-29
       11.3   Delay of Registration..................................... B-29
       11.4   Amendment of Section 11................................... B-30


ARTICLE XII   MISCELLANEOUS
       12.1   Publicity................................................. B-30
       12.2   Knowledge................................................. B-30
       12.3   Gender.................................................... B-30
       12.4   Expenses.................................................. B-30
       12.5   Brokerage Commissions and Finder's Fees................... B-30
       12.6   Entire Agreement.......................................... B-31
       12.7   Waivers and Consents...................................... B-31
       12.8   Notices................................................... B-31
       12.9   Rights of Third Parties................................... B-31
      12.10   Headings.................................................. B-32
      12.11   Governing Law............................................. B-32
      12.12   Jurisdiction.............................................. B-32
      12.13   Parties in Interest....................................... B-32
      12.14   Counterparts.............................................. B-32
      12.15   Severability.............................................. B-32
      12.16   Arbitration............................................... B-32


                               LIST OF SCHEDULES
                               -----------------


Schedule 2.1     - Due Incorporation and Qualification
Schedule 2.2     - Outstanding Capital Stock
Schedule 2.6     - Articles of Incorporation and By-Laws
Schedule 2.8     - Consents Required for Seller
Schedule 2.9     - Financial Statements
Schedule 2.11    - Recent Developments
Schedule 2.12    - Litigation
Schedule 2.13    - Taxes

Schedule 2.15      - Compliance with Laws
Schedule 2.16      - Contracts and Other Agreements
Schedule 2.18      - Leases
Schedule 2.19      - Accounts Receivable
Schedule 2.20      - Fixed Assets
Schedule 2.21      - Trade Names and Other Intangibles
Schedule 2.22      - Suppliers and Customers
Schedule 2.24      - Employee Benefit Plans
Schedule 2.25      - Insurance
Schedule 2.26      - Officers, Directors and Key Employees
Schedule 2.29      - Franchises and Licenses
Schedule 2.30      - Transactions with Affiliated Parties
Schedule 2.31      - Bank Accounts and Powers of Attorney

                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT dated as of the 29th day of March, 1996, by and among FISHER BUSINESS SYSTEMS, INC., a Georgia corporation ("Buyer"), HALIS, L.L.C., a Georgia limited liability company ("Seller"), the owner of all the issued and outstanding shares of capital stock of HALIS SOFTWARE, INC., a Georgia corporation (the "Company"), and Paul W. Harrison and James E. Askew, the significant members of Seller (the "Principals").


                             W I T N E S S E T H :
                             - - - - - - - - - -


     WHEREAS, the Company is the surviving corporation of a merger effected on March 7, 1996, between ProHealth Solutions, Inc. ("PSI") and HALIS Software, Inc. ("HSI"), both Georgia corporations;

     WHEREAS, Seller owns all 1,000 shares of common stock, no par value, of the Company, being all of the issued and outstanding shares of the capital stock of the Company (the "Stock");

     WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Stock pursuant to this Agreement;

     WHEREAS, it is the intention of the parties hereto that upon consummation of the purchase and sale of the Stock pursuant to this Agreement, Buyer shall own all of the issued and outstanding shares of capital stock of the Company; and

     WHEREAS, the Principals collectively are the direct or indirect owners of a controlling membership interest of the Seller and are entering into this Agreement as joint and several obligors with Seller to induce the Buyer to purchase the stock from Seller;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                                 SALE OF STOCK
                                 -------------


      1.1 Sale of Stock.  Subject to the terms and conditions of this Agreement,
          -------------
and on the basis of the representations and warranties hereinafter set forth, at the Closing (as hereinafter defined), Seller agrees to sell, assign, transfer and deliver the Stock to Buyer, and Buyer agrees to purchase the Stock from Seller. The certificates representing the Stock shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank by Seller, with all necessary transfer tax and other revenue stamps, acquired at the Seller's expense, affixed and canceled. Seller agrees at any time after Closing, without further compensation, to cure any deficiencies with respect to the endorsements of the certificates representing the Stock, or with respect to the stock power accompanying any such certificates, and to take any other actions necessary to fully and completely transfer ownership of the Stock to Buyer free and clear of all liens, encumbrances, equities, restrictions, claims and obligations.

      1.2 Purchase Price.  In full consideration for the purchase by Buyer of
          --------------
the Stock, Buyer shall pay to Seller 5,000,000 shares of the Buyer's Common Stock, $.01 par value, to be issued to Seller at Closing.

      1.3 Closing of Purchase and Sale.  The closing of the purchase and sale
          ----------------------------
provided for herein (the "Closing") shall take place at the offices of Smith, Gambrell & Russell, Suite 1800, 3343 Peachtree Road, N.E., Atlanta, Georgia

30326, beginning at 10:00 A.M. on the first business day which is two (2) days after the date of Buyer's shareholders shall have ratified the transactions described herein, or at such other time and place as the parties shall mutually agree upon (the "Closing Date"), provided the conditions noted in Articles V, VI and VII have been satisfied or waived prior to such date.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------

     As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, and with the knowledge that Buyer shall rely thereon, the Seller and Principals, jointly and severally, represent and warrant to Buyer the following (both as of the Closing Date and as of the date hereof):

      2.1 Due Incorporation and Qualification.  The Company is a corporation
          -----------------------------------
duly organized, validly existing and in good standing under the laws of the State of Georgia, and has the corporate power and lawful authority to carry on its business as now being conducted, and to own or lease and operate its properties and assets as now owned, leased or operated by it. The Company is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on Schedule 2.1 of the Disclosure Schedule, which are the only jurisdictions in which such qualification or authorization is required by law. Except as set forth on
Schedule 2.1 of the Disclosure Schedule, the Company does not file and is not required to file franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the conduct of business or derivation of income therefrom. The Company does not own or lease property or maintain any resident employee in any jurisdiction other than the jurisdictions set forth on Schedule 2.1 of the Disclosure Schedule.

      2.2 Outstanding Capital Stock.  The title, par value, number of authorized
          -------------------------
shares and number of issued and outstanding shares of each class of capital stock of the Company are set forth on Schedule 2.2 of the Disclosure Schedule. No other class of capital stock of the Company is authorized or outstanding.
All of the issued and outstanding shares of the Stock are duly authorized and are validly issued, fully paid and non-assessable.

      2.3 Options or Other Rights.  There is no outstanding right, subscription,
          -----------------------
warrant, conversion right, call, unsatisfied preemptive right, commitment, option or other agreement or right of any kind pursuant to which any person or entity has the right or option to purchase or otherwise to receive from the Company or Seller any shares of the Stock or any shares of the capital stock or any other security of the Company and there is no outstanding security of any kind convertible into or redeemable or exchangeable for any shares of the capital stock or any other security of the Company. There is no shareholders' agreement, voting trust or similar agreement or arrangement to which the Company or Seller is a party which affects or restricts in any way the Seller's rights and obligations with respect to the Stock.

      2.4 Title To Stock.  The Seller beneficially and of record owns, and has
          --------------
full power and authority to convey free and clear of all liens, encumbrances, equities, restrictions, claims and obligations of every kind, all of the shares of Stock and, upon delivery of and payment for such Stock as herein provided, Buyer will acquire good and marketable title thereto, free and clear of all liens, encumbrances, equities, restrictions, claims and obligations of every kind.

      2.5 Subsidiaries and Investments.  The Company has no subsidiaries and
          ----------------------------
does not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in, or have any investment in, any other corporation, partnership, association, trust, joint venture or other entity.

      2.6 Articles of Incorporation and By-Laws.  Schedule 2.6 of the Disclosure
          -------------------------------------
Schedule contains true and complete copies of the Articles of Incorporation of the Company, including all amendments thereto (certified by the Secretary of State of its jurisdiction of incorporation), and By-laws of the Company, including all amendments thereto (certified by its corporate secretary), as in effect on the date hereof, and such By-Laws and Articles of Incorporation will not be amended, rescinded or otherwise modified between the date hereof and the Closing Date.

      2.7 Books and Records.  The corporate minute books, stock certificate
          -----------------
books, stock registers and other corporate records of the Company are true, correct and complete in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. The corporate minute books of the Company contain true and complete records of all meetings, and consents in lieu of meetings, of the Board of Directors and Stockholders of the Company since its incorporation. All actions reflected in said books and records were duly and validly taken in compliance with the laws of the state of incorporation of the Company. None of the Company's records, systems, controls, data or information are recorded, stored, maintained or operated by, or otherwise are wholly or partly dependent upon or held by, any person or entity or media (including any electronic, mechanical or photographic process) which are not under the exclusive ownership and direct control of the Company including all means of access.

      2.8 Authority of Seller and the Company.  The Seller and each Principal
          -----------------------------------
has full power and legal capacity to execute and deliver this Agreement and the other agreements required to be executed and delivered by such Seller or such Principal hereunder (this Agreement and such other agreements being herein called the "Seller Documents") and to carry out the transactions contemplated hereby. The Seller Documents are valid and binding agreements of Seller and each Principal enforceable against Seller and such Principal in accordance with their respective terms. Except as described in Schedule 2.8 of the Disclosure Schedule, no consent, authorization or approval of, or declaration, filing or registration with, any governmental or regulatory authority, or any consent, authorization or approval of any other third party, is necessary in order to enable Seller or either Principal to enter into and perform such Seller's or Principal's obligations under the Seller Documents, and neither the execution and delivery of the Seller Documents nor the consummation of the transactions contemplated thereby will:

          (i) conflict with, require any consent under, result in the violation of, or constitute a breach of any provision of the Articles of Incorporation or By-Laws of the Company or the Operating Agreement or other constitutional documents of Seller;

          (ii) conflict with, require any consent under, result in the violation of, constitute a breach of, or accelerate the performance required on the part of the Seller, either Principal or the Company by the terms of, any evidence of indebtedness or agreement to which the Company, the Seller or any Principal is a party, in each case with or without notice or lapse of time or both, including any mortgage or deed of trust or other agreement creating a lien, charge or encumbrance to which any property of the Company or the Stock is subject, or permit the termination of any such agreement by another person;

          (iii) result in the creation or imposition of any security interest, lien, charge or other encumbrance upon, or restriction on the use of, any property or assets of the Company or the Stock under any agreement or commitment to which the Company or Seller is bound;

          (iv) accelerate, or constitute an event entitling, or which would, on notice or lapse of time or both, entitle the holder of any indebtedness of the Company or the Seller to accelerate the maturity of any such indebtedness;

          (v) conflict with or result in the breach or violation of any writ, judgment, order, injunction, decree or award of any court or governmental body or agency or arbitration tribunal that is binding on the Company or the Seller;

          (vi) constitute a violation by the Company or the Seller of any statute, law or regulation of any jurisdiction; or

          (vii) violate or cause any revocation of or limitation on any Permit (as defined in Section 2.29 hereof).

      2.9 Financial Statements.  Seller and the Company have heretofore
          --------------------
furnished Buyer with (i) true and complete copies of the combined balance sheets and related statements of income and stockholders equity and statement of cash flow of PSI and HSI for the fiscal year ended on December 31, 1995, together with the accompanying notes thereto and the reports thereon, audited by the Company's certified public accountants, Habif, Arogeti and Wynne, P.C.; and (ii) unaudited balance sheets of the Company as of January 31, 1996 (the "Balance Sheet Date") and the related unaudited statements of income and retained earnings for the Company for the period then ended (hereinafter, the financial statements referred to in subsections (i) and (ii), together with the footnotes and supporting schedules thereto, are referred to as the "Financial Statements"). Copies of such Financial Statements have been attached as Schedule 2.9 of the Disclosure Schedule. Such Financial Statements, including the footnotes thereto, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated. The Financial Statements fairly present the financial condition of the Company at the dates thereof and, except as indicated therein, to the knowledge of Seller or the Principals reflect all claims against, and all debts and liabilities of, the Company, fixed or contingent, as at the dates thereof, and the related statements of income and shareholders equity and changes in cash flow, fairly present the results of the operations of the Company and the changes in its financial position for the periods indicated.

      2.10  No Undisclosed Liabilities.  Except as reflected and reserved
            --------------------------
against in the Financial Statements, to the knowledge of Seller or the Principals as of the Balance Sheet Date the Company did not have any liabilities or obliga tions (whether long term or current and whether accrued, absolute or contingent) and, except for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business and disclosed to Buyer in writing as of the Closing Date, to the knowledge of Seller or the Principals the Company will not have any liabilities or obligations (whether long term or current and whether accrued, absolute or contingent) which, individually or in the aggregate, are material.

      2.11  Recent Developments.  Except as described on Schedule 2.11 annexed
            -------------------
hereto, since the Balance Sheet Date there has not been, and to the knowledge of Seller or the Principals no fact or condition exists, which might reasonably be expected to cause (i) any adverse change in the assets or liabilities, business, results of operations, condition (financial or otherwise) or prospects of the Company, other than immaterial changes in the ordinary course of business, (ii) any notice of termination of any material agreement given by a third party to the Company or any relinquishment by the Company of any rights of material value, or any material adverse change in the relations of the Company with its key employees, lessors, customers, suppliers, or others having business relations with the Company, (iii) any claim against the Company for, or any liability incurred by the Company in respect of, any damages or alleged damages for any actual or alleged negligence or other tort, breach of contract or violation of property rights in excess of $10,000, or (iv) any capital expenditure or commitment therefor by the Company in excess of $10,000, (v) any indebtedness incurred by the Company for borrowed money which would result in the Company being indebted at the Closing Date in an amount exceeding its indebtedness for borrowed money on the Balance Sheet Date or any commitment of the Company to borrow or lend money, (vi) any increase in the compensation paid or payable, to any of the Company's employees other than normal merit increases consistent with past Company practice which do not exceed 5% of the applicable employee's previous compensation, (vii) any change in the Company's accounting methods, principles, or practices, (viii) any change in the capital stock of the Company or any dividend paid or declared with respect to such capital stock, or
(ix) any other event or circumstance which has materially and adversely affected the business of the Company or the operation thereof.

      2.12  Litigation.  Except as described in Schedule 2.12 of the Disclosure
            ----------
Schedule, there is no action, suit, proceeding at law or in equity by any person or entity, or any arbitration, or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending, or, to the knowledge of Seller or the Principals, threatened, against or affecting the Company or any of its properties, assets or rights which could adversely affect the right or ability of the Company to carry on its business as now conducted, or which could adversely affect the condition, financial or otherwise, or properties of the Company, and neither the Seller nor the Principals know of any valid basis for any such action, proceeding or investigation. The Company is not subject to any judgment, order, award or decree entered in any lawsuit or proceeding which may have an adverse effect on any of its operations, business practices or on its ability to acquire any property or conduct business in any area.

      2.13  Taxes.  The Company has filed or caused to be filed, within the
            -----
times and in the manner prescribed by law, all federal, state, local, foreign and other income, estimated, import, sales, use, license, franchise, gross receipts, excise, real and personal property, employment and payroll-related, and other tax returns and tax reports ("Tax Returns") which are required to be filed by, or with respect to, the business and assets of the Company. Such Tax Returns are true, correct and complete, reflect accurately all liability for taxes of the Company for the periods covered thereby and all amounts shown as owing thereon or otherwise due from or payable by the Company have been fully paid or adequately disclosed and fully provided for by adequate reserves on the books and on the Financial Statements of the Company and as of the Closing Date all Tax Returns required to be filed by the Company prior to such date will have been filed and all amounts shown as owing thereon will have been paid or disclosed to Buyer in writing. Except as described in Schedule 2.13 of the Disclosure Schedule, there has been no prior examination of any Tax Return of the Company and no such examination or investigation is in progress, and the Company has no knowledge or any events or circumstances which could lead to an examination or investigation of any Tax Return. Except as described on Schedule 2.13, there are no outstanding agreements or waivers in effect with respect to any Tax Returns including any agreements or waivers extending the statutory period of limitation applicable to any Tax Return or permitting the deferral of the assessment or payment of any taxes now due to be paid or assessed to any future period.

      2.14  Title to Properties; Assets Complete.   The Company has good, valid
            ------------------------------------
and marketable title to all of its material properties and assets (tangible and intangible), including without limitation, all properties and assets shown on the Financial Statements as of the Balance Sheet Date and all properties and assets purchased or acquired by the Company since the Balance Sheet Date; in each case subject to no encumbrance, lien, charge or other restriction of any kind, except for (i) liens reflected on the Financial Statements (ii) liens for current taxes, assessments or governmental charges or levies on property not yet due or delinquent and (iii) liens described on Schedule 2.14 of the Disclosure Schedule (liens of the type described in (i), (ii) and (iii) above being sometimes described as "Permitted Liens"). Except for software licenses described in Schedule 2.16 of the Disclosure Schedule, or leases or real and personal property described in Schedules 2.16 and 2.18 of the Disclosure Schedule, the Company owns outright, and is in exclusive possession of, all assets, properties or rights currently used in the business of the Company.

      2.15  Compliance with Laws.  The Company is not in violation of any
            --------------------
applicable order, judgment, injunction, award or decree of any court or governmental or regulatory body or agency, or arbitration tribunal. Except as described on Schedule 2.15 of the Disclosure Schedule, the Company is not in violation of any federal, state, local or foreign law, ordinance, rule, directive, or regulation, or any other requirement of any governmental or regulatory body or agency, court or arbitrator applicable to the business of the Company. Without limiting the generality of the fore going, except as described on Schedule 2.15 of the Disclosure Schedule, (i) there is not pending, or to the knowledge of the Sellers or the Principals threatened, any notification of any governmental or regulatory body, agency or authority that the Company is not in compliance with applicable laws and regulations respecting employment and employment practices, occupational safety and health laws and regulations, and laws or regulations relating to the quality of the environment neither the Seller nor the Principals know of any basis therefor, and (ii) the Company has not received any such notification of past violations of such laws or regulations that can reasonably be expected to result in future claims against the Company, and neither the Sellers nor the Principals know of any basis therefor.

      2.16  Contracts and Other Agreements.  Schedule 2.16 of the Disclosure
            ------------------------------
Schedule contains a complete and accurate list of all of the following contracts and other agreements to which the Company is a party or by or to which it or its assets or properties are bound or subject or which are necessary for the Company to conduct its business as presently conducted:

(i) contracts and other agreements with any current or former officer, director, employee, consultant, agent or other representative or with any person or entity in which any of the foregoing has an interest, including any "Affiliate" or "Associate" of such person or entity, as such terms are defined in the Securities Act of 1933 and the rules and regulations published thereunder;

(ii) contracts and other agreements with any labor union or association representing any employee;

(iii) contracts and other agreements for the supply to any person of all or a portion of such person's requirements of any product or service sold by the Company;

(iv) contracts and other agreements for the sale of any of its assets or properties other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets or properties;

(v)     joint venture and partnership agreements;

(vi) contracts or other agreements under which the Company agrees to indemnify any party or to share tax liability of any party;

(vii) contracts or other agreements of guaranty or relating to matters of suretyship to which the Company is a party or by which its assets or properties are subject or bound,

(viii) contracts and other agreements calling for an aggregate price or fee, or payments in any one year, of more than $10,000 excluding purchase or sales orders entered into by the Company as a purchaser or a seller in the ordinary course of business;

(ix) contracts and other agreements that cannot be cancelled without liability, premium or penalty upon thirty (30) days' notice;

(x) contracts and other agreements with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

(xi) contracts and other agreements containing obligations or liabilities of any kind to holders of the Company's securities as such (including, without limitation, an obligation to register any of such securities under any federal or state securities laws);

(xii) contracts and other agreements containing covenants of the Company not to compete in any line of business or with any person in any geographical area or covenants of any other person or entity not to compete with the Company in any line of business or in any geographical area;

(xiii) contracts and other agreements relating to the acquisition by the Company of any operating business or the capital stock of any other person, corporation or other entity;

(xiv) contracts or agreements relating to or affecting any trade name, trademark, service mark, patent rights, copyright, know-how, software or other intellectual property owned, licensed or used by the Company in the course of its business, including without limitation all contracts and agreements relating to the development and use of software;

(xv) contracts and other agreements requiring the payment to any person of a royalty, override or similar commission or fee;

(xvi) contracts and other agreements relating to the borrowing of money by the Company or subjecting any assets or properties of the Company to security interests, liens or other liabilities or obligations;

(xvii) any agreement, contract or commitment which might reasonably be expected to have a potential adverse impact on the business or operations of the Company;

(xviii) any contract or other agreement not made in the ordinary course of business; or

(xix) any other material contract or other agreement whether or not made in the ordinary course of business.

There have been delivered or made available to the Buyer true and complete copies of all of the written contracts and other agreements described on
Schedule 2.16. All of such contracts and other agreements are valid and binding upon the Company in accordance with their terms, and the Company has performed in all respects all contractual obligations required to be performed by it to date and is not in default under any such contracts and has not taken any action which constitutes or with notice or lapse of time or both would constitute a default under such contracts. To the knowledge of the Seller, and the Principals, no other party to any such contract is in default in the performance of its obligations thereunder or has taken any action which constitutes, or with notice or lapse of time or both would constitute, a breach or anticipatory breach thereof. Except as separately identified on Schedule 2.16, no approval or consent of any person is needed in order that the contracts and other agreements set forth on Schedule 2.16 or on any other Schedule continue in full force and effect following the consummation of the transactions contemplated by this Agreement. As used in this Agreement, the term "contract" or "agreement" includes any written or oral agreement, commitment, understanding or arrangement to which the Company is a party with respect to the business of the Company or by which the Company's assets are bound.

      2.17  Software.  Schedule 2.17 of the Disclosure Schedule contains a
            --------
complete list of all computer software which is material to the Company's business and which has been designed specifically for use by the Company or as to which the Company claims any proprietary rights (the "Software"). Schedule
2.17 lists all employees and independent contractors who participated materially in the creation or material modification of the Software. Except as described in Schedule 2.17, the Company is the exclusive owner of all patents, copyrights, trademarks, intellectual property rights, trade secrets and other proprietary information, processes, and formulae used in connection with the Software. All work performed by employees, independent contractors or others in connection with the Software on behalf of the Company has been either (i) pursuant to a "work-for-hire" arrangement or agreement with the Company in accordance with applicable state and federal law, that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property arising thereby or (ii) subject to an executed instrument of assignment in favor of the Company that has conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property arising in connection with the work performed. Except as described in Schedule 2.17, the Company has exclusive ownership, possession and control of all source codes, system documentation, statements of principles of operation, and schematics for all the Software that may be necessary to render such materials understandable and usable by a trained computer programmer. Except as described in Schedule 2.17, the Company has taken adequate measures consistent with industry practice to safeguard the confidentiality of any confidential information or trade secrets relating to the Software.

      2.18  Leases.  Schedule 2.18 of the Disclosure Schedule contains a
            ------
complete and accurate list of any real property lease binding the Company or to which the Company is a party. Each such lease is in full force and effect, and the Company has fully performed in all material respects all obligations on its part to be performed to date under said leases. The Company is current with respect to the payment of all rents and other charges due thereunder and its use and occupancy of the premises which are the subject matter of such leases does not violate any of the terms of such leases, is in conformity with all applicable building, zoning, health, fire, safety and other laws, ordinances, codes and regulations and is not violative of the conditions of any of the Company's policies of insurance. All of the buildings, structures and appurtenances situated on such leased premises are, and as of the Closing Date, will be, in good operating condition and state of maintenance and repair and will be adequate and suitable for the purposes for which they are presently being or are intended to be used, and the Company has adequate rights of ingress and egress and utility services for the operation of the Company's business in the ordinary course. No lessor or landlord under any lease is in default in the performance of its obligations thereunder and the Company has not received notice from any such lessor or landlord of its intention to exercise any option thereunder which would adversely affect or terminate the Company's use or occupancy of the demised premises under such lease. Except as specifically disclosed in Schedule 2.18, all of the leases permit the consummation of the transactions contemplated hereby without modification of the terms thereof and without the consent of the applicable lessor or landlord. The Company does not own any real property and has never owned any real property.

      2.19  Accounts and Notes Receivable.  All accounts and notes receivable
            -----------------------------
reflected on the Financial Statements, and all accounts and notes receivable arising subsequent to the Balance Sheet Date, have arisen in the ordinary course of business of the Company, represent valid obligations due to the Company. To the knowledge of Seller and Principals, none of such notes and accounts receivable or other debts is or will at the Closing Date be subject to any counterclaim or set-off, or is or at the Closing will be subject to any lien, claim, encumbrance, charge or restriction whatsoever. There has been no material change since the Balance Sheet Date in the amount of accounts receivable or other debts due the Company or the reserves for bad debts relating thereto from that reflected in the Financial Statements.

      2.20  Fixed Assets.  Schedule 2.20 of the Disclosure Schedule contains a
            ------------
complete and accurate list of all machinery, equipment, tools, furniture, leasehold improvements, trade fixtures, vehicles, structures, or any related capitalized items and other tangible property material to the operation of the business of the Company (the "Fixed Assets") and all such Fixed Assets are reflected in the Financial Statements (except any such tangible property acquired since the Balance Sheet Date by the Company). Since the Balance Sheet Date the Company has not disposed of any Fixed Assets except in the ordinary course of the Company's business. The Fixed Assets are in good operating condition and repair, subject to normal wear and tear from normal use thereof, and the Company has not received notice that any of the Fixed Assets or the Company's use thereof is in violation of any existing law or any building, zoning, health, fire, safety or other ordinance, code or regulation.

      2.21  Trade Name and Other Intangibles.  Schedule 2.21 of the Disclosure
            --------------------------------
Schedule contains a complete and accurate list of all patents, patent rights, licenses, methodologies, know-how, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights or similar rights ("Intellectual Property") which are either (i) wholly or partly owned or licensed by the Company, or (ii) used in the conduct of the business of the Company. Except as described on Schedule 2.21 of the Disclosure Schedule, no person or entity, other than the Company, has any rights under or in respect of, and to the knowledge of the Sellers and the Company, no person is infringing or otherwise acting adversely with respect to, the Company's rights under or in respect of the Intellectual Property, and the Company is the exclusive owner of such rights and there is no claim for damages or any proceeding pending or to the knowledge of Seller or the Principals threatened, with respect thereto. The Company is not infringing or otherwise acting adversely to the right of any person under or in respect to Intellectual Property, and there is no claim for damages or any proceeding pending, or to the knowledge of Seller or the Principals threatened, with respect thereto.

      2.22  Suppliers and Customers.  Schedule 2.22 of the Disclosure Schedule
            -----------------------
contains a complete and accurate list of (i) any licensor or supplier from whom the Company purchased or to which the Company paid $15,000 or more during the last fiscal year of the Company and the amount paid by the Company to such suppliers, and (ii) any customer or client which purchased during the last fiscal year of the Company $10,000 or more in services from the Company. The Company enjoys good relations with all customers listed on Schedule 2.22, and no customer listed on Schedule 2.22 has notified the Company or the Sellers of such customer's intention to terminate or materially reduce use of the Company's services, and neither the Seller or principals have any reason to believe any such customer is likely to terminate the services of the Company on account of the transactions contemplated hereunder.

      2.23  Labor Relations; Employees.  Other than amounts which have not yet
            --------------------------
become payable in accordance with the Company's customary practices, which will be paid in a timely manner, (a) the Company has paid in full to its full and part-time employees all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them to date, and (b) the Company has paid, or will pay in a timely manner, all severance pay, if any, and benefits, FICA, withholding taxes and vacation pay, if any, for all of its employees and is not subject to any claim for non-payment or non-performance of any of the foregoing. The Company is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. The Company has not improperly characterized as an independent contractor or consultant, any individual who should have been treated as an employee of the Company for tax withholding or any other purpose. There is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any comparable state or local agency. There is no labor strike, dispute, slowdown or stoppage pending, or to the knowledge of the Seller or the Principals, threatened, against or involving the Company. No grievance which might have an adverse effect on the Company or the conduct of its business or proceeding alleging discriminatory practices or sexual harassment is pending and no claim therefor has been asserted. No collective bargaining representative is certified to represent any group of employees of the Company under the Labor-Management Relations Act of 1947; no petition for election of a collective bargaining representative for all or any portion of the business of the Company is pending or in respect of any other group of employees; neither the Seller nor the Principals are aware of any organizational effort or campaign by any labor union that affects or might affect employment of any employee of the Company; and the Company is not a party to any collective bargaining agreement with respect to any of its employees.

      2.24  Employee Benefit Plans.  Except as described on Schedule 2.24 of the
            ----------------------
Disclosure Schedule, the Company is neither a party to, nor makes or is required to make employer contributions to, nor has any current or future obligation or liability with respect to, any pension, profit sharing, retirement, deferred compensation, bonus, stock purchase, severance, hospitalization, medical insurance, life insurance, vacation policy or other employee benefit plan or program providing benefits for its current or former employees, other than salaries or cash wages for straight time, overtime or shift differential (a "Plan"). Except as described on Schedule 2.24, the Company has complied with all of its obligations under each Plan and, to the knowledge of the Seller and the Principals, all other parties have complied with all of their respective obligations under each Plan. The Company has made or provided for all payments due under or with respect to each Plan up to and including the Closing Date, and all amounts properly accrued up to and including the Closing Date as liabilities of the Company under each Plan have been recorded on the books of the Company. Except as described on Schedule 2.24, no Plan is a "multiemployer plan" (within the meaning of section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and except as so set forth, the Company has not made, or has been required to make, any contributions to any "multiemployer plan" within the last five (5) years. Except as described on Schedule 2.24, no Plan listed on Schedule 2.24 (other than any "multiemployer plan") is subject to Title IV of ERISA.

     Each Plan listed on Schedule 2.24 has received a determination letter from the Internal Revenue Service to the effect that it qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that each trust established under such Plan is exempt from taxation under section 501(a) of the Code, and nothing has occurred which would cause the loss of such qualifications or exemptions. No "reportable event" (within the meaning of section 4043(b) of ERISA) has occurred with respect to any pension plan that is subject to Title IV of ERISA maintained by any trade or business (whether or not incorporated) that is under common control with the Company, within the meaning of section 414(c) of the Code and the regulations thereunder (hereinafter any such plan shall be referred to as an "Affiliate Plan" and any such trade or business shall be referred to as an "ERISA Affiliate"), and no "reportable event" will occur with respect to any Plan or Affiliate Plan as a result of any transaction contemplated by this Agreement.

     The Company would not be subject to any withdrawal liability with respect to any "multiemployer plan" listed on Schedule 2.24 if the Company were to withdraw from any such plan as of the date hereof. Except as described on
Schedule 2.24, the Company has satisfied all material reporting and disclosure requirements and all other requirements applicable to it under the Code or ERISA, and the Department of Labor and the Internal Revenue Service regulations promulgated thereunder, with respect to the Plans. Neither the Company, nor, to the knowledge of the Company, Seller and the Principals, any other "party in interest" or "disqualified person" (within the meaning of section 3(14) of ERISA or section 4975(e)(2) of the Code, respectively) with respect to any Plan has engaged in any "prohibited transaction" (within the meaning of section 406 of ERISA or section 4975 of the Code) which could subject any Plan, the Buyer, the Company or any trustee, administrator or other fiduciary of any Plan, to any penalty or excise tax imposed on prohibited transactions by section 502(i) of ERISA or section 4975 of the Code. There are no material actions, suits or claims pending (other than routine claims for benefits) or, except as described on Schedule 2.24, to the knowledge of the Seller or the Principals, threatened, against any Plan or against the assets of any Plan. No Plan which is subject to
Part III of Subtitle B of Title I of ERISA or section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Except as described on Schedule 2.24, no Plan or Affiliate Plan that is or was subject to Title IV of ERISA has been terminated and, to the knowledge of the Seller and the Principals, no proceeding has been initiated to terminate any such Plan or Affiliate Plan. None of the Company, any ERISA Affiliates, or the Seller have incurred, nor reasonably expects to incur as a result of any event occurring on or prior to the Closing Date, any liability to the Pension Benefit Guaranty Corporation (except for required premium payments, none of which payments are overdue) or any withdrawal liability under Title IV of ERISA.

     With respect to each Plan that is an "employee benefit plan," within the meaning of Section 3(3) of ERISA, true and complete copies of (i) the documents embodying the Plan, any related trust and all amendments thereto, (ii) the summary plan description and all modifications thereto, (iii) the last filed Annual Report (Form 5500 Series) and Schedules A and B thereto, (iv) the most recent Internal Revenue Service determination letter, if applicable, (v) the most recent actuarial valuation report, if any, and (vi) the most recent annual and periodic financial statements, have been delivered or made available to the Buyer and are correct in all material respects.

      2.25  Insurance.  Schedule 2.25 of the Disclosure Schedule contains a list
            ---------
and brief description (specifying the insurer, the policy number or covering note number with respect to binders and the amount of any deductible, describing each pending claim thereunder of more than $10,000, setting forth the aggregate amounts paid out under each such policy through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder) of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, unemployment and other insurance held by or on behalf of the Company. Such policies and binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner reasonably determined by the Company to be appropriate and sufficient and are adequate to protect the Company and its assets and properties. The Company has paid all premiums due thereon and is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims described on Schedule 2.25, there are no outstanding unpaid claims under any such policy or binder. The Company has received no notice of cancellation or non-renewal of any such policy or binder. None of the policies listed on Schedule 2.25 provides that premiums paid in respect of the periods prior to the Closing Date may be adjusted or recomputed based on claims-paying experience of such policies or otherwise. The Company has received no notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage listed on Schedule 2.25 will not be available in the future on the same terms as now in effect.

      2.26  Environmental Matters.
            ---------------------

          (a) Except as described in Schedule 2.26 of the Disclosure Schedule,
(i) the Company has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); (ii) to the knowledge of Seller and Principals, no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased or used by the Company, or has ever come to be located in the soil or groundwater at any such site; (iii) no Hazardous Material has ever been transported by or at the direction of the Company from any site presently or formerly owned, operated, leased, or used by the Company for treatment, storage, or disposal at any other place; to the knowledge of Seller and Principals, the Company does not presently own, operate, lease, or use, nor has it previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (iv) to the knowledge of Seller and Principals, no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company in connection with the presence of any Hazardous Material.

          (b) The Company has no liability under, nor has it ever violated, any Environmental Law (as defined below); to the knowledge of Seller and the Principals, the Company, any property owned, operated, leased, or used by the Company, and any facilities and operations thereon are presently in compliance with all applicable Environmental Laws; the Company has never entered into or has been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and nether the Seller nor the Principals has knowledge or reason to know that any of the items enumerated in the immediately preceding clause of this paragraph will be forthcoming.

          (c) Except as described in Schedule 2.26, to the knowledge of Seller and Principals, no site currently owned, operated, leased, or used by the Company contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, any underground storage tanks, or any urea formaldehyde foam insulation.

          (d) The Company has provided to Buyer copies of all documents, records, and information available to the Company concerning any environmental or health and safety matter relevant to the Company, whether generated by the Company or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

          (e) For purposes of this Agreement, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted, and (iv) "the Company" shall mean and include the Company and all other entities for whose conduct the Company is or may be held responsible under any Environmental Law.

      2.27  Officers, Directors and Key Employees.  Schedule 2.27 of the
            -------------------------------------
Disclosure Schedule describes the name and total annual compensation (and benefit costs) from the Company of each officer and director of the Company and of each other employee, consultant, agent or other representative of the Company whose current annual rate of compen sation exceeds $25,000. The Company has not made a commitment or agreement to increase the compensation or to modify the conditions or terms of employment of any such person. None of such persons has communicated to the Company or to any of its officers or directors that such person intends to cancel or otherwise terminate such person's relationship with the Company as a result of the consummation of the transactions contemplated hereby.

      2.28  Restrictive Documents.  Neither the Company nor the Seller is
            ---------------------
subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind, which adversely affects the business practices, operations or condition of the Company or any of its assets or property, or which would prevent consummation of the transactions contemplated by this Agreement, compliance by the Seller with the terms, conditions and provisions hereof, or the continued operation of the Company's business after the date hereof or the Closing Date on substantially the same basis as heretofore operated or which would restrict the ability of the Company to acquire any property or conduct business in any area.

      2.29  Franchises and Licenses.  The Company possesses all franchises,
            -----------------------
concessions, permits, licenses, orders, and other governmental authorizations and approvals ("Permits") required to permit the Company to carry on its business as it is presently being conducted. All such Permits described on
Schedule 2.29 of the Disclosure Schedule, are in the name of the Company and are in full force and effect, and no modification, termination, suspension or cancellation of any of them is threatened. Except as described in Schedule 2.29 all such Permits permit the consummation of the transactions contemplated hereby without modification thereof and without the consent of the issuing authority.

      2.30  Transactions with Affiliated Parties.  Except as described on
            ------------------------------------
Schedule 2.30 of the Disclosure Schedule no Affiliate of the Company or any Seller or Principal (i) has any ownership interest, directly or indirectly, in any competitor, supplier or customer of the Company, (ii) has any outstanding loan to or receivable in either event to or from the Company, or (iii) is a party to or has any interest in any contract or agreement with the Company.

      2.31  Bank Accounts and Powers of Attorney.  Schedule 2.31 of the
            ------------------------------------
Disclosure Schedule contains an accurate and complete list showing (i) the name and address of each bank in which the Company has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto, and (ii) the names of all persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereof.

      2.32  Absence of Changes.  Since the Balance Sheet Date, except as
            ------------------
expressly contemplated hereby or disclosed in Schedule 2.32 of the Disclosure Schedule, the Company has not (i) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, (ii) permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, (iii) sold, transferred or otherwise disposed of any assets except product inventory sold in the ordinary course of business, (iv) made any capital expenditure or commitment therefor, (v) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or granted or cancelled any option, warrant or other right to purchase or acquire any such shares, (vi) made any bonus or profit sharing distribution or similar payment of any kind, (vii) increased its indebtedness for borrowed money, or made any loan to any person, (viii) except in the ordinary course of business, consistent with past practices of the Company, made or permitted any amendment or termination of any contract, agreement or license to which the Company is a party or by which it or any of its assets and properties are subject or bound, (ix) entered into any agreement or arrangement granting any preferential rights to purchase any of the Company's assets or properties or requiring the consent of any party to the transfer and assignment of any of the Company's assets or properties, (x) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to the Company, (xi) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, except in the ordinary course of business, (xii) cancelled or waived any claims or rights of substantial value, (xiii) made any change in any method of accounting or auditing practice, (xiv) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business, or (xv) agreed, whether or not in writing, to do any of the foregoing.

      2.33  Disclosure.  Neither this Agreement, nor any Schedule, Exhibit or
            ----------
certificate delivered in accordance with the terms hereof by or on behalf of the Seller or the Principals, or by any of the Company's directors or officers, in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Seller or the Principals which materially and adversely affects the business, prospects (financial or otherwise) or financial condition of the Company or its respective properties or assets, which has not been set forth in this Agreement or in the Schedules or Exhibits or certificates furnished in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, Seller and Principals may update the Disclosure Schedule prior to Closing in accordance with Section 4.2 hereof.

      2.34  Broker's or Finder's Fees.  No agent, broker, person or firm acting
            -------------------------
on behalf of Sellers or the Company is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

      2.35  Copies of Documents.  The Seller and/or the Principals have caused
            -------------------
to be made available for inspection and copying by Buyer and its advisors, true, complete and correct copies of all documents referred to in this Article or in any Schedule furnished by the Seller to the Buyer.

                                 ARTICLE III

                            REPRESENTATIONS OF BUYER
                            ------------------------

      3.1 Incorporation and Qualification.  Buyer is a corporation duly
          -------------------------------
organized, validly existing and in good standing under the laws of the State of Georgia, and has the corporate power and lawful authority to carry on its business as now being conducted, and to own, lease and operate its properties and assets as now owned, leased or operated by it.

      3.2 Articles of Incorporation and By-Laws.  Schedule 3.2 of the Disclosure
          -------------------------------------
Schedule contains true and complete copies of the Articles of Incorporation of the Buyer, including all amendments thereto (certified by the Secretary of State of its jurisdiction of incorporation), and By-Laws of the Company, including all amendments thereto (certified by its corporate Secretary), as in effect on the date hereof and such By-Laws and Articles of Incorporation will not be amended, rescinded or otherwise modified between the date hereof and the Closing Date.

      3.3 Authority of Buyer.  Buyer has full power and legal capacity to
          ------------------
execute and deliver this Agreement and the other agreements required to be executed and delivered by Buyer hereunder (this Agreement and such other agreements being herein called the "Buyer Documents") and to carry out the transactions contemplated hereby. The execution, delivery and performance of the Buyer Documents by Buyer have been duly authorized by all necessary action on the part of Buyer. The Buyer Documents are valid and binding agreements of Buyer enforceable against Buyer in accordance with their respective terms. Except as set forth in Schedule 3.3 of the Disclosure Schedule, no consent, authorization or approval of, or declaration, filing or registration with, any governmental or regulatory authority, or any consent, authorization or approval of any third party, is necessary in order to enable Buyer to enter into and perform Buyer's obligations under the Buyer Documents, and not at the execution and delivery of the Buyer Documents nor the consummation of the transactions contemplated thereby will:

          (a) conflict with, require any consent under, result in the violation of, or constitute a breach of any provision of the Articles of Incorporation or By-Laws of the Buyer;

          (b) conflict with, require any consent under, result in the violation of, constitute a breach of, or accelerate the performance required on the part of Buyer by the terms of, any evidence of indebtedness or agreement to which the Buyer is a party, in each case with or without notice for lapse of time or both, including any mortgage or deed of trust or other agreement creating a lien, charge or encumbrance to which any property of the Buyer is subject, or permit the termination of any such agreement by another person;

          (c) result in the creation of imposition of any security interest, lien, charge or other encumbrance upon, or restriction on the use of, any property or assets of the Buyer under any agreement or commitment to which the Buyer is bound;

          (d) accelerate, constitute an event entitling, or which would, on notice or lapse of time or both, entitle the holder of any indebtedness of the Buyer to accelerate the maturity of such indebtedness;

          (e) conflict with or result in the breach of or violation of any writ, judgment, order, injunction, decree or award of any court of governmental body or agency or arbitration tribunal that is binding on the Buyer;

          (f) constitute a violation by the Buyer of any statute, law, or regulation of any jurisdiction.

      3.4 Securities Compliance.
          ---------------------

          (a) Buyer is acquiring the Stock solely for Buyer's own account for investment purposes and not with a view to or an interest in participating, directly or indirectly, in the resale thereof. Buyer's principal place of business is located in the State of Georgia. Buyer acknowledges that all Stock acquired by Buyer will be sold to Buyer without registration and reliance upon certain exemptions under the federal Securities Act of 1933 as amended, in reliance upon certain exemptions from registration requirements and under applicable state securities laws. Buyer will make no transfer or assignment of any of the stock except in compliance with the Securities Act of 1933, as amended, and any other applicable securities laws, or pursuant to applicable exemptions from the aforementioned laws.

          (b) Neither the Seller nor any person acting on its behalf has offered the Stock to Buyer by means of general or public solicitation or general or public advertising, such as newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

          (c) Buyer consents, agrees and acknowledges that the certificate or certificates representing the Stock will be inscribed with the following legend, or another legend to the same effect, and agrees to the restrictions set forth therein:

          The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any other jurisdiction, in reliance upon exemptions from the registration requirements of such laws. The shares represented by this certificate may not be sold or otherwise transferred, nor will any assignee or endorsee hereof be recognized as an owner of the shares by the issuer unless: (i) a registration statement of the Securities Act of 1933 and other applicable securities laws with respect to the shares and the transfer shall then be in effect; or (ii) in the opinion of counsel satisfactory to the issuer, the shares are transferred in a transaction which is exempt from the registration requirements of such laws.

      3.5 Pending Actions.  There are no actions, suits, claims or proceedings
          ---------------
pending, or to the knowledge of Buyer, threatened against Buyer or any of its subsidiary companies at law or in equity or by any governmental agency or instrumentality, domestic or foreign, which materially adversely affect or are likely to materially adversely affect, (a) Buyer's financial condition, or (b) Buyer's right or ability to carry on its business substantially as now conducted, considering such condition in business as being the condition in business of Buyer and its subsidiary companies taken as a whole.

      3.6 Capital Stock.  The authorized capital stock of Buyer consists of
          -------------
10,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), and 5,000,000 shares of preferred stock, $.01 par value. Prior to Closing, Buyer shall have sufficient authorized and unissued common shares to fulfill its obligations to pay the purchase price described in Section 1.2. As of the date of this Agreement, 7,361,676 shares of common stock are outstanding and no shares of preferred stock of the Buyer are outstanding. All the outstanding shares of the common and preferred stock have been duly and validly authorized and issued and are fully paid and non-assessable. Except for options described on Schedule 3.6 of the Disclosure Schedule, as described in Schedule 3.6, there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls or other rights obligating Buyer to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire any shares of capital stock of Buyer, other than in connection with this Agreement. The shares of common stock to be issued in connection with this Agreement, will, upon such issuance and delivery to the recipients designated under the terms of this Agreement, be duly authorized, validly issued, fully paid and non-assessable, and free of any preemptive rights.

      3.7 Absence of Changes.  Except as set forth on Schedule 3.7 of the
          ------------------
Disclosure Schedule, and except as otherwise set forth in the Buyer's Proxy Statement, 10-K and 10-Q's (each as defined in Section 11.4 hereof) (collectively, the "SEC Documents") since October 31, 1995 there has not been
(i) any material change in the financial condition, assets, liabilities, business or prospects of the Buyer, (ii) any material damage, destruction, or loss, not fully covered by insurance, affecting the properties or business of the Buyer, or (iii) any other event or condition that, individually or in the aggregate, has been materially adverse in relation to the financial condition, business or prospects of the Buyer.

      3.8 Accuracy of SEC Documents.  The financial statements and schedules of
          -------------------------
Buyer contained in the SEC Documents (or incorporated therein by reference) were prepared in accordance with generally accepted accounting principles, consistently applied, except as noted therein and, except as set forth in
Schedule 3.8 of the Disclosure Schedule, fairly present the information purported to be shown therein. Each such proxy statement or report did not, on the date of its mailing (in the case of the Proxy Statement) or the date of its filing with the SEC (in the case of the 10-K and 10-Q's) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Buyer has filed all reports with the SEC required to be so filed by it since February 1, 1995, and such reports to not contain any material misstatement or omit to disclose any material fact relating to Buyer during the relevant reporting periods.

      3.9 Broker's or Finder's Fees.  No agent, broker, person or firm acting on
          -------------------------
behalf of Buyer is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

                                 ARTICLE IV

                 COVENANTS TO BE PERFORMED PRIOR TO THE CLOSING
                 ----------------------------------------------

     The parties hereto covenant and agree that between the date hereof and the Closing Date:

      4.1 Operation in Ordinary Course.  From the date hereof to the Closing
          ----------------------------
Date, Seller and Principals shall cause the Company to, and the Company shall,
(i) conduct its business only in the ordinary course and in substantially the same manner as conducted at the date hereof, (ii) use its reasonable best efforts to preserve its business organization intact and to retain the services of its present officers, key employees, purchasing and sales personnel and representatives, (iii) use its reasonable best efforts to preserve favorable relations with its employees, customers, suppliers and others having business relations with it, (iv) use its reasonable best efforts to comply with all laws, ordinances and regulations applicable to it in the conduct of its business, (v) not enter into, amend in any material respect or terminate any lease, contract or agreement, and (vi) conduct its business in such a manner that the representations and warranties contained in Article shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

      4.2 Notice of Events.
          ----------------

          (a) The Seller shall promptly notify the Buyer of (i) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement, (ii) any event, occurrence, transaction or other item which would have been required to have been disclosed on any Schedule or statement delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof, other than items arising in the ordinary course of business which would not render any representation or warranty of the Seller misleading, and (iii) any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against Seller or against the Company or any officer, director, employee, consultant, agent or shareholder with respect to the affairs of the Company.

          (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.2(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Seller or the Principals shall promptly deliver to Buyer an update to the Disclosure Schedule specifying such change. Upon receipt of any such updated Disclosure Schedule from the Seller or Principals, Buyer shall have the right to terminate this Agreement in accordance with Section 9.1(d) by giving notice in accordance with Section 12.8 within 7 days following delivery of such updated Disclosure Schedule to Buyer. If Buyer fails to give such notice within such 7 day period, the Disclosure Schedule shall be deemed amended to include the updated information for all purposes hereunder. The parties acknowledge that as of the date of this Agreement, the Seller and Principals have not yet delivered a complete Disclosure Schedule. The Seller and Principals agree to deliver a completed final Disclosure Schedule (subject to updates as provided above) within 10 days following the date of this Agreement. Buyer shall have a 7-day option to terminate following delivery of such completed final Disclosure Schedule in the same manner as with an updated Disclosure Schedule as described above.

      4.3 Exclusive Dealing.  During the period from the date of this Agreement
          -----------------
to the Closing Date, neither Seller nor the Principals shall not take, and Seller and the Principals shall cause the Company to refrain from taking, any action to directly or indirectly encourage, initiate or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person, or other entity or group, other than Buyer, concerning the merger of the Company with any other entity, the purchase and sale of the assets and properties of the Company, the purchase and sale of the Stock, or any transaction similar to the foregoing involving either the Company or Seller.

      4.4 Examinations and Investigations.  Prior to the Closing Date, Buyer
          -------------------------------
shall be entitled, through its employees and representatives, including, without limitation, its counsel, Smith, Gambrell & Russell, and Buyer's accountants, to make such investigation of the assets, properties, business and operations of the Company, and such examination of the books, records and financial condition of the Company as Buyer wishes. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and Seller and the Principals shall cause the Company to, cooperate fully therein. No investigation by Buyer shall diminish or obviate any of the representations, warranties, covenants or agreements of Seller and the Principals under this Agreement, or Buyer's rights under Article VIII of this Agreement. In order that Buyer may have full opportunity to make such business, accounting and legal review, examination or investigation as it may wish of the business and affairs of the Company, Seller and the Principals shall furnish, and shall cause the Company to furnish, the representatives of Buyer during such period with all such information and copies of such documents concerning the affairs of the Company as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and examination. If this Agreement terminates, Buyer, its employees and representatives shall keep confidential and shall not use in any manner any information or documents obtained from the Company concerning its assets, properties, business and operations, unless readily ascertainable from public or published information, or trade sources, or subsequently developed by Buyer independent of any investigation of the Company, or received from a third party not under an obligation to the Company or Seller to keep such information confidential. If this Agreement terminates, any documents obtained from Seller or the Company shall be returned and the confidentiality obligations herein shall survive for so long as such information remains confidential.

      4.5 Affiliate Indebtedness Owed to the Company.  At or prior to the
          ------------------------------------------
Closing, the Seller and the Principals shall, and shall cause each Affiliate of the Seller and the Principals to, pay to the Company any amounts owed by such person to the Company and any amounts owed by Seller or the Principals or any such Affiliate to any other person if such indebtedness is guaranteed by, or secured by any of the assets or properties of, the Company.

      4.6 Affiliate Indebtedness Owed by the Company.  Except as set forth in
          ------------------------------------------
Schedule 4.6 of the Disclosure Schedule, any and all indebtedness of the Company to Seller or the Principals, and any Affiliate of the Seller or the Principals and any director, officer or employee of any of the foregoing (including all intercompany accounts) shall be repaid or contributed to the capital of the Company as of the Closing Date.

                                 ARTICLE V

            CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE
            --------------------------------------------------------

     The obligation of the Buyer to enter into and complete the Closing is subject, at Buyer's option, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Buyer only in writing:

      5.1 Representations and Covenants.  The representations and warranties of
          -----------------------------
Seller and the Principals contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Seller and the Principals shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Seller and the Principals on or prior to the Closing Date. The Seller and the Principals shall deliver to the Buyer a certificate dated the Closing Date to such effect.

      5.2 Litigation.  No action, suit or proceeding shall have been instituted
          ----------
before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated by this Agreement or to seek damages or a discovery order in connection with such transactions, or that has or could reasonably be expected to have, in the opinion of Buyer, a materially adverse effect on the assets, properties, business, operations or financial condition of the Company.

      5.3 Net Worth and Cash of the Company.  The total combined revenues of PSI
          ---------------------------------
and HSI for the period January 1, 1995 through December 31, 1995, shall have been at least $300,000, as determined by Habif, Arogeti & Wynne, P.C. Seller shall deliver to the Buyer a certificate dated the Closing Date to such effect.

      5.4 Governmental Permits and Approvals.  All permits and approvals from
          ----------------------------------
any governmental or regulatory body required for the lawful consummation of the Closing and the continued operation of the business of the Company shall have been obtained.

      5.5 Third Party Consents.  All consents, permits, waivers and approvals
          --------------------
from parties to material contracts or other agreements with the Company or with Seller that may be required in connection with the performance by the Seller of its obligations under this Agreement or the continuance of such contracts or other agreements with the Company without material modification after the Closing shall have been obtained (with satisfactory written evidence thereof, and with recordable form where necessary, to be furnished to the Buyer at the Closing).

      5.6 Transfer Taxes.  Seller shall have paid, or caused to be paid, all
          --------------
stock transfer and other taxes required to be paid in connection with the sale and delivery to Buyer of the Stock, and shall have caused all appropriate stock transfer tax stamps to be affixed to the certificates representing the Stock.

      5.7 Estoppel Certificates.  Buyer shall have received such estoppel
          ---------------------
certificates from parties to any or all of the leases, purchase options and options to sell as Buyer may reasonably request.

      5.8 No Material Adverse Change.  Prior to the Closing Date, there shall be
          --------------------------
no material adverse change in the assets or liabilities, the business or condition, (financial or otherwise) of the Company, its employees or customers regardless of reason, including, but not limited, to those changes that are as a result of any legislative or regulatory change, revocation of any license or rights to do business, failure to obtain any environmental permits at the normal time or in the manner applied for by the Company, fire, explosion, accident, casualty, labor trouble, flood, riot, storm, condemnation or act of God or other public force or otherwise. Seller shall have delivered to Buyer a certificate, dated the Closing Date, to such effect.

      5.9 Books and Records.  Buyer shall have received the minute books, stock
          -----------------
certificate books, stock transfer books, corporate seals, books of account and all books, papers, records, correspondence and instruments of, or relating to, the Company and its business. Buyer shall have completed its investigation of the Company, its business and its operations and Buyer shall have completed its examination of books and records of the Company, and the results thereof shall be acceptable to Buyer.

      5.10  Good Standing Certificates, Etc.  Seller shall have delivered all
            --------------------------------
certified resolutions, certificates, documents or instruments with respect to the Company's corporate existence and authority as the Buyer may have reasonably requested prior to the Closing Date.

      5.11  Non-Compete Agreements.  Simultaneously with the Closing of the
            -----------------------
transactions contemplated hereby, each of the Seller and the Principals shall have executed and delivered to the Company a Non-Competition Agreement in substantially the form attached as Exhibit C hereto.

      5.12  Subscription Agreement.  Simultaneously with the closing of the
            -----------------------
transactions contemplated hereby, Seller shall have executed and delivered to the Company, a Subscription Agreement in substantially the form attached as Exhibit D hereto.

      5.13  Authorization of Shares.  The Shareholders of Buyer shall have
            -----------------------
approved an amendment to the Buyer's Articles of Incorporation authorizing a sufficient number of additional shares of Buyer's common stock to enable Buyer to pay the Purchase Price described in Section 1.2 hereof.

      5.14  Ratification of Agreement.  The Shareholders of Buyer shall have
            -------------------------
ratified this Agreement and the transactions contemplated herein.

     5.15   Closing of AUBIS Acquisition.  The Shareholders of Buyer shall have
            ----------------------------
ratified the Amended and Restated Merger Agreement dated as of December 13, 1995 and amended and restated as of March 29, 1996 among Buyer, AUBIS L.L.C., AUBIS Hospitality Systems, Inc., AUBIS Systems Integration, Inc. and certain persons and affiliates of AUBIS L.L.C. (the "AUBIS Merger Agreement") and the transactions contemplated therein. All conditions to the Closing required pursuant to the AUBIS Merger Agreement shall have been satisfied or waived prior to Closing.

                                 ARTICLE VI

           CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER TO CLOSE
           ---------------------------------------------------------

     The obligation of the Seller to enter into and complete the Closing is subject, at Seller's option, to the fulfillment of the following conditions, any one or more of which may be waived by Seller only in writing:

      6.1 Representations and Covenants.  The representations and warranties of
          -----------------------------
Buyer contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Buyer shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Buyer shall deliver to Seller a certificate dated the Closing Date to such effect signed by an executive officer of Buyer.

      6.2 Litigation.  No action, suit or proceeding shall have been instituted
          ----------
before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transaction, or that has or could reasonably be expected to have, in the opinion of Seller, a materially adverse effect on the assets, properties, business, operations or financial condition of Buyer.

      6.3 Governmental Permits and Approvals.  All permits and approvals from
          ----------------------------------
any governmental or regulatory body required for the lawful consummation of the Closing and the continued operation of the business of the Company shall have been obtained.

      6.4 Resolutions.  There shall have been delivered to the Seller a copy of
          -----------
the resolutions duly adopted by the board of directors of Buyer, certified accurate by an executive officer of Buyer as of the Closing Date, authorizing and approving the execution and delivery by Buyer of this Agreement, and the consummation by the Buyer of the transactions contemplated hereby.

      6.5 Good Standing Certificates, etc.  Buyer shall have delivered all such
          -------------------------------
certified resolutions, certificates, documents or instruments with respect to Buyer's corporate existence and authority as Seller's counsel may have reasonably requested prior to the Closing Date.

      6.6 Authorization of Shares.  The Shareholders of Buyer shall have
          -----------------------
approved an amendment to the Buyer's Articles of Incorporation authorizing a sufficient number of additional shares of Buyer's common stock to enable Buyer to pay the purchase price described in Section 1.2 hereof.

     6.7  Ratification of Agreement.  The Shareholders of Buyer shall have
          -------------------------
ratified this Agreement and the transactions contemplated herein.

      6.8       Closing of AUBIS Acquisition.  The Shareholders of Buyer shall
                ----------------------------
have ratified the AUBIS Merger Agreement and the transactions contemplated therein. All conditions to the Closing required pursuant to the AUBIS Merger Agreement shall have been satisfied or waived prior to Closing.

                                 ARTICLE VII

                       ACTIONS TO BE TAKEN AT THE CLOSING
                       ----------------------------------

     The following actions shall be taken at the Closing, each of which shall be conditioned on completion of all the others and all of which shall be deemed to have taken place simultaneously:

      7.1 Stock Certificates.  Seller shall deliver to Buyer stock
          ------------------
certificate(s) representing all of the Stock, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, in accordance with the terms of Section 1.1 of this Agreement.

      7.2 Purchase Price.  Buyer shall deliver to Seller the portion of the
          --------------
Purchase Price payable at Closing in accordance with the terms of Section 1.2 of this Agreement.

      7.3 Opinion of Counsel to the Sellers.  The Seller shall deliver to Buyer
          ---------------------------------
an opinion of Kilpatrick & Cody, counsel to Seller, dated the Closing Date, substantially in the form attached hereto as Exhibit F.

      7.4 Opinion of Counsel to the Buyer.  Buyer shall deliver to Seller an
          -------------------------------
opinion of Smith, Gambrell & Russell, counsel to Buyer, dated the Closing Date, substantially in the form attached hereto as Exhibit G.

      7.5 Resignations of Directors and Officers.  Seller shall deliver signed
          --------------------------------------
resignations of any director and officer of the Company requested by Buyer dated the Closing Date.

      7.6 Closing Certificate of the Seller.  Seller shall deliver to Buyer a
          ---------------------------------
closing certificate signed by Seller, dated the Closing Date, in a form reasonably satisfactory to the Buyer.

      7.7 Closing Certificate of the Buyer.  Buyer shall deliver to Seller a
          --------------------------------
closing certificate signed by an executive officer of Buyer, dated the Closing Date, in a form reasonably satisfactory to Seller.

      7.8 Other Documents and Certificates.  Buyer and Seller shall deliver, or
          --------------------------------
with respect to Seller cause the Company to deliver, certificates, agreements, permits, approvals and other documents reasonably requested by counsel for Buyer or Seller, as the case may be, to satisfy, or to evidence the satisfaction of, as the case may be, the conditions precedent to Closing set forth in Articles and .

      7.9 Election of Board of Directors.  The Buyer and Seller shall take such
          ------------------------------
actions as are necessary to provide that immediately following the Closing, the Board of Directors of the Company shall be comprised of the following individuals: Paul Harrison, Larry Fisher, Nate Lipson and James Askew.

                                 ARTICLE VIII

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
          -----------------------------------------------------------

      8.1 Survival of Representations and Warranties.  All of the
          ------------------------------------------
representations and warranties of Seller, Principals and Buyer contained in this Agreement shall survive the Closing and shall continue for a period of one year following the Closing Date; except that representations and warranties contained in Sections 2.4, 2.13, 2.24 and 2.26 shall survive until expiration of the applicable statutes of limitation for breach of such representations and warranties. The expiration of any representation or warranty shall not affect any party's right to claim indemnification for a breach of such representation or warranty, provided such party gives notice of such claim in accordance with the provisions of this Article prior to the expiration of such representation or warranty.

      8.2 Seller's and Principals' Indemnity Agreement.  Subject to the
          --------------------------------------------
provisions of Section 8.6 hereof, the Seller and the Principals, jointly and severally, shall defend, indemnify and hold harmless the Buyer and the Company (and their respective directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, damages (including without limitation punitive, exemplary or consequential damages, lost income and profits, interruptions of business and diminution in the value of the Stock), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder), and interest on any amount payable as a result of the foregoing, whether accrued, absolute, contingent, known, unknown, or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Buyer, the Company or any of their respective directors, officers, employees, agents, affiliates, successors or assigns (a "Loss of Buyer") by reason of, resulting from, arising out of, based upon, awarded or asserted against in respect of or otherwise in respect of:

          (a) any period or periods of the Company ending prior to the Closing and which involve any claims against Buyer, the Company or the Company's properties or assets relating to actions or inactions of Seller or the Company or their respective officers, directors, shareholders, employees or agents prior to Closing, or the operation of the business of the Company prior to the Closing unless such liability was disclosed on the Financial Statements and adequate reserves were established therefor;

          (b) any breach of any representation and warranty or any misrepresentation in or omission on the part of Seller or Principals contained in any certificate furnished or to be furnished to Buyer by Seller pursuant to this Agreement;

          (c) any breach or nonfulfillment on the Part of Seller or Principals of any covenant contained in this Agreement;

          (d) any failure of the Seller to transfer the Stock to Buyer, free and clear of all liens, encumbrances, equities, restrictions, claims and obligations;

          (e) the failure of Seller to obtain, prior to the Closing Date, any consents, approvals and waivers of governmental agencies or entities, lessors, landlords, suppliers, and other third parties as may be necessary to permit the consummation of the transactions contemplated hereby and to permit Buyer to continue to operate the business of the Company in the manner presently conducted after the Closing Date;

          (f) (i) any Hazardous Materials existing on the Closing Date on, in, under or affecting, or originating from, all or any portion of the Company's or its predecessors' in interest present or former properties or assets or any surrounding areas or any other property now or previously used, owned by or under the control of the Company or its predecessors in interest that results or may result in actual or alleged liability on the part of the Company, regardless of whether or not presently known or caused by or within the control of the Company or its predecessors in interest; (ii) the violation of or noncompliance with any Environmental Law relating to or affecting the Company or its predecessors in interest or its or their present or former business, properties or assets to the extent the violation or compliance relates to acts or events occurring on or prior to the Closing Date or state of affairs or circumstances existing on or prior to the Closing Date; and

          (g) any federal, state, local or foreign taxes, including any interest and penalties thereon, due from the Company or the Seller with respect to any period prior to the Closing Date, other than amounts accrued therefor on the Financial Statements.

      8.3 Buyer's Indemnity Agreement.  Buyer shall indemnify and hold harmless
          ---------------------------
Seller (and its directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, damages (including without limitation punitive, exemplary or consequential damages and lost income and profits and interruptions of business), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses
(ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder, and interest on any amount payable as a result of the foregoing) whether accrued, absolute, contingent, known, unknown or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Seller or its respective representatives or assigns, (a "Loss of Seller") by reason of, resulting from, arising out of, based upon, awarded or asserted against in respect of or otherwise in respect of:

          (a) any period or periods of the Company beginning after the Closing and which involve any claims against Seller or its assets relating to actions or inactions of the Buyer or the Company or their respective officers, directors, shareholders, employees or agents after the Closing, or the operation of the Company after the Closing (except to the extent any of the foregoing arise from the acts or omissions of the Sellers); and

          (b) any breach of any representation and warranty or nonfulfillment of any covenant or agreement on the part of the Buyer contained in this Agreement, or any misrepresentation in or omission from or nonfulfillment of any covenant on the part of the Buyer contained in any certificate furnished or to be furnished to Seller by Buyer pursuant to this Agreement.

      8.4 Indemnification Procedure.
          -------------------------

          (a) Upon obtaining knowledge thereof, the party to be indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party hereunder (the "Indemnitor") in writing of any damage, claim, loss, liability or expense or other matter which the Indemnitee has determined has given or could give rise to a claim for which indemnification rights are granted hereunder (such written notice referred to as the "Notice of Claim"). The Notice of Claim shall specify, in all reasonable detail, the nature and estimated amount of any such claim giving rise to a right of indemnification, to the extent the same can reasonably be estimated. Any failure on the part of an Indemnitee to give timely notice to the Indemnitor of a claim shall not affect the right of the Indemnitee to obtain indemnification from the Indemnitor with respect to such claim unless the Indemnitor is actually harmed by such failure to notify, and only to the extent of such actual harm.

          (b) With respect to any matter set forth in a Notice of Claim relating to a third party claim the Indemnitor shall defend, in good faith and at its expense, any such claim or demand, and the Indemnitee, at its expense, shall have the right to participate in the defense of any such third party claim. So long as Indemnitor is defending, in good faith, any such third party claim, the Indemnitee shall not settle or compromise such third party claim.
The Indemnitee shall make available to the Indemnitor or its representatives all records and other materials reasonably required by them for use in contesting any third party claim and shall cooperate fully with the Indemnitor in the defense of all such claims. If the Indemnitor does not defend any such third party claim or if the Indemnitor does not provide the Indemnitee with prompt and reasonable assurances that the Indemnitor will satisfy the third party claim, the Indemnitee may, at its option, elect to defend any such third party claim, at the Indemnitor's expense. An Indemnitor may not settle or compromise any claim without obtaining a full and unconditional release of the Indemnitee, unless the Indemnitee consents in writing to such settlement or compromise. Notwithstanding the foregoing, if there is a reasonable probability that a third party claim for which the Buyer has indemnification rights against Seller hereunder will materially and adversely affect Buyer or the Company other than as a result of money damages or other payments, Buyer shall be entitled to conduct the defense of such claim at Sellers' expense.

      8.5 Set-off.  Buyer shall have the right to set-off and apply against all
          -------
amounts due and owing Seller under Section 1.2 of this Agreement, and under any other agreement between Buyer and Seller, all sums in respect of which Seller or Principals may be liable pursuant to Section 8.2 hereof, such right of set-off to be in addition to and not in lieu of or an election against any and all other remedies available to the Buyer under this Agreement or at law or in equity.

      8.6 Limitations on Liability of Seller and Principals.  Seller and
          -------------------------------------------------
Principals shall have no liability with respect to losses of Buyer arising under subparagraphs (a), (b), (e), or (f) of Section 8.2 until the total of all Losses of Buyer with respect thereto exceeds $25,000. If the aggregate Losses of Buyer exceed such $25,000 threshold, the Seller and Principals shall be liable for all Losses of Buyer to the extent (and only to the extent) Losses of Buyer exceed such $25,000 threshold. In no event shall Seller and Principals' aggregate liability under Section 8.2 exceed $125,000.

                                   ARTICLE IX

                            TERMINATION OF AGREEMENT
                            ------------------------

      9.1 Termination.  This Agreement may be terminated prior to the Closing as
          -----------
follows:

          (a) at the election of Seller, if any one or more of the conditions to the obligations of Seller to close has not been fulfilled as of the Closing Date, or if the Buyer has breached any representation, warranty, covenant or agreement contained in this Agreement;

          (b) at the election of Buyer, if any one or more of the conditions to its obligations to close has not been fulfilled as of the Closing Date, or if Seller or Principals have breached any representation, warranty, covenant or agreement contained in this Agreement;

          (c) at the election of Seller or Buyer, if any legal proceeding is commenced or threatened by any governmental or regulatory body or other person directed against the consummation of the Closing or any other transaction contemplated under this Agreement and either Sellers or Buyer, as the case may be, reasonably and in good faith deem it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof;

          (d)     at the election of Buyer, under the circumstances described in
Section 4.2(b);

          (e) at any time on or prior to the Closing Date, by mutual written consent of the parties hereto; or

          (f) at any time after June 30, 1996, at the election of either the Buyer or the Seller.

     9.2  Survival.  If this Agreement is terminated pursuant to Section 9.1,
          --------
this Agreement shall become void and of no further force and effect, except for the provisions of Section 4.4 relating to the obligation of the Buyer to keep certain information confidential, Section 12.4 (relating to expenses), Section
12.1 (relating to publicity), and Section 12.5 (relating to indemnification of brokerage) and none of the parties hereto shall have any liability in respect of such termination except that any party shall be liable to the extent that failure to satisfy the conditions of Article V, VI or VII results from such party acting in bad faith or from the intentional or willful violation of the representations, warranties, covenants or agreements of such party under this Agreement.

                                   ARTICLE X
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------
                   IN CONNECTION WITH OFFER OF BUYER'S STOCK
                   -----------------------------------------

     Seller does hereby represent and warrant to the Buyer as follows:

      10.1  Accredited Investor.  Seller is an "accredited investor" as such
            -------------------
term is defined under Rule 501 under the federal Securities Act of 1933, as amended (the "Securities Act"), and is an entity having its principal office and principal place of business, and the location in which it entered into and accepted this Agreement, in Georgia.

      10.2  Acquisition for Investment.  The shares of Buyer's common stock
            --------------------------
which Seller may acquire pursuant to the terms of this Agreement (the "Acquisition Shares") are being acquired by Seller solely for the account of Seller, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

      10.3  Unregistered Securities.  Seller understands and acknowledges that
            -----------------------
the Acquisition Shares have not been registered under the Securities Act or under the Georgia Securities Act of 1973, as amended (the "Georgia Act"), and will not at the time of issuance and delivery of such shares as contemplated by the terms of this Agreement have been so registered, in reliance upon certain exemptions from the registration and prospectus delivery requirements of the Securities Act and the Georgia Act, particularly including Section 10-5-9(13) of the Georgia Act. Seller understands that the Acquisition Shares so acquired by Seller must be held by Seller indefinitely, and that Seller must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and the Georgia Act, or is exempt from such registration. Seller further understands that the availability of the exemptions described in the first sentence of this Section depend upon, among other things, the bona fide nature of Seller's investment intent expressed herein, upon which the Buyer hereby expressly relies.

      10.4  Disclosure.
            ----------

          (a) Seller has previously been furnished by the Buyer, and hereby acknowledges that Seller has had the opportunity to review (i) a draft of the preliminary Proxy Statement for the Buyer's 1996 Annual Meeting of Shareholders (the "Proxy Statement"); (ii) the Buyer's Annual Report to Shareholders for the fiscal year ended January 31, 1995 (the "ARS"); (iii) the Buyer's Annual Report on Form 10-KSB for the fiscal year ended January 31, 1995 (the "10-K") as filed with the United States Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"); and (iv) the Buyer's quarterly reports on Form 10-QSB for the fiscal quarters ended April 30, 1995, July 31, 1995 and October 31, 1995, respectively (the "10-Q's"), as filed with the SEC pursuant to the requirements of the 1934 Act.

          (b) Seller has been given a reasonable opportunity to request copies of any documents or other exhibits which are listed as exhibits therein to any of the Proxy Statement, the 10-K or the 10-Q's, and if requested, copies of such documents or other exhibits have been provided to Seller a reasonable time prior to Seller's execution of this Agreement.

          (c) Seller has been given the opportunity, at a reasonable time prior to the execution of this Agreement, to ask questions of the executive officers and other personnel of the Buyer concerning the terms and conditions of such party's acquisition of the Acquisition Shares in the transactions contemplated by this Agreement, and concerning the subject matter of the representations and warranties of the Buyer contained herein, as well as to obtain any additional information which the Buyer possesses or can obtain without unreasonable effort or expense that is necessary to verify the information contained in the representations and warranties of Buyer set forth in this Agreement or the information contained in the documents and reports described in paragraph (a) of this Section.

                                   ARTICLE XI

                             REGISTRATION OF SHARES
                             ----------------------

     11.1   Registration Statement.
            ----------------------

          (a) After the Closing Date, Buyer shall file with the SEC a registration statement (the "Registration Statement") with respect to resales of the Acquisition Shares received by each Participating Holder (as defined in Section 11.1(d)). Buyer shall use reasonable efforts: (i) to cause the Registration Statement to be declared effective by the SEC on or before the date 90 days after the Closing Date; and (ii) to cause the Registration Statement to remain effective until the earlier of (A) the third anniversary of the Closing Date, or (B) the date on which the distribution described in the Registration Statement is completed as to all Participating Holders (as defined in subsection
(iii) below).

          (b)  Buyer shall (at its own expense):

          (i) prepare and file promptly with the SEC such amendments to the Registration Statement, and such supplements to the related prospectus, as may be required in order to comply with the applicable provisions of the Securities Act, including, without limitation, to maintain the effectiveness or currency thereof;

          (ii) furnish to the respective Participating Holders such numbers of copies of a prospectus conforming to the requirements of the Securities Act as they may reasonably request in order to facilitate the disposition of the shares covered by the Registration Statement; and

          (iii) use reasonable efforts to register and qualify the shares covered by the Registration Statement under the Securities laws of such states as the respective Participating Holders may reasonably request, provided, however, that Buyer shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any of such states.

          (c) Notwithstanding anything to the contrary herein, no Person who receives Acquisition Shares shall have any rights under this Section 11 unless such Person executes and delivers to Buyer, a written agreement, reasonably satisfactory in form and content to Buyer, confirming that such Person wishes to be allowed to sell Acquisition Shares pursuant to the Registration Statement and agrees to be bound by the provisions of this Article 11. (A Person who holds any of the Acquisition Shares and who executes and delivers such an agreement is referred to in this Article 11 as a "Participating Holder.") Any Participating Holder who delivers such an agreement more than 30 days after the Closing Date may be required to pay, as a condition to exercising rights under this Article 11, the amount of incremental expenses incurred by Buyer in complying therewith. No Participating Holder shall sell any Acquisition Shares pursuant to the Registration Statement at any time Buyer shall have furnished written notice that the Registration Statement is not then effective or the prospectus that forms a part thereof is not current.

          (d) Notwithstanding anything to the contrary contained herein, all of Buyer's obligations under this Section 11.1 (including its obligation to file and maintain the effectiveness of the Registration Statement) shall terminate and expire as of the earliest date on which all of the shares of Acquisition Shares can be sold without any restrictions as to volume or manner of sale pursuant to subsection (k) of Rule 144 under the Securities Act.

      11.2  Indemnification.
            ---------------

          (a) Buyer agrees to indemnify, to the extent permitted by law, each Participating Holder against all Damages suffered by such Participating Holder as a result of any untrue or alleged untrue statement of material fact contained in the Registration Statement or in the related prospectus or preliminary prospectus (or in any amendment thereof or supplement thereto) or as a result of any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such untrue statement or omission or alleged untrue statement or omission results from or is contained in any information furnished in writing to Buyer by such Participating Holder for use therein or results from such Participating Holder's failure to deliver a copy of a Registration Statement or related prospectus (or any amendment thereof or supplement thereto) after Buyer has furnished such Participating Holder with a sufficient number of copies thereof.

          (b) In connection with the Registration Statement, each Participating Holder (i) shall furnish to Buyer in writing such information and affidavits as Buyer reasonably requests for use in connection with such Registration Statement or the related prospectus, and (ii) to the extent permitted by law, will indemnify Buyer, its directors and officers and each Person who controls Buyer (within the meaning of the Securities Act) against all Damages resulting from any untrue or alleged untrue statement of material fact contained in such Registration Statement or in the related prospectus or preliminary prospectus (or in any amendment thereof or supplement thereto) or from any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or alleged untrue statement or omission results from or is contained in any information or affidavit furnished in writing by such Participating Holder.

          (c)  Any Person entitled to indemnification under this Article 11 will
(i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) unless in the indemnified party's reasonable judgment a conflict of interest exists between the indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any consent to the entry of any judgment or any settlement made by the indemnified party without the indemnifying party's consent (but such consent will not be unreasonably withheld). Any indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will pay the fees and expenses of only one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest exists between such indemnified party and any other indemnified party with respect to such claim (in which case the indemnifying party will pay the fees and expenses of additional counsel).

      11.3     Delay of Registration.  For a period not to exceed 90 days, Buyer
               ---------------------
may delay the filing or effectiveness of the Registration Statement, or suspend the use of the Registration Statement (and the Participating Holders hereby agree not to offer or sell any shares of Buyer's common stock pursuant to the Registration Statement during such period), at any time when Buyer, in its reasonable judgment (confirmed in writing if requested by any Participating Holder), believes:

          (a) that the filing of a Registration Statement or the offering or sale of Buyer's common stock pursuant thereto, or the making of any required disclosure in connection therewith, could reasonably be expected to have a material adverse effect upon (i) a pending or scheduled offering of Buyer's securities, (ii) an acquisition, merger, consolidation, joint venture, equity investment or other potentially significant transaction or event, or (iii) any negotiations, discussions or proposal with respect to any of the foregoing; and

          (b) that the failure to disclose any material information with respect to any of the foregoing could result in a violation of the Securities Act, the Exchange Act or any provision of any state securities law.

In the event Buyer reasonably believes that any of the foregoing circumstances are continuing after such 90-day period, it may, with the consent of the holders of a majority of the shares of Buyer's common stock subject (or to be subject) to the Registration Statement (which consent shall not be unreasonably withheld) extend such 90-day period for one additional 30-day period.

     11.4   Amendment of Section 11.   Notwithstanding anything to the contrary
            -----------------------
contained in this Agreement, the provisions of this Section 11 may be amended by Buyer at any time with the consent of the holders of a majority of the shares of Buyer's common stock that are at that time subject (or to be subject) to the Registration Statement.

                                 ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

      12.1  Publicity.  Except as otherwise required by law or stock exchange
            ---------
rules, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to or in connection with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of all parties hereto as to the contents and manner of presentation and publication thereof.

      12.2  Knowledge.  Where any representation or warranty contained in this
            ---------
Agreement is expressly qualified by reference to the knowledge, information or belief of the Seller or Principals, Seller and each Principal confirms that such party has made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

      12.3  Gender.  All pronouns and any variations thereof refer to the
            ------
masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

      12.4  Expenses.  The Buyer, the Seller and the Principals shall pay their
            --------
own respective expenses, including the fees and disbursements of their respective counsel in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby. The Seller's and Principals' expenses in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby shall not be borne by the Company.

      12.5  Brokerage Commissions and Finder's Fees.  Each of the parties
            ---------------------------------------
represents and warrants to the others that it has not hired, retained or dealt with any broker, finder or investment banker or in connection with the transactions contemplated by this Agreement, and will defend, indemnify and hold the other parties harmless from and against any and all claims for finder's fees or brokerage or other commissions which may at any time be asserted against any of such other parties founded upon a claim which is inconsistent with the aforesaid representation and warranty of the indemni fying party, together with any and all losses, damages, costs and expenses (including reasonable attorneys' fees) relating to such claims or arising therefrom or incurred by the indemnified party in connection with the enforcement of this indemnification provision.

      12.6     Entire Agreement.  This Agreement, including all schedules and
               ----------------
exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, supersedes all prior agreements, negotiations or letters of intent, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by each of the parties hereto.

      12.7  Waivers and Consents.  All waivers and consents given hereunder
            --------------------
shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar, on the part of the same or any other party.

      12.8  Notices.  All notices and other communications hereunder shall be in
            -------
writing and shall be deemed to have been given only if and when (i) personally delivered or (ii) three (3) business days after mailing, postage prepaid, by certified mail or (iii) when delivered (as evidenced by a receipt) by a nationally recognized overnight delivery service, or (iv) by facsimile (as evidenced by written confirmation of transmission and receipt) addressed in each case as follows:

            (a) If to the Seller and the Principals to:

                HALIS, L.L.C.
                200 Hembree Park Drive
                Suite K
                Roswell, Georgia 30076
                Attention: Paul Harrison

                with a copy in like manner to:

                Kilpatrick & Cody
                1100 Peachtree Street, Suite 2800
                Atlanta, Georgia 30209-4530
                Attention: Brian L. Schleicher, Esq.
                Facsimile No.: (404) 815-6555

            (b) If to the Buyer to

                Fisher Business Systems, Inc.
                900 Circle 75 Parkway
                Suite 1700
                Atlanta, Georgia  30339
                Attention: Larry Fisher
                Facsimile No.: (770) 857-4454
                with a copy in like manner to:

                Smith, Gambrell & Russell
                3343 Peachtree Road
                Suite 1800
                Atlanta, Georgia  30326
                Attention:  William L. Meyer, Esq.
                Facsimile No.: (404) 264-2652

Each party may change its address for the giving of notices and communications to it, and/or copies thereof, by written notice to the other parties in conformity with the foregoing.

      12.9  Rights of Third Parties.  All conditions of the obligations of the
            -----------------------
parties hereto, and all undertakings herein, are solely and exclusively for the benefit of the parties hereto and the Company and their respective successors and assigns, and no other person or entity shall have standing to require satisfaction of such conditions or to enforce such undertakings in accordance with their terms, or be entitled to assume that any party hereto will refuse to consummate the purchase and sale contemplated hereby in the absence of strict compliance with any or all thereof, and no other person or entity shall, under any circumstances, be deemed a beneficiary of such conditions or undertakings, any or all of which may be freely waived in whole or in part, by mutual consent of the parties hereto at any time, if in their sole discretion they deem it desirable to do so.

      12.10    Headings.  The Table of Contents and Article and Section headings
               --------
contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      12.11    Governing Law.  The interpretation and construction of this
               -------------
Agreement, and all matters relating hereto, shall be governed by the internal laws of the State of Georgia.

      12.12    Jurisdiction.  Any judicial proceeding brought against any of the
               ------------
parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Georgia, or in the United States District Court for the Northern District of Georgia, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts for himself the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

      12.13    Parties in Interest.  After the Closing the Buyer may transfer
               -------------------
and assign this Agreement and its rights hereunder to any purchaser of, or other successor to, the business or assets of the Company. Except as expressly stated above, this Agreement may not be transferred, assigned, pledged or hypothecated by either party hereto, other than by operation of law or with the consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

      12.14    Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, all of which taken together shall constitute one instrument.

      12.15    Severability.  In case any provision in this Agreement shall be
               ------------
held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

      12.16    Arbitration.
               -----------

               (a) Any controversy or claim arising out of or relating to this Agreement, the agreements to be entered into between or among the parties hereto pursuant to this Agreement or the transactions contemplated hereby and thereby, shall be submitted to and be finally resolves by arbitration pursuant to the provisions of the United States Arbitration Act (9 U.S.C. (S) 1 et seq.), to be conducted by the American Arbitration Association ("AAA"), with such arbitration to be held in Atlanta, Georgia in accordance with the AAA's Commercial Arbitration Rules then in effect. Each party hereby irrevocably agrees that service of process, summons, notices or other communications related to the arbitration procedure shall be deemed served and accepted by the other party if given in accordance with Section 12.8. The arbitrators shall render a judgment of default against any party who fails to appear in a properly noticed arbitration proceeding. The arbitration shall be conducted by a panel of three arbitrators selected pursuant to AAA Rules. Any award or decision rendered in such arbitration shall be final and binding on both parties, and judgment may be entered thereon in any court of competent jurisdiction if necessary.

               (b) Notwithstanding subsection (a) above to the contrary, any party may seek temporary or preliminary injunctive relief against the other party at any court or proper jurisdiction with respect to any and all preliminary injunctive or restraining procedures pertaining to this Agreement or the breach thereof, pending the outcome of any arbitration proceeding.

     IN WITNESS WHEREOF, the parties have executed this agreement under seal as of the date first above written.

                             BUYER

                             FISHER BUSINESS SYSTEMS, INC.


                             By: /s/ Larry Fisher
                                --------------------------
                             Title:  President
                                   -----------------------

                                      [CORPORATE SEAL]

                             SELLER

                             HALIS, L.L.C.


                             By:  /s/ Paul W. Harrison
                                --------------------------
                             Title:  Managing Member
                                   -----------------------


                             PRINCIPALS


                             /s/ Paul W. Harrison         (L.S.)
                             -----------------------------
                             Paul W. Harrison


                             /s/ James E. Askew           (L.S.)
                             -----------------------------
                             James E. Askew

                               FIRST AMENDMENT TO
                            STOCK PURCHASE AGREEMENT

     This First Amendment to Stock Purchase Agreement is entered into as of September 27, 1996 by and among Fisher Business Systems, Inc., a Georgia corporation ("Fisher"), HALIS, L.L.C., a Georgia limited liability company ("Seller"), Paul Harrison and James Askew, all individual residents of Georgia.

     A. The parties hereto entered into a Stock Purchase Agreement as of March 29, 1996, (such agreement shall be referred to hereinafter as the "Original Agreement").

     B.   The parties wish to amend the Original Agreement as provided herein.

                               A G R E E M E N T

     The parties hereby amend the Original Agreement as follows:

     1. Section 9.1(f) is hereby amended by changing "June 30, 1996" to "November 30, 1996."

     Except as expressly amended hereby, the Original Agreement shall continue in full force and effect.

     The parties have caused this First Amendment to be executed and delivered as of the date first stated above.

                                  FISHER BUSINESS SYSTEMS, INC.,
                                  a Georgia corporation


                                  By:   /s/ Larry Fisher
                                        ---------------------------
                                  Its:  Chairman
                                        ---------------------------

                                  HALIS, L.L.C., a Georgia limited
                                  liability company


                                  By:   /s/ Paul W. Harrison
                                        ---------------------------
                                  Its:  Managing Member
                                        ---------------------------


                                        /s/ Paul Harrison  (SEAL)
                                        ---------------------------
                                        PAUL HARRISON


                                        /s/ James Askew    (SEAL)
                                        ---------------------------
                                        JAMES ASKEW

                                        All individual residents of the State
                                        of Georgia

                                                                      APPENDIX C

================================================================================


                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


             Fisher Business Systems, Inc., a Georgia corporation,

                  ACC Acquisition Co.,  a Georgia corporation,

        Advanced Custom Computer Solutions, Inc., a Georgia corporation,

                                      and

          the Shareholders of Advanced custom computer solutions, inc.


                           _________________________

                            Dated as of May 23, 1996
                           _________________________

================================================================================

                               TABLE OF CONTENTS

                                                                                     Page

SECTION 1.    DESCRIPTION OF TRANSACTION............................................ C-6
        1.1   Merger of ACC into the Subsidiary..................................... C-6
        1.2   Effect of Merger...................................................... C-6
        1.3   Closing; Effective Time............................................... C-6
        1.4   Articles of Incorporation and Bylaws; Directors and Officers.......... C-6
        1.5   Conversion of Shares.................................................. C-7
        1.6   Closing of ACC's Transfer Books....................................... C-7
        1.7   Exchange of Certificates.............................................. C-7
        1.8   Merger Consideration.................................................. C-8
        1.9   Post-Closing Adjustment............................................... C-8
        1.10  Determination of Pre-Tax Net Income................................... C-8
        1.11  Tax Consequences...................................................... C-9
        1.12  Further Action........................................................ C-9

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF ACC AND THE SHAREHOLDERS............ C-9
        2.1   Due Organization; No Subsidiaries; Etc................................ C-9
        2.2   Articles of Incorporation and Bylaws; Records......................... C-10
        2.3   Capitalization, Etc................................................... C-10
        2.4   Financial Statements.................................................. C-10
        2.5   Absence of Changes.................................................... C-11
        2.6   Title to Assets....................................................... C-12
        2.7   Bank Accounts; Receivables; Customers................................. C-12
        2.8   Equipment; Leasehold.................................................. C-13
        2.9   Proprietary Assets.................................................... C-13
        2.10  Contracts............................................................. C-14
        2.11  Liabilities........................................................... C-16
        2.12  Compliance with Legal Requirements.................................... C-16
        2.13  Governmental Authorizations........................................... C-16
        2.14  Tax Matters........................................................... C-16
        2.15  Employee and Labor Matters; Benefit Plans............................. C-17
        2.16  Environmental Matters................................................. C-19
        2.17  Sale of Products; Performance of Services............................. C-19
        2.18  Insurance............................................................. C-19
        2.19  Related Party Transactions............................................ C-20
        2.20  Legal Proceedings; Orders............................................. C-20
        2.21  Authority; Binding Nature of Agreement................................ C-20
        2.22  Non-Contravention; Consents........................................... C-20
        2.23  Full Disclosure....................................................... C-21

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF FISHER AND THE SUBSIDIARY........... C-21
        3.1   SEC Filings; Financial Statements..................................... C-21
        3.2   Authority; Binding Nature of Agreement................................ C-22
        3.3   Valid Issuance........................................................ C-22

SECTION 4.    CERTAIN COVENANTS OF ACC AND THE SHAREHOLDERS......................... C-22
        4.1   Access and Investigation.............................................. C-22
        4.2   Operation of ACC's Business........................................... C-22
        4.3   Notification; Updates to Disclosure Schedule.......................... C-23
        4.4   No Negotiation........................................................ C-24

SECTION 5.    ADDITIONAL COVENANTS OF THE PARTIES................................... C-25
        5.1   Filings and Consents.................................................. C-25
        5.2   Public Announcements.................................................. C-25
        5.3   Best Efforts.......................................................... C-25
        5.4   Employment and Noncompetition Agreements.............................. C-25



        5.5   Release............................................................... C-25
        5.6   Termination of Employee Plans......................................... C-25
        5.7   FIRPTA Matters........................................................ C-25
        5.8   Escrow Agreement...................................................... C-25
        5.9   Election to Board..................................................... C-25
        5.10  Capital Contribution.................................................. C-25

SECTION 6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF FISHER AND THE SUBSIDIARY...... C-26
        6.1   Accuracy of Representations........................................... C-26
        6.2   Performance of Covenants.............................................. C-26
        6.3   Consents.............................................................. C-26
        6.4   Agreements and Documents.............................................. C-26
        6.5   No Material Adverse Change............................................ C-26
        6.6   Termination of Employee Plans......................................... C-26
        6.7   FIRPTA Compliance..................................................... C-26
        6.8   Rule 506.............................................................. C-27
        6.9   No Restraints......................................................... C-27
        6.10  No Legal Proceedings.................................................. C-27
        6.11  Increase in Authorized Shares......................................... C-27
        6.12  Completion of Due Diligence........................................... C-27

SECTION 7.    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ACC AND THE SHAREHOLDERS... C-27
        7.1   Accuracy of Representations........................................... C-27
        7.2   Performance of Covenants.............................................. C-27
        7.3   Consents.............................................................. C-27
        7.4   Agreements and Documents.............................................. C-27
        7.5   No Restraints......................................................... C-27
        7.6   Increase in Authorized Shares......................................... C-28

SECTION 8.    TERMINATION........................................................... C-28
        8.1   Termination Events.................................................... C-28
        8.2   Termination Procedures................................................ C-28
        8.3   Effect of Termination................................................. C-28

SECTION 9.    INDEMNIFICATION, ETC.................................................. C-28
        9.1   Survival of Representations and Warranties............................ C-28
        9.2   Shareholders' Indemnity Agreement..................................... C-29
        9.3   Indemnity Agreement of Fisher and the Surviving Corporation........... C-29
        9.4   Indemnification Procedure............................................. C-30
        9.5   Set-off............................................................... C-30
        9.6   Limitations on Liability of Shareholders.............................. C-31

SECTION 10.   REGISTRATION OF SHARES................................................ C-31
        10.1  Certain Definitions................................................... C-31
        10.2  Registration Under Securities Act, Etc................................ C-32
        10.3  Incidental Registration............................................... C-32
        10.4  Registration Procedures............................................... C-33
        10.5  Underwritten Offerings................................................ C-35
        10.6  Preparation; Reasonable Investigation................................. C-36
        10.7  Indemnification....................................................... C-36
        10.8  Amendments and Waivers................................................ C-38
        10.9  Nominees for Beneficial Owners........................................ C-38

SECTION 11.   MISCELLANEOUS PROVISIONS.............................................. C-38
        11.1  Shareholders' Agent................................................... C-38
        11.2  Further Assurances.................................................... C-38
        11.3  Fees and Expenses..................................................... C-38
        11.4  Attorneys' Fees....................................................... C-39



       11.5   Notices............................................................... C-39
       11.6   Confidentiality....................................................... C-40
       11.7   Time of the Essence................................................... C-40
       11.8   Headings.............................................................. C-40
       11.9   Counterparts.......................................................... C-40
       11.10  Governing Law; Venue.................................................. C-40
       11.11  Successors and Assigns................................................ C-40
       11.12  Remedies Cumulative; Specific Performance............................. C-41
       11.13  Waiver................................................................ C-41
       11.14  Amendments............................................................ C-41
       11.15  Severability.......................................................... C-41
       11.16  Parties in Interest................................................... C-41
       11.17  Entire Agreement...................................................... C-41
       11.18  Construction.......................................................... C-41

                                    EXHIBITS

Exhibit A   -   Shareholders

Exhibit B   -   Certain definitions

Exhibit C   -   Directors and officers of Surviving Corporation

Exhibit D   -   Escrow Agreement

Exhibit E   -   Forms of Employment Agreements and Noncompetition Agreement

Exhibit F   -   Form of Release

Exhibit G   -   Persons to execute estoppel certificates


                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION


     this agreement and plan of merger and reorganization ("Agreement") is made and entered into as of May 23, 1996, by and among: Fisher Business Systems, Inc., a Georgia corporation ("Fisher"); acc acquisition co., a Georgia corporation and a wholly owned subsidiary of Fisher (the "Subsidiary"); advanced custom computer solutions, inc., a Georgia corporation ("ACC"); and the parties identified on Exhibit A, who are all the shareholders of ACC (the "Shareholders"). Certain capitalized terms used in this Agreement are defined in Exhibit B.

                                    RECITALS

     A. Fisher, ACC and the Subsidiary intend to effect a merger of ACC into the Subsidiary in accordance with this Agreement and the Georgia Business Corporation Code (the "Merger"). Upon consummation of the Merger, ACC will cease to exist, and the Subsidiary will continue to exist as the surviving corporation of the Merger.

     B. It is intended that the Merger quality as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     C. This Agreement has been adopted and approved by the respective boards of directors of Fisher, ACC and the Subsidiary.

     D. The capitalization of ACC consists of 500 shares of the voting common stock, $1.00 par value per share, representing 100% of the issued and outstanding stock of ACC (the "ACC Common Stock.")

                                   AGREEMENT

     The parties to this Agreement agree as follows:

SECTION 1.  DESCRIPTION OF TRANSACTION

     1.1 MERGER OF ACC INTO THE SUBSIDIARY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), ACC shall be merged with and into the Subsidiary, and the separate existence of ACC shall cease. The Subsidiary will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 EFFECT OF MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Georgia Business Corporation Code.

     1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Smith, Gambrell & Russell, 3343 Peachtree Road, Suite 1800, Atlanta, Georgia 30326, at 10:00 a.m. local time on July 15, 1996, or at such other time and date during the period from July 15, 1996 through September 15, 1996, as the parties shall designate (the "Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger for the merger of ACC into the Subsidiary, conforming to the requirements of the Georgia Business Corporation Code, shall be filed with the Secretary of State of the State of Georgia. The Merger shall take effect at the time such certificate of merger is filed with the Secretary of State of the State of Georgia (the "Effective Time").

     1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless the parties agree otherwise prior to the Effective Time:

          (a) the Articles of Incorporation of the Subsidiary shall continue as the Articles of Incorporation of the Surviving Corporation;

          (b) the Bylaws of the Subsidiary shall continue as the Bylaws of the Surviving Corporation;

          (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit C.

     1.5  CONVERSION OF SHARES.

          (a) Subject to Sections 1.7(b), at the Effective Time, by virtue of the Merger and without any further action on the part of Fisher, ACC, the Subsidiary or any Shareholder, each share of ACC Common Stock outstanding immediately prior to the Effective Time shall be canceled and retired and converted into the right to receive a pro rata share of the aggregate Merger Consideration described in Section 1.8.

          (b) If any shares of ACC Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any restricted stock purchase agreement or other agreement with ACC, then the shares of Fisher Common Stock issued in exchange for such shares of ACC Common Stock will be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Fisher Common Stock may accordingly be marked with appropriate legends.

     1.6 CLOSING OF ACC'S TRANSFER BOOKS. At the Effective Time, the holders of certificates representing shares of ACC Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as Shareholders of ACC, and the stock transfer books of ACC shall be closed with respect to all shares of such ACC Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of ACC's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of ACC Common Stock (an "ACC Stock Certificate") is presented to Fisher, such ACC Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

     1.7  EXCHANGE OF CERTIFICATES.

          (a) At the Closing, each Shareholder shall surrender its respective ACC Stock Certificate(s) to the Surviving Corporation, together with such transmittal documents as the Surviving Corporation may reasonably require, and the Surviving Corporation shall deliver to such Shareholder such Shareholder's pro rata share of the aggregate Merger Consideration to be paid at Closing pursuant to Section 1.8.

          (b) No fractional shares of Fisher Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any Shareholder who would otherwise be entitled to receive a fraction of a share of Fisher Common Stock (after aggregating all fractional shares of Fisher Common Stock issuable to such holder) shall, upon surrender of such Shareholder's ACC Stock Certificate(s), be paid in cash at a rate of $2.00 per share in lieu of such fractional shares.

          (c) Until surrendered as contemplated by this Section 1.7, each ACC Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive a pro rata share of the Merger Consideration. If any ACC Stock Certificate shall have been lost, stolen or destroyed, Fisher may, in its discretion and as a condition precedent to the issuance of any certificate representing Fisher Common Stock, require the owner of such lost, stolen or destroyed ACC Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Fisher may reasonably direct) as indemnity against any claim that may be made against Fisher with respect to such ACC Stock Certificate.

          (d) The shares of Fisher Common Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          (e) Fisher shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of ACC Common Stock pursuant to this Agreement such amounts as Fisher may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

          (f) Fisher shall not be liable to any holder or former holder of ACC Common Stock for any shares of Fisher Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8  MERGER CONSIDERATION

          (a) The aggregate merger consideration to be paid by Fisher to the Shareholders in consideration of the Merger ("Merger Consideration") shall be, subject to the Post-Closing Adjustment as provided in Section 1.9, 2,000,000 shares of Fisher Common Stock. Of the 2,000,000 shares of Fisher Common Stock comprising the Merger Consideration, 1,750,000 shares will be delivered to the Shareholders at Closing and 250,000 shares shall be delivered into escrow pursuant to the Escrow Agreement attached as Exhibit D hereto (the "Escrow Shares"). The Escrow Shares shall be subject to the Post-Closing Adjustment of the Merger Consideration described in Section 1.9 as well as any claims of Fisher or the Surviving Corporation arising under Section 9.2.

     1.9 POST-CLOSING ADJUSTMENT. The Escrow Shares shall be held pursuant to the Escrow Agreement pending a post-Closing adjustment of the Merger Consideration ("Post-Closing Adjustment"), based upon the Pre-Tax Net Income of the Surviving Corporation for the 12 month period which begins on the first day of the first full calendar month following the Closing Date (the "Determination Period"). If the Pre-Tax Net Income of the Surviving Company during the Determination Period is equal to or greater than $500,000, there will be no Post-Closing Adjustment. If the Pre-Tax Net Income of the Surviving Corporation is less than $500,000, the Merger Consideration shall be adjusted downward at a rate of $1.00 for every $1.00 by which such Pre-Tax Net Income for the Determination Period is less than $500,000, up to a maximum downward adjustment of $500,000. Upon final determination of the Post-Closing Adjustment, if no claims by Fisher or the Surviving Corporation are pending pursuant to Section 9.2, the escrow agent will release the number of Escrow Shares which is equal to the balance due of the Merger Consideration, as adjusted by the Post-Closing Adjustment, using the same price for the Escrow Shares as was used to calculate the portion of the Merger Consideration paid in Fisher Common Stock at Closing, regardless of any fluctuation in the price of Fisher Common Stock following the Closing. The balance of the Escrow Shares, if any, shall be transferred to Fisher to be canceled or held as treasury stock. If the Shareholders are entitled to all or a portion of the Escrow Shares as a result of the Post-Closing Adjustment and there is a claim pending by Fisher or the Surviving Corporation pursuant to Section 9.2, the escrow agent shall release to the Shareholders only such portion of the Escrow Shares, if any, which are not subject to such Section 9.2 claim, and shall hold the remaining Escrow Shares in escrow pending final resolution of such Section 9.2 claim.

     1.10 DETERMINATION OF PRE-TAX NET INCOME. "Pre-Tax Net Income" of the Surviving Corporation shall mean, for purposes of the Post-Closing Adjustment, all income of the Surviving Corporation for the period in question, less all expense of the Surviving Corporation for such period prior to adjustment for income tax; provided, however, that management fees assessed against the Surviving Corporation by Fisher or any of its affiliates shall not be counted as an expense of the Surviving Corporation for purposes of determining Pre-Tax Net Income. For purposes of the Post-Closing Adjustment, the pre-tax net income of the Surviving Corporation for the Determination Period shall be determined by the Surviving Corporation's independent certified public accountants within 120 days following the end of the Determination Period (the "Net Income Determination"). Within 5 business days after receiving the Net Income Determination, Fisher shall deliver same to the Shareholders' Agent (as defined in Section 11.1). If the Shareholders' Agent does not deliver a list of written objections to the Net Income Determination ("Objection Notice") to Fisher within 30 days following delivery to the Shareholders' Agent, the Net Income Determination shall become final and binding upon the parties. If the Shareholders' Agent delivers an Objection Notice within such 30 day period, the parties will endeavor to reconcile any differences and agree upon a final Net Income Determination. If the parties are unable to agree upon a final Net Income Determination within 30 days following delivery of the Objection Notice, at the request of either party the outstanding matters shall be submitted for resolution by a mutually acceptable accounting firm of recognized national or regional standing with offices in the Atlanta area. If the parties are unable to agree upon a mutually acceptable accounting firm, one will be selected at random from a list of the 10 largest Atlanta offices of certified public accounting firms having no prior affiliation with Fisher, ACC, the Surviving Corporation or the Shareholders. Each of Fisher and the Shareholders shall bear 50% of the fees and expenses of the accounting firm so selected. Such accounting firm shall promptly prepare a final Net Income Determination and its conclusions shall be final and binding upon the parties.

     1.11 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.12 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Fisher to be necessary or desirable to carry out the purposes of this Agreement or to vest Fisher with full right, title and possession of and to all rights and property of ACC, the officers and directors of Fisher shall be fully authorized (in the name of ACC and otherwise) to take such action.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF ACC AND THE SHAREHOLDERS

          ACC and the Shareholders jointly and severally represent and warrant, to and for the benefit of Fisher and the Subsidiary, as follows as of the date hereof and as of the Closing Date:

     2.1  DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

          (a) ACC is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used and in the manner in which its assets are proposed to be owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

          (b) ACC has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names "ACC Solutions," "ACC" and "ACCS".

          (c) ACC is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1(c) of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on ACC. ACC is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1(c) of the Disclosure Schedule.

          (d) Part 2.1(d) of the Disclosure Schedule accurately sets forth (i) the names of the members of the ACC's board of directors, (ii) the names of the members of each committee of ACC's board of directors, and (iii) the names and titles of ACC's officers.

          (e) ACC has no subsidiaries, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity.

     2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. ACC has delivered to Fisher accurate and complete copies of: (i) ACC's articles of incorporation and bylaws, including all amendments thereto; (ii) the stock records of ACC; and
(iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of ACC, the board of directors of ACC and all committees of the board of directors of ACC. There have been no meetings or other proceedings or actions of the shareholders of ACC, the board of directors of ACC or any committee of the board of directors of ACC that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of ACC's articles of incorporation or bylaws or of any resolution adopted by ACC's shareholders, ACC's board of directors or any committee of ACC's board of directors. The books of account, stock records, minute books and other records of ACC are accurate, up-to-date and complete, and have been maintained in accordance with prudent business practices and all applicable Legal Requirements.

     2.3  CAPITALIZATION, ETC.

          (a) The authorized capital stock of ACC consists of 500 shares of common stock, of which 500 shares have been issued and are outstanding. There are no shares of capital stock held in ACC's treasury. Part 2.3(a) of the Disclosure Schedule sets forth the names of ACC's shareholders and the number of shares of ACC common stock owned of record by each of such shareholders. All of the outstanding shares of ACC common stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer.

          (b) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire, or otherwise relating to, any shares of the capital stock or other securities of ACC; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of ACC; (iii) Contract under which ACC is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of ACC. Except as set forth in Part 2.3(c) of the Disclosure Schedule, ACC has never issued or granted any option, call, warrant or right to acquire, or otherwise relating to, any shares of its capital stock or other securities.

          (c) All outstanding shares of ACC Common Stock have been issued in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

          (d) Except as set forth in Part 2.3(e) of the Disclosure Schedule, ACC has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities. All securities so reacquired by ACC were reacquired in compliance with (i) the applicable provisions of the Georgia Business Corporation Code and all other applicable Legal Requirements, and (ii) any requirements set forth in applicable Contracts.

     2.4  FINANCIAL STATEMENTS.

          (a) ACC has delivered to Fisher the following financial statements and notes (collectively, the "Company Financial Statements"): unaudited balance sheets of ACC as of March 31, 1995 and March 31, 1996 (the unaudited balance sheet as of March 31, 1996 is hereinafter referred to as the "Unaudited Balance Sheet"), and the related unaudited statements of income, statements of shareholders' equity and statements of cash flows of ACC for the years then ended.

          (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of ACC as of the respective dates thereof and the results of operations and cash flows of ACC for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered except that the Company Financial Statements do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

     2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since March 31, 1996:

          (a) there has not been any material adverse change in ACC's business, condition, assets, liabilities, operations, financial performance or prospects, and no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on ACC;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of ACC's assets (whether or not covered by insurance);

          (c) ACC has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) ACC has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or otherwise relating to, any capital stock or any other security, or
(iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) there has been no amendment to ACC's articles of incorporation or bylaws, and ACC has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (f) ACC has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

          (g) ACC has not made any capital expenditure which, when added to all other capital expenditures made by ACC since March 31, 1996, exceeds $25,000 in the aggregate;

          (h) ACC has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Contract to which it is or was party or under which it has or has had any rights or obligations;

          (i) ACC has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with ACC's past practices;

          (j) ACC has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

          (k) ACC has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with ACC's past practices;

          (l) ACC has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (m) ACC has not (i) established, adopted or amended any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

          (n) ACC has not changed any of its methods of accounting or accounting practices in any respect;

          (o) ACC has not made any Tax election;

          (p) ACC has not commenced or settled any legal Proceeding;

          (q) ACC has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (r) ACC has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.

     2.6  TITLE TO ASSETS.

          (a) ACC owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Balance Sheet; (ii) all assets referred to in Parts 2.7(b), 2.8 and
2.9 of the Disclosure Schedule and all of ACC's rights under the Contracts identified in Part 2.10(a) of the Disclosure Schedule; and (iii) all other assets reflected in ACC's books and records as being owned by ACC. Except as set forth in Part 2.6(a) of the Disclosure Schedule, all of said assets are owned by ACC free and clear of any liens or other

Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of ACC.

          (b) Part 2.6(b) of the Disclosure Schedule identifies all assets that are being leased or licensed to ACC.

     2.7  BANK ACCOUNTS; RECEIVABLES; CUSTOMERS.

          (a) Part 2.7(a) of the Disclosure Schedule provides accurate and complete information with respect to each account maintained by or for the benefit of ACC at any bank or other financial institution.

          (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of ACC as of March 31, 1996. Except as set forth in Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of ACC (including those accounts receivable reflected on the Unaudited Balance Sheet that have not yet been collected and those accounts receivable that have arisen since March 31, 1996 and have not yet been collected) (i) represent valid obligations of customers of ACC arising from bona fide transactions entered into in the ordinary course of business, and (ii) are current and will be collected in full, without any counterclaim or set off, when due net of an allowance for doubtful accounts not to exceed $75,000 in the aggregate.

          (c) Part 2.7(c) of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that (together with such Person's affiliates) accounted for more than $15,000 of the net revenues of ACC in 1995 or 1996. ACC has not received any notice or other communication indicating that any customer or other Person identified in Part 2.7(c) of the Disclosure Schedule intends or expects to cease dealing with ACC or to reduce the volume of business transacted by such Person with ACC below historical levels.

          (d) Part 2.7(d) of the Disclosure Schedule provides an accurate and complete breakdown of all pending and unfilled orders received by ACC for products, systems and services.

     2.8  EQUIPMENT; LEASEHOLD.

          (a) Part 2.8 of the Disclosure Schedule provides accurate and complete information with respect to all material items of equipment, fixtures, leasehold improvements and other tangible assets owned by or leased to ACC. The assets identified in Part 2.8 of the Disclosure Schedule are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of ACC's business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.

          (b) ACC does not own any real property or any interest in real property, except for the leasehold(s) created under the real property lease(s) identified in Part 2.10(a) of the Disclosure Schedule.

     2.9  PROPRIETARY ASSETS.

          (a) Part 2.9(a)(1) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset that has been registered, recorded or filed with any Governmental Body or with respect to which an application has been filed with any Governmental Body, (i) a brief description of such Company Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration, recordation, filing or application. Part 2.9(a)(2) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by ACC. Part 2.9(a)(3) of the Disclosure
Schedule identifies and provides a brief description of each Company Proprietary Asset that is owned by any other Person and that is licensed to or used by ACC (except for any Company Proprietary Asset that is licensed to ACC under any third party software license generally available to the public at a cost of less than $500), and identifies the license agreement or other agreement under which such Company Proprietary Asset is being licensed to or used by ACC. Except as set forth in Part 2.9(a)(4) of the Disclosure Schedule, each Company has good, valid and marketable title to all of the Proprietary Assets identified in Parts 2.9(a)(1) and 2.9(a)(2) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(3) of the Disclosure Schedule. Except as set forth in
Part 2.9(a)(5) of the Disclosure Schedule, ACC is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.9(a)(6) of the Disclosure Schedule, ACC is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Company Proprietary Assets on an exclusive basis.

          (b) ACC has taken all measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.9(b) of the Disclosure Schedule, ACC has not disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than ACC) has access to or has any rights with respect to, the source code, or any portion or aspect of the source code, of any Company Proprietary Asset.

          (c) None of ACC's Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. ACC is not infringing, misappropriating or making any unlawful use of, and ACC has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of ACC and the Shareholders, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

          (d) Except as set forth in Part 2.9(d) of the Disclosure Schedule: (i) each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of ACC; and (ii) there has not been any material claim by any customer or other Person alleging that any Company Proprietary Asset does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of ACC, and, to the best of the knowledge of ACC and the Shareholders, there is no basis for any such claim. ACC has established adequate reserves on the Unaudited Balance Sheet to cover all costs associated with any obligations that ACC may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

          (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable ACC to conduct its business in the manner in which such business has been conducted and in the manner in which such business is proposed to be conducted. Except as set forth in Part 2.9(e) of the Disclosure Schedule, (i) ACC has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) ACC has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

          (f) Except as set forth in Part 2.9(f) of the Disclosure Schedule, all current and former employees of ACC have executed and delivered to ACC written agreements (containing no exceptions to or exclusions from the scope of their coverage) that are substantially identical to the form of [Non-Disclosure and Work for Hire Agreements] attached to the Disclosure Schedule as Appendices 2.9(1) and 2.9(2). ACC has never engaged or received services from any consultant or independent contractor in connection with the design or development of any Proprietary Asset.

     2.10 CONTRACTS.

          (a) Part 2.10(a) of the Disclosure Schedule identifies each Company Contract that constitutes a "Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":

          (i) any Contract relating to the employment or engagement of, or the performance of services by, any employee, consultant or independent contractor;

          (ii) any Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

          (iii)  any Contract imposing any restriction on ACC's right or ability
     (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

          (iv) any Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

          (v) any Contract relating to the acquisition, issuance or transfer of any securities;

          (vi) any Contract creating or relating to the creation of any Encumbrance with respect to any asset owned or used by ACC;

          (vii) any Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement;

          (viii) any Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

          (ix) any Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.19);

          (x) any Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or involving or directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between ACC and any contractor or subcontractor to any Governmental Body);

          (xi) any Contract entered into outside the ordinary course of business or inconsistent with ACC's past practices;

          (xii) any Contract that has a term of more than 60 days and that may not be terminated by ACC (without penalty) within 60 days after the delivery of a termination notice by the Subject Business; and

          (xiii) any Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $5,000 in the aggregate, or (B) the performance of services having a value in excess of $5,000 in the aggregate.

          (b) ACC has delivered to Fisher accurate and complete copies of all Contracts identified in Part 2.10(a) of the Disclosure Schedule, including all amendments thereto. Each Contract identified in Part 2.10(a) of the Disclosure
Schedule is valid and in full force and effect, and is enforceable by ACC in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (c) Except as set forth in Part 2.10(c) of the Disclosure Schedule:

          (i) ACC has not violated or breached, or committed any default under, any Company Contract, and, to the best of the knowledge of ACC and the Shareholders, no other Person has violated or breached, or committed any default under, any Company Contract;

          (ii) to the best of the knowledge of ACC and the Shareholders, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to,
     (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract;

          (iii) since March 24, 1994, ACC has not received any notice or other communication regarding (A) any actual or possible violation or breach of, or default under, any Company Contract, or (B) any actual or possible termination of any Company Contract; and

          (iv) ACC has not waived any of its material rights under any Contract.

          (d) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to ACC under any Company Contract or any other term or provision of any Company Contract.

          (e) The Contracts identified in Part 2.10(a) of the Disclosure Schedule collectively constitute all of the Material Contracts necessary to enable ACC to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

          (f) Part 2.10(f) of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any pending bid, offer or proposal has been submitted or received by ACC.

     2.11 LIABILITIES.

          (a) ACC has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (i) liabilities identified as such in the "liabilities" column of the Unaudited Balance Sheet;
(ii) accounts payable or accrued salaries that have been incurred by ACC since March 31, 1996, in the ordinary course of business and consistent with ACC's past practices; and (iii) the liabilities identified in Part 2.11(a) of the Disclosure Schedule.

          (b) Part 2.11(c) of the Disclosure Schedule provides an accurate and complete breakdown of ACC's "deferred support revenue" and all related obligations and other liabilities of ACC.

     2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. ACC is, and has at all times since March 24, 1994 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have in any individual case or in the aggregate, a Material Adverse Effect on ACC. Except as set forth in Part 2.12 of the Disclosure Schedule, since March 24, 1994, ACC has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     2.13 GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by ACC, and ACC has delivered to Fisher accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable ACC to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted. ACC is, and at all times since March 24, 1994 has been, in compliance with the material terms and requirements of the respective Governmental Authorizations identified in Part
2.13 of the Disclosure Schedule. Since March 24, 1994, ACC has not received any notice or other communication from any Governmental Body regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     2.14 TAX MATTERS.

          (a) All Tax Returns required to be filed by or on behalf of ACC with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. ACC has delivered to Fisher accurate and complete copies of all Company Returns filed since March 24, 1994.

          (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. ACC will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from March 31, 1996 through the Closing Date, and ACC will disclose the dollar amount of such reserves to Fisher on or prior to the Closing Date.

          (c) Each Company Return relating to income Taxes that has been filed with respect to any period ended on or prior to March 24, 1994 has either (i) been examined and audited by all relevant Governmental Bodies, or (ii) by virtue of the expiration of the limitation period under applicable Legal Requirements, is no longer subject to examination or audit by any Governmental Body. Except as set forth in Part 2.14(c) of the Disclosure Schedule, there has been no examination or audit of any Company Return, and no such examination or audit has been proposed or scheduled by any Governmental Body. ACC has delivered to Fisher accurate and complete copies of all audit reports and similar documents (to which ACC has access) relating to the Company Returns. Except as set forth in Part 2.14(c) of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by ACC or any other Person), and no such extension or waiver has been requested from ACC.

          (d) Except as set forth in Part 2.14(d) of the Disclosure Schedule, no claim or Legal Proceeding is pending or has been threatened against or with respect to ACC in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by ACC. There are no liens for Taxes upon any of the assets of ACC, except liens for current Taxes not yet due and payable. ACC has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. ACC has not been, and ACC will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 of 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

          (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of ACC that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. ACC is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     2.15 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

          (a) Part 2.15(a) of the Disclosure Schedule contains a list of all salaried employees of ACC as of the date of this Agreement, and correctly reflects their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. ACC is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees.

          (b) Part 2.15(b) of the Disclosure Schedule identifies each employee of ACC who is not fully available to perform work because of disability or other leave, and sets forth the basis of such leave and the anticipated date of return to full service.

          (c) Part 2.15(c) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (individually referred to as a "Plan" and collectively referred to as the "Plans") sponsored, maintained, contributed to or required to be contributed to by ACC for the benefit of any current or former employee of ACC.

          (d) ACC does not maintain, sponsor or contribute to, and, to the best of the knowledge of ACC and the Shareholders, ACC has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2)) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of ACC (a "Pension Plan").

          (e) ACC does not maintain, sponsor or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of employees or former employees of ACC (a "Welfare Plan") except for those Welfare Plans described in Part 2.15(e) of the Disclosure Schedule, none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

          (f) With respect to each Plan, ACC has delivered to Fisher:

          (i) an accurate and complete copy of such Plan (including all amendments thereto);

          (ii) an accurate and complete copy of the annual report (if required under ERISA) with respect to such Plan for each of 1994 and 1995;

          (iii) an accurate and complete copy of (A) the most recent summary plan description, together with each Summary of Material Modifications (if required under ERISA) with respect to such Plan, and (B) each material employee communication relating to such Plan;

          (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof;

          (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

          (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

          (g) ACC is not required to be, and, to the best of the knowledge of ACC and the Shareholders, ACC has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. ACC has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the best of the knowledge of ACC and the Shareholders, ACC has never made a complete or partial withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) resulting in "withdrawal liability" (as defined in
Section 4201 of ERISA), without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA.

          (h) ACC does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law).

          (i) No Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of ACC after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to
Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Balance Sheet, and (iii) benefits the full cost of which are borne by current or former employees of ACC (or their beneficiaries)).

          (j) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

          (k) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including ERISA and the Code.

          (l) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and neither ACC, nor any of the Shareholders are aware of any reason why any such determination letter should be revoked.

          (m) Except as set forth in Part 2.15(m) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus payment, golden parachute payment, severance payment or other payment to any current or former employee or director of ACC (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

          (n) ACC is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, employee compensation, wages, bonuses and terms and conditions of employment.

          (o) ACC has good labor relations, and neither ACC nor any of the Shareholders has any knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on ACC's labor relations, or (ii) any of ACC's employees intends to terminate his or her employment with ACC.

     2.16 ENVIRONMENTAL MATTERS. ACC is and has at all times been in compliance, in all material respects, with all applicable Environmental Laws. ACC possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and ACC is and has at all times been in compliance with the terms and requirements of all such Governmental Authorizations. ACC has not received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that ACC is not in compliance with any Environmental Law, and, to the best of the knowledge of ACC and the Shareholders, there are no circumstances that could reasonably be expected to prevent or interfere with ACC's compliance with any Environmental Law in the future. To the best of the knowledge of ACC and the Shareholders, no current or prior owner of any property leased or controlled by ACC has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or ACC is not or was not in compliance with any Environmental Law. All Governmental Authorizations currently held by ACC pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule.

     2.17 SALE OF PRODUCTS; PERFORMANCE OF SERVICES.

          (a) Other than normal returns for refunds in the ordinary course of business at levels consistent with past experience under ACC's standard return policy, ACC will not incur or otherwise become subject to any material liability arising from (i) any product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, supplied, installed, repaired, licensed or made available by ACC on or prior to the Closing Date, or
(ii) any consulting services, installation services, programming services, repair services, maintenance services, training services, support services or other services performed by ACC on or prior to the Closing Date.

          (b) Except as set forth in Part 2.17(b) of the Disclosure Schedule, no customer or other Person has, at any time since March 24, 1994, asserted or threatened to assert any claim against ACC (other than claims that have been resolved satisfactorily at no material cost to ACC) under or based upon (i) any warranty provided by or on behalf of ACC, or (ii) any services performed by ACC.

     2.18 INSURANCE. Part 2.18 of the Disclosure Schedule provides accurate and complete information with respect to each insurance policy maintained by, at the expense of or for the benefit of ACC and with respect to any claims made thereunder. ACC has delivered to Fisher accurate and complete copies of the insurance policies identified in Part 2.18 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.18 of the Disclosure Schedule is in full force and effect. Since March 24, 1994, ACC has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

     2.19 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.19 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since March 24, 1994 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of ACC; (b) no Related Party is, or has at any time since March 24, 1994 been, indebted to ACC; (c) since March 24, 1994, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving ACC; (d) no Related Party is competing, or has at any time since March 24, 1994 competed, directly or indirectly, with ACC; and (e) no Related Party has any claim or right against ACC (other than rights to receive compensation for services performed as an employee of ACC). For purposes of this Section 2.19, each of the following shall be deemed to be a "Related Party": (i) each of the Shareholders; (ii) each individual who is, or who has at any time since March 24, 1994 been, an officer or director of ACC; (iii) each individual who is, or who at any time since March 24, 1994 has been, a member of the immediate family of any of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than ACC) in which any one of the individuals referred to in clauses "(i)," "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

     2.20 LEGAL PROCEEDINGS; ORDERS.

          (a) Except as set forth in Part 2.20(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and, to the best of the knowledge of ACC and the Shareholders, no Person has threatened to commence any Legal Proceeding:
(i) that involves ACC or any of the assets owned or used by ACC; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of ACC and the Shareholders, except as set forth in Part 2.20(a) of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

          (b) Except as set forth in Part 2.20(b) of the Disclosure Schedule, no Legal Proceeding has ever been commenced by, and no Legal Proceeding has ever been pending against, ACC.

          (c) There is no order, writ, injunction, judgment or decree to which ACC, or any of the assets owned or used by ACC, are subject. Neither the Shareholders nor ACC is subject to any order, writ, injunction, judgment or decree that relates to ACC's business or to any of the assets owned or used by ACC. To the best of the knowledge of ACC and the Shareholders, no officer or other employee of ACC is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to ACC's business.

     2.21 AUTHORITY; BINDING NATURE OF AGREEMENT. The Shareholders and ACC have the absolute and unrestricted right, power and authority to enter into and to perform their respective obligations under this Agreement; and the execution, delivery and performance by ACC of this Agreement has been duly authorized by all necessary action on the part of ACC and its board of directors and shareholders. This Agreement constitutes the legal, valid and binding obligation of the Shareholders and ACC, enforceable against the Shareholders and ACC in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.22 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.22 of the Disclosure Schedule, neither (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of ACC's articles of incorporation or bylaws, or (ii) any resolution adopted by ACC's shareholders, the Parent's or ACC's boards of directors or any committee of ACC's board of directors;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which ACC, or any of the assets owned or used by ACC, are subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by ACC or that otherwise relates to ACC's business or to any of the assets owned or used by ACC;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Company Contract, (ii) accelerate the maturity or performance of any Company Contract, or (iii) cancel, terminate or modify any Company Contract; or

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by ACC (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of ACC).

Except as set forth in Part 2.22 of the Disclosure Schedule, ACC is not and will not be required to make any filing with or given any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.23 FULL DISCLOSURE. This Agreement (including the Disclosure Schedule) does not, and Shareholders' Closing Certificate (as defined in Section 6.4(f)) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF FISHER AND THE SUBSIDIARY

          Fisher and the Subsidiary, jointly and severally, represent and warrant to ACC and the Shareholders as follows:

     3.1  SEC FILINGS; FINANCIAL STATEMENTS.

          (a) Fisher has delivered to ACC accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Fisher with the SEC between January 1, 1995 and the date of this Agreement (the "Fisher SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Fisher SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Fisher SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The consolidated financial statements contained in the Fisher SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be material in magnitude); and (iii) fairly present the consolidated financial position of Fisher as of the respective dates thereof and the consolidated results of operations of Fisher for the periods covered thereby.

     3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. Fisher and the Subsidiary each have the absolute and unrestricted right, power and authority to perform their respective obligations under this Agreement; and the execution, delivery and performance by Fisher and the Subsidiary of this Agreement have been duly authorized by all necessary action on the part of Fisher and the Subsidiary and their respective boards of directors. This Agreement shall constitute the legal, valid and binding obligation of Fisher and the Subsidiary, enforceable against each of them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.3 VALID ISSUANCE. The Fisher Common Stock to be issued as Merger Consideration will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

SECTION 4.  CERTAIN COVENANTS OF ACC AND THE SHAREHOLDERS

     4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), ACC shall, and shall cause its Representatives to: (a) provide Fisher and Fisher's Representatives with reasonable access to ACC's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to ACC; and (b) provide Fisher and Fisher's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to ACC, and with such additional financial, operating and other data and information regarding

ACC, as Fisher may reasonably request.  Notwithstanding the provisions of
Section 11.17, paragraph 7 of the letter agreement between ACC and Fisher dated April 4, 1996 ("Letter of Intent") shall remain in effect through the Closing Date and shall bind Fisher with respect to any Evaluation Material (as defined in the Letter of Intent) provided to Fisher or its Representatives during the Pre-Closing Period.

     4.2 OPERATION OF ACC'S BUSINESS. During the Pre-Closing Period, unless Fisher otherwise consents in writing:

          (a) ACC shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) ACC shall use reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with ACC;

          (c) ACC shall keep in full force all insurance policies identified in
Part 2.18 of the Disclosure Schedule;

          (d) ACC shall cause its officers to report regularly to Fisher concerning the status of ACC's business;

          (e) ACC shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

          (f) ACC shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire, or relating to, any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (g) neither ACC, nor any of the Shareholders shall amend or permit the adoption of any amendment to ACC's articles of incorporation or bylaws, or effect or permit ACC to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (h) ACC shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

          (i) ACC shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of ACC during the Pre-Closing Period, do not exceed $25,000 in the aggregate;

          (j) ACC shall not (i) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or
(ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Contract;

          (k) ACC shall not, other than in the ordinary course of business consistent with past practice (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for immaterial assets acquired, leased, licensed or disposed of by ACC pursuant to Contracts that are not Material Contracts;

          (l) ACC shall not (i) lend money to any Person, or (ii) incur or guarantee any indebtedness, except that ACC may make routine borrowings in the ordinary course of business under its respective existing lines of credit;

          (m) ACC shall not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $25,000;

          (n) ACC shall not change any of its methods of accounting or accounting practices in any respect;

          (o) ACC shall not make any Tax election;

          (p) ACC shall not commence or settle any Legal Proceeding;

          (q) ACC shall not enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with its past practices; and

          (r) ACC shall not agree or commit to take any of the actions described in clauses "(e)" through "(q)" of this Section 4.2.

     4.3  NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

          (a) During the Pre-Closing Period, ACC and the Shareholders shall promptly notify Fisher in writing of:

              (i) the discovery by ACC or the Shareholders of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by ACC or any of the Shareholders in this Agreement;

              (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by ACC or any of the Shareholders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or
     (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

              (iii) any breach of any covenant or obligation of ACC or any of the Shareholders; and

              (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
     Section 7 impossible or unlikely.

          (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then ACC or the Shareholders shall promptly deliver to Fisher an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by ACC or any of the Shareholders in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied. The parties acknowledge that as of the date of this Agreement, ACC has not yet delivered the Disclosure Schedule. ACC agrees to deliver a final Disclosure Schedule within 15 days following the date of this Agreement. Fisher shall have a 10 day option to terminate this Agreement in accordance with Section 8.1(b) by giving notice in accordance with Section 8.2. If Fisher fails to give such notice within such 10 day period, the Disclosure Schedule delivered by ACC shall be final for all purposes hereunder.

          (c) Between the date of this Agreement and the Closing Date, ACCS will promptly notify Buyer in writing if ACCS becomes aware of any fact or condition that causes or constitutes a breach of any of ACCS's representations and warranties as of the date of this Agreement, or if ACCS becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require a change in any schedule if the schedules had been prepared on the date of the occurrence or discovery of any such fact or condition, ACCS will promptly deliver to Buyer a supplement to the Schedules specifying such change. If in the opinion of Fisher such supplemental disclosure adversely affects the business, properties, assets or financial condition of ACCS, or otherwise adversely affects the transactions contemplated herein, Fisher may terminate this Agreement and its obligations hereunder upon written notice to ACCS without any liability to ACCS for such termination. In the event Fisher elects to proceed with the transaction notwithstanding such supplemental disclosure, then except and to the extent ACCS knowingly failed to make a disclosure as of the date hereof, Fisher shall be deemed to have waived any right to proceed against ACCS for damages or equitable relief with respect to any matter disclosed in such supplement except to the extent Fisher would have had a right to proceed against ACCS with respect to such matter had it been disclosed on the date hereof.

     4.4 NO NEGOTIATION. During the Pre-Closing Period, neither ACC nor any of the Shareholders shall, directly or indirectly:

          (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Fisher) relating to a possible Acquisition Transaction;

          (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Fisher) relating to or in connection with a possible Acquisition Transaction; or

          (c) consider, entertain or accept any proposal or offer from any Person (other than Fisher) relating to a possible Acquisition Transaction.

ACC shall promptly notify Fisher in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by ACC or any of the Shareholders during the Pre-Closing Period.

SECTION 5.  ADDITIONAL COVENANTS OF THE PARTIES

     5.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use his, its or their best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement. ACC shall promptly deliver to Fisher a copy of each such filing made, each such notice given and each such Consent obtained by ACC during the Pre-Closing Period. Fisher shall promptly deliver to ACC a copy of each such filing made, each such notice given and each such consent obtained by Fisher during the Pre-Closing Period.

     5.2 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, (a) neither ACC nor any of the Shareholders shall (and ACC shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Fisher's prior written consent, and (b) Fisher will use reasonable efforts to consult with ACC prior to issuing any press release or making any public statement regarding the Merger.

     5.3 BEST EFFORTS. During the Pre-Closing Period, (a) ACC and the Shareholders shall use their reasonable best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Fisher shall use its reasonable best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

     5.4 EMPLOYMENT AND NONCOMPETITION AGREEMENTS. At the Closing, each of the Shareholders shall execute and deliver to Fisher Employment Agreements in the forms of Exhibit E-1 and E-2 (the "Employment Agreements") and Noncompetition Agreements in the forms of Exhibit E-3 and E-4 (the "Noncompetition Agreements").

     5.5 RELEASE. At the Closing, each of the Shareholders shall execute and deliver to Fisher a Release in the form of Exhibit F (the "Release").

     5.6 TERMINATION OF EMPLOYEE PLANS. At the Closing, ACC shall terminate all bonus plans and other benefit plans under which any of its employees or former employees may have any rights, and shall ensure that no employee or former employee of ACC has any rights thereunder and that any liabilities of ACC thereunder (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to ACC.

     5.7 FIRPTA MATTERS. At the Closing, (a) ACC shall deliver to Fisher a statement (in such form as may be reasonably requested by counsel to Fisher) conforming to the requirements of Section 1.897-2(h)(1)(i) of the United

States Treasury Regulations, and (b) ACC shall deliver to the Internal Revenue Service the notification required under Section 1.897-2(h)(2) of the United States Treasury Regulations.

     5.8 ESCROW AGREEMENT. At the Closing, each of Fisher and ACC shall execute the Escrow Agreement.

     5.9 ELECTION TO BOARD. Immediately following the Closing, Fisher shall cause one seat to be added to its Board of Directors and will appoint Wayne Surman to serve as a director of Fisher.

     5.10 CAPITAL CONTRIBUTION. Fisher and ACC acknowledge that Fisher is in the process of attempting to raise additional equity capital through private placements and other sources. Fisher agrees that, consistent with prudent business practices, Fisher will make available to the Surviving Corporation working capital in an amount of up to $250,000.00.

SECTION 6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF FISHER AND THE SUBSIDIARY

     The obligations of Fisher and the Subsidiary to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by ACC and the Shareholders in this Agreement and in each of the other agreements and instruments delivered to Fisher in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any update to the Disclosure Schedule).

     6.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that ACC or any of the Shareholders is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

     6.3 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.22 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     6.4 AGREEMENTS AND DOCUMENTS. Fisher shall have received the following agreements and documents, each of which shall be in full force and effect:

          (a) the Employment Agreements and the Noncompetition Agreements, executed by each of the Shareholders;

          (b) a Release, executed by each of the Shareholders;

          (c) the statement referred to in Section 5.7, executed by ACC;

          (d) estoppel certificates, each dated as of a date not more than five days prior to the Closing Date and satisfactory in form and content to Fisher, executed by the Persons identified on Exhibit G and by such other Persons as Fisher may reasonably specify;

          (e) a legal opinion of DeLong, Caldwell & Wisebram, dated as of the Closing Date, satisfactory in form and substance to Fisher and its counsel;

          (f) a certificate executed by ACC and the Shareholders and containing the representation and warranty of ACC and each Shareholder that each of the representations and warranties set forth in Section 2 is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4 and 6.5 have been duly satisfied (the "ACC and Shareholders' Closing Certificate");

          (g)  the Escrow Agreement, executed by ACC.

     6.5 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in ACC's business, condition, assets, liabilities, operations, financial performance or prospects since the date of this Agreement.

     6.6 TERMINATION OF EMPLOYEE PLANS. ACC shall have provided Fisher with evidence, satisfactory to Fisher, as to the termination of the plans referred to in Section 5.6.

     6.7 FIRPTA COMPLIANCE. ACC shall have filed with the Internal Revenue Service the notification referred to in Section 5.7.

     6.8 RULE 506. All applicable requirements of Rule 506 under the Securities Act shall have been satisfied.

     6.9 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.10 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by ACC of any material right pertaining to its ownership of stock of the Surviving Corporation.

     6.11 INCREASE IN AUTHORIZED SHARES. The articles of incorporation of Fisher shall have been amended to increase the number of authorized shares of Fisher common stock to 100,000,000.

     6.12 COMPLETION OF DUE DILIGENCE. Fisher shall have completed its due diligence investigation of ACC and shall have been satisfied with the results thereof.

SECTION 7.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ACC AND THE SHAREHOLDERS.

     The obligations of ACC and the Shareholders to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Fisher and the Subsidiary in this Agreement and in each of the other agreements and instruments delivered to ACC in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

     7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Fisher is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

     7.3 CONSENTS. All Consents required to be obtained in connection with the merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

     7.4  AGREEMENTS AND DOCUMENTS.

          (a) Fisher and the Subsidiary shall have entered into the Employment Agreements described in Section 6.4(a);

          (b) ACC shall have received a legal opinion of Smith, Gambrell & Russell in form and substance satisfactory to ACC and its counsel;

          (c) ACC shall have received a certificate executed by Fisher and the Subsidiary, and containing the representation and warranty of Fisher and the Subsidiary that each of the representations and warranties set forth in Section 3 are accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 7.1, 7.2, 7.3 and 7.4 have been duly satisfied (the "Fisher Closing Certificate");

          (d) Fisher and the Subsidiary shall have executed the Escrow
Agreement.

     7.5 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by ACC shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by ACC illegal.

     7.6 INCREASE IN AUTHORIZED SHARES. The articles of incorporation of Fisher shall have been amended to increase the number of authorized shares of Fisher common stock to 100,000,000.

SECTION 8.  TERMINATION

     8.1  TERMINATION EVENTS.  This Agreement may be terminated prior to the
Closing:

          (a) by Fisher if Fisher reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Fisher to comply with or perform any covenant or obligation of Fisher set forth in this Agreement);

          (b) by ACC if ACC reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of ACC or any of the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Fisher);

          (c) by Fisher at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

          (d) by ACC at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time;

          (e) by Fisher if the Closing has not taken place on or before June 30, 1996 (other than as a result of any failure on the part of Fisher to comply with or perform any covenant or obligation of Fisher set forth in this Agreement);

          (f) by ACC if the Closing has not taken place on or before June 30, 1996 (other than as a result of the failure on the part of ACC or any of the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Fisher);

          (g) by the mutual consent of Fisher and ACC; or

          (h) by Fisher under the circumstances described in Section 4.3(b).

     8.2 TERMINATION PROCEDURES. If Fisher wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), Fisher shall deliver to ACC a written notice stating that Fisher is terminating this Agreement and setting forth a brief description of the basis on which Fisher is terminating this Agreement. If ACC wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(f), ACC shall deliver to Fisher a written notice stating that ACC is terminating this Agreement and setting forth a brief description of the basis on which ACC is terminating this Agreement.

     8.3  EFFECT OF TERMINATION.  If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) no party shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 11, as well as paragraph 7 of the Letter of Intent.

SECTION 9.  INDEMNIFICATION, ETC.

     9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the ACC Shareholders, Fisher and the Subsidiary contained in this Agreement shall survive the Closing and shall continue for a period of two years following the Closing Date; except that representations and warranties contained in Sections 2.6, 2.9, 2.14 and 2.15 shall survive until expiration of the applicable statutes of limitation for breach of such representations and warranties. The expiration of any representation or warranty shall not affect any party's right to claim indemnification for a breach of such representation or warranty, provided such party gives notice of such claim in accordance with the provisions of this Section 9 prior to the expiration of such representation or warranty.

     9.2  SHAREHOLDERS' INDEMNITY AGREEMENT.  Subject to the provisions of
Section 9.6 hereof, the Shareholders, jointly and severally, shall defend, indemnify and hold harmless Fisher and the Surviving Corporation (and their respective directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, Damages (including without limitation punitive, exemplary or consequential damages, lost income and profits, interruptions of business and diminution in the value of the Stock), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder), and interest on any amount payable as a result of the foregoing, whether accrued, absolute, contingent, known, unknown, or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Fisher, the Surviving Corporation or any of their respective directors, officers, employees, agents, affiliates, successors or assigns (a "Loss of Fisher") by reason of, resulting from, arising out of, based upon, awarded or asserted against or otherwise in respect of:

          (a) any period or periods of ACC ending prior to the Closing and which involve any claims against Fisher, ACC, the Surviving Corporation or their respective properties or assets, relating to actions or inactions of ACC or its respective officers, directors, shareholders, employees or agents prior to Closing, or the operation of the business of ACC prior to the Closing unless such liability was disclosed on the Financial Statements and adequate reserves were established therefor;

          (b) any breach of any representation and warranty contained in this Agreement or any misrepresentation in or omission on the part of ACC or the Shareholders contained in any certificate furnished or to be furnished to Buyer by Seller pursuant to this Agreement;

          (c) any breach or nonfulfillment on the Part of ACC or the Shareholders of any covenant contained in this Agreement;

          (d) the failure of ACC or the Shareholders to obtain, prior to the Closing Date, any consents, approvals and waivers of governmental agencies or entities, lessors, landlords, suppliers, and other third parties as may be necessary to permit the consummation of the Merger and to permit the Surviving Corporation to continue to operate the business of ACC in the manner presently conducted after the Closing Date;

          (e) the failure of the Surviving Corporation to collect any accounts receivable of the ACC existing on the Closing Date, net of reserve for bad debts set forth in the Financial Statements, within 180 days following the Closing Date; provided however, that upon receipt of full payment from Shareholders, the Surviving Corporation shall reassign to the Shareholders any such account receivable;

          (f) any federal, state, local or foreign taxes, including any interest and penalties thereon, due from ACC or the Shareholders with respect to any period prior to the Closing Date, other than amounts accrued therefor on the Financial Statements.

     9.3 INDEMNITY AGREEMENT OF FISHER AND THE SURVIVING CORPORATION. Fisher and the Surviving Corporation shall indemnify and hold harmless the Shareholders (and their respective successors and assigns) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, Damages (including without limitation punitive, exemplary or consequential damages and lost income and profits and interruptions of business), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses, (ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder, and interest on any amount payable as a result of the foregoing) whether accrued, absolute, contingent, known, unknown or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Shareholders or its respective representatives or assigns, (a "Loss of Shareholders") by reason of, resulting from, arising out of, based upon, awarded or asserted against in respect of or otherwise in respect of:

          (a) any period or periods of the Surviving Corporation beginning after the Closing and which involve any claims against the Shareholders or their respective assets relating to actions or inactions of Fisher or the Surviving Corporation or their respective officers, directors, shareholders, employees or agents after the Closing, or the operation of the Surviving Corporation after the Closing (except to the extent any of the foregoing arise from the acts or omissions of the Shareholders); and

          (b) any breach of any representation and warranty or nonfulfillment of any covenant or agreement on the part of Fisher or the Subsidiary contained in this Agreement, or any misrepresentation in or omission from or nonfulfillment of any covenant on the part of the Fisher or the Subsidiary contained in any certificate furnished or to be furnished to the Shareholders by Fisher or the Subsidiary pursuant to this Agreement.

     9.4  INDEMNIFICATION PROCEDURE.

          (a) Upon obtaining knowledge thereof, the party to be indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party hereunder (the "Indemnitor") in writing of any damage, claim, loss, liability or expense or other matter which the Indemnitee has determined has given or could give rise to a claim for which indemnification rights are granted hereunder (such written notice referred to as the "Notice of Claim"). The Notice of Claim shall specify, in all reasonable detail, the nature and estimated amount of any such claim giving rise to a right of indemnification, to the extent the same can reasonably be estimated. Any failure on the part of an Indemnitee to give timely notice to the Indemnitor of a claim shall not affect the right of the Indemnitee to obtain indemnification from the Indemnitor with respect to such claim unless the Indemnitor is actually harmed by such failure to notify, and only to the extent of such actual harm.

          (b) With respect to any matter set forth in a Notice of Claim relating to a third party claim the Indemnitor shall defend, in good faith and at its expense, any such claim or demand, and the Indemnitee, at its expense, shall have the right to participate in the defense of any such third party claim. So long as Indemnitor is defending, in good faith, any such third party claim, the Indemnitee shall not settle or compromise such third party claim. The Indemnitee shall make available to the Indemnitor or its representatives all records and other materials reasonably required by them for use in contesting any third party claim and shall cooperate fully with the Indemnitor in the defense of all such claims. If the Indemnitor does not defend any such third party claim or if the Indemnitor does not provide the Indemnitee with prompt and reasonable assurances that the Indemnitor will satisfy the third party claim, the Indemnitee may, at its option, elect to defend any such third party claim, at the Indemnitor's expense. An Indemnitor may not settle or compromise any claim without obtaining a full and unconditional release of the Indemnitee, unless the Indemnitee consents in writing to such settlement or compromise. Notwithstanding the foregoing, if there is a reasonable probability that a third party claim for which the Buyer has indemnification rights against Seller hereunder will materially and adversely affect Buyer or the Company other than as a result of money damages or other payments, Buyer shall be entitled to conduct the defense of such claim at Sellers' expense.

     9.5 SET-OFF. Fisher and the Surviving Corporation shall have the right to set-off and apply against the Escrow Shares (valued at their Closing Date valuation determined pursuant to Section 1.8) and against any other amounts owing from Fisher or the Surviving Corporation to the Shareholders under any other agreement between Fisher or the Surviving Corporation and Shareholders, all sums in respect of which the Shareholders may be liable pursuant to Section
9.2 hereof, such right of set-off to be in addition to and not in lieu of or an election against any and all other remedies available to Fisher and the Surviving Corporation under this Agreement or at law or in equity.

     9.6 LIMITATIONS ON LIABILITY OF SHAREHOLDERS. Shareholders shall have no liability with respect to Losses of Buyer arising under subparagraphs (a), (b), or (d) of Section 9.2 until the total of all Losses of Buyer with respect thereto exceeds $25,000. If the aggregate Losses of Buyer exceed such $25,000 threshold, the Seller and Principals shall be liable for all Losses of Buyer to the extent (and only to the extent) Losses of Buyer exceed such $25,000 threshold.

SECTION 10.    REGISTRATION OF SHARES

     10.1 CERTAIN DEFINITIONS. As used in this Section 10, the following terms shall have the following respective meanings:

     "Registrable Securities" shall mean any of the Fisher Common Stock to be
      ----------------------
issued to the Stockholders in the Merger.

     "Initiating Holders" shall mean any holder or holders who in the aggregate
      ------------------
own not less than 50% of the aggregate number of Registrable Securities then existing, which have not previously been sold to the public.

     The terms "register", "registered" and "registration" refer to a
                --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses incurred by Fisher in
      ---------------------
complying with this Section 10, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Fisher, blue sky fees and expenses, and accountants' expenses including without limitation any special audits or "comfort" letters incident to or required by any such registration, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions, and, as to any registration effected pursuant to
Section 10.3, the reasonable fees and disbursements of one special counsel retained by the Holders of the Registrable Securities being registered.

     10.2 REGISTRATION UNDER SECURITIES ACT, ETC.

     Registration on Request.
     -----------------------

          (a) Request.  At any time after 9 months following the date of this
              -------
Agreement, if Fisher has not made a registration of its own equity securities subject to the provisions of Subsection 10.3 below, upon the written request of one or more Initiating Holders, requesting that Fisher effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities (but not less than 25% of the Registrable Securities outstanding) and specifying the intended method or methods of disposition thereof, Fisher will promptly, but in any event within 10 business days, give written notice of such requested registration to all holders of Registrable Securities and thereupon will use its best efforts to effect the registration under the Securities Act of:

          (i) the Registrable Securities which Fisher has been so requested to register by such Initiating Holders, for disposition in accordance with the intended method or methods of disposition stated in such request,

          (ii) all other Registrable Securities which Fisher has been requested to register by the holders thereof by written request delivered to Fisher within 10 days after the giving of such written notice by Fisher (which request shall specify the intended method or methods of disposition of such Registrable Securities), and

          (iii) all shares of Fisher Common Stock which Fisher may elect to register for its own account in connection with the offering of Registrable Securities pursuant to this Section 10.2,

all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that Fisher shall not be required to effect more than one
            --------
registration pursuant to this Section 10.2.

          (b) Registration Statement Form.  Each registration requested pursuant
              ---------------------------
to this Section 10.2 shall be effected by the filing of a registration statement on any form which Fisher is eligible to use, such form to be selected by Fisher, after consultation with counsel and after notice of such selection of such form is delivered to the holders of all Registrable Securities electing to participate in such registration; provided, however, that if the holders of at least a majority of the Registrable Securities as to which registration has been requested pursuant to this Section 10.2 shall so request, Fisher shall file such registration statement pursuant to the SEC's Rule 415, or any successor rule or regulation thereto, so as to permit the continuous or delayed offering of the Registrable Securities in accordance with the intended method of disposition specified in the Initiating Holder's notice pursuant to sub-section (a) of this
Section 10.2, but in no event shall Fisher be required to maintain the effectiveness of such registration beyond the period specified in Section 10.4(b).

          (c) Expenses.  Except as otherwise prohibited by applicable law,
              --------
Fisher will pay all Registration Expenses in connection with the registration of Registrable Securities requested pursuant to this Section 10.2.

          (d) Effective Registration Statement.  A registration requested
              --------------------------------
pursuant to this Section 10.2 shall not be deemed to be effected unless it has been declared effective by the SEC or otherwise becomes effective, provided
                                                                   --------
that a registration which does not become effective after Fisher has substantially prepared and has filed or its in a position to file a registration statement with respect thereto solely by reason of the refusal to proceed of all of the Initiating Holders (other than any refusal to proceed based upon the advice of their counsel that the registration statement, or the prospectus contained therein, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing) shall be deemed to have been effected by Fisher pursuant to this
Section 10.2.

          (e) Registration Rights Exclusive.  Fisher will not register
              -----------------------------
securities for sale for the account of any person other than the holders of Registrable Securities, and will not, in any event, register any securities other than Registrable Securities, in any registration of Registrable Securities requested by one or more holders pursuant to this Section 10.2 (except for shares to be registered by or on behalf of Fisher where the underwriter, if any, does not object to the inclusion of such Company shares in the registration), unless, in each such case, permitted to do so by the written consent of such holders representing at least 51% (by number of shares) of the Registrable Securities as to which registration has been requested by such holders. Fisher will not grant to any Person the right to request a registration of securities prohibited by this subdivision (e).

          (f) Separate Transferability of Demand Registration Rights.  In
              ------------------------------------------------------
connection with the transfer of any portion or portions of the Registrable Securities, any Stockholder may, at its sole election, transfer the demand registration entitlement granted by this Section 10.2 to and for the exclusive benefit of the Registrable Securities so transferred or may retain one or both of such demand registration entitlements for the exclusive benefit of the holders of the retained Registrable Securities. In such event, the terms "Initiating Holders" and "Registrable Securities" shall, for the purposes of this Section 10.2, refer exclusively to the Registrable Securities for whose benefit such rights have been transferred or retained, as the case may be. Such Stockholders shall effect the transfer or retention of demand registration rights hereunder by giving notice to Fisher concurrently with any transfer of Registrable Securities. Once the Stockholder has made a transfer of Registrable Securities without retaining the exclusive benefit of such rights to its retained Registrable Securities, it shall not thereafter, without the express written consent of the subsequent holders of such transferred Registrable Securities, purport to grant or retain demand registration rights to the exclusive benefit of any subset of the Registrable Securities. Nothing contained in this Section 10.2(f) shall be construed to require Fisher to effect more than one such demand registration pursuant to Section 10.2.

     10.3 INCIDENTAL REGISTRATION.  (a) Right to Include Registrable Securities.
                                        ---------------------------------------
If, at any time within twelve (12) years from the date hereof, Fisher proposes to register any of its equity securities under the Securities Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of Fisher Common Stock held by any Shareholder ("Registrable Securities") for sale to the public under the Securities Act, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of any such holder delivered to Fisher within ten (10) business days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method or methods of disposition thereof), Fisher will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which Fisher has been so requested to register by the holders of Registrable Securities (hereinafter "Requesting Holder"), to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:
--------

          (i) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, Fisher shall determine for any reason not to register such securities, Fisher may, at its election, give written notice of such determination to each holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided in subdivision (b) of this Section 10.1);

          (ii) if (A) the registration so proposed by Fisher involves an underwritten offering of the securities so being registered, whether or not for sale for the account of Fisher, to be distributed by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, (B) Fisher proposes that the securities to be registered in such underwritten offering will not include all of the Registrable Securities requested to be so included, and (C) the managing underwriter of such underwritten offering shall advise Fisher in writing that, in its judgment, the distribution of all or a specified portion of such Registrable Securities concurrently with the securities being distributed by such underwriters will materially adversely affect the distribution of such securities by such underwriters (such written advice to state the reasons therefor), then Fisher will promptly furnish each such holder of Registrable Securities with a copy of such opinion and may require, by written notice to each such holder accompanying such written advice, that the distribution of all or a specified portion of such Registrable Securities be excluded from such distribution (in case of an exclusion of a portion of such Registrable Securities, such portion to be allocated among such holders in proportion to the respective numbers of shares of Registrable Securities so requested to be registered by such holders); and

          (iii) Fisher shall not be obligated to effect any registration of Registrable Securities under this Section 10.1 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans or incidental to the registration of any non-equity securities not convertible into equity securities.

     (b) Expenses.  Except as otherwise prohibited by applicable law, Fisher
         --------
will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 10.

     10.4 REGISTRATION PROCEDURES. If and whenever Fisher is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 10.1, Fisher will promptly:

          (a) prepare and (in any event within sixty (60) days of the last date on which the holders of Registrable Securities may notify Fisher of their request to include their Registrable Securities in such registration in accordance herewith) file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of such time as all of such Registrable Securities and securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of ninety (90) days after such registration statement becomes effective; and will furnish, upon request, to each such seller and each Requesting Holder prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any such amendment or supplement to which any such seller or holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

          (c) furnish to each seller of such Registrable Securities and each Requesting Holder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus, and such other documents, as such seller or Requesting Holder may reasonable request;

          (d) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of the states of the United States as each seller shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that Fisher shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent general service of process in any such jurisdiction;

          (e) upon request, furnish to each seller of Registrable Securities and each Requesting Holder a signed counterpart, addressed to such seller and such holder, of (i) an opinion of counsel for Fisher, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (ii) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified Fisher's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, as the principal underwriter for such sellers or such holders may reasonably request;

          (f) immediately notify each seller of Registrable Securities covered by such registration statement and each Requesting Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, which untrue statement or omission requires amendment of the registration statement or supplementation of the prospectus, and at the request of any such seller or holder, prepare and furnish to such seller and holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such registrable Securities, such prospectus shall not include an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that each holder of Registrable Securities registered pursuant to such registration statement agrees that he or it will not sell any Registrable Securities pursuant to such registration statement during the time that Fisher is preparing and filing with the SEC a supplement to or an amendment of such prospectus or registration statement.

          (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, begging with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act;

          (h) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

          (i) use its best efforts to list all Common Stock covered by such registration statement on each securities exchange on which any of the Fisher Common Stock is then listed or, if Fisher Common Stock is not then quoted on NASDAQ or listed on any national securities exchange, use its best efforts to have such Fisher Common Stock covered by such registration statement quoted on NASDAQ or, at the option of Fisher, listed on a national securities exchange.

Fisher may require each seller of Registrable Securities as to which any registration is being effected to furnish Fisher such information regarding such seller and the distribution of such securities as Fisher may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection therewith.

     10.5 UNDERWRITTEN OFFERINGS.

          (a) Underwritten Offerings Exclusive.  Whenever a registration
              --------------------------------
requested by one or more Holders pursuant to Section 10.2 is for an underwritten offering, only shares of Registrable Securities which are to be distributed by the underwriters designated by such holders may be included in such registration, unless such holders shall have permitted other securities to be included in such registration and such underwritten offering is provided in subdivision 10.2(e). If such holders shall determine that the number of shares of Registrable Securities and any such other securities to be sold in any such underwritten offering should be limited due to market conditions or otherwise, Fisher shall include in such registration to the extent of the number which Fisher is so advised can be sold in such offering (i) first, Registrable
                                                   -
Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares of such securities requested to be included by such holders, and (ii) other
                                                               --
securities of Fisher proposed to be included in such registration, in accordance with the priorities, if any, then existing among Fisher and the holders of such securities.

          (b) Underwriting Agreement.  If requested by the underwriters for any
              ----------------------
underwritten offering of Registrable Securities on behalf of a holder or holders of Registrable Securities pursuant to a registration requested under Section 10.2, Fisher will enter into an underwriting agreement reasonably acceptable to Fisher with such underwriters for such offering, such agreement to contain such representations and warranties by Fisher and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in
Section 10.2. The holders of Registrable Securities on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, Fisher to and for the benefit of such underwriters, shall also be made to and for the benefit of such holders of Registrable Securities. Such holders of Registrable Securities shall not be required by Fisher to make any representations or warranties to or agreements with Fisher or the underwriters other than reasonable representations, warranties or agreements (including indemnity agreements customary in secondary offerings) regarding such holder, such holder's Registrable Securities and such holder's intended method or methods of disposition and any other representation required by law.

          (c) Incidental Underwritten Offerings.  If Fisher at any time proposes
              ---------------------------------
to register any of its securities under the Securities Act as contemplated by
Section 10.3 and such securities are to be distributed by or through one or more underwriters, Fisher will use its best efforts, if requested by any holder of Registrable Securities who requests incidental registration of Registrable Securities in connection therewith pursuant to Section 10.3, to arrange for such underwriters to include the Registrable Securities to be offered and sold by such holder among the securities to be distributed by or through such underwriters, provided that, for purposes of this sentence, best efforts shall
              --------
not require Fisher to reduce the amount or sale price of such securities proposed to be distributed by or through such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between Fisher and such underwriters and the representations and warranties by, and the other agreements on the part of, Fisher to and for the benefit of such underwriters, shall also be made to and for the benefit of such holders of Registrable Securities, and Fisher will cooperate with such holders of Registrable Securities to the end that the conditions precedent to the obligations of such holders of Registrable Securities under such underwriting agreement shall not include conditions that are not customary in underwriting agreements with respect to combined primary and secondary distributions and shall be otherwise satisfactory to such holders. Such holders of Registrable Securities shall not be required by Fisher to make any representations or warranties to or agreements with Fisher or the underwriters other than reasonable representations, warranties or agreements (including indemnity agreements customary in secondary offerings) regarding such holder, such holder's Registrable Securities and such holder's intended method or methods of distribution and any other representation required by law.

          (d) Selection of Underwriters.  Whenever a registration requested
              -------------------------
pursuant to Section 10.2 is for an underwritten offering, the holders of a majority of the Registrable Securities included in such registration shall have the right to select the managing underwriter(s) to administer the offering, after consulting with Fisher as to such selection and subject to the approval of Fisher, which approval will not be unreasonably withheld. If Fisher at any time proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the selection of the managing underwriter(s) shall be made by Fisher and notice of the selection thereof delivered to the holders of all Registrable Securities eligible to participate in such registration.

          (e) Holdback Agreements.  (i) If any registration pursuant to Section
              -------------------
10.2 or 10.3 shall be in connection with an underwritten public offering, each holder of Registrable Securities agrees by acquisition of such Registrable Securities, if so required by the managing underwriter, not to effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering) within seven days prior to the effective date of such registration statement or 120 days after the effective date of such registration statement.

          (ii) Fisher agrees (A) not to effect any public sale or distribution
                              -
of any of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the earlier of 90 days after any underwritten registration pursuant to Section 10.2 or 10.3 has become effective and the date on which all securities under such registration statement are sold, except as part of such underwritten registration and except pursuant to registrations on Form S-8 or any successor thereto, and (B) use its best efforts to cause each holder of its equity
              -
securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from Fisher at any time after the date of this Agreement (other than in a public offering) to agree not to effect any such public sale or distribution of such securities during such period.

     10.6 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, Fisher will give the holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, each Requesting Holder, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of Fisher with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. To minimize disruption and expense to Fisher during the course of the registration process, sellers of Registrable Securities to be covered by any such registration statement shall coordinate their investigation and due diligence efforts hereunder and, to the extent practicable, will act through a single set of counsel and a single set of accountants.

     10.7 INDEMNIFICATION.

          (a) Indemnification by Fisher.  In the event of any registration of
              -------------------------
any securities of Fisher under the Securities Act, Fisher will, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Section 10.2 or 10.3, the seller of any Registrable Securities covered by such registration statement, its directors, trustees and officers, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such seller or Requesting Holder or any such director or officer or participating or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Fisher will reimburse such seller, Requesting Holder and each such director, trustee, officer, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that
                                                                 --------
Fisher shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Fisher through an instrument duly executed by such seller or such Requesting Holder or any such director, trustee, officer, participating person or controlling person specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or such Requesting Holder or any such director, officer, participating person or controlling person and shall survive the transfer of such securities by such seller. Fisher shall agree to make provision for contribution relating to such indemnity as shall be reasonably requested by any seller of Registrable Securities or the underwriters.

          (b) Indemnification by the Sellers.  Fisher may require, as a
              ------------------------------
condition to including any Registrable Securities in any registration statement filed pursuant to sections 10.2 or 10.3, that Fisher shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this section 10.7) Fisher, each director of Fisher, each officer of Fisher who shall sign such registration statement and each other person, if any, who controls Fisher within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to Fisher through an instrument only executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Fisher or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

          (c) Notice of Claims, etc.  Promptly after receipt by an indemnified
              ----------------------
party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this section 10.7, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice
             --------
as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 10.7. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonable satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d) Other Indemnification.  Indemnification similar to that specified
              ---------------------
in the preceding subdivisions of this section 10.7 (with appropriate modifications) shall be given by Fisher and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

          (e) Indemnification Payments.   The indemnification required by this
              ------------------------
section 10.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     10.8 AMENDMENTS AND WAIVERS. The provisions of this Section may be amended and Fisher may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Fisher shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of 51% or more of the shares of Registrable Securities (and, in the case of any amendment, action or omission to act which adversely affects any specific holder of Registrable Securities or a specific group of holders of Registrable Securities, the written consent of each such holder or holders of 51% or more of the Registrable Securities held by such group). Each holder of any Registrable Securities at the time shall be bound by any consent authorized by this section 10.8, whether or not such Registrable Securities shall have been marked to indicate such consent.

     10.9 NOMINEES FOR BENEFICIAL OWNERS. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, Fisher may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

SECTION 11.    MISCELLANEOUS PROVISIONS

     11.1 SHAREHOLDERS' AGENT. The Shareholders hereby irrevocably appoint Wayne Surman as their agent for purposes of Sections 1.10, 9 and 11.10(d) (the "Shareholders' Agent"), and Wayne Surman hereby accepts this appointment as the Shareholders' Agent. Fisher shall be entitled to deal exclusively with the Shareholders' Agent on all matters relating to Sections 1.10, 9 and 11.10(d), and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Shareholder by the Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any Shareholder by the Shareholders' Agent, as fully binding upon such Shareholder. If the Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Shareholders, then the Shareholders shall, within ten (10) days after such death or disability, appoint a successor agent and, immediately thereafter, shall notify Fisher of the identity of such successor. Any such successor shall become the "Shareholders' Agent" for purposes of Sections 1.10, 9 and 11.10(d). If for any reason there is no Shareholders' Agent at any time, all references herein to the Shareholders' Agent shall be deemed to refer to the Shareholders.

     11.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     11.3 FEES AND EXPENSES. Subject to Section 9, all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) any investigation and review conducted by such party of the other parties' business (and the furnishing of information in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement,
(c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger shall be paid: (i) by Fisher, if incurred by Fisher or the Subsidiary; and (ii) by ACC, if incurred by ACC or the Shareholders.

     11.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     11.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          if to Fisher:

               Fisher Business Systems, Inc.
               1950 Spectrum Circle, Suite 400
               Marietta, Georgia 30067
               Attention: Larry Fisher, President
               Facsimile: (770) 857-4454

          with a copy to:

               Smith, Gambrell & Russell
               3343 Peachtree Road, N.E.
               Suite 1800
               Atlanta, Georgia 30326-1010
               Attn: William L. Meyer, Esq.
               Facsimile:  (404) 264-2652

          if to ACC:

               Advanced Custom Computer Solutions, Inc.
               1000 Abernathy Road, Suite 1040
               Atlanta, Georgia 30328
               Attention: President
               Facsimile: (770) 481-7275

          with a copy to:

               DeLong, Caldwell, Logue & Wisebram
               1770 Resurgens Plaza
               945 E. Paces Ferry Road
               Atlanta, Georgia 30326
               Attention: Earnest H. DeLong, Jr., Esq.
               Facsimile: (404) 842-0565
          if to any of the Shareholders:

               c/o Wayne Surman
               2976 Sewell Mill Road
               Marietta, Georgia 30062

     11.6 CONFIDENTIALITY. On and at all times after the Closing Date, ACC and each Shareholder shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in ACC's or such Shareholder's possession that relates to the business of ACC or the Subsidiary.

     11.7 TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

     11.8 HEADINGS. The bold-faced Section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     11.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     11.10  GOVERNING LAW; VENUE.

          (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Georgia (without giving effect to principles of conflicts of laws).

          (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought to or otherwise commenced in any state or federal court located in Cobb County, Georgia. Each party to this Agreement:

                (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in Cobb County, Georgia (and each appellate court located in the State of Georgia) in connection with any such legal proceeding;

                (ii) agrees that each state and federal court located in Cobb County, Georgia shall be deemed to be a convenient forum; and

                (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in Cobb County, Georgia, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

          (c) The Shareholders irrevocably constitute and appoint the Shareholders' Agent as their agent to receive notices hereunder and service of process in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

     11.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: ACC and its successors and assigns (if any); the Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Fisher and its successors and assigns (if any). This Agreement shall inure to the benefit of: ACC, the Shareholders; Fisher; and the respective successors, heirs personal representatives and assigns (if any) of the foregoing. Following the Merger, Fisher may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section
9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

     11.12 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     11.13  WAIVER.

          (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     11.14 AMENDMENTS. Subject to Section 10.9, this Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     11.15 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     11.16 PARTIES IN INTEREST. Except for the provisions of Sections 9 and 10, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors, heirs, personal representatives and assigns (if any).

     11.17 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof, including without limitation the Letter of Intent (other than paragraph 7 thereof, which shall survive to the extent provided herein).

     11.18  CONSTRUCTION.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     The parties hereto have caused this Agreement to be executed and delivered as of May 23, 1996.


                    "FISHER"
                    FISHER BUSINESS SYSTEMS, INC.,
                      a Georgia corporation

                                       By:   /s/ Larry Fisher
                                            ------------------------------------
                                       Its:      Chairman
                                            ------------------------------------


                                       "SUBSIDIARY"
                                       ACC ACQUISITION CO.,
                                       a Georgia corporation


                                       By: /s/ Larry Fisher
                                           -------------------------------------
                                       Title:  Chairman
                                             -----------------------------------


                                       "ACC"
                                       ADVANCED CUSTOM COMPUTER
                                       SOLUTIONS, INC.,
                                       a Georgia corporation


                                       By:   /s/ Wayne Surman
                                           -------------------------------------
                                       Its:      President
                                           -------------------------------------


                                       "THE SHAREHOLDERS"


                                       /s/ Wayne Surman
                                       -----------------------------------(SEAL)
                                       Wayne Surman


                                       /s/ Charlotte Surman
                                       -----------------------------------(SEAL)
                                       Charlotte Surman

                                   EXHIBIT A

                                  Shareholders


                                     Names
                                     -----

Wayne Surman
Charlotte Surman

                                   EXHIBIT B

                              CERTAIN DEFINITIONS


     For purposes of the Agreement (including this Exhibit B):

     ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

     (a) the sale, license, disposition or acquisition of all or a material portion of ACC's business or assets;

     (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of ACC or Fisher, as the case may be; (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire, or otherwise relating to, any capital stock or other equity security of ACC or Fisher, as the case may be; or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of ACC or Fisher, as the case may be; or

     (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving ACC or Fisher, as the case may be.

     AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit B is attached (including the Disclosure Schedule), as it may be amended from time to time.

     COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which ACC is a party; (b) by which ACC or any of its assets are or may become bound or under which ACC has, or may become subject to, any obligation; or (c) under which ACC has or may acquire any right or interest.

     COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to ACC or otherwise used by ACC.

     CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

     DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Fisher on behalf of ACC and the Shareholders.

     EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

     ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security), any restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     ENVIRONMENTAL LAW. "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

     EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     GOVERNMENTAL AUTHORIZATION.  "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     GOVERNMENTAL BODY. "Governmental Body" shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, local or other political subdivision.

     LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitute, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on ACC if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Shareholders' Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on ACC's business, condition, assets, liabilities, operations, financial performance or prospects.

     MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, asbestos, PCBs, petroleum and petroleum products and any other substance that is now or in the future regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     PERSON.  "Person" shall mean any individual, Entity or Governmental Body.

     PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, source code, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     REPRESENTATIVES "Representatives" shall mean officers, directors, employees, agents, attorneys, accounts, advisors and representatives.

     SEC.  "SEC" shall mean the United States Securities and Exchange
Commission.

     SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

     TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                   EXHIBIT C

        Directors and Officers of Surviving Corporation After the Merger

1.   Directors

          Paul Harrison
          Larry Fisher
          Nate Lipson
          Wayne Surman
          Charlotte Surman


2.   Officers

          President:  Wayne Surman
          Vice President: Larry Fisher
          Secretary: Charlotte Surman
          Treasurer: Larry Fisher

                               FIRST AMENDMENT TO
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     This First Amendment to Agreement and Plan of Merger and Reorganization is entered into as of September 11, 1996, by and among Fisher Business Systems, Inc., a Georgia corporation ("Fisher"); ACC Acquisition Co., a Georgia corporation and a wholly-owned subsidiary of Fisher (the "Subsidiary"); Advanced Custom Computer Solutions, Inc., a Georgia corporation ("ACC"); and Wayne Surman and Charlotte Surman, each an individual resident of the State of Georgia (the "Shareholders").

                                    RECITALS

     A. The parties hereto entered into an Agreement and Plan of Merger and Reorganization as of May 23, 1996 (the "Original Agreement").

     B.   The parties wish to amend the Original Agreement as provided herein.

                               A G R E E M E N T

     The parties hereby amend the Original Agreement as follows:

     1. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Original Agreement.

     2. Section 1.8 of the Original Agreement is hereby deleted and the following new Section 1.8 is hereby substituted in its place:

          1.8 MERGER CONSIDERATION. The aggregate merger consideration to be paid by Fisher to the Shareholders in consideration of the Merger ("Merger Consideration") shall be 750,000 shares of Fisher Common Stock. The Fisher Common Stock comprising the Merger Consideration will be delivered to the Shareholders at Closing. In addition, on the Closing Date, Fisher shall grant options to purchase an aggregate of 100,000 shares of Fisher Common Stock, exercisable for a term expiring in ten years, at a price equal to the fair market value of Fisher Common Stock on the Closing Date. Not later than two days prior to the Closing Date, the Shareholders shall notify Fisher of those employees of ACCS who will receive said option grants, indicating the number of options which each recipient is to receive.

     2. Sections 1.9, 1.10, 5.9, and 6.4(g) and Exhibit D of the Original Agreement are hereby deleted in their entity.

     3. Section 7.4(d) of the Original Agreement is hereby deleted and the following new Section 7.4(d) is hereby substituted in its place:

          (d) Fisher shall have executed Option Agreements in accordance with instructions from Shareholders pursuant to Section 1.8.

     4. Section 8.1(e) of the Original Agreement is hereby amended by changing "June 30, 1996" to "October 31, 1996."

     5. Section 8.1(f) of the Original Agreement is hereby amended by changing "June 30, 1996" to "October 31, 1996."

     Except as expressly amended hereby, the Original Agreement shall continue in full force and effect.

     The parties have caused this First Amendment to be executed and delivered as of the date first stated above.

                                       FISHER BUSINESS SYSTEMS, INC.,
                                       a Georgia corporation


                                       By: /s/ Larry Fisher
                                       ----------------------------------------

                                       Larry Fisher, Chairman

                                       ACC ACQUISITION CO., a Georgia
                                       corporation


                                       By: /s/ Larry Fisher
                                       ----------------------------------------
                                       Larry Fisher, President


                                       ADVANCED CUSTOM COMPUTER
                                       SOLUTIONS, INC., a Georgia corporation

                                       By: /s/ Wayne Surman
                                       ----------------------------------------
                                       Wayne Surman, President


                                       /s/ Wayne Surman
                                       -----------------------------------(SEAL)
                                           WAYNE SURMAN


                                      /s/ Charlotte Surman
                                       -----------------------------------(SEAL)
                                          CHARLOTTE SURMAN

                                       Each an individual resident of the State of Georgia

                              SECOND AMENDMENT TO
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     This Second Amendment to Agreement and Plan of Merger and Reorganization is entered into as of October 31, 1996, by and among Fisher Business Systems, Inc., a Georgia corporation ("Fisher"); ACC Acquisition Co., a Georgia corporation and a wholly-owned subsidiary of Fisher (the "Subsidiary"); Advanced Custom Computer Solutions, Inc., a Georgia corporation ("ACC"); and Wayne Surman and Charlotte Surman, each an individual resident of the State of Georgia (the "Shareholders").

                                    RECITALS

     A. The parties hereto entered into an Agreement and Plan of Merger and Reorganization as of May 23, 1996 (the "Original Agreement"), and that certain First Amendment to Agreement and Plan of Merger and Reorganization, dated as of September 11, 1996 (the "First Amendment;" the Original Agreement, as amended by the First Amendment, is hereinafter referred to as the "Agreement").

     B.   The parties wish to amend the  Agreement as provided herein.

                               A G R E E M E N T

     The parties hereby amend the Agreement as follows:

     1. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Agreement.

     2. Section 8.1(e) of the Agreement is hereby amended by changing "October 31, 1996" to "December 31, 1996."

     3. Section 8.1(f) of the Agreement is hereby amended by changing "October 31, 1996" to "December 31, 1996."

     Except as expressly amended hereby, the Agreement shall continue in full force and effect.

     The parties acknowledge that the terms and conditions of the merger have not yet been finalized.

     The parties have caused this Second Amendment to be executed and delivered as of the date first stated above.


                                       FISHER BUSINESS SYSTEMS, INC.,
                                       a Georgia corporation


                                       By: /s/ Larry Fisher
                                       ----------------------------------------
                                           Larry Fisher, Chairman

                                       ACC ACQUISITION CO., a Georgia
                                       corporation


                                       By: /s/ Larry Fisher
                                       ----------------------------------------
                                           Larry Fisher, President


                                       ADVANCED CUSTOM COMPUTER
                                       SOLUTIONS, INC., a Georgia corporation

                                       By: /s/ Wayne Surman
                                       ----------------------------------------
                                           Wayne Surman, President


                                       /s/ Wayne Surman
                                       -----------------------------------(SEAL)
                                           WAYNE SURMAN


                                      /s/ Charlotte Surman
                                       -----------------------------------(SEAL)
                                          CHARLOTTE SURMAN

                                       Each an individual resident of the State of Georgia

                                                                      APPENDIX D
                         FISHER BUSINESS SYSTEMS, INC.

                             1996 STOCK OPTION PLAN


                                  1.  PURPOSE

     The purpose of Fisher Business Systems, Inc.'s 1996 Stock Option Plan (the "Plan") is to encourage and enable eligible directors, officers and employees of Fisher Business Systems, Inc. (the "Company") and its subsidiaries to acquire proprietary interests in the Company through the ownership of Common Stock of the Company. The Company believes that directors, officers and key employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as shareholders to participate in the Company's growth and earnings. The Plan also is designed to provide motivation for participating directors, officers and key employees to remain in the employ of and to give greater effort on behalf of the Company. It is the intention of the Company to have the Plan qualify as an "incentive stock option plan" under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

                                2.  DEFINITIONS

     The following words or terms shall have the following meanings:

     (a) "Agreement" shall mean a stock option agreement between the Company and an Eligible Employee or an Eligible Participant pursuant to the terms of this Plan.

     (b) "Average Market Price" shall mean the mean between the high "bid" and low "ask" prices as of the close of business for the Company's shares of Common Stock in the over-the-counter market, as reported by The Nasdaq Stock Market (or other national quotation service). If the Company's Common Stock is not regularly traded in the over-the-counter market but is registered on a national securities exchange, "Average Market Price" shall mean the closing price of the Company's Common Stock on such national securities exchange.

     (c) "Board of Directors" shall mean the Board of Directors of the Company or the Executive Committee of such Board.

     (d) "Committee" shall mean the committee appointed by the Board of Directors to administer the Plan.

     (e) "Common Stock" shall mean the $.01 par value Common Stock of the Company.

     (f) "Company" shall mean Fisher Business Systems, Inc., a Georgia corporation.

     (g) "Eligible Employee(s)" shall mean a person or persons regularly employed by the Company or a Subsidiary.

     (h) "Eligible Participant" shall mean an Eligible Employee or a Non-Employee Director.

     (i) "Non-Employee Director" shall mean a director of the Company who is not a regular salaried employee of the Company or one of its subsidiaries.

     (j) "Optionee" shall mean an Eligible Employee or Eligible Participant having a right to purchase Common Stock under an Agreement.

     (k) "Option(s)" shall mean the right or rights granted to Eligible Employees or Eligible Participants to purchase Common Stock under the Plan.

     (l) "Plan" shall mean this Fisher Business Systems, Inc. 1996 Stock Option Plan.

     (m) "Shares," "Stock" or "Common Stock" shall mean shares of the Common Stock.

     (n) "Subsidiary" shall mean any corporation, if the Company owns or controls, directly or indirectly, a majority of the voting stock of such corporation.

     (o) "Ten Percent Owner" shall mean an individual who, at the time an Option is granted, owns directly or indirectly more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

                               3.  EFFECTIVE DATE

     The effective date of the Plan (the "Effective Date") shall be the date the Plan is adopted by the Board of Directors or the date the Plan is approved by the shareholders of the Company, whichever is earlier. The Plan must be approved by the affirmative vote of not less than a majority of the votes entitled to be cast thereon, which shareholder vote must be taken within twelve
(12) months after the date the Plan is adopted by the Board of Directors. Such shareholder vote shall not alter the Effective Date of the Plan. In the event shareholder approval of the adoption of the Plan is not obtained within the aforesaid twelve (12) month period, then any options granted in the intervening period shall be void.

                          4.  SHARES RESERVED FOR PLAN

     The shares of the Company's Common Stock to be sold to Eligible Employees and Eligible Participants under the Plan may at the election of the Board of Directors be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be reserved and made available for sale under the Plan shall be 3,000,000. Any shares subject to an Option which for any reason expires or is terminated unexercised may again be subject to an Option under the Plan.

                         5.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Board of Directors of the Company or the Committee. The Committee shall be comprised of not less than two (2) members appointed by the Board of Directors of the Company from among its members. No member of the Board of Directors shall be appointed or serve as a member of the Committee, and any such appointment or service immediately and automatically shall terminate, in the event that such person is not a disinterested person. As used herein, the term "disinterested person" means a director who is not, during the one year prior to service as an administrator of the Plan, or during such service, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates (as such term is defined in the General Rules and Regulations of the Securities Exchange Act of 1934, as amended).

     Within the limitations described herein, the Board of Directors of the Company or the Committee shall administer the Plan, select the Eligible Employees and Eligible Participants to whom Options will be granted, determine the number of shares to be optioned to each Eligible Employee and Eligible Participant and interpret, construe and implement the provisions of the Plan. Board of Directors and Committee members shall be reimbursed for out-of-pocket expenses reasonably incurred in the administration of the Plan.

     If the Plan is administered by the Board of Directors, a majority of the members of the Board of Directors shall constitute a quorum, and the act of a majority of the members of the Board of Directors present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Board of Directors shall be the acts of the Board of Directors. If the Plan is administered by the Committee, the Committee shall select one of its members as Chairman and shall hold its meetings at such times and places, and pursuant to such rules consistent with the Plan, as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee shall be the acts of the Committee.

                                6.  ELIGIBILITY

     Options granted pursuant to Section 8 shall be granted only to Eligible Employees. Options granted pursuant to Section 9 shall be granted only to Eligible Participants. Options granted pursuant to Section 10 shall be granted only to Non-Employee Directors.

                           7.  DURATION OF THE PLAN

     The Plan shall remain in effect until all shares subject to or which may become subject to the Plan shall have been purchased pursuant to Options granted under the Plan; provided that Options under the Plan must be granted within ten
(10) years from the Effective Date.

                        8.  QUALIFIED INCENTIVE OPTIONS

     It is intended that Options granted under the Plan pursuant to this Section 8 shall be qualified incentive stock options under the provisions of Section 422 of the Code and the regulations thereunder or corresponding provisions of subsequent revenue laws and regulations in effect at the time such Options are granted. Such Options shall be evidenced by stock option agreements in such form and not inconsistent with this Plan as the Board of Directors or the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

     (a) Price.  The purchase price for shares purchased upon exercise will be
         -----
the Average Market Price on the day the Option is granted, as determined by the Board of Directors or the Committee, or, if the Stock is not traded in the organized markets, then the price shall be the fair market value of the Stock as determined in good faith by the Board of Directors or the Committee, but in no case less than the par value of such stock; provided further that the purchase price of stock deliverable upon the exercise of a qualified incentive option granted to a Ten Percent Owner shall be not less than one hundred ten percent (110%) of the Average Market Price or fair market value on the day the Option is granted, as determined by the Board of Directors or the Committee, but in no case less than the par value of such stock.

     (b) Number of Shares.  The Agreement shall specify the number of shares
         ----------------
which the Optionee may purchase under such Option.

     (c) Exercise of Options.  The shares subject to the Option may be purchased
         -------------------
in whole or in part by the Optionee in accordance with the terms of the Agreement, from time to time after shareholder approval of the Plan, but in no event later than ten (10) years from the date of grant of the Option. Notwithstanding the foregoing, shares subject to an Option granted to a Ten Percent Owner shall be exercisable no later than five (5) years from the date of grant of the Option.

     (d) Medium and Time of Payment.  Stock purchased pursuant to an Agreement
         --------------------------
shall be paid for in full at the time of purchase. Payment of the purchase price shall be in cash or shares of the Common Stock of the Company, or a combination of cash and shares of the Common Stock of the Company. Upon receipt of payment, the Company shall, without transfer or issue tax, deliver to the Optionee (or other person entitled to exercise the Option) a certificate or certificates for such shares.

     (e) Rights as a Shareholder.  An Optionee shall have no rights as a
         -----------------------
shareholder with respect to any shares covered by an Option until the date of issuance of the stock certificate to the Optionee for such shares. Except as otherwise expressly provided in the Plan, no adjustments shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     (f) Nonassignability of Option.  No Option shall be assignable or
         --------------------------
transferable by the Optionee except by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by him or her.

     (g) Effect of Termination of Employment or Death.  In the event that an
         --------------------------------------------
Optionee during his or her lifetime ceases to be an employee of the Company or of any subsidiary of the Company for any reason (including retirement) other than death or permanent and total disability, any Option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire unless exercised within a period of three (3) months from the date on which the Optionee ceased to be an employee, but in no event after the term provided in the Optionee's Agreement. In the event that an Optionee ceases to be an employee of the Company or of any subsidiary of the Company for any reason (including retirement) prior to the time that an Option is exercisable, his or her Option shall terminate and be null and void.

     In the event that an Optionee during his or her lifetime ceases to be an employee of the Company or any subsidiary of the Company by reason of death or permanent and total disability, any Option or unexercised portion thereof which was otherwise exercisable on the date such Optionee ceased employment shall expire unless exercised within a period of one (1) year from the date on which the Optionee ceased to be an employee, but in no event after the term provided in the Optionee's Agreement. Permanent and total disability as used herein is as defined in Section 22(e)(3) of the Code.

     In the event of the death of an Optionee, the Option shall be exercisable by his or her personal representatives, heirs or legatees, as provided herein.

     (h) Recapitalization.  In the event that dividends are payable in Common
         ----------------
Stock of the Company or in the event there are splits, subdivisions or combinations of shares of Common Stock of the Company, the number of Shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of Shares deliverable upon the exercise thereafter of any Option theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

     (i) Reorganization.  In case the Company is merged or consolidated with
         --------------
another corporation and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provision for the protection of any outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the shares of Common Stock of the Company, provided only that the excess of the aggregate fair market value of the shares subject to option immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to option immediately before such substitution over the purchase price thereof, or (ii) upon written notice to the Optionee provide that the Option (including the shares not then exercisable) must be exercised within sixty (60) days of the date of such notice or it will be terminated.

     (j) General Restriction.  Each Option shall be subject to the requirement
         -------------------
that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

                           9.  NON-QUALIFIED OPTIONS

     The Committee may grant to Eligible Participants options under the Plan which are not qualified incentive stock options under the provisions of Section 422 of the Code. Such non-qualified options shall be evidenced by Agreements in such form and not inconsistent with this Plan as the Board of Directors or the Committee shall approve from time to time, which Agreements shall contain in substance the same terms and conditions as set forth in Section 8 hereof with respect to qualified incentive options; provided, however, that the limitations set forth in Sections 8(a), 8(c) and 8(g) shall not be applicable to non-qualified options.

                   10.  NON-EMPLOYEE DIRECTOR PARTICIPATION

     (a) On and as of the second Tuesday in June of each year during the term of this Plan, each then Non-Employee Director of the Company shall be granted, without the necessity of action by the Committee, an Option hereunder to purchase 10,000 shares of Common Stock at the Average Market Price of such Stock on the date of grant.

     (b) Each new Non-Employee Director of the Company shall receive a one-time grant, without necessity of action by the Board of Directors or the Committee, as the case may be, of an option hereunder to purchase 10,000 Shares on the date such Non-Employee Director first becomes a member of the Board of Directors of the Company, at an exercise price equal to the Average Market Price of such Stock on the date of grant.

     (c) In the event the remaining number of shares of Stock reserved for issuance under the Plan are insufficient to grant options for the appropriate number of shares of Stock to Non-Employee Directors as of any grant date, then no options shall be granted as of that grant date. Options granted to Non-Employee Directors hereunder shall be evidenced by Agreements in such form and not inconsistent with this Plan as the Board of Directors or the Committee shall approve from time to time, which Agreements shall contain in substance the same terms and conditions set forth in Section 8 hereof with respect to qualified incentive options; provided, however, that the limitations set forth in Sections 8(a) and 8(c) with respect to Ten Percent Owners shall not be applicable to options granted to Non-Employee Directors pursuant to this Section 10.

     (d) Options granted pursuant to this Section 10 are intended to be under a "formula plan" as recognized by Rule 16b-3(c)(2)(ii) promulgated under the Securities Exchange Act of 1934, as amended, and shall be interpreted accordingly.

     (e) The provisions of this Section 10 shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

                           11.  AMENDMENT OF THE PLAN

     The Plan may at any time or from time to time be terminated, modified or amended by the affirmative vote of not less than a majority of the votes entitled to be cast thereon by the Company's shareholders. The Board of Directors may at any time and from time to time modify or amend the Plan in any respect, except that without shareholder approval the Board of Directors may not
(1) increase the maximum number of shares for which Options may be granted under the Plan either in the aggregate or to any Eligible Employee (other than increases due to changes in capitalization as referred to in Section 8(h) hereof), or (2) reduce the option price or waiting period (except as otherwise expressly provided in the Plan in the case of a reorganization of the Company as referred to in Section 8(i) hereof), or (3) extend the period during which Options may be granted or exercised, or (4) change the class of employees eligible for incentive stock options under Section 6 hereof, or (5) to otherwise materially modify (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended) the requirements as to eligibility for participation in the Plan, or (6) to otherwise materially increase (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended) the benefits accruing to participants under the Plan. The termination or any modification or amendment of the Plan shall not, without the written consent of an Optionee, affect his or her rights under an Option or right previously granted to him or her. With the written consent of the Optionee affected, the Board of Directors or the Committee may amend outstanding option agreements in a manner not inconsistent with the Plan. Without employee consent, the Board of Directors may at any time and from time to time modify or amend outstanding option agreements in such respects as it shall deem necessary in order that Options granted hereunder shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time respecting "Qualified Incentive Options."

           12.  LIMITATION ON NUMBER OF SHARES THAT MAY BE PURCHASED

     The aggregate fair market value (determined at the time the Option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000.

                              13.  BINDING EFFECT

     All decisions of the Board of Directors or the Committee involving the implementation, administration or operation of the Plan or any offering under the Plan shall be binding on the Company, all Eligible Employees and Eligible Participants participating in the Plan, and on all persons eligible or who become eligible to participate in the Plan.

                         FISHER BUSINESS SYSTEMS, INC.
            1950 Spectrum Circle, Suite 400, Marietta, Georgia 30067

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 1996 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Larry Fisher and Jeffrey C. Brenner or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of FISHER BUSINESS SYSTEMS, INC. ("Fisher") to be held at the offices of Smith, Gambrell & Russell, LLP, 3343 Peachtree Road, N.E., Suite 1800, Atlanta, Georgia 30326 on Monday, November 18, 1996, at 9:00 a.m., local time, and any adjournments or postponements thereof:

 (1) To approve an amendment to the Articles of Incorporation of Fisher to increase the number of authorized shares of Common Stock from 10,000,000 shares to 100,000,000 shares;
                   [_] FOR       [_] AGAINST       [_] ABSTAIN
 (2) To consider and vote upon a proposal to ratify:
   (a)the merger of AUBIS Hospitality Systems, Inc. and AUBIS Systems Integration, Inc. (collectively, the "AUBIS Subsidiaries"), each a wholly-owned subsidiary of AUBIS, L.L.C. ("AUBIS"), with and into two wholly-owned subsidiaries of Fisher (collectively, the "Fisher Subsidiaries") and the Amended and Restated Agreement and Plan of Merger and Reorganization, dated December 13, 1995 and amended and restated as of March 29, 1996 and as further amended on September 27, 1996, among AUBIS, the AUBIS Subsidiaries, certain affiliates of AUBIS, Fisher and the Fisher Subsidiaries, pursuant to which the AUBIS Subsidiaries will be merged into the Fisher Subsidiaries, and in which AUBIS will receive 10,000,000 shares of Fisher Common Stock; and

   (b)the acquisition of HALIS Software, Inc. ("HSI"), a wholly-owned subsidiary of HALIS, L.L.C. ("HALIS"), and the Stock Purchase Agreement, dated March 29, 1996 and amended as of September 27, 1996, between Fisher and HALIS and its affiliates, pursuant to which HSI will become a wholly-owned subsidiary of Fisher, and in which HALIS will receive 5,000,000 shares of Fisher Common Stock; and

   (c)the merger of Advanced Custom Computer Solutions, Inc. ("ACCS") with and into ACC Acquisition Co., a wholly-owned subsidiary of Fisher, and the Agreement and Plan of Merger and Reorganization, dated May 23, 1996 and amended as of September 11, 1996 and as further amended on October 31, 1996, (the "ACCS Agreement"), among ACCS, certain affiliates of ACCS, Fisher and ACC Acquisition Co., pursuant to which ACCS will be merged into ACC Acquisition Co. and in which the shareholders of ACCS will receive 750,000 shares of Fisher Common Stock;

                   [_] FOR       [_] AGAINST       [_] ABSTAIN

 (3) To elect four (4) directors to constitute the Board of Directors of Fisher, to serve for a term of one year and until their successors are elected and qualified;

[_] FOR all nominees listed below       [_] WITHHOLD AUTHORITY to vote for all
 (except as marked to the contrary      nominees listed below
 below)

    LARRY FISHER, PAUL W. HARRISON, JEFFREY C. BRENNER and NATE LIPSON

INSTRUCTION: To withhold authority to vote for any individual nominee write the nominee's name in the space provided below.
 _______________________________________________________________________________


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

 (4) To approve the adoption of the 1996 Stock Option Plan of Fisher;
                   [_] FOR       [_] AGAINST       [_] ABSTAIN

 (5) To transact such other business incidental to the conduct of the Annual Meeting as may properly come before the Annual Meeting or any adjournments or postponements thereof, including any adjournments or postponements for the purpose of soliciting additional votes in favor of the above proposals.

                   [_] FOR       [_] AGAINST       [_] ABSTAIN

  THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

  A stockholder may revoke a proxy by submitting at any time prior to the vote at the Annual Meeting a later dated proxy with respect to the same shares, by delivering written notice of revocation to the Secretary of Fisher at any time prior to such vote or by attending the Annual Meeting and voting in person. Mere attendance at the Annual Meeting will not in and of itself revoke a proxy.

                                             Please date and sign this Proxy
-                                        -   exactly as name(s) appears on the
                                             mailing label.
                                             ----------------------------------

-                                        -
                                             ----------------------------------

                                             Print Name(s):____________________

                                             NOTE: When signing as an attor-
                                             ney, trustee, executor, adminis-
                                             trator or guardian, please give
                                             your title as such. If a corpora-
                                             tion or partnership, give full
                                             name by authorized officer. In
                                             the case of joint tenants, each
                                             joint owner must sign.

                                             Dated: ___________________________

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